   As filed with the Securities and Exchange Commission on November 3, 2000
                                             Registration Statement No. 333-

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM F-1
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                --------------

      [NAME IN CHINESE OF JITONG NETWORK COMMUNICATIONS COMPANY LIMITED]
            (Exact name of registrant as specified in its charter)

                 Jitong Network Communications Company Limited
                (Translation of Registrant's name into English)
 The People's Republic of          4813                   Not Applicable
           China                                         (I.R.S. Employer
      (State or other        (Primary Standard         Identification No.)
      jurisdiction of           Industrial
    incorporation or        Classification Code
     organization)                Number)

                             East Wing, 9th Floor
                         Beijing Capital Times Square
                      No. 88 West Chang An Avenue, 100031
                                    Beijing
                        The People's Republic of China
                              (86)(10) 8391-3115
  (Address and telephone number of registrant's principal executive offices)
                                --------------
                           CT Corporation System
                          111 Eighth Avenue, 13th
                                   Floor
                            New York, NY 10011
           (Name, address and telephone number of agent for service)
                                --------------
                                  Copies to:
         Venantius Tan, Esq.                  Clark T. Randt, Jr., Esq.
           Coudert Brothers                      Shearman & Sterling
     39th Floor, Gloucester Tower           12th Floor, Gloucester Tower
    The Landmark, 11 Pedder Street         The Landmark, 11 Pedder Street
 The Hong Kong Special Administrative   The Hong Kong Special Administrative
                Region                                 Region
    The People's Republic of China         The People's Republic of China
      Telephone: (852) 2218-9100             Telephone: (852) 2978-8000
                                --------------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                --------------
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                        Proposed
                                           Proposed      maximum
 Title of each class of                    maximum      aggregate   Amount of
    securities to be      Amount to be  offering price  offering   registration
       registered         registered(1)  per unit(2)    price(2)       fee
-------------------------------------------------------------------------------
 Class H shares, par
  value RMB1 per
  share(3).............    38,516,900        3.72      143,282,868  $37,826.68
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Includes 5,399,500 of the 10,799,000 H shares which the underwriters may require the Issuer to sell to cover over-allotments, if any, and 4,322,502 H shares initially offered and sold outside the United States, including any H shares sold pursuant to the over-allotment option, but that may be resold from time to time in the United States either as part of the distribution or within 40 days after the later of the effective date of this Registration Statement and the date the securities are first bona fide offered to the public. Offers and sales of H shares outside the
    United States are not covered by this Registration Statement.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457 under the Securities Act.
(3) American depositary shares evidenced by American depositary receipts deliverable on deposit of the H shares registered hereby are being registered pursuant to a separate Registration Statement on Form F-6. Each American depositary share represents 4 H shares.
                                --------------
   The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 Subject to completion, dated November 3, 2000

PRELIMINARY PROSPECTUS


                 Jitong Network Communications Company Limited

     16,198,750 American depositary shares representing 64,795,000 H shares

  This is our initial public offering of shares. No public market currently exists for our shares. This prospectus relates to a global offering of our ADSs, including within the United States. Each ADS represents 4 H shares, a class of shares for investors outside of China, but otherwise with the same voting and dividend rights as our other common shares. We anticipate that the initial public offering price will be between US$11.28 and US$14.88 per ADS.

  We propose to list the ADSs on the Nasdaq National Market under the symbol "CNJT" and the H shares on the Growth Enterprise Market of The Stock Exchange of Hong Kong Limited under the code "8126".

      Investing in the ADSs involves risks. Risk Factors begin on page 12.

                                                     Per H Share Per ADS  Total
                                                     ----------- ------- -------
Public Offering Price...............................    US$        US$     US$
Underwriting Discounts and Commissions..............    US$        US$     US$
Proceeds to Jitong..................................    US$        US$     US$

  The information in the table above does not include 7,199,000 H shares offered in Hong Kong with aggregate proceeds to us before expenses of HK$
(US$   ).

  We have granted the underwriters a 30-day option to purchase up to 10,799,000 additional H shares or 2,699,750 additional ADSs on the same terms and conditions as set forth above solely to cover over-allotments, if any.

  The underwriters expect to deliver the ADSs on or about                 . The
ADSs are expected to commence trading on the Nasdaq National Market three Hong Kong business days after the date of this prospectus. You may not be able to sell or otherwise deal in these securities prior to the commencement of trading.

  Neither the U.S. Securities and Exchange Commission nor any state securities commission in the U.S. has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offence.

           --------------------------------------------------------

Dresdner Kleinwort Benson                                        Lehman Brothers

      , 2000

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Prospectus Summary.......................................................   1
Risk Factors.............................................................  12
Cautionary Statement Regarding Forward-looking Statements................  24
Use of Proceeds..........................................................  25
Dividend Policy..........................................................  25
Currency Translations....................................................  26
Dilution.................................................................  27
Exchange Rate Information................................................  28
Capitalization...........................................................  29
Selected Combined Financial Data.........................................  30
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  34
Our Corporate Structure..................................................  50
Industry Overview........................................................  55
Business.................................................................  60
Regulation...............................................................  81
Management...............................................................  88
Principal Shareholders...................................................  97
Related Party Transactions...............................................  99
Description of Share Capital............................................. 103
Description of American Depositary Shares................................ 113
Taxation................................................................. 120
Underwriting............................................................. 124
Legal Matters............................................................ 130
Experts.................................................................. 130
Enforceability of Civil Liabilities...................................... 130
Where You Can Find More Information...................................... 131
Additional Information Disclosed in the Hong Kong Offering............... 133
Index to Consolidated Financial Statements............................... F-1

                               ----------------

   Until    (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

   This summary highlights key aspects of the offering of our ADSs and H shares contained elsewhere in this prospectus. This summary is not a substitute for the more detailed information contained in the rest of this prospectus. For a more comprehensive description of the offering of our ADSs and H shares, you should read the entire prospectus, including the financial data and related notes, before making an investment decision.

                                     Jitong

   We are a network service provider in China using Internet communications standards. We are one of the five companies licensed by the Chinese government to offer commercial data communications services and voice communications services nationwide using these standards. We currently offer data communications services in over 60 Chinese cities and voice communications services in over 35 Chinese cities. Data communications means connections to the Internet, data transmission and other data-related services for businesses. Our voice communications services allow customers to make telephone calls that we transmit over our network. We transmit them using our own network and not the Internet.

   We offer a range of communications services to corporations, governmental institutions and individuals. These services consist of:

  . Internet access through dial-up and permanent connections via fiber optic lines, microwave and satellite transmissions;

  . Transmission of data using advanced transmission technologies;

  . Voice communications services; and

  . Value-added services, which include:

   - web hosting and co-location, in which we keep a customer's Internet website and computers on our premises where they can receive service and technical support;

   - virtual private networks, which link our customers' branch offices using the Internet without expensive dedicated transmission capacity;

   - e-commerce network services, which are customized network services designed to enable customers to participate in e-commerce, commercial activities over the Internet; and

   - Internet global roaming, which allows customers of overseas Internet service providers to access to their Internet accounts using our network without first setting up a customer account with us.

   We were among the first licensed commercial data communications services providers in China and have accumulated over four years of operational experience. Our operating revenues were approximately RMB176.4 million (US$21.3 million) for the five months ended May 31, 2000. Our operating revenues were RMB194.4 million (US$23.5 million) in 1999. We incurred losses of RMB49.1 million (US$5.9 million) and RMB63.4 million (US$7.7 million) for the five months ended May 31, 2000 and the full year of 1999, respectively.

   As of July 31, 2000, our customers could connect to our network in over 60 cities in China and we plan to expand this to approximately 180 cities throughout China by the end of 2002, focusing initially on expanding in the more economically developed southern and eastern parts of China. We can also connect customers at other sites by satellite or microwave connections. Also as of July 31, 2000, we provided our data communications services, which include Internet access, data transmission and value-added services, to over 700 corporations and governmental institutions and had over 70,000 registered dial-up Internet access account holders.

   Our network transmits data at high capacities generally referred to as broadband. Our network combines transmission technologies that together allow us to offer both data and voice transmission services. Our customers can access our network using fiber optic lines, satellite and microwave transmission. We believe our network gives us the ability to diversify and change our services as our customers' businesses grow and their needs change. Our data communications services are mainly marketed to our customers through our sales personnel, while our voice communications services are primarily marketed and sold in the form of prepaid phone cards through our distribution agents throughout China. We lease all of our transmission lines and capacity from third parties but own the satellite stations, microwave transmitters and most of the network equipment that make up our network.

   Our parent was founded in 1994 to build, own and operate the Golden Bridge Network (also known as ChinaGBNet), a national public communications network formed as part of a government initiative to establish the necessary infrastructure for Internet access and data communication in China. We were established in March 2000 as a result of the reorganization of our parent to hold its telecommunications assets and conduct the related business. Our parent will continue to hold or control at least 55.5% of our shares immediately after the global offering.

                                  Our Strategy

   We believe that China's communications industry has entered a phase of high growth. International Data Corporation estimates that China's Internet economy and e-commerce markets will grow rapidly in the near term and we are positioning ourselves to take advantage of this growth. The key elements of our strategy are summarized as follows:

  . Rapidly expand our network coverage to provide reliable service throughout China.

  . Provide integrated and customized communications services.

  . Focus on high-margin value-added services for corporate customers in targeted markets.

  . Build customer loyalty through superior network quality and customer service.

  . Establish strategic alliances with international technology leaders.

                              Contact Information

   Our principal executive offices are located at East Wing, 9th Floor, Beijing Capital Times Square, No. 88 West Chang An Avenue, 100031, Beijing, the People's Republic of China. Our telephone number there is (86) (10) 8391-3115. Our website is www.jitong.com. However, information contained in our website is not a part of this prospectus.

                              The Global Offering

 Global Offering:............... The international offering and the Hong Kong offering collectively constitute the global
                                 offering.

 International Offering:........ We are offering 16,198,750 ADSs representing
                                 64,795,000 H shares through the underwriters
                                 of the international offering, including a
                                 public offering in the United States. H
                                 shares may be delivered instead of ADSs at
                                 the option of purchasers of the ADSs upon
                                 making a request to the U.S. underwriters.

 Hong Kong Offering:............ We are offering 7,199,000 H shares to the public in Hong Kong in an offer for
                                 subscription. The underwriters may allocate
                                 more H shares to the Hong Kong offering if
                                 the Hong Kong offering is oversubscribed and
                                 may allocate unsold H shares from the Hong
                                 Kong offering to the international offering.

 American Depositary Shares:.... Each ADS represents 4 H shares that will be held by The Bank of New York, as depositary.
                                 The ADSs are evidenced by American depositary
                                 receipts, or ADRs.

 H shares:...................... Overseas-listed foreign investment shares in our capital, par value of RMB1.00 per share.
                                 While H shares are subscribed for and traded
                                 in Hong Kong dollars exclusively by and
                                 between investors from Hong Kong, Macau,
                                 Taiwan and any country other than China, we
                                 also have domestic shares which are
                                 subscribed for in Renminbi by Chinese
                                 investors.

 Over-allotment Option:......... An option to purchase up to 10,799,000 additional H shares, exercisable for up to 30
                                 days after the date of this prospectus.

 Price per ADS in the
  International Offering:....... US$

 Price per H share in the Hong
  Kong Offering:................ The price per H share in the Hong Kong
                                 offering is HK$    (US$   ), including a 1%
                                 brokerage fee and a 0.01% transaction levy
                                 payable by purchasers in the Hong Kong
                                 offering, and is effectively equivalent to
                                 the price per H share in the U.S. offering
                                 and the international offering.

 Number of H shares Outstanding
  After the Global Offering:.... 71,994,000 H shares

 Timing of the Global            The following is a tentative timetable of
  Offering:..................... various events in the global offering (Hong
                                 Kong time):
                                 .Hong Kong prospectus registered.... November
                                 29, 2000
                                 .Hong Kong offering commenced... November 30,
                                 2000
                                 .Hong Kong offering closed.. December 6, 2000
                                 .Pricing of global offering...... December 7,
                                 2000
                                 .Final allocation of H shares made.. December
                                 8, 2000
                                 . Trading of ADSs commences on
                                   the Nasdaq National Market.... December 12,
                                   2000
                                 . Trading of H shares commences on
                                   the Growth Enterprise Market in
                                   Hong Kong................ December 13, 2000

 Four-day Gap Between Pricing
  and Trading of H Shares:...... The H shares offered in the global offering will not commence trading on the Growth
                                 Enterprise Market until all of the conditions
                                 contained in the underwriting agreement for
                                 the Hong Kong offering have been satisfied,
                                 which is expected to be four business days
                                 after the date of pricing of the H shares.
                                 The ADSs offered in the global offering are
                                 expected to commence trading on the Nasdaq
                                 National Market on the business day in New
                                 York immediately preceeding the day when
                                 trading of the shares commences on the Growth
                                 Enterprise Market. You may not be able to
                                 sell or otherwise deal in the H shares or
                                 ADSs prior to the commencement of trading on
                                 the Growth Enterprise Market or the Nasdaq
                                 National Market.

 Use of Proceeds:............... We estimate that the net proceeds to us from the global offering will be about
                                 US$220,721,715. We intend to use the net
                                 proceeds to expand our network coverage and
                                 upgrade our network technology. We also plan
                                 to use a portion of the net proceeds to
                                 upgrade our management information system,
                                 repay bank borrowings, establish customer
                                 service centers in major Chinese cities and
                                 build Internet data centers, sites with
                                 Internet servers and network connections
                                 intended to be secure from technical
                                 failures.

                             SUMMARY FINANCIAL DATA

   The following tables present a summary of our historical combined financial information for the periods indicated. They should be read in conjunction with our combined financial statements, including the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus. The statements of income set forth for the years ended December 31, 1997, 1998 and 1999 and the five months ended May 31, 2000, and the balance sheet data as of December 31, 1997, 1998 and 1999 and May 31, 2000, are derived from our audited combined financial statements included elsewhere in this prospectus, which have been audited by PricewaterhouseCoopers, independent accountants. The summary financial data for the years ended December 31, 1995 and 1996 and the five months ended May 31, 1999 are derived from our combined financial statements for the years ended December 31, 1995 and 1996 and the five months ended May 31, 1999, which are unaudited. Our combined financial statements are prepared in accordance with International Accounting Standards, or IAS, which differ in material respects from accounting principles generally accepted in the United States, or US GAAP. For a discussion of these material differences, see note 33 to the financial statements presented in this prospectus beginning on page F-1. The financial statements for the period ended and as of May 31, 2000 are not necessarily indicative of the results that may be expected for the full year.

                                                 Years ended December 31,
                          ----------------------------------------------------------------------------
                             1995         1996         1997         1998         1999         1999
                          -----------  -----------  -----------  -----------  -----------  -----------
                            RMB'000      RMB'000      RMB'000      RMB'000      RMB'000      US$'000
                          (Unaudited)  (Unaudited)
Operating revenue:
 Data communications....           --          191       13,360       44,961       89,133       10,768
 Internet protocol
  telephony service.....           --           --           --           --      102,862       12,427
 Other operating
  revenue...............        2,177           --        4,928        4,211        2,397          290
                          -----------  -----------  -----------  -----------  -----------  -----------
                                2,177          191       18,288       49,172      194,392       23,485
Operating expenses:
 Transmission costs.....       (1,383)     (11,592)     (21,786)     (41,146)    (107,697)     (13,011)
 Staff costs............       (1,194)      (2,628)      (6,191)      (9,583)     (16,126)      (1,948)
 Depreciation and
  amortization..........         (315)      (2,244)     (13,125)     (19,672)     (38,792)      (4,687)
 General administrative
  and other expenses....       (9,875)     (17,503)     (25,915)     (27,142)     (78,882)      (9,530)
                          -----------  -----------  -----------  -----------  -----------  -----------
                             (12,767)      (33,967)     (67,017)     (97,543)    (241,497)     (29,176)
                          -----------  -----------  -----------  -----------  -----------  -----------
Loss from operation.....      (10,590)     (33,776)     (48,729)     (48,371)     (47,105)      (5,691)
Finance expenses, net...       (5,676)      (4,207)      (5,592)      (7,904)     (12,697)      (1,534)
Other income /
 (expenses), net........          289       (4,078)         579         (563)        (618)         (75)
                          -----------  -----------  -----------  -----------  -----------  -----------
Operating loss..........      (15,977)     (42,061)     (53,742)     (56,838)     (60,420)      (7,300)
Income tax (charge)/
 credit.................         (217)        (457)          --           --       (2,958)        (357)
                          -----------  -----------  -----------  -----------  -----------  -----------
Net loss................      (16,194)     (42,518)     (53,742)     (56,838)     (63,378)      (7,657)
                          ===========  ===========  ===========  ===========  ===========  ===========
                                                 Years ended December 31,
                          ----------------------------------------------------------------------------
                             1995         1996         1997         1998         1999         1999
                          -----------  -----------  -----------  -----------  -----------  -----------
                            RMB'000      RMB'000      RMB'000      RMB'000      RMB'000      US$'000
                          (Unaudited)  (Unaudited)
Number of shares
 outstanding............  183,874,200  183,874,200  183,874,200  183,874,200  183,874,200  183,874,200
                          ===========  ===========  ===========  ===========  ===========  ===========
Basic loss per ordinary
 shares (1).............    RMB 0.088    RMB 0.231    RMB 0.292    RMB 0.309    RMB 0.345     US$0.042
                          ===========  ===========  ===========  ===========  ===========  ===========
Basic loss per ADS (2)..    RMB 0.352    RMB 0.924    RMB 1.168    RMB 1.236    RMB 1.380     US$0.168
                          ===========  ===========  ===========  ===========  ===========  ===========
US GAAP
Operating revenue.......        2,177          191       18,288       49,172      194,392       23,485
Loss from operations....      (10,590)     (33,776)     (48,729)     (48,371)     (47,105)      (5,691)
Net loss................      (16,194)     (42,518)     (53,742)     (56,838)     (63,378)      (7,657)
Basic loss per H share..    RMB 0.088    RMB 0.231    RMB 0.292    RMB 0.309    RMB 0.345     US$0.042
Basic loss per ADS
 equivalent.............    RMB 0.352    RMB 0.924    RMB 1.168    RMB 1.236    RMB 1.380     US$0.168

                                               Five months ended May 31,
                                          -------------------------------------
                                             1999         2000         2000
                                          -----------  -----------  -----------
                                            RMB'000      RMB'000      US$'000
                                          (Unaudited)
Operating revenue:
 Data communications.....................      32,463       46,424        5,609
 Internet protocol telephony service.....          --      129,055       15,591
 Other operating revenue.................         489          932          113
                                          -----------  -----------  -----------
                                               32,952      176,411       21,313
Operating expenses:
 Transmission costs......................     (24,476)     (97,212)     (11,745)
 Staff costs.............................      (5,827)     (13,973)      (1,688)
 Depreciation and amortization...........     (12,858)     (29,832)      (3,604)
 General administrative
  and other expenses.....................     (15,123)     (76,576)      (9,251)
                                          -----------  -----------  -----------
                                              (58,284)    (217,593)     (26,288)
                                          -----------  -----------  -----------
Loss from operation......................     (25,332)     (41,182)      (4,975)
Finance expenses, net....................      (4,237)      (8,058)        (974)
Other income / (expenses), net...........        (652)        (539)         (65)
                                          -----------  -----------  -----------
Operating loss...........................     (30,221)     (49,779)      (6,014)
Income tax (charge)/ credit..............          --          668           81
                                          -----------  -----------  -----------
Net loss.................................     (30,221)     (49,111)      (5,933)
                                          ===========  ===========  ===========
                                               Five months ended May 31,
                                          -------------------------------------
                                             1999         2000         2000
                                          -----------  -----------  -----------
                                            RMB'000      RMB'000      US$'000
                                          (Unaudited)
Number of shares outstanding............. 183,874,200  212,731,074  212,731,074
                                          ===========  ===========  ===========
Basic loss per ordinary
 share (1)...............................   RMB 0.164    RMB 0.231     US$0.028
                                          ===========  ===========  ===========
Basic loss per ADS (2)...................   RMB 0.656    RMB 0.924     US$0.112
                                          ===========  ===========  ===========
US GAAP
Operating revenue........................      32,952      176,411       21,313
Loss from operations.....................     (25,332)     (40,773)      (4,925)
Net loss.................................     (30,221)     (48,702)      (5,883)
Basic loss per H share...................   RMB 0.164    RMB 0.229     US$0.028
Basic loss per ADS equivalent............   RMB 0.656    RMB 0.916     US$0.112

                                           As of December 31,
                         ---------------------------------------------------------
                            1995        1996      1997     1998     1999    1999
                         ----------- ----------  -------  -------  ------- -------
                           RMB'000    RMB'000    RMB'000  RMB'000  RMB'000 US$'000
                         (Unaudited) (Unaudited)
Balance Sheet Data:
IAS
Cash and cash
 equivalents............    11,723     90,577     31,991   67,402  257,127 31,064
Working capital.........    69,711     96,401     37,458  (97,420)  27,668  3,343
Total assets............   198,032    294,870    283,704  328,072  799,256 96,560
Long term debt,
 excluding current
 portion................   119,387    224,747    234,446  183,129  315,600 38,129
Total shareholders'
 equity.................    35,802     (6,716)   (16,618) (73,456) 157,886 19,075

US GAAP
Total assets............   198,032    294,870    283,704  328,072  799,256 96,560
Total shareholders'
 equity.................    35,802     (6,716)   (16,618) (73,456) 157,886 19,075

                                                            As of May 31,
                                                     ---------------------------
                                                        1999      2000    2000
                                                     ----------- ------- -------
                                                       RMB'000   RMB'000 US$'000
                                                     (Unaudited)
Balance Sheet Data:
IAS
Cash and cash equivalents...........................    46,832   203,337 24,566
Working capital.....................................  (124,803)   42,173  5,095
Total assets........................................   391,995   789,290 95,356
Long term debt, excluding current portion...........   202,396   362,186 43,756
Total shareholders' equity..........................   (44,317)  204,682 24,728

US GAAP
Total assets........................................   391,995   758,296 91,612
Total shareholders' equity..........................   (44,317)  173,688 20,984

--------
 Notes:--
(1) Basic loss per H share for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 and the five months ended May 31, 1999 has been computed by dividing the net loss in the respective years by 183,874,200 domestic shares issued to our parent and outstanding upon our establishment on March 24, 2000 as if the shares had been outstanding for all relevant periods.

    On March 24, 2000, a further 64,503,600 domestic shares were issued to five investors at par for cash. Basic loss per share for the five-month period ended May 31, 2000 has been computed by dividing the net loss by the weighted average number of 212,731,074 (1999: 183,874,200) shares we issued to our parent and five other shareholders.

(2) Basic loss per ADS equivalent for those periods has been computed by multiplying basic loss per share by 4, which is the number of shares represented by each ADS.

                Summary pro forma combined financial information

   We have made pro forma adjustments to reflect arrangements that became effective as of the reorganization of our parent on March 24, 2000, as well as other changes in connection with our reorganization. These arrangements and changes are described in our unaudited pro forma financial information included elsewhere in this prospectus and include the exclusion of some assets and liabilities from our core operations.

   We derived the following summary pro forma combined income statement data for the year ended December 31, 1999 from the unaudited pro forma statements of income included in this prospectus. Although our pro forma financial information is unaudited, we believe that this information reflects the significant adjustments necessary to show the effects of the changes as if they had been implemented on January 1, 1999.

                                           Year ended December 31, 1999
                                     -----------------------------------------
                                                 Pro forma    Unaudited pro
                                     Historical adjustments       forma
                                     ---------- ----------- ------------------
                                      RMB'000     RMB'000   RMB'000   US$'000
IAS
Operating revenues
 Data communications................    89,133                89,133    10,768
 Internet protocol telephone
  services..........................   102,862               102,862    12,427
 Other revenue......................     2,397     (2,397)        --        --
                                      --------    -------   --------  --------
  Total operating revenue...........   194,392     (2,397)   191,995    23,195
Operating expenses
 Transmission costs.................   107,697               107,697    13,011
 Depreciation and amortization......    38,792     (2,367)    36,425     4,401
 Staff costs........................    16,126       (395)    15,731     1,900
 General administrative and other
  expenses..........................    78,882        626     79,508     9,606
                                      --------    -------   --------  --------
  Total operating expenses..........   241,497     (2,136)   239,361    28,918
                                      --------    -------   --------  --------
Operating loss......................   (47,105)      (261)   (47,366)   (5,723)
Net interest expenses...............   (12,697)     8,739     (3,958)     (478)
Other non operating
 income/(expenses)..................      (618)     1,451        833       101
Income tax..........................    (2,958)        --     (2,958)     (357)
                                      --------    -------   --------  --------
Net loss............................   (63,378)     9,929    (53,449)   (6,457)
                                      ========    =======   ========  ========
Net loss per share..................  RMB0.345              RMB0.291  US$0.035
                                      ========              ========  ========
Net loss per ADS equivalent.........  RMB1.380              RMB1.164  US$0.140
                                      ========              ========  ========
US GAAP
Operating revenues..................   194,392     (2,397)   191,995    23,195
Operating expenses..................   241,497     (2,136)   239,361    28,918
                                      --------    -------   --------  --------
Operating loss......................   (47,105)      (261)   (47,366)   (5,723)
Net interest expenses...............   (12,697)     8,739     (3,958)     (478)
Other non operating
 income/(expenses)..................      (618)     1,451        833       101
Income tax..........................    (2,958)        --     (2,958)     (357)
                                      --------    -------   --------  --------
Net loss............................   (63,378)     9,929    (53,449)   (6,457)
                                      ========    =======   ========  ========
Net loss per share..................  RMB0.345              RMB0.291  US$0.035
                                      ========              ========  ========
Net loss per ADS....................  RMB1.380              RMB1.164  US$0.140
                                      ========              ========  ========

                                          Five months ended May 31, 2000
                                     -----------------------------------------
                                                 Pro forma    Unaudited pro
                                     Historical adjustments       forma
                                     ---------- ----------- ------------------
                                      RMB'000     RMB'000   RMB'000   US$'000
IAS
Operating revenues
 Data communications................    46,424                46,424     5,609
 Internet protocol telephone
  services..........................   129,055               129,055    15,591
 Other revenue......................       932      (932)         --        --
                                      --------    ------    --------  --------
  Total operating revenue...........   176,411      (932)    175,479    21,200
Operating expenses
 Transmission costs.................    97,212                97,212    11,744
 Depreciation and amortization......    29,832      (583)     29,249     3,534
 Staff costs........................    13,973      (299)     13,674     1,652
 General administrative and other
  expenses..........................    76,576      (791)     75,785     9,156
                                      --------    ------    --------  --------
  Total operating expenses..........   217,593    (1,673)    215,920    26,086
                                      --------    ------    --------  --------
Operating loss......................   (41,182)      741     (40,441)   (4,886)
Net interest expenses...............    (8,058)    4,023      (4,035)     (487)
Other non operating
 income/(expenses)..................      (539)      274        (265)      (32)
Income tax..........................       668        --         668        81
                                      --------    ------    --------  --------
Net loss............................   (49,111)    5,038     (44,073)   (5,324)
                                      ========    ======    ========  ========
Net loss per share..................  RMB0.231              RMB0.207  US$0.025
                                      ========              ========  ========
Net loss per ADS equivalent.........  RMB0.924              RMB0.828  US$0.100
                                      ========              ========  ========
US GAAP
Operating revenues..................   176,411      (932)    175,479    21,200
Operating expenses..................   217,184    (1,673)    215,511    26,036
                                      --------    ------    --------  --------
Operating loss......................   (40,773)      741     (40,032)   (4,836)
Net interest expenses...............    (8,058)    4,023      (4,035)     (487)
Other non operating
 income/(expenses)..................      (539)      274        (265)      (32)
Income tax..........................       668        --         668        81
                                      --------    ------    --------  --------
Net loss............................   (48,702)    5,038     (43,664)   (5,274)
                                      ========    ======    ========  ========
Net loss per share..................  RMB0.229              RMB0.205  US$0.025
                                      ========              ========  ========
Net loss per ADS....................  RMB0.916              RMB0.820  US$0.100
                                      ========              ========  ========

                                 RISK FACTORS

   Prospective investors should carefully consider all information set out in this prospectus and, in particular, the following risk factors in connection with an investment in us.

RISKS RELATING TO JITONG

Our limited operating history makes it difficult to predict our future earnings or whether we will compete successfully

   We were established on March 24, 2000 when our parent's telecommunications-related assets and business were transferred to us. We are therefore a new company. Although our parent began operations in 1996, we have a limited track record and limited historical financial data upon which to base projections for revenues or to budget operating expenses. Our limited operating history also makes it difficult to predict our future earnings and whether we can compete successfully in China's highly regulated telecommunications market. In particular, our month-to-month earnings and earnings growth exhibit no identifiable pattern and have varied and may continue to vary considerably. For example, while our total operating revenue for the five months ended May 31, 2000 amounted to RMB176.4 million (US$21.3 million), reflecting an average monthly revenue of RMB35.3 million (US$4.3 million), our unaudited management accounts show total operating revenue for the two months ended July 31, 2000 of RMB80.9 million (US$9.8 million), reflecting an average monthly revenue of RMB36.8 million (US$4.4 million) for the first seven months of 2000.

Our future growth depends on new businesses in which we may have limited or no experience

   Our business plan contemplates growth, among other things, by entering newly emerging businesses such as Internet protocol-based applications and operation of Internet data centers, sites with Internet servers and network connections intended to be secure from technical failures. Each of these businesses is new in China and we currently have little or no experience operating these businesses. We cannot be sure if our projections for growth in these businesses will prove to be accurate or that technical difficulties will not cause data loss, delays in the transmission of data and inferior sound quality for our Internet protocol telephony service. If these factors or other factors cause the market for Internet protocol-based applications and Internet data centers to fail to develop or to develop more slowly than we anticipate, we could fail to achieve our plan.

We have a history of losses and anticipate substantial future losses

   Our business (conducted by our parent until March 24 of this year) generated losses of RMB49.1 million (US$5.9 million) for the first five months of 2000, RMB63.4 million (US$7.7 million) in 1999, RMB56.8 million (US$6.9 million) in 1998 and RMB53.7 million (US$6.5 million) in 1997. According to our unaudited management accounts, we made a net loss of RMB31.2 million (US$3.8 million) for the two months ended July 31, 2000. Our limited operating history makes it difficult to budget or predict future results. However, we expect that we will continue to incur substantial net losses over the short to medium term due to the high level of planned operating and capital expenditures and increased sales and marketing costs. It is therefore possible that our losses may continue to increase for the foreseeable future and our business may never achieve or sustain profitability.

We will not be able to declare dividends so your investment will not generate cash unless you can sell your ADSs

   As of May 31, 2000, we had no distributable reserves. In addition, we expect that we will continue to incur net losses over the short to medium term. As such, it is highly likely that we will not be able to declare dividends in the short to medium term. Accordingly, your investment will not generate cash unless you can sell your ADSs.

We do not have all the communications licenses and approvals that we need to operate, but instead rely on sublicenses from our parent. Because these are contractual rights and not directly granted by the Chinese government, they could be held invalid at a later date, thereby preventing us from operating

   We operate under authority from our parent pursuant to the approval of the Ministry of Information Industry and a licensing agreement with our parent. Under the Ministry of Information Industry's approval and the licensing agreement, our parent has licensed us to conduct nationwide commercial communications operations under its communications licenses and approvals from the Ministry of Information Industry and agreed to renew or obtain replacements for its licenses and approvals that will expire. Our parent's right to interconnect with China Telecom's network and thereby access international Internet and telecommunications networks cannot be sublicensed by its terms. Our parent has agreed to obtain this international access and direct network traffic to and from international networks on our behalf. If the sublicenses contained in the licensing agreement were held invalid, we would not be able to offer essential services until we could obtain replacement operational authority.

We may not be able to match the development and marketing efforts of our competitors

   We believe our two principal competitors, China Telecom and China United Telecommunications Corporation, known as Unicom, are each significantly larger, are better financed and have better economies of scale. Some of our competitors have well-developed cooperative relationships with foreign partners. We may not be able to match their development or marketing efforts or offer the same level of services at comparable costs.

If the Chinese government eases price regulation, we will face increased price competition and may not be able to compete with our larger competitors

   Because many of our services are fungible with the same or similar services provided by our competitors, we think that price would be a determining factor in many customers' decisions to choose our or a competitor's services. However, our prices and the prices our competitors charge are currently regulated by the Chinese government. As a result, we do not face the level of price competition that we think would otherwise occur. If the Chinese government permits market forces to play a greater role in setting prices, we would face increased price competition and could have difficulty matching the prices charged by our larger competitors.

We rely on transmission capacity and network interconnections provided by our largest competitor and unrelated parties who could disrupt our services if they refuse to cooperate or provide service to us

   We lease substantially all of our transmission capacity from third parties, principally Heng Tong International Leasing Co., Ltd., Zhong Tie Communications Center and China Telecom, our largest competitor. Chinese regulations require China Telecom to provide us with interconnection to its public switched telephone network, but lengthy restrictions and delays in negotiating leases could arise and China Telecom can make unilateral modifications to lease terms after lease agreements have been signed or otherwise restrict our interconnection with its network. For example, we experienced temporary capacity constraints in June and July 2000 due to difficulties in obtaining leased lines to meet projected customer demand. Neither Heng Tong International Leasing Co., Ltd. nor Zhong Tie Communications Center is under a similar regulatory obligation to provide capacity to us. We do not have enough back-up capability to replace our lease arrangements if those entities interrupt or suspend services, or force us to renegotiate the terms of our existing leases upon their expiration on less favorable terms or refuse to renew the leases upon their expiration. We also rely on the telephone lines maintained by China Telecom to link our network to households and businesses. We rely on China Telecom and others to maintain the quality of service and to repair connection problems that may cause disruptions in our services. Our inability to address these problems directly and quickly could cause customers to abandon our service in favor of our competitors.

   We are connected to international communications operators through China Telecom. If China Telecom suspended services or forced our parent to renegotiate the terms of its service lease upon its expiration on less favorable terms or refused to renew the lease upon its expiration, we would not be able to send or receive data outside China and many of our customers would be forced to leave us.

Our operations could become inefficient and waste resources if we cannot manage our expansion and anticipated growth effectively

   As with most companies, our internal procedures determine how quickly and how efficiently we can provide services and satisfy our customers. Our recent rapid growth means that new personnel are being hired and trained and new procedures are being established at a rapid pace. During 1999 we added 318 employees, more than doubling our work force from 1998. Because we expect rapid growth to continue in the near future, it is especially important that we:

  . expand and enhance our sales, operating, administrative and financial procedures and controls;

  . replace and upgrade our operational, administrative and financial management information systems; and

  . improve coordination and communication among our engineering, administrative, finance, sales and operations personnel.

   If we cannot do these things, our operations may become inefficient, our management may need to devote substantial amounts of time to correct these inefficiencies and we may waste our resources, thereby hindering our ability to continue rapid growth and our future success in satisfying our customers generally.

We will not grow as planned if we cannot hire and retain our employees

   Our recent rapid growth and our plans for the future place a significant strain on our human resources. Intense competition in China for skilled technical employees makes it difficult to retain them and find replacement or additional employees of equal ability. If we cannot find the necessary staff for expansion, our plans for growth will not be met, and our service quality and ability to meet our expansion plans will suffer.

We will not grow as planned if we cannot raise money, and your shares could be diluted by future sales of our securities

   Our planned network expansion will require constant sources of capital. We estimate that our cash and other available sources of funds (including the estimated net proceeds from the global offering) will be sufficient to fund our operation and expansion needs through December 31, 2001. After that, we will need to raise additional funds, but we cannot predict whether we will be able to do so on satisfactory terms or at all. Our ability to raise funds by issuing shares or convertible debt may need regulatory approval and, in any event, your percentage ownership interest would be diluted. In addition, we may have to grant future investors rights, preferences or privileges more favorable than yours.

Because our strategy includes alliances with foreign partners, our inability to enter into joint ventures with them could slow our growth

   Our strategy includes cooperation and strategic alliances with foreign partners in order to accelerate our introduction of new services and benefit from their technical expertise. However, the Ministry of Information Industry is currently preparing a draft of the administrative telecommunication regulations for foreign invested telecommunications enterprises that will be subject to approval by the State Council. The regulations, which have been circulated in draft form, impose requirements on the Chinese party to any joint venture involving businesses within our current scope of operations. The draft regulations require the Chinese party to meet registered capital requirements and annual revenue requirements that we cannot meet based upon our current revenues. Accordingly, if the draft regulations are adopted in their current form and do not permit foreign partners to enter into strategic alliances with us other than through joint ventures, we would be prohibited from entering into joint ventures and strategic alliances with foreign parties and our growth could be slowed.

Our income tax rate could increase substantially

   All of our offices are separate, independent entities for tax reporting and filing purposes. Some of them enjoyed preferential tax rates of 15% before the reorganization of our parent pursuant to which we were formed. We believe that after the reorganization the same offices qualify for, and our Beijing office has been granted, the same preferential treatment. However, we do not know if all of our applications to the relevant tax authorities will be granted. Even if they are granted, as more offices that do not qualify for preferential tax treatment become profitable and begin incurring income tax, our effective tax rate will increase. Additionally, if the preferential rates granted to some offices are discontinued because of a change in regulations or failure to remain qualified as a high-technology company, our income tax rates for these offices could increase to the normal rate of 33%.

We do not have insurance coverage and are exposed to uninsured losses

   Consistent with what we believe is customary practice among Chinese telecommunications network service providers, we do not currently carry any third party insurance covering our business or our major fixed assets. We cannot assure you that any uninsured losses we incur will not have a material adverse effect on our business.

We may be unable to protect our intellectual property rights

   Our parent owns registered trademarks for GBnet and its logo, which it has agreed to transfer to us. Pending registration of these transfers, our parent has granted us the free and exclusive right to use these trademarks. Our parent has the registered rights to the domain names of www.jitong.com, www.gb.com.cn and www.chinagb.net and has also granted us the free and exclusive right to use them until Chinese law permits a transfer to us, at which time our parent will do so at no charge to us. We intend to apply for additional trademarks and service marks in China, Hong Kong and the United States. However, we may not be able to procure the registration of these marks in all of these jurisdictions. We do not currently have any issued patents or registered copyrights.

   Despite the precautions we take to protect our technology and other proprietary information, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, or to develop similar technology independently. Policing unauthorized use of proprietary technology is difficult and we cannot provide any assurance that the steps taken will effectively prevent misappropriation or infringement of our intellectual property rights. In addition, litigation may be necessary in the future to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others, all of which could result in substantial costs and diversion of our resources and management's time.

We are controlled by a single shareholder whose interests may not be aligned with yours

   Our parent owns 74% of our shares immediately before the global offering. Upon completion of the global offering, we expect that these shares will account for 57.4% of our shares or 55.52% of our shares if the underwriters exercise the over-allotment option. Accordingly, our parent has voting and management control over us, and its interests may be different from your interests and the interests of our other shareholders.

   Our parent's controlling shareholder, IRICO Group Corporation, has agreed to transfer a 40% interest in our parent to Shanghai Hua Hong (Group) Company Limited, reducing its 84.91% interest in our parent to 44.91%. By virtue of its current 84.91% interest, IRICO Group Corporation may be deemed to control our parent and to indirectly control us. After IRICO Group Corporation completes the transfer to Shanghai Hua Hong (Group) Company Limited, either or both of them may be deemed to control our parent and to indirectly control us. Their interests may also be different from your interests and the interests of our other shareholders.

RISKS RELATING TO THE CHINESE TELECOMMUNICATIONS INDUSTRY

China's regulatory environment is uncertain and changing and could place unpredictable restrictions on our activities

   China does not have a national telecommunications law. The telecommunications industry is governed by regulations issued or implemented by various government bodies, including the State Council, the State Economic and Trade Commission, the State Development Planning Commission and the Ministry of Information Industry. These governmental bodies decide the permitted scope of our business and have the power to grant, withhold or rescind the operating licenses and approvals that we need. Until a national telecommunications law is enacted, we are subject to this uncertain regulatory environment and possible unpredictable restrictions on our activities.

We do not know if the new telecommunications law will have a positive or negative effect on us

   The Ministry of Information Industry, under the direction of the State Council, is currently preparing a draft of a telecommunications law. The draft law, when formulated, will be submitted to the National People's Congress or its standing committee for review and adoption. It is unclear if and when the telecommunications law will be adopted. If the telecommunications law is adopted, it will become the basic telecommunications statute and the source of telecommunications regulations in China. In addition, the Ministry of Information Industry is currently preparing a draft of the administrative telecommunications regulations for foreign invested telecommunications enterprises, which will be subject to approval by the State Council. Although we expect that the telecommunications law and the regulations would have a positive effect on the overall development of the telecommunications industry in China, we do not know the final nature and scope of regulation that it would create. Accordingly, we cannot predict whether the telecommunications law and the regulations would have a positive or negative effect on us or on some or all aspects of our business.

Extensive government regulation constrains our business planning and our pricing and could limit demand for our services

   The communications industry in China is highly regulated by the Chinese government. China currently prohibits foreign investment enterprises in China and foreign entities (including individuals) from investing in, operating and participating in the operation of telecommunications services without special approval from the government. Telecommunications regulators have very wide discretion to formulate and apply their own standards in deciding types of equipment that may be connected to the national telecommunications systems, the forms and types of services that may be offered to the public, and the content of materials that may be made available in China over the Internet. This regulatory environment restricts the scope and manner of our operations and constrains our business planning and development.

   Regulations governing the provision of Internet services and the distribution of information and other content over the Internet could inhibit the growth of the Internet if they are implemented in a restrictive fashion. Overly harsh restrictions as to Internet access or content could limit the growth of China's Internet market and the overall demand for our services.

   The pricing of Internet protocol telephony service is determined by the government. Prices for Internet services are determined based on a combination of rates set by the government and market forces. As a result, it is difficult for us to compete or differentiate ourselves by charging less for these services. The government has been reducing the prices for Internet services and we believe it plans to continue to do so. Our revenue would be adversely affected if the addition of new customers attracted by the price cut does not offset the resultant reduction in revenue per customer.

Government regulation limits our ability to consolidate with other companies and could force changes in the industry that hurt us

   Because the communications industry is highly regulated in China, consolidation among competitors, even strategic or operational alliances, is more difficult to achieve than in less regulated jurisdictions. Similarly, the government could reorganise the industry, force consolidation or create new competitors based upon market factors or upon political or administrative factors that we cannot control or predict. Any restructuring could make it more difficult for us to compete and could harm our business.

Rapid changes in the Internet industry could make our plans and equipment obsolete

   The Internet industry changes rapidly. Our business model and our operations may need to respond quickly and significantly in order to keep up with changes in the Internet industry, including changes in equipment and communications standards, and to avoid technical obsolescence. If we were not able to make these changes on a cost-effective basis or rapidly enough to remain competitive, our business would not be competitive.

If the Internet and e-commerce industries do not continue to grow, our business will not grow as planned

   To grow our business, we depend on market acceptance and use of the Internet as a source of information, entertainment and trade of goods and services. If the Internet grows more slowly than expected, or does not grow at all, our business will not grow as planned. Likewise, if access to the Internet is significantly restricted, our business will also not grow as planned.

   The Internet has grown very rapidly in recent years, but we cannot assure you that it will continue to be accepted and widely used. In particular, we cannot assure you that consumers in China will use the Internet for purchasing or selling goods and services on a regular basis or that a base of users large enough to support our business will develop. Significant structural problems remain in using the Internet and conducting e-commerce in China, including:

  . high access fees;

  . a limited number of Chinese language websites;

  . lack of an adequate credit and payment infrastructure in China;

  . security of communications for credit card numbers and other sensitive information required for e-commerce;

  . inadequate network infrastructure to support increased use; and

  . slow access speed and reliability of Internet service.

   These problems may inhibit the growth of Internet use. In addition, the use of the Internet could be reduced due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity or as the result of changes in government regulation.

   If consumers lose faith in or experience lapses in the reliability, privacy and security of our systems, or in the Internet and online transactions generally, we could experience a loss of customers and the growth of the Internet and e-commerce generally could also be restricted. Our business, which depends upon this growth, may not grow as planned as a result.

System failures, hacking or e-commerce liabilities might cause us financial losses

   Our ability to provide service is subject to failures due to causes such as human error, power outages and natural disasters, whether they affect us directly or indirectly through failures of local telephone lines or defaults of the parties from whom we lease lines. We have only a partial back-up alternative to mitigate the effects of a temporary failure of the fibre optic lines that we lease, and few back-up alternatives that could mitigate the effects of a power failure or a failure of local telephone lines. Any failures could impair our business growth or even cause existing customers to abandon our service.

   Despite our efforts, we cannot be certain that we will be able to prevent intruders from breaking into our systems, stealing information or interrupting service. We store and transmit confidential information, such as computer software, credit card numbers and other information that may be critical to our customers' businesses. If information is lost or stolen or if service is disrupted, we could be sued by the owners of the lost or stolen data, by others who rely on the data or by customers who suffer consequential damages. Material or repeated security breaches or interruptions could have an adverse effect on our business. Our agreements with customers do not contain terms that explicitly limit our liability for these risks, nor do we have insurance covering us against these security risks or business interruption.

Upon China's entry to the WTO, competition could increase and hurt our revenues

   China recently concluded negotiations of the major terms for its entry into the World Trade Organization with a number of countries including the United States and the European Union. As a result, we expect the Chinese government to gradually reduce current restrictions on foreign ownership in the telecommunications industry. This could lead to the eventual opening of the Chinese telecommunications market to foreign investors and operators and could result in or accelerate the issue of new telecommunications service licenses. Increased competition from our existing competitors and the introduction of additional competition through new entrants in our lines of business could adversely affect our results of operations through, among other factors, decline in the rate of subscriber growth, decrease in tariff rates and increase in selling and promotional expenses.

RISKS RELATING TO CHINA IN GENERAL

   Currently, substantially all of our assets are located in China and our revenue is primarily derived from our operations in China. Accordingly, our financial condition and results of operations are subject to a significant degree to economic, political and legal developments in China.

Political and economic policies in China could affect our business in unpredictable ways

   The economy of China differs from the economies of most countries belonging to the Organisation for Economic Co-operation and Development in a number of respects, including:

  . structure;

  . level of government involvement;

  . level of development;

  . level of capital reinvestment;

  . control of foreign exchange; and

  . allocation of resources.

   Before its adoption of reform and open-door policies beginning in 1978, China was primarily a planned economy. Since that time, the Chinese government has been reforming the Chinese economic system, and has also begun reforming the government structure. These reforms have resulted in significant economic growth and social progress. Although the Chinese government still owns a significant portion of the productive assets in China, economic reform policies since the late 1970s have emphasised autonomous enterprises and the utilization of market mechanisms. We currently expect that the Chinese government will continue these reforms, further reduce government intervention with enterprises and rely more heavily on market mechanisms to allocate resources. Although we believe these reforms will have a positive effect on our overall and long-term development, we cannot predict whether changes to China's political, economic and social conditions, laws, regulations and policies will have any adverse effect on our current or future business or results of operations.

If the Chinese government changed the current regulations that allow us to make payments in foreign currencies, we could have trouble making our foreign exchange payments

   The Renminbi currently is not a freely convertible currency. We receive most of our revenue in Renminbi. A portion of our Renminbi revenue must be converted into other currencies to meet our foreign currency obligations. We have substantial requirements for foreign currency, including:

  . service fees paid to international communications operators estimated to be approximately RMB51 million (US$6.2 million) from May 31, 2000 through May 31, 2001;

  . debt service costs on foreign currency-denominated debt estimated to be approximately RMB3 million (US$0.4 million) from May 31, 2000 through May 31, 2001;

  . payments for leases of equipment and property estimated to be approximately RMB43 million (US$5.2 million) from May 31, 2000 through May 31, 2001; and

  . payment of any dividends declared in respect of the H shares.

   Under the existing foreign exchange regulations in China, we may undertake current account foreign exchange transactions, including the payment of dividends, following the completion of the global offering, without prior approval from the State Administration of Foreign Exchange by producing commercial documents evidencing the foreign exchange transactions, provided that they are processed through Chinese banks licensed to engage in foreign exchange transactions. The Chinese government has stated publicly that it intends to make the Renminbi freely convertible in the future. However, uncertainty exists as to whether the Chinese government may restrict access to foreign currency for current account transactions if foreign currency becomes scarce in China.

   Foreign exchange transactions under the capital account (international revenues and expenditures that increase or decrease debt or equity, including principal payments in respect of foreign currency-denominated obligations) continue to be subject to limitations and require the prior approval of the State Administration of Foreign Exchange. These limitations could affect our ability to obtain foreign exchange through debt financing, or to make capital expenditures in foreign currency.

   If the Chinese government restricts our ability to make payments in foreign exchange, we could have trouble making our foreign exchange payments and could even default on our obligations.

Fluctuation of the Renminbi could reduce our profits or our dividends

   Although the official exchange rate for the conversion of Renminbi to U.S. dollars has been stable, with the Renminbi appreciating slightly against the U.S. dollar in recent years, the exchange rate of the Renminbi may become volatile against the U.S. dollar or other currencies in the future.

   Substantially all of our revenues and operating expenses are denominated in Renminbi, while some of our equipment purchases and leases, debt repayment and operational expenses are denominated in foreign currencies. Any future Renminbi devaluations could increase our equipment acquisition costs. This could in turn raise our costs of operations and harm our profitability. Any devaluation of the Renminbi may adversely affect the value of any dividends payable on our H shares and ADSs in foreign currency terms.

Interpretation and enforcement of Chinese laws and regulations is uncertain

   The Chinese legal system is based on statutory law. Under this system, prior court decisions may be cited as persuasive authority, but do not have the binding effect of precedents. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws and considerable progress has been made in the promulgation of laws and regulations dealing with economic matters, such as corporate organization and governance, foreign investment, commerce, taxation and trade. As these laws, regulations and legal requirements are relatively new, and because of the limited volume of published case law and judicial interpretations and the non-binding nature of prior court decisions, the interpretation and enforcement of these laws, regulations and legal requirements involve some uncertainty.

You may not enjoy shareholders' protections that you would be entitled to in other jurisdictions

   As substantially all of our business is conducted in China, our operations are governed principally by the laws of China. Chinese law provisions for the protection of shareholders' rights and access to information, in particular, are different and less developed than those applicable to companies formed in the United States, Hong Kong, the United Kingdom and other developed countries or regions. You may not enjoy shareholders' protections under Chinese law that you would be entitled to in other jurisdictions.

Chinese securities laws and regulations are still at an early stage of development and may not provide the legal protections you would be entitled to in other countries

   At present, the regulatory framework for the securities market in China is at an early stage of development. The China Securities Regulatory Commission is responsible for drafting regulations for, administering and regulating the national securities markets. The Chinese company law, the rules and regulations recently promulgated thereunder and laws relating to Chinese companies whose shares are offered overseas provide, to a limited extent, a legal framework governing the corporate behavior of companies such as ours, and their directors and shareholders. The Chinese securities law, which became effective on July 1, 1999, is the fundamental law comprehensively regulating the securities markets in China and applies to the issuance and trading of shares, company bonds and other securities in China designated by the State Council. However, these laws, rules, regulations and measures are still at an early stage of development and may not provide investors with the same extent of protection they may expect in developed countries and regions.

You may have to pay Chinese tax on dividends and capital gains tax in the future

   Under current Chinese tax laws, regulations and rulings, dividends we pay to holders of H shares who are foreign individuals but not residents in China or which are foreign enterprises with no permanent establishment in China are not currently subject to Chinese withholding tax. In addition, gains realized by individuals or enterprises upon the sale or other disposition of H shares are not currently subject to Chinese capital gains tax. There can be no assurance, however, that withholding or capital gains taxes will not become applicable to those dividends or gains in the future. Holders of H shares could, in the future, become subject to a withholding tax on dividends, which is currently imposed at the rate of 20% unless reduced or eliminated by an applicable taxation treaty between China and the country in which the foreign individual or enterprise resides.

Our articles of association require you to submit your disputes with us and other persons to arbitration. You will have no legal right to a court proceeding

   Our articles of association require a holder of H shares and ADSs having a claim against, or a dispute with, us, our directors, supervisors, executive officers or a holder of our domestic shares relating to any rights or obligations conferred or imposed by our articles of association, the Chinese company law or any other Chinese laws or regulations and relating to our affairs, to submit the dispute or claim to the China International Economic and Trade Arbitration Commission or to the Hong Kong International Arbitration Centre for arbitration. Our articles of association further provide that the arbitrator's award shall be final and binding on all parties.

It may be difficult to effect service of process upon us or our directors, supervisors or executive officers who live in China or to enforce against them inside China any judgments obtained from non-Chinese courts

   We are a joint stock company incorporated in China with limited liability. All of our directors, supervisors and executive officers reside in China, and our assets and the assets of those persons are located inside China. Therefore, it may not be possible for you to effect service of process upon us or those persons outside China or to enforce against them outside China any judgments obtained from non-Chinese courts. China does not have treaties or arrangements providing for the recognition and enforcement of judgments of the courts of the United States, the United Kingdom or most other Western countries or Hong Kong, and therefore recognition and enforcement in China of judgments obtained in those jurisdictions may be impossible.

RISKS RELATING TO THE GLOBAL OFFERING

Stock prices of telecommunications and Internet-related companies have fluctuated widely in recent months, and the trading prices of our H shares and ADSs are likely to be volatile, which could result in substantial losses to investors

   The trading prices of our H shares and ADSs are likely to be volatile and could fluctuate widely in response to factors beyond our control. In particular, the market prices for shares of Internet and technology-related companies often reach levels that bear no established relationship to the operating performance of these companies. The market prices of the securities of Internet-related companies have been especially volatile. These broad market and industry factors may significantly harm the market prices of our H shares and ADSs, regardless of our actual operating performance.

There has been no prior public market for our H shares or ADSs; the market prices of our H shares and ADSs following the global offering may be volatile

   Before the global offering, there was no public market for our H shares or ADSs. The initial public offering prices for our H shares and ADSs were the result of negotiations between us and the underwriters and may differ significantly from the market prices for the H shares or ADSs following the global offering. We have applied to list and deal in our H shares on the Growth Enterprise Market of the Stock Exchange of Hong Kong Limited, commonly known as the Growth Enterprise Market, and to list our ADSs on the Nasdaq National Market. However, being listed on the Growth Enterprise Market and the Nasdaq National Market does not guarantee that an active trading market for our H shares or ADSs will develop following the global offering.

   The price and trading volumes for our H shares and ADSs may be highly volatile. Factors such as variations in our revenue, earnings and cash flow and announcements of new investments, strategic alliances and/or acquisitions, or fluctuations in market prices for our services could cause the market prices for our H shares and ADSs to change substantially. Any of these factors may result in large and sudden changes in the volume and price at which our H shares and ADSs will trade. We can give no assurance that these factors will not occur in the future.

Because there will be a three- and four-day time gap between pricing and trading of the ADSs and H shares offered in this offering, shareholders and ADS holders are subject to the risk that the opening price of our H shares and ADSs when trading begins could be below the price you pay

   The initial price to the public of the H shares and ADSs sold in this offering will be determined on the date of pricing. However, the H shares will not commence trading on the Growth Enterprise Market until they are delivered, which is expected to be four Hong Kong business days after the pricing date. Trading of ADSs on the Nasdaq National Market will not commence until one day prior to commencement of trading of the H shares on the Growth Enterprise Market. As a result, investors may not be able to sell or otherwise deal in the H shares or ADSs during this period. Accordingly, shareholders and ADS holders are subject to the risk that the opening prices of our H shares and ADSs could fall below the issue price before trading begins.

The Growth Enterprise Market is designed to accommodate high-risk companies and resulting price volatility among other stocks listed there could affect our stock price

   The Growth Enterprise Market has been established as a market designed to accommodate companies to which a high investment risk may be attached. In particular, companies may list on the Growth Enterprise Market with neither a track record of profitability nor any obligation to forecast future profitability. Given the emerging nature of companies listed on the Growth Enterprise Market, there is a risk that securities traded on the Growth Enterprise Market may be more susceptible to high market volatility than securities traded elsewhere.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus contains forward-looking statements. These statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "target," "anticipate," "estimate," "continue", "believe" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus. The risk factors and other factors noted throughout this prospectus could cause our actual actions or results to differ materially from those contained in any forward-looking statement.

                                USE OF PROCEEDS

   The net proceeds we will receive from the global offering will be approximately US$220,721,715 million, after payment of all underwriting discounts and commissions and our expenses for the global offering, assuming an offering price of HK$25.50 per H share, or US$13.08 per ADS, the mid-point of the estimated price range.

   We intend to use the net proceeds as follows:

  . approximately RMB1,277 million (US$154.3 million) to roll out our network infrastructure and to increase the overall transmission capacity of our network;

  . approximately RMB242.5 million (US$29.3 million) to establish Internet data centers in Beijing, Shanghai and Guangzhou to expand our existing capabilities for web hosting, co-location and other value-added services;

  . approximately RMB93 million (US$11.3 million) to upgrade our network control centers in Beijing and Shanghai to support the expansion of our network coverage and transmission capacity;

  . approximately RMB10 million (US$1.2 million) to upgrade our management information and accounting system to support the growth of our business operations;

  . approximately RMB50 million (US$6.0 million) to establish customer service centers in major cities in China and branch offices abroad;

  .  approximately RMB150 million (US$18.1 million) to repay bank borrowings;
     and

  . approximately RMB4.5 million (US$0.5 million) for working capital purposes.

   Should the over-allotment option be exercised in full, we will receive an additional RMB293.0 million (US$35.4 million) which we will use as additional working capital. To the extent that the net proceeds of the global offering are not immediately required for the above purposes, we will place the net proceeds in short-term deposits with financial institutions.

   A Chinese enterprise such as us must deposit all proceeds from sales of securities overseas in a foreign exchange bank account in China. Dividends payable to our overseas shareholders may, upon the submission of appropriate documentation to the relevant bank, be remitted freely from our foreign exchange bank account.


                                DIVIDEND POLICY

   We have not paid any dividends on our shares and do not plan to pay any dividends in the foreseeable future. Instead, we plan to retain any earnings for the operation and expansion of our business.

                             CURRENCY TRANSLATIONS

   Our financial statements are presented in Renminbi yuan, the lawful currency of the People's Republic of China. In this prospectus, references to "Renminbi" or "RMB" are to the Renminbi yuan.

   We provide translations of amounts from RMB to U.S. dollars for your convenience, but these translations are for your reference only. We do not mean to say that RMB could actually have been or could now or in the future be converted into U.S. dollars at these rates or at any other rates mentioned in this prospectus. Unless we specifically state otherwise, translations of amounts from RMB to U.S. dollars have been made in this prospectus at the noon buying rate in New York City for cable transfers in foreign currencies of US$1.00 = RMB8.2773 on October 31, 2000, as certified for customs purposes by the Federal Reserve Bank of New York.

                                   DILUTION

   As of May 31, 2000, our net tangible book value per ADS was US$0.4. Net tangible book value per ADS represents total tangible assets minus total liabilities divided by the total number of ADS equivalents outstanding. After giving effect to the sale of the ADSs and H shares offered in the global offering and after deducting underwriting discounts and commissions and other estimated expenses of the global offering, but without taking into account any other changes in tangible book value after May 31, 2000, the net tangible book value per ADS would increase to US$3.2 per ADS, or US$3.6 per ADS if the underwriters' over-allotment option is exercised in full. This represents an immediate increase in net tangible book value of US$2.8 per ADS to our current shareholders and an immediate dilution of US$10.0 per ADS to purchasers of ADSs or H shares at the initial public offering price (or US$9.6 per ADS if the underwriters' over-allotment option is exercised in full).

   The following table illustrates this dilution on the basis of International Accounting Standards:

   Assumed initial public offering price per ADS...................... US$13.2
   Net tangible book value per ADS equivalent as of May 31, 2000...... US$ 0.4
   Increase per ADS equivalent attributable to the sale of the ADSs and H shares...................................................... US$ 2.8
   Pro forma net tangible book value per ADS after the global offering.......................................................... US$ 3.2
   Dilution per ADS to purchasers of ADSs or H shares................. US$10.0

   The following table sets forth for our current shareholders, and for purchasers of ADSs or H shares in the global offering, the number and percentage of total outstanding shares purchased, assuming the over-allotment option is not exercised, the total consideration and the average price per share:

                             Shares Purchased    Total Consideration   Average
                            ------------------- --------------------- Price per
                              Number    Percent    Amount     Percent   Share
                            ----------- ------- ------------- ------- ---------
                                                    (RMB)               (RMB)
   Current shareholders.... 248,377,800    78%    248,790,000    11%    1.00
   Purchasers of ADSs or H
    shares in this
    offering...............  71,994,000    22%  1,964,716,260    89%    27.3
                            -----------   ---   -------------   ---     ----
     Total................. 320,371,800   100%  2,213,506,260   100%     6.9
                            ===========   ===   =============   ===     ====

                           EXCHANGE RATE INFORMATION

   The following table sets forth, for the periods indicated, information concerning the currency exchange rate as expressed in U.S. dollar per Renminbi. The People's Bank of China sets and publishes the base exchange rate daily with reference primarily to the supply and demand of Renminbi against the U.S. dollar in the market during the prior day. It also takes into account other factors such as general conditions existing in the international foreign exchange markets. Although Chinese governmental policies were introduced in 1996 to allow the convertibility of Renminbi into foreign currency for current account items, conversion of Renminbi into foreign currency for capital items, such as foreign direct investment, loans or security, requires the approval of the State Administration of Foreign Exchange, which is under the authority of the People's Bank of China.

                                                       Noon buying rate
                                               ---------------------------------
Period                                         Period end Average(1) High   Low
------                                         ---------- ---------- ----- -----
                                                         (US$ per RMB)
1994..........................................   .1157      .1159    .1133 .1183
1995..........................................   .1199      .1195    .1176 .1206
1996..........................................   .1200      .1199    .1176 .1205
1997..........................................   .1203      .1202    .1201 .1206
1998..........................................   .1208      .1205    .1202 .1208
1999..........................................   .1208      .1208    .1208 .1208
2000 (through October 31, 2000)...............   .1208      .1208    .1208 .1208

--------
Source: The Noon Buying Rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.

Notes:--
(1) The average rate means the average of the exchange rates on the last day of each month during the respective period.

                                CAPITALIZATION

   The following table sets forth our combined cash and cash equivalents and capitalization as of May 31, 2000, as restated to give effect to our reorganization in March 2000. As adjusted figures give effect to the issuance of 71,994,000 shares in this global offering (assuming consummation of this global offering on December 12, 2000 and no exercise of the underwriters' over-allotment option). You should read this table together with our financial statements, including the notes thereto, appearing elsewhere in this prospectus. The adjustments are based on an assumed initial offering price of HK$25.5 per share, or US$3.3 per ADS, the mid-point of the estimated price range. The adjustments also include the deduction of estimated underwriters' discounts and commissions and other estimated expenses of the global offering.

   The following table illustrates the changes in combined cash and cash equivalents and capitalization on the basis of International Accounting
Standards:

                                                As of May 31, 2000
                                    --------------------------------------------
                                           Actual              As adjusted
                                    --------------------- ----------------------
                                    RMB'000(1) US$'000(3) RMB'000(2)  US$'000(3)
Cash and cash equivalents..........  203,337     24,566   2,041,044    246,587
                                     =======     ======   =========    =======
Short-term debt
  Current portion of long-term
   borrowings......................   34,649      4,186      34,649      4,186
  Amount portion of other long-term
   liabilities.....................    2,286        276       2,286        276
                                     -------     ------   ---------    -------
    Total short term debt..........   36,935      4,462      36,935      4,462
                                     =======     ======   =========    =======
Long-term debt (excluding current
 portion):
  Amount due to parent.............   57,436      6,939      57,436      6,939
  Long-term borrowings, net of
   current portion.................  288,034     34,798     288,034     34,798
  Long-term liabilities............   16,716      2,019      16,716      2,019
                                     -------     ------   ---------    -------
    Total long-term debt...........  362,186     43,756     362,186     43,756
                                     -------     ------   ---------    -------
Shareholders' equity(2)
  Ordinary shares, RMB1.00 per
   value per shares; 248,377,800 as
   actual, 320,371,800 as adjusted
   and 71,994,000 shares issues for
   the global offering ............  248,378     30,007     320,372     38,705
  Share premium....................      --         --    1,765,713    213,323
  Accumulated losses and other
   reserves........................  (43,696)    (5,279)    (43,696)    (5,279)
                                     -------     ------   ---------    -------
    Total owners'
     equity/stockholders' equity...  204,682     24,728   2,042,389    246,749
                                     -------     ------   ---------    -------
    Total capitalization...........  566,868     68,484   2,404,575    290,505
                                     =======     ======   =========    =======

--------
Notes:--
(1) Actual amounts are derived from the historical combined balance sheet data as of May 31, 2000. These balances are derived from the combined financial statements included elsewhere in this prospectus.
(2) Shareholders' equity reflects the effects of our establishment including the issuance of 320,371,800 shares of RMB1.00 each and the creation of the share premium in exchange for our net assets.
(3) Translations of amounts from Renminbi into U.S. dollars for the convenience of the reader have been made at the noon buying rate in New York for cable transfers payable in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York on October 31, 2000 of US$1.00 = RMB8.2773.

                       SELECTED COMBINED FINANCIAL DATA

   The selected combined financial data for the three years ended December 31, 1997, 1998 and 1999 and the five months ended May 31, 2000 are derived from and should be read together with our audited combined financial statements included in this prospectus. The selected combined financial data for the two years ended December 31, 1995 and 1996 and the five months ended May 31, 1999 are derived from our unaudited combined financial statements that were prepared in accordance with IAS. Our combined financial statements were prepared in accordance with IAS, which differ in material respects from US GAAP. For a discussion of material differences between IAS and US GAAP, see note 33 to our audited combined financial statements presented in this prospectus beginning on page F-1.

                                        Years ended December 31,
                         -----------------------------------------------------------
                            1995        1996      1997     1998      1999     1999
                         ----------- ----------  -------  -------  --------  -------
                           RMB'000    RMB'000    RMB'000  RMB'000  RMB'000   US$'000
                         (Unaudited) (Unaudited)
Operating revenue:
 Data communications....        --        191     13,360   44,961    89,133   10,768
 Internet protocol
  telephony service.....        --         --         --       --   102,862   12,427
 Other operating
  revenue...............     2,177         --      4,928    4,211     2,397      290
                          --------    -------    -------  -------  --------  -------
                             2,177        191     18,288   49,172   194,392   23,485
Operating expenses:
 Transmission costs.....    (1,383)   (11,592)   (21,786) (41,146) (107,697) (13,011)
 Staff costs............    (1,194)    (2,628)    (6,191)  (9,583)  (16,126)  (1,948)
 Depreciation and
  amortization..........      (315)    (2,244)   (13,125) (19,672)  (38,792)  (4,687)
 General administrative
  and other expenses....    (9,875)   (17,503)   (25,915) (27,142)  (78,882)  (9,530)
                          --------    -------    -------  -------  --------  -------
                          (12,767)    (33,967)   (67,017) (97,543) (241,497) (29,176)
                          --------    -------    -------  -------  --------  -------
Loss from operation.....   (10,590)   (33,776)   (48,729) (48,371)  (47,105)  (5,691)
Finance expenses, net...    (5,676)    (4,207)    (5,592)  (7,904)  (12,697)  (1,534)
Other income /
 (expenses), net........       289     (4,078)       579     (563)     (618)     (75)
                          --------    -------    -------  -------  --------  -------
Operating loss..........   (15,977)   (42,061)   (53,742) (56,838)  (60,420)  (7,300)
Income tax (charge)/
 credit.................      (217)      (457)        --       --    (2,958)    (357)
                          --------    -------    -------  -------  --------  -------
Net loss................   (16,194)   (42,518)   (53,742) (56,838)  (63,378)  (7,657)
                          ========    =======    =======  =======  ========  =======

                                                   Five months ended May 31,
                                                  -----------------------------
                                                     1999       2000     2000
                                                  ----------  --------  -------
                                                   RMB'000    RMB'000   US$'000
                                                  (Unaudited)
Operating revenue:
 Data communications.............................   32,463      46,424    5,609
 Internet protocol telephony service.............       --     129,055   15,591
 Other operating revenue.........................      489         932      113
                                                   -------    --------  -------
                                                    32,952     176,411   21,313
Operating expenses:
 Transmission costs..............................  (24,476)    (97,212) (11,745)
 Staff costs.....................................   (5,827)    (13,973)  (1,688)
 Depreciation and amortization...................  (12,858)    (29,832)  (3,604)
 General administrative
  and other expenses.............................  (15,123)    (76,576)  (9,251)
                                                   -------    --------  -------
                                                   (58,284)   (217,593) (26,288)
                                                   -------    --------  -------
Loss from operation..............................  (25,332)    (41,182)  (4,975)
Finance expenses, net............................   (4,237)     (8,058)    (974)
Other income / (expenses), net...................     (652)       (539)     (65)
                                                   -------    --------  -------
Operating loss...................................  (30,221)    (49,779)  (6,014)
Income tax (charge)/ credit......................       --         668       81
                                                   -------    --------  -------
Net loss.........................................  (30,221)    (49,111)  (5,933)
                                                   =======    ========  =======

                                                Years ended December 31,
                         ----------------------------------------------------------------------------
                            1995         1996         1997         1998         1999         1999
                         -----------  -----------  -----------  -----------  -----------  -----------
                           RMB'000      RMB'000      RMB'000      RMB'000      RMB'000      US$'000
                         (Unaudited)  (Unaudited)
Number of shares
 outstanding............ 183,874,200  183,874,200  183,874,200  183,874,200  183,874,200  183,874,200
                         ===========  ===========  ===========  ===========  ===========  ===========
Basic loss per ordinary
 share (1)..............   RMB 0.088    RMB 0.231    RMB 0.292    RMB 0.309    RMB 0.345     US$0.042
                         ===========  ===========  ===========  ===========  ===========  ===========
Basic loss per ADS
 equivalent (2).........   RMB 0.352    RMB 0.924    RMB 1.168    RMB 1.236    RMB 1.380     US$0.168
                         ===========  ===========  ===========  ===========  ===========  ===========
US GAAP
Operating revenue.......       2,177          191       18,288       49,172      194,392       23,485
Loss from operation ....     (10,590)     (33,776)     (48,729)     (48,371)     (47,105)      (5,691)
Net loss................     (16,194)     (42,518)     (53,742)     (56,838)     (63,378)      (7,657)
Basic loss per ordinary
 share..................    RMB0.088    RMB 0.231    RMB 0.292    RMB 0.309    RMB 0.345     US$0.042
Basic loss per ADS
 equivalent.............   RMB 0.352    RMB 0.924    RMB 1.168    RMB 1.236    RMB 1.380     US$0.168

                                               Five months ended May 31,
                                          -------------------------------------
                                             1999         2000         2000
                                          -----------  -----------  -----------
                                            RMB'000      RMB'000      US$'000
                                          (Unaudited)
Number of shares outstanding............. 183,874,200  212,731,074  212,731,074
                                          ===========  ===========  ===========
Basic loss per ordinary share (1)........   RMB 0.164    RMB 0.231     US$0.028
                                          ===========  ===========  ===========
Basic loss per ADS equivalent (2)........   RMB 0.656    RMB 0.924     US$0.112
                                          ===========  ===========  ===========
US GAAP
Operating revenue........................      32,952      176,411       21,313
Loss from operation .....................     (25,332)     (40,773)      (4,925)
Net loss.................................     (30,221)     (48,702)      (5,883)
Basic loss per ordinary share............   RMB 0.164    RMB 0.229     US$0.028
Basic loss per ADS equivalent............   RMB 0.656    RMB 0.916     US$0.112

                                           As of December 31,
                         ---------------------------------------------------------
                            1995        1996      1997     1998     1999    1999
                         ----------- ----------  -------  -------  ------- -------
                           RMB'000    RMB'000    RMB'000  RMB'000  RMB'000 US$'000
                         (Unaudited) (Unaudited)
Balance Sheet Data:
IAS
Cash and cash equiva-
 lents..................    11,723     90,577     31,991   67,402  257,127 31,064
Working capital.........    69,711     96,401     37,458  (97,420)  27,668  3,343
Total assets............   198,032    294,870    283,704  328,072  799,256 96,560
Long term debt, exclud-
 ing current portion....   119,387    224,747    234,446  183,129  315,600 38,129
Total shareholders'
 equity/(deficit) ......    35,802     (6,716)   (16,618) (73,456) 157,886 19,075
US GAAP
Total assets............   198,032    294,870    283,704  328,072  799,256 96,560
Total shareholders'
 equity/(deficit).......    35,802     (6,716)   (16,618) (73,456) 157,886 19,075

                                               Five months ended May 31
                                        ---------------------------------------
                                           1999      2000    2000
                                        ----------- ------- -------
                                          RMB'000   RMB'000 US$'000
                                        (Unaudited)
Cash Flow Data:
Capital expenditures..................    42,180    117,047 14,141
Net cash (used for)/ provided by oper-
 ating activities.....................    11,610      7,164    866
Net cash used for investing activi-
 ties.................................        --      2,226    269
Net cash provided by financing activi-
 ties.................................    10,000     58,319  7,046
Cash and cash equivalents.............    46,832    203,337 24,566

--------
Notes:--
(1) Basic loss per ordinary share for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 has been computed by dividing the net loss in the respective year by the 183,874,200 domestic shares we issued to our parent and that were outstanding upon our establishment on March 24, 2000 as if such shares had been outstanding for all relevant periods.
    On March 24, 2000, a further 64,503,600 domestic shares were issued to five investors at par for cash. Basic loss per share for the five-month period ended May 31, 2000 has been computed by dividing net loss by weighted average number of 212,731,074 (1999: 183,874,200) shares we issued to our parent and five other shareholders.
(2) Basic loss per ADS equivalent for those periods has been computed by multiplying basic loss per share by 4, which is the number of shares represented by each ADS.

                                         Years ended December 31,
                          ---------------------------------------------------------
                             1995        1996      1997     1998     1999    1999
                          ----------- ----------- -------  -------  ------- -------
                            RMB'000     RMB'000   RMB'000  RMB'000  RMB'000 US$'000
                          (Unaudited) (Unaudited)
Cash Flow Data:
Capital expenditures....      3,796      15,453    48,496   30,680  160,885 19,437
Net cash (used for)/
 provided by operating
 activities.............    (12,536)    (25,381)  (29,333) (11,181)  37,823  4,569
Net cash used for in-
 vesting activities.....         --          --        --       --       --     --
Net cash provided by fi-
 nancing activities.....      8,742     119,687    19,243   77,272  312,787 37,789
Cash and cash equiva-
 lents..................     11,723      90,577    31,991   67,402  257,127 31,064

                                                            As of May 31
                                                     ---------------------------
                                                        1999      2000    2000
                                                     ----------  ------- -------
                                                      RMB'000    RMB'000 US$'000
                                                     (Unaudited)
Balance Sheet Data:
IAS
Cash and cash equivalents...........................    46,832   203,337 24,566
Working capital.....................................  (124,803)   42,173  5,095
Total assets........................................   391,995   789,290 95,356
Long term debt, excluding current portion...........   202,396   362,186 43,756
Total shareholders' equity/(deficit) ...............   (44,317)  204,682 24,728
US GAAP
Total assets........................................   391,995   758,296 91,612
Total shareholders' equity/(deficit)................   (44,317)  173,688 20,984

--------
Notes:--
(1) Basic loss per ordinary share for the years ended December 31, 1995, 1996, 1997, 1998 and 1999 has been computed by dividing the net loss in the respective year by the 183,874,200 domestic shares we issued to our parent and that were outstanding upon our establishment on March 24, 2000 as if such shares had been outstanding for all relevant periods.
    On March 24, 2000, a further 64,503,600 domestic shares were issued to five investors at par for cash. Basic loss per share for the five-month period ended May 31, 2000 has been computed by dividing net loss by weighted average number of 212,731,074 (1999: 183,874,200) shares we issued to our parent and five other shareholders.
(2) Basic loss per ADS equivalent for those periods has been computed by multiplying basic loss per share by 4, which is the number of shares represented by each ADS.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with our combined financial statements and the related notes contained elsewhere in this prospectus.

OVERVIEW OF OUR OPERATIONS

   We are an Internet protocol network service provider in China. We offer a range of data and voice communication services based on a combination of Internet protocol, asynchronous transfer mode and frame relay transmission technologies. Our services include Internet access, leased lines, frame relay, virtual private networks, web hosting, co-location, e-commerce network services, Internet global roaming and Internet protocol telephony. Because our business was conducted by our parent before March 24, 2000, in this prospectus we include our parent when referring to ourselves and our business in periods before that date.

Data communications revenue

   We first introduced our data communications services to the market in 1996 when we began offering Internet access services. Since then, we have evolved to provide an integrated range of data communications services targeted to corporate, institutional and governmental customers, including Internet access, leased lines, web hosting, co-location, virtual private networks and Internet global roaming.

   For the year ended December 31, 1999, data communications services accounted for approximately 45.9% of our total operating revenues, of which approximately 73.2% was generated from our data transmission services and Internet access for corporate and institutional Internet account holders, including Internet service providers, Internet content providers and individuals. The remaining 26.8% was generated from value-added services such as Internet global roaming, virtual private networks and web hosting. For customers accessing our network through leased lines, our fees consist of a one-time set-up fee and a flat monthly rental fee that varies with the bandwidth provided, plus an additional charge based upon the volume of data we transmit for the customer. Our dial-up Internet access customers not using our Internet prepaid cards typically pay a one-time fee to open an account while those customers using our Internet prepaid cards to pay for their service charges are not required to pay the one-time fee. Our service fee comprises a flat monthly charge up to a fixed number of hours, followed by an hourly charge for additional time.

   Being a member of the international global roaming organizations, GRIC and iPass, we provide Internet connectivity services to the subscribers of other organization members who come to China occasionally and use our network. Internet global roaming services, first launched in 1998, allow subscribers of other Internet access providers to access the Internet by logging on to our network. We receive a fee from these other Internet access providers for this service based on the amount of traffic. In 1999, 12.4% of our total data communications revenue was derived from these arrangements.

   We also provide data communications services to enterprises doing business in China. The satellite transmission services we provide to these enterprises are not limited by the capacity and connectivity of ground lines. For 1999, 10.5% of our total data communications revenue was derived from transmission through satellite channels.

   The remainder of our revenue related to other value-added services, including web hosting and co-location services, which contributed 3.9% of our total data communications revenue in 1999.

   The results of operations of our data communications services are substantially dependent on a number of factors, including:

  . number of subscribers;

  . level of subscriber usage;

  . level and structure of tariffs; and

  . network capacity.

   We recognize the importance of corporate and institutional customers and intend to focus on expanding this customer base through the bundling of customized corporate and institutional data and voice communications services and technical support and customer services.

   We do not intend to commit significant resources to compete in the retail Internet service provider market in China as we believe it would involve substantial up-front customer acquisition costs and because of the unstable traffic volume and high churn rate in that market. Nevertheless, the number of our registered Internet access dial-up customers increased and our revenues from this source increased by 38% during 1999.

   Our sales personnel review the creditworthiness of new data communications customers including their business, bank accounts and financial statements. New account acceptance requires the approval of our sales managers. We generally grant one to two months' credit to our corporate and institutional customers depending on their credit standing. Designated sales personnel are assigned to monitor each account as part of our ongoing credit review procedure and to ensure timeliness of our collections. We do not extend credit to other customers.

Internet protocol telephony revenue

   Internet protocol telephony allows customers to make telephone calls using our Internet protocol network. However, our network transmits the phone conversation in smaller bunches of data called packets. Because these packets are smaller than the entire conversation, they can be transmitted separately whenever even a small amount of network capacity is available and reassembled when they reach their destination. Because we use our own network, and avoid the public Internet, we can generally maintain voice quality while the use of packets lets us use our network more efficiently than traditional telephone networks.

   We launched our Internet protocol telephony services in June 1999 and, as a result of our marketing efforts and high market demand, revenue generated from this service has grown significantly. For the year ended December 31, 1999, revenue generated from our Internet protocol telephony services accounted for approximately 52.9% of our total operating revenues.

   We provide our Internet protocol telephony service to customers through:

   .prepaid calling cards in fixed Renminbi denominations;

   .an express dialer that is either attached to or built into the telephone set;

   .a phone number designated to us; or

   .dedicated leased lines.

   We market our phone cards as "Internet protocol telephony" cards--they operate essentially the same way as debit calling cards. The cards each have an account and identification code corresponding to a Renminbi credit account that is debited as the customer makes calls. The credit is a cash credit that is debited against our normal Internet protocol telephony tariffs and not a credit for a fixed number of minutes of telephone usage. The credit account is valid for a fixed period of time, with any unused amounts remaining at the end of the period non-refundable.

   We currently generate the majority of our Internet protocol telephony revenues from the sale of prepaid cards to distributors. Our distributors buy the cards from us at a discount negotiated to the retail price and resell the cards to end users at retail prices. Although all Internet protocol telephony cards are prepaid, we recognize calling card revenues on a per minute basis as end users use the balance in their prepaid cards by placing calls. We account for all unused balances in end users' accounts as revenue received in advance of service.

   Customers using an express dialer or designated telephone line are required to place a deposit with us or a designated bank. Under this method, our customers settle their charges in arrears on a monthly basis. Our billing system is capable of keeping track on a real time basis of credits and charges on both prepaid cards and in customer accounts.

   The results of our Internet protocol telephony services are substantially dependent on a number of factors, including:

  . tariff levels and structure, which are both currently regulated by the Ministry of Information Industry;

   .demand for international and domestic long-distance telecommunications services in China;

   .network capacity constraints;

   .costs of interconnection arrangements with other telecommunications operators; and

  . the price difference between Internet protocol telephony and traditional circuit switched long-distance services.

   The introduction of Internet protocol telephony services in 1999 has provided us with the opportunity to better utilize our network. We expect to further improve the utilization of our network as the demand for communication services of our corporate customers increases and as we expand the geographical coverage of our Internet protocol telephony services.

   We receive most of our Internet protocol telephony revenues through sales of prepaid Internet protocol telephony cards. However, when our business grows, we anticipate there will be an increasing number of customers who will use express dialers or leased lines and pay their bills after receiving our services. We will implement credit control procedures similar to those for data communications customers. Our new customers who wish to pay their bills after receiving services will be required to pay a security deposit to us or to a bank for our benefit, and/or allow direct debit arrangement with their banks.

Operating expenses and taxation

   Our operating expenses include primarily costs of providing our customers with access to our Internet protocol network and costs associated with the transmission and termination of traffic over our network. We pay fees to lease fiber optic lines, satellite transponders, access to international gateways and for the termination of traffic transmitted by other international operators. For a more detailed description of these leases, see "Business-- Licenses, Approvals and Agreements--Network-related Agreements".

   We own a variety of network equipment, such as switching equipment and routers, which are subject to annual depreciation. We have also entered into operating leases for the use of network equipment and premises.

   In general, because leased line costs are fixed, our effective cost per minute remains high until we achieve significant volumes of traffic. As our business grows, we expect to achieve greater economies of scale that will drive down per minute network and bandwidth costs.

   All of our branch offices are separate, independent entities for tax reporting and filing purposes. For those offices that qualify as high-technology enterprises, the applicable Chinese income tax rate is 15%. Five of our branch offices enjoy preferential tax rates while our head office in Beijing is qualified as a high-technology company and enjoys a preferential income tax rate of 15% under the Regulation on Tax Policy in the State High-Technology Industrial Development Zones issued by the State Administration of Taxation. Income from our head office was fully exempted from income tax for three consecutive years and halved for another three consecutive years beginning from 1994, our parent's first year of operation. This preferential treatment ended in 1999. All of our other branch offices and subsidiaries will be subject to income tax at a rate of 33%. As more offices that do not receive preferential tax treatment become profitable and begin incurring income tax, our effective tax rate will increase. Additionally, if the preferential rates that some offices enjoy were discontinued because of a change in regulations or failure to remain qualified as a high-technology company, our income tax rate could increase to the normal rate of 33%.

RESULTS OF OPERATIONS

   The following table sets forth our selected statement of income data, expressed as percentages of total revenue, for the periods indicated.

                                        Year ended
                                       December 31,
                                    -----------------------   Five months ended
                                     1997     1998    1999      May 31, 2000
                                    ------   ------   -----   -----------------
Operating revenues:
 Data communications..............    73.1 %   91.4 %  45.9 %        26.3 %
 Internet protocol telephony......     0.0 %    0.0 %  52.9 %        73.2 %
 Other revenue....................    26.9 %    8.6 %   1.2 %         0.5 %
                                    ------   ------   -----         -----
                                     100.0 %  100.0 % 100.0 %       100.0 %
Operating expenses:
 Transmission costs...............   119.1 %   83.7 %  55.4 %        55.1 %
 Agency fee and commission........     0.6 %    1.2 %   8.8 %        12.0 %
 Cost of Internet protocol cards
  and dialers.....................     0.0 %    0.0 %   3.9 %         1.0 %
 Employee compensation costs......    33.9 %   19.5 %   8.3 %         7.9 %
 Depreciation & amortization......    71.8 %   40.0 %  20.0 %        16.9 %
 Other operating expenses.........   141.1 %   54.0 %  27.9 %        30.4 %
                                    ------   ------   -----         -----
                                     366.5 %  198.4 % 124.3 %       123.3 %
                                    ------   ------   -----         -----
Operating loss....................  (266.5)%  (98.4)% (24.3)%       (23.3)%
Other income/(expenses)...........     3.2 %   (1.1)%  (0.3)%        (0.3)%
Finance expenses..................   (30.6)%  (16.1)%  (6.5)%        (4.6)%
                                    ------   ------   -----         -----
Loss before tax...................  (293.9)% (115.6)% (31.1)%       (28.2)%
Taxation..........................     0.0 %    0.0 %  (1.5)%         0.4%
                                    ------   ------   -----         -----
Loss for the year.................  (293.9)% (115.6)% (32.6)%       (27.8)%
                                    ======   ======   =====         =====

Five months ended May 31, 2000 compared with five months ended May 31, 1999

 Operating revenues

   Our operating revenues for the five months ended May 31, 2000 increased by 434.5% to RMB176.4 million (US$21.3 million) from RMB33.0 million (US$4.0 million) for the five months ended May 31, 1999. The substantial increase is due to the introduction of our Internet protocol telephony services in June 1999. For the five months ended May 31, 2000, revenue generated from our Internet protocol telephony services amounted to approximately RMB129.1 million (US$15.6 million), representing approximately 73.2% of total operating revenues for the period. From June 1999 through May 2000, our monthly Internet protocol telephony revenue has been increasing at a compound monthly growth rate of 15.9%. The following table shows the monthly unaudited revenue generated, before deduction of relevant sales tax, by our Internet protocol telephony services from June 1999 to July 2000:

                                              Unaudited
                                              Internet
                                              protocol
                                              telephony    Month-on-
                                               revenue    month growth Minutes
                                            (RMB million)     (%)      (Million)
                                            ------------- ------------ --------
1999
June.......................................       4.2         N/A         0.9
July.......................................       7.0         66.7        1.9
August.....................................      12.2         74.3        3.7
September..................................      14.4         18.0        5.4
October....................................      19.0         31.9        9.0
November...................................      22.6         18.9       11.9
December...................................      26.2         15.9       15.7
2000
January....................................      23.7         (9.5)      14.7
February...................................      20.4        (13.9)      12.2
March......................................      29.6         45.1       19.3
April .....................................      29.4         (0.7)      20.2
May .......................................      28.6         (2.7)      20.1
June.......................................      29.0         1.4        22.6
July.......................................      28.4         (2.0)      24.5
                                                -----                   -----
  Total....................................     294.7                   182.1
                                                =====                   =====

   We charge fixed, per minute fees for both our domestic and international long-distance Internet protocol telephony services. We anticipate the proportion of revenue generated from domestic long-distance calls to increase as we introduce our Internet protocol telephony services throughout other parts of China. For a list of our Internet protocol telephony per minute charges, see "Industry Overview".

   We recorded a reduction of Internet protocol telephony revenues in January 2000 of 9.5% and in February 2000 of 13.9%, followed by resumed growth. We attribute this to the effect of the Chinese New Year holiday, when business and commercial operations in China generally cease for about two weeks. Many expatriates living in China also return home during this period resulting in a further reduction in minutes and revenue. We expect a similar trend to appear each year.

   Although we were granted a license to offer Internet protocol telephony services in China nationwide in April 2000, we did not immediately begin to offer our Internet protocol telephony services to all the cities our network covered due to constraints in our international gateway capacity. We subsequently increased our international gateway capacity from 22Mbps in the second half of 1999 to a total of 71Mbps in May 2000, and our Internet protocol telephony services were offered in over 35 cities as of the date of this prospectus.

   For the five months ended May 31, 2000, data communications services revenue also increased by 42.8% to RMB46.4 million (US$5.6 million) from RMB32.5 million (US$3.9 million) for the five months ended May 31, 1999. The increase is the result of a combination of increasing customer numbers and their bandwidth demand. During the five months ended May 31, 2000, the number of corporate and institutional accounts increased by 155 from 517 to 672.

   For the five months ended May 31, 2000, revenue from web hosting and co-location services was RMB0.8 million (US$0.1 million) and represented approximately 1.8% of data communications services revenue. This represents an increase of approximately 29.4% compared to the five months ended May 31, 1999.

   According to our unaudited management accounts, for the two months ended July 31, 2000, we recorded operating revenue of RMB80.9 million (US$9.8 million), of which approximately 33.3% was derived from our data communications business and 66.7% was derived from our Internet protocol telephony service. For the five months ended May 31, 2000, our audited operating revenue was RMB176.4 million (US$21.3 million), reflecting an average monthly revenue of RMB35.3 million (US$4.3) million. Considering the unaudited operating revenue for the two months ended July 31, 2000, average monthly revenue for the first seven months of 2000 was approximately RMB36.8 million (US$4.4 million). We attribute this to network capacity constraints.

 Operating expenses

   We have six major categories of operating expenses:

  . Transmission costs--costs of transmitting data and voice, including costs of leasing fiber optic lines, international gateways, transponder capacity and domestic lines, and rates payable to global clearing houses of international telecommunications operators;

  . Agency fees and commissions--fees payable to distribution agents for the distribution of Internet protocol telephony cards and commissions payable for the collection of accounts receivable;

  . Cost of Internet protocol telephony cards and express dialers--fees payable for the manufacture of Internet protocol telephony cards and express dialers;

  . Employee compensation costs--staff salaries, sales commissions payable to staff and other benefits;

  . Depreciation and amortization--annual depreciation of machinery and other fixed assets, and annual amortization of land use rights; and

  . Other operating expenses--operating leases, advertising and other office administrative expenses.

   For the five months ended May 31, 2000, transmission costs were RMB97.2 million (US$11.7 million), which accounted for approximately 44.7% of total operating expenses. This represents an increase of 297.2% compared to the five months ended May 31, 1999. The large increase in transmission costs is due to the increase in the coverage and transmission capacity of our network. By May 31, 2000, we had network hubs or nodes in more than 50 cities and had an international gateway capacity of 71Mbps.

   Agency fees and commissions accounted for approximately 9.7% of total operating expenses for the five months ended May 31, 2000. For the five months ended May 31, 1999, agency fees and commissions were only incurred for data communications services while most agency fees and commissions for the five months ended May 31, 2000 were incurred as a result of the introduction of our Internet protocol telephony services. A significant portion of our Internet protocol telephony services is sold in the form of prepaid cards through distribution agents who charge an agency fee. For the five months ended May 31, 2000, agency fees and commissions represented approximately 16.4% of our Internet protocol telephony revenue.

   Cost of Internet protocol cards and express dialers accounted for only 1.0% of total operating expenses. There was no such expense for the five months ended May 31, 1999 as our Internet protocol telephony services were only launched in June 1999.

   Employee compensation accounted for approximately 6.4% of total operating expenses for the five months ended May 31, 2000 and increased by approximately 139.8% compared to the five months ended May 31, 1999. The increase was primarily due to an increase in the number of staff as our business operations expanded. As part of our strategy is to focus on serving corporate and institutional customers, we continued to strengthen our direct sales force and technical support.

   Depreciation and amortization expenses accounted for approximately 13.7% of total operating expenses for the five months ended May 31, 2000 and represented an increase of approximately 131.3% compared to the five months ended May 31, 1999. The significant increase is due to the increase in fixed assets, particularly telecommunications equipment. For the five months ended May 31, 2000, we invested approximately RMB149.4 million (US$18.0 million) in telecommunications equipment as we expanded and upgraded our network.

   The provision for bad and doubtful debt increased to RMB13.7 million (US$1.7 million) for the five months ended May 31, 2000 from Nil for the five months ended May 31, 1999, mainly due to a payment default by one independent distributor of our Internet protocol telephony express dialers. We have ceased business with this distributor and have made a one-off provision against the full outstanding balance receivable from this distributor. No general provision was made during the same period in 1999.

   Other operating expenses accounted for approximately 24.6% of total operating expenses for the five months ended May 31, 2000, representing an increase of approximately 262.6% compared to the five months ended May 31, 1999. The large increase is in line with the expansion of our business operations and our branch offices. As we launched our Internet protocol telephony services in June 1999, we also increased spending on advertising.

 Loss from operations

   Our loss from operations for the five months ended May 31, 2000 was RMB41.2 million (US$5.0 million). As we were granted one of the five licenses to provide Internet protocol telephony services in China nationwide in April 2000, we expanded our network so that we had network hubs or nodes in more than 50 cities from 34 cities at the end of 1999. While we leased additional bandwidth as we expanded our network coverage and continued to roll out our branch network, revenue generated from the newly connected cities had not been realized by the end of May 2000. Nevertheless, we believe the expansion of our network coverage, transmission capacity and our branch office network will be beneficial in the long term. According to our unaudited management accounts, we had a net loss of RMB28.6 million (US$3.5 million) for the two months ended July 31, 2000.

 Finance expenses

   Net finance expenses for the five months ended May 31, 2000 amounted to approximately RMB8.1 million (US$1.0 million), representing an increase of approximately 90.2% compared to the five months ended May 31, 1999. The increase is primarily due to the inception of loans of RMB86.7 million (US$10.5 million) and RMB200 million (US$24.1 million) from the China Construction Bank and China International Trust and Investment Company in mid and late 1999, respectively. During the period, we also purchased telecommunications equipment under finance leases, which served to further increase the amount of finance expenses.

 Taxation

   We received a tax credit of RMB0.7 million (US$80,000) for the five months ended May 31, 2000 mainly due to reductions in the income tax rates paid by some of our branches from 33% to 15%. These branches had applied to their local tax bureau for tax relief during 1999 but were unable to obtain clearance and approvals until 2000. Hence, they had paid their income taxes in 1999 at a normal rate of 33% and received a tax refund in 2000. We had no taxation expense for the five months ended May 31, 1999 as we were at tax loss positions in all branch offices during that period. During the five months ended May 31, 2000, we were subject to tax rates ranging from 15% to 33%.

Year ended December 31, 1999 compared with the year ended December 31, 1998

 Operating Revenues

   Our operating revenues for the year ended December 31, 1999 increased by 295.3% to RMB194.4 million (US$23.4 million) from RMB49.2 million (US$5.9 million) for the year ended December 31, 1998 due to the launch of our Internet protocol telephony service and significant increases in revenue generated from data communications services. Our Internet protocol telephony services were launched in June 1999 and, during the seven months ended December 31, 1999, generated revenue of RMB102.9 million (US$12.4 million), or 52.9% of total revenue. Our monthly Internet protocol telephony revenue increased from RMB4.2 million (US$0.5 million) in June 1999 to RMB26.2 million (US$3.2 million) in December 1999, representing a monthly compound average growth rate of 35.7%.

   For the seven months ended December 31, 1999, international long-distance calls, including calls made from China to Hong Kong, Macau and Taiwan, contributed approximately 93.9% of our Internet protocol telephony revenue due to their relatively higher charges per minute as compared with domestic long-distance calls. The number of minutes sold for international long-distance increased steadily at a monthly compound average growth rate of approximately 40.2% from June to December 1999.

   Domestic long-distance minutes sold has also grown rapidly since the launch of this service in August 1999. Our domestic long-distance minutes sold increased at a monthly compound average growth rate of approximately 107.6% from August to December 1999.

   During the seven months from June 1999 to December 1999, our Internet protocol telephony services were offered in 12 major cities in China, as allowed under the trial license granted to our parent by the Ministry of Information Industry. Effective as of April 1, 2000, our parent was granted a license to provide Internet protocol telephony services nationwide, under which we operate.

   Revenue attributable to our data communications services increased 98.2% to RMB89.1 million (US$10.8 million) in the year ended December 31, 1999 from RMB45.0 million (US$5.4 million) in 1998 due to increases in both the number of customers and usage per customer. Revenue received from leased line customers contributed approximately 64.0% of total data communications revenue for 1999. At the same time, revenue received from leased line customers increased by approximately 135.7% as compared to 1998, primarily due to the increase in both number of corporate and institutional customers and average revenue per customer. Average leased line revenue per account increased from approximately RMB90,600 (US$10,943) in 1998 to approximately RMB110,300 (US$13,322) in 1999, indicating the increasing usage of Internet access by corporate and institutional customers. We also offer a range of value-added services, including Internet global roaming, web hosting and server co-location. Revenue received from the provision of Internet global roaming services contributed approximately 12.4% of total data communications revenue for 1999.

   Revenue from web hosting and co-location services also increased by approximately 76.0% to approximately RMB1.83 million (US$0.2 million) from RMB1.04 million (US$0.1 million) in 1998 as a result of the increase in the number of our corporate customers and their demand for server space.

 Operating expenses

   For 1999, transmission costs were RMB107.7 million (US$13.0 million), which accounted for approximately 44.6% of total operating expenses, and represented an increase of 161.7% as compared to 1998. This increase was mainly attributable to our starting to pay fees to international telecommunications operators for Internet protocol telephony calls transmitted through their global clearing houses after the introduction of our Internet protocol telephony service. Gateway leases and interconnection fees also increased significantly due to a significant increase in Internet access and the launch of our Internet protocol telephony service. During 1999, our international gateway capacity increased to 61.7 Mbps from 21.7 Mbps at the beginning of the year. We also rolled out our Internet protocol network to our top 12 cities during the year, which required us to lease additional lines.

   Agency fees and commissions accounted for approximately 7.1% of total operating expenses for 1999. The significant increase from 1998 was due to the fact that our Internet protocol telephony services were only introduced in June 1999. Agency fees paid to distribution agents of our Internet protocol telephony products ranged from 10% to 17% of gross sales. For the year ended December 31, 1999, agency fees and commissions represented, on average, approximately 16.6% of our Internet protocol telephony revenue.

   Cost of Internet protocol telephony cards and express dialers accounted for approximately 3.1% of total operating expenses for 1999. This was a new expense item for 1999 as Internet protocol telephony services were first launched in June 1999.

   Employee compensation accounted for approximately 6.7% of total operating expenses for 1999, and represented an increase of approximately 68.3% from 1998. This increase is attributable to the increase in number of staff. During 1999, the total number of staff increased to 628. In particular, we increased the size of our sales team and network department. In general, the number of our staff increased as we increased the number of our branch offices.

   Depreciation and amortization expenses accounted for approximately 16.1% of total operating expenses for 1999 and increased by 97.2% as compared to 1998 due to the increase in fixed assets, particularly in telecommunications equipment, which increased by 165.6% as compared to the previous year, for the continuing rollout of our network infrastructure. Leasehold improvements, furniture and fixtures also increased as we increased the number of branch offices.

   Other operating expenses accounted for approximately 22.5% of total operating expenses for 1999, representing an increase of approximately 104.2% as compared to the prior year. This increase was due to the general expansion of operations and the increase in the number of branch offices during 1999.

 Operating loss

   Our operating loss for the year ended December 31, 1999 decreased by 2.6% to RMB47.1 million (US$5.7 million) from RMB48.4 million (US$5.8 million) for the year ended December 31, 1998. This was due primarily to the increase in turnover from our Internet protocol telephony services and data communications services. While a major proportion of the costs of maintaining our network are fixed in nature, our profitability depends highly on the level of demand and the pricing of the services we provide using this network.

 Finance expenses

   Our net finance expenses for the year ended December 31, 1999 rose 60.6% to RMB12.7 million (US$1.5 million) from RMB7.9 million (US$1.0 million) for the year ended December 31, 1998. During 1999, we were granted a loan of RMB200 million (US$24.2 million) from the China International Trust and Investment Company for the development of network infrastructure at a fixed interest rate of 5.68% per year, and a maturity of 10 years. We were also granted a U.S. dollar-denominated bank loan of approximately RMB86.7 million (US$10.5 million) from the China Construction Bank for investment in Internet protocol telephony and network equipment at an annual interest rate of 3.35% and a maturity of 10 years.

 Taxation

   Taxation for the year ended December 31, 1999 was approximately RMB3.0 million (US$0.4 million) compared with no taxation expenses for the year ended December 31, 1998. During 1999, although we generated losses as a company, some of our branches generated profits that we were not able to consolidate with losses made in other branches. Accordingly, these branches' profits were subject to income tax at rates ranging from 15% to 33%.

Year ended December 31, 1998 compared with the year ended December 31, 1997

 Operating revenues

   Our operating revenues for the year ended December 31, 1998 rose to RMB49.2 million (US$5.9 million) from RMB18.3 million (US$2.2 million) for the year ended December 31, 1997, representing an increase of approximately 168.9%. Operating revenues for 1998 were mainly derived from our data communications services, as our Internet protocol telephony service had not yet been introduced. Revenue received from leased line customers accounted for approximately 53.8% of total data communications revenue for 1998, representing an increase of 482.8% from 1997. The number of corporate accounts increased from 87 in 1997 to 261 by the end of 1998. Average annual revenue received from each corporate account also increased by 77.0%, from approximately RMB51,200 (US$6,184) for 1997 to approximately RMB90,600 (US$10,943) for 1998.

   Revenue received from dial-up accounts also increased by 142.3% as compared to 1997, and represented approximately 13.2% of total data communications revenue for 1998. The increase was mainly due to the overall increase in computer penetration and Internet usage in China. The number of our dial-up customers also increased significantly as we rolled out new branch offices.

   Other corporate and institutional data communications revenue accounted for approximately 26.2% of total data communications revenue for 1998, representing an increase of approximately 98.1% from 1997.

 Operating expenses

   Transmission costs increased by approximately 88.9% overall as compared to 1997. The increase was primarily attributable to the increase in leases of international gateways to satisfy the increase of data traffic. During 1998, our international gateway capacity increased from 2.5Mbps to 21.7Mbps. Our satellite transponder capacity also increased from 36MB to 54MB.

   Agency fees and commissions increased by approximately 450.5% as compared with 1997 primarily due to additional effort being put into exploring the market opportunity for our data communications business in 1998.

   Employee compensation increased by approximately 54.8% as compared to 1997, primarily due to the increase in number of staff as our business expanded. During 1998, the total number of staff increased to 310 from 194 as of December 31, 1997.

   Depreciation and amortization expenses increased by approximately 49.9% due to the increase in fixed assets during 1998, particularly the acquisition of telecommunications equipment for the rollout of network infrastructure and the build-out of branch offices.

   Other operating expenses increased by approximately 2.9% as compared to 1997 as we expanded our operations.

 Loss from operations

   Our loss from operations for the year ended December 31, 1998 decreased 0.7% to RMB48.4 million (US$5.8 million) from RMB48.7 million (US$5.9 million) for the year ended December 31, 1997. This was primarily due to increases in data communications revenue as a result of the expansion of our network and the increase in the number of our branch offices. In 1997 and 1998 we concentrated our resources in the configuration and rollout of our Internet protocol network infrastructure and the establishment of our branch office network.

 Finance expenses

   Our finance expenses for the year ended December 31, 1998 amounted to RMB7.9 million (US$1.0 million), an increase of 41.3% as compared to the year ended December 31, 1997. The majority of finance expenses for both 1997 and 1998 were incurred for a loan received from a related company for the development of our network, and the increase in net finance expense was due to the fact that higher interest income was generated in 1997. We had approximately RMB90.6 million (US$10.9 million) in cash at the beginning of 1997 that generated interest income during the year. Our cash balance was depleted as we invested approximately RMB48.5 million (US$5.9 million) in fixed assets during 1997. During 1998, our cash balance continued to drop as we continued to invest in fixed assets and interest income generated during 1998 was significantly less than that of 1997.

 Taxation

   We incurred no taxation for the year ended December 31, 1998 or the year ended December 31, 1997 mainly due to utilization of available tax losses accumulated in prior years and continuation of increasing losses in most of the business units.

Government grants received

   In 1997, we were successful in applying to the Ministry of Electronics for funding of RMB10 million (US$1.2 million) to develop our network. We received this grant in 1997 and 1998 and recorded it as a liability due to the government. Subject to annual examination on the use of the funding, approved expenditures can be used to set off the balance due to the government.

   Approximately RMB6.8 million (US$0.8 million) of the grant was applied to set off research and development costs incurred from 1997 through 1999.

   In 1998, we used RMB3.2 million (US$0.4 million) to purchase network equipment. We have been depreciating the cost of the assets and amortizing the remaining balance of the government grant over the same period so that the depreciation charged on the related asset and amortization of the government grant will offset each other.

Liquidity and capital resources

   Our principal sources of capital have been equity capital from our shareholders, bank and other loans and cash from operations. Our principal uses of capital have been the acquisition of equipment necessary for the establishment and rollout of our network and the expansion of services provided through our network. As we have experienced losses from operations in the five months ended May 31, 2000 and in each of the three years ended December 31, 1997, 1998 and 1999, we have historically relied on equity capital and bank and other loans to provide for most of our capital needs.

   The global offering will include the offer of H shares or ADSs in the U.S., Hong Kong and other jurisdictions. We expect that the net proceeds we will receive from the global offering will be approximately US$220,721,715 million (assuming an offering price of HK$25.50 per H share, or US$13.08 per ADS, the mid-point of the estimated price range). We intend to use the net proceeds to roll out our network infrastructure, to increase the transmission capacity of our network in general, to construct three Internet data centers, to upgrade our network control centers and our management information, accounting and billing system, and to establish customer service centers in major cities in China. We intend to use the remainder to repay some of our bank borrowings, for working capital and other general corporate purposes. We may use part of the proceeds for future acquisitions of and investments in businesses that are complementary to our business but no acquisitions or investments are currently pending. In the event that the over-allotment option is exercised in full, we
will receive an additional US$    million which will be used for working
capital purposes. Upon completion of the global offering, we estimate that our cash and other available sources of funds (including the estimated net proceeds from the global offering) will be sufficient to fund our operation and expansion needs through December 31, 2001. After that, we will need to raise additional funds.

   Our net cash flow from operations is generally significantly higher than our operating results due to depreciation expense related to the equipment purchased for our network and unused Internet protocol telephony minutes being recorded as receipts in advance on the balance sheet. For the year ended December 31, 1999, our net cash provided by operating activities was RMB37.8 million (US$4.6 million) compared with our net cash used for operating activities of RMB11.2 million (US$1.4 million) for the year ended December 31, 1998.

   At the same time, net cash from operating activities increased due to the increase in cash received from sales of Internet protocol telephony cards and growth in our data communications business. Receipts in advance increased from approximately RMB0.8 million (US$0.1 million) to RMB82.4 million (US$9.9 million), principally due to the unused minutes on our prepaid Internet protocol telephony cards being recorded as revenue received in advance of service. The increase in interest paid is attributable to the increase in loans of RMB200 million (US$24.2 million) during 1999, details of which were described above.

   Our net cash used by operating activities for 1998 decreased as compared with 1997 mainly because of an increase in payables and accrued liabilities resulting from the increase in transmission costs that had not yet been settled at the end of 1998.

   For the five months ended May 31, 2000, net cash flow from operations continued to be positive and amounted to RMB7.2 million (US$0.9 million) even though payments for bandwidth leases and operating expenses continued to increase during the period.

   Our cash used for investing activities in the year ended December 31, 1999 was RMB160.9 million (US$19.4 million) compared with RMB30.7 million (US$3.7 million) in the year ended December 31, 1998. During 1999, we invested heavily in communications equipment and set up 29 new branch offices in China. During the year, we increased the capacity of our network in order to provide dedicated bandwidth for our Internet protocol telephony services and upgraded our network control functions to ensure that our service quality is maintained. For the five months ended May 31, 2000, net cash used for investing activities amounted to RMB119.2 million (US$14.4 million) as we continued to invest in telecommunications equipment for the expansion of our network. During the period, cash outlays for purchases of fixed assets amounted to RMB117.0 million (US$14.1 million).

   We have budgeted approximately RMB    billion (US$    million) for capital
expenditures in 2001 and a total of approximately RMB    billion (US$
million) for capital expenditures for 2002 and 2003. These will mainly include the deployment of our network infrastructure, investment in Internet data centers, and the upgrade of our network control centers and supporting systems. Our future cash requirements, however, will principally depend on:

  .  the rate at which we expand our operations;

  . the rate at which we invest in expanding and upgrading our network infrastructure and related network support systems;

  . the level of marketing required to build our brand and to acquire and maintain customers;

  .  the timing of new services and products offered;

  .  our success at marketing our services and products;

  .  our ability to lease or purchase bandwidth at competitive rates; and

  .  price competition in our markets.

   We expect to fund our future capital expenditures primarily with internally generated funds and additional external financings. We will consider additional debt and equity financing, depending on market conditions, our business needs and our financial performance.

   For the five months ended May 31, 2000, net cash generated from financing activities amounted to RMB58.3 million (US$7.0 million). During the period, we repaid long-term borrowings of RMB6.2 million (US$0.7 million). As part of the reorganization of our parent, all of our shareholders except our parent contributed aggregate cash of RMB64.5 million (US$7.8 million) to us. Net cash provided by financing activities in the year ended December 31, 1999 was RMB312.8 million (US$37.8 million) compared with RMB77.3 million (US$9.3 million) in the year ended December 31, 1998. During 1999, additional contribution from our shareholders amounted to approximately RMB213.5 million (US$25.7 million). We also increased long-term borrowings of RMB200 million (US$24.1 million) in 1999 to support the expansion of our business operations and to fund our offering of new services such as Internet protocol telephony. Furthermore, we received a bank loan of RMB86.7 million (US$10.4 million) for the purchase of network equipment. The amount was paid directly by the bank to our suppliers.

   According to our unaudited management accounts, our accounts receivable amounted to RMB24 million (US$2.9 million) as of July 31, 2000, compared to RMB16.7 million (US$2.0 million) as of May 31, 2000. According to our unaudited management accounts, other receivables, deposits and prepayments amounted to RMB116.1 million (US$14.0 million) as of July 31, 2000, compared to RMB44.5 million (US$54.0 million) as of May 31, 2000. This was mainly due to increased deposits we made for equipment purchases.

Significant differences between IAS and US GAAP

   We prepared our combined financial statements in accordance with International Accounting Standards. This basis of accounting differs from US GAAP. The differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

 Recognition of revenue

   We charge customers accessing our network a one-time set-up fee which we recognize in full as revenue when billed. For purposes of the reconciliation of our financial statements to US GAAP, the effect of deferring these revenues and recognizing the income over the estimated life of the customers is not material and no adjustment is made.

 Revaluation of property, plant and equipment

   As described in Note 17(b) to our financial statements, the property, plant and equipment that our parent transferred to us were appraised as of September 30, 1999, as required by the relevant Chinese regulations, by a firm of independent valuers. The property, plant and equipment were further appraised as of May 31, 2000. This appraisal indicated the value of our property, plant and equipment had not changed materially since September 30, 1999. The revaluation surplus on the property, plant and equipment transferred in excess of their prior carrying values, based on the second appraisal, has been reflected in our combined financial statements for the five months ended May 31, 2000 as the restructuring of our parent was effective on March 24, 2000. Depreciation charge on the revaluation surplus has been included in our combined financial statements.

   For the purpose of reconciling to the US GAAP financial data, the effect of the revaluation and the related depreciation charges are reversed.

Quantitative and qualitative disclosures about market risks

 Foreign currency risk

   We maintain our accounts in Renminbi and substantially all of our revenue and expenses are denominated in Renminbi. Some of our operating expenses related to international network access are denominated in U.S. dollars or other foreign currencies. While we are generally able to obtain foreign currency in sufficient amounts to satisfy our requirements, we are unable to effectively hedge against the risk of significant changes in the value of the Renminbi against foreign currencies. We are also exposed to foreign currency risk as a result of our communications equipment being sourced substantially from overseas. Specifically, our foreign currency exposure relates primarily to our foreign currency-denominated short-term and long-term debt. Fluctuations in exchange rates may lead to significant fluctuations in the exposures of our foreign currency denominated liabilities. We have not engaged in any foreign currency hedging activities.

   The outstanding amounts of our short-term and long-term foreign currency commitments as of May 31, 2000 were as follows:

  . approximately US$3.0 million of payables to equipment suppliers were denominated in U.S. dollars;

  .  approximately US$10.6 million of borrowings were denominated in U.S.
     dollars;

  . approximately US$2.0 million of other long-term liabilities were denominated in U.S. dollars; and

  .  approximately US$20.3 million of capital commitments were outstanding.

 Interest rate risk

   We are subject to market risks due to fluctuations in interest rates. The majority of our debts are in the form of long-term, fixed-rate bank loans with original maturities ranging one to ten years. We do not conduct hedging and interest rate swaps in connection with long-term debts.

   The following table provides information regarding our interest rate sensitive financial instruments, which are long term debt obligations, as of May 31, 2000:

       Nature of indebtedness      Interest rate and final maturity   Outstanding balances
       ----------------------      --------------------------------   --------------------
                                                                      RMB'000      US$'000
  Renminbi-denominated long-term   Fixed annual interest rate at      193,815       23,410
   loans                           5.68% with maturity through 2009
  US dollar-denominated long-term  Fixed annual interest rate at       88,087       10,640
   loans                           3.35% with maturity through 2009

Year 2000 Compliance

   The year 2000 problem affects computer programs and hardware timers using two digits (rather than four) to define the applicable year. Programs that have time-sensitive functions may recognize a date using "00" as the year 1900 rather than 2000, which could result in miscalculations or system failures. To date, we have not experienced any problems related to year 2000 compliance. It is possible, however, that other dates in the year 2000 may further affect computer software and systems. Some computer programs that were date-sensitive to the year 2000 may not have been programmed to process the year 2000 as a leap year. While we believe that all of our systems are year 2000 compliant, we may discover problems during 2000 that require expenditure in order for our computer and software systems to be upgraded, modified or replaced.

   We believe that our largest year 2000 risk is that third parties upon whom we rely, including outside suppliers, telecommunications providers whose networks interconnect with our network and external utilities providers, could have failed to adequately address their year 2000 issues. It is possible that some of the internal systems of these parties have already been or will be negatively affected by the year 2000 date change. After identifying third-party vendors who played critical, primary or secondary roles in our business and operations, we requested and received certificates and representations from all such vendors indicating that their systems and products were year 2000 compliant. We conducted interconnection and inter-carrier tests and received confirmations that all systems were year 2000 compliant. We also received certificates and representations from our Internet global roaming partners as to year 2000 compliance. We have not independently verified any of these certifications and cannot be certain that these parties are indeed year 2000 compliant.

   We continue to assess year 2000 issues including issues related to outside parties. Nevertheless, our review and upgrading procedures may have been inadequate. Furthermore, we cannot assess the effectiveness of the year 2000 measures taken by outside parties. There can be no assurance that the failure of any material vendor, utility provider, or other third party with whom we conduct business to ensure year 2000 compliance will not have a material adverse effect on our business, financial condition or results of operations.

                            OUR CORPORATE STRUCTURE

Our establishment

   We were established on March 24, 2000 when, pursuant to the reorganization agreement with our parent, Jitong Communications Co., Ltd., most of the assets and liabilities relating to the telecommunications business of our parent were transferred to us. Any assets, licenses, approvals or contracts necessary for our operations which could not be transferred to us, because of either regulatory or contractual prohibitions, were maintained by our parent for our benefit pursuant to the reorganization agreement. In consideration of the transfer of assets under the reorganization agreement, we issued to our parent 183,874,200 domestic shares, representing approximately 74.03% of our registered share capital immediately before the global offering.

   In addition to the issuance of domestic shares to our parent, Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone, SDIC Electronics Company, Beijing Economic Development and Investment Company, Tianjin Communication and Broadcasting (Group) Company Limited and the Seventh Electronics Research Institute of the Ministry of Information Industry made an aggregate cash investment in us at our establishment of RMB64,503,600 (US$7,790,760), in consideration for issuance to them of 64,503,600 domestic shares, representing 25.97% of our registered share capital before the global offering.

Our parent

   Our parent was founded in 1994 to build, own and operate the Golden Bridge Network (also known as ChinaGBNet), a national public communications network conceived as part of a government initiative to establish necessary backbone infrastructure for Internet access and data communications in China. The Golden Bridge Network was approved by the State Council for inclusion as a key information superhighway project in China's Ninth Five Year Plan, which runs from 1996 to 2000. After the reorganization, our parent's principal business became the leasing of international gateways on our behalf. In the future, we expect that our parent may enter into telecommunications-related business that does not compete with ours.

Our controlling shareholders

   As a result of the transfer of assets by our parent and the cash investment by other investors, IRICO Group Corporation, immediately following the reorganization, held a 96.22% interest in our ordinary shares through our parent and Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone, a wholly-owned subsidiary of IRICO Group Corporation.

   IRICO Group Corporation was established on March 16, 1989 as a state-owned enterprise. Its main business is the manufacturing of electronic equipment. It was supervised by the Ministry of Information Industry until January 25, 2000, after which IRICO Group Corporation became subject to supervision by the State Council, the highest executive body of China.

   Three of our directors are also directors or officers of IRICO Group Corporation or Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone. However, we are managed by our own management team. We intend that our day-to-day operation and management will be independent from IRICO Group Corporation. Our parent has agreed that it will not engage in or interfere with our day-to-day management. Our parent will only exercise its rights and be responsible for its obligations as a controlling shareholder subject to our articles of association.

 Transfer by IRICO Group Corporation

   On October 23, 2000, IRICO Group Corporation agreed to transfer a 40% interest in our parent to Shanghai Hua Hong (Group) Company Limited, thereafter reducing its interest in our parent to 44.91% immediately before the global offering. As part of the transfer, Shanghai Hua Hong (Group) Company Limited has agreed that, until 2003, it will not cause our parent to change or propose to change the composition of our board of directors or attempt to influence our policies or management during that period. The transfer is subject to payment of the purchase price and has not yet been completed. By virtue of its current 84.91% interest, IRICO Group Corporation may be deemed to control our parent and to indirectly control us. After IRICO Group Corporation completes the transfer to Shanghai Hua Hong (Group) Company Limited, either or both of them may be deemed to control our parent and to indirectly control us.

   Shanghai Hua Hong (Group) Company Limited is a state-owned enterprise incorporated in China as a limited liability company and is part of the Hua Hong Group. The primary business of the Hua Hong Group is the design and manufacture of semiconductors and semiconductor equipment and diversified investments in technology-related businesses. Shanghai Hua Hong (Group) Company Limited and the Hua Hong Group are controlled by the State Council and the Shanghai Municipal Government.

   All of our and our parent's shareholders are state-owned enterprises or institutions directly or indirectly supervised by China's State Council. In some cases, supervisory authority has been delegated to other governmental institutions. To our best knowledge, direct supervisory authority is exercised by the following institutions:


                  Shareholder                          Supervisory Institution
   IRICO Group Corporation                    State Council
   Shanghai Hua Hong (Group) Company Limited  State Council and Shanghai Municipal
                                              Government
   SDIC Electronics Company                   State Development and Investment Company
                                              (controlled by the State Council)
   Beijing Economic Development and           Shou Chuang Group (controlled by the
    Investment Company                        Beijing Municipal Government)
   Changzhou Guoguang Electronics Company     Changzhou Municipal Government
   Tianjin Communication and Broadcasting     Tianjin Municipal Government
    (Group) Company Limited
   The Seventh Electronics Research Institute The Ministry of Information Industry and
    of the Ministry of Information Industry   Guangdong Provincial Government

Accordingly, immediately before the global offering, the Chinese government indirectly controls 100% of our shares. Immediately after the global offering, and assuming no exercise of the over-allotment option, the Chinese government will indirectly control 77.53% of our shares.

The reorganization

   Pursuant to the terms of the reorganization, most of the assets and liabilities related to our parent's telecommunications business were transferred to us. Our parent has provided an indemnity to us in respect of all claims and liabilities in connection with the assets and liabilities transferred to us pursuant to the reorganization, which were not otherwise disclosed and accounted for in the financial statements of our parent as at September 30, 1999. In addition, our parent has provided an indemnity to us in respect of any claims and losses that we may suffer arising from our parent's fraud, negligence or misconduct, if any, in the management or operation of the telecommunications business prior to the date of our incorporation. As part of the reorganization, our current board of directors was constituted under an agreement among our shareholders to vote their shares at our initial shareholders' meeting to elect up to two directors nominated by Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone and one director nominated by SDIC Electronics Company.

   Our parent has agreed not to compete or to form any Chinese entity that may compete with us for any services, products or business conducted or provided by us inside and outside China. Our parent has agreed to indemnify us for any losses arising from any breach of this agreement.

   Our parent also entered into a licensing agreement with us pursuant to an approval from the Ministry of Information Industry, authorizing us to conduct the telecommunications business which had been previously conducted by our parent in accordance with the various licenses and approvals granted by the Ministry of Information Industry. We also lease the premises housing our network control center from our parent. The trademarks we use are under an exclusive licensing arrangement with our parent and will be transferred to us when the registration of transfer is completed.

   The following charts set out our simplified shareholding structure immediately before completion of the global offering and immediately following the completion of the global offering but before any exercise of the over-allotment option and assuming that the transfer of our parent's shares to Shanghai Hua Hong (Group) Company Limited has been completed:

       Our shareholding structure immediately before the global offering


                                    [GRAPH]


--------
Notes:--

(1) The other shareholders comprise four state-owned enterprises, SDIC Electronics Company (2.49%), Beijing Economic Development and Investment Company (1.23%), Tianjin Communication and Broadcasting (Group) Company Limited (0.03%) and the Seventh Electronics Research Institute of the Ministry of Information Industry (0.03%). These companies also hold an interest in our parent (see above).

             Our shareholding structure after the global offering
              (assuming no exercise of the over-allotment option)

                                    [GRAPH]

--------
Notes:--

(1) The other shareholders comprise four state-owned enterprises, SDIC Electronics Company (1.93%), Beijing Economic Development and Investment Company (0.95%), Tianjin Communication and Broadcasting (Group) Company Limited (0.02%) and the Seventh Electronics Research Institute of the Ministry of Information Industry (0.02%). These companies also hold an interest in our parent (see above).

                               INDUSTRY OVERVIEW

   Neither we or any of our affiliates or advisors, nor the underwriters or any of their affiliates or advisors, have prepared or independently verified the information identified in this section as having been extracted from publicly available sources. These include research reports prepared by International Data Corporation, the China Internet Network Information Center, the Ministry of Posts and Telecommunications and the Ministry of Information Industry.

Growth in demand for communications services

   China's economy has experienced significant growth in recent years, with real GDP growth averaging 8.7% per annum from 1995 to 1999. During the same period, the demand for both data and voice communications in China has also experienced significant growth. The Chinese telecommunications market is currently one of the fastest-growing in the Asia-Pacific region in terms of revenue from services, yet penetration rates are relatively low compared to the penetration rates in more developed markets, indicating significant growth potential. As of December 31, 1999, fixed-line and mobile penetration rates in China were 8.6% and 3.4%, respectively, according to the Ministry of Information Industry. According to IDC, the number of Internet users in China as of December 31, 1999 was 4.46 million--implying a penetration rate of 0.35%. The discussion below provides statistics related to the type of communications services that is relevant to our business operations, and therefore represents only a subset of the entire communications industry in China.

China's data communications industry

   China's data communications market is regulated by the Ministry of Information Industry and other relevant authorities, and licenses are required for the provision of Internet access services. In China, Internet service providers are classified into three separate classes, as defined by the scope of their business. The three classes are network service provider, Internet service provider and Internet content provider. There are currently only five commercial network service providers in China, all of which require approvals from the State Council. In addition, only network service providers are allowed to build, operate and manage their own data network infrastructure and directly connect to the Internet outside of China.

   Demand for data communications services in China is expected to experience significant growth. According to IDC, revenue from the Internet economy in China (including access fees, web hosting fees and e-commerce revenue) is expected to reach US$114 billion in 2004, a compound annual growth rate of 171% from 1999. This growth is contributed to by a number of factors including a robust economy; increasing acceptance in the use of the Internet; and the growth and further development of domestic and foreign companies in China. Significant growth in China's Internet market is expected to continue as a result of the following:

  . The increase in China-focused content;

  . Growth in e-commerce activities;

  . Downward trends in personal computer prices and Internet connection fees;

  . China's current low penetration rate and large population; and

  . Chinese government support.

   IDC estimated that the number of Internet users reached 4.46 million in 1999 and would reach over 36.83 million by 2003, a compound annual growth rate of over 73% from 1998 to 2003.

 Internet users (1998-2003)

                                     [GRAPH]


Source: IDC, June 2000

   According to IDC, the number of Internet service providers in China increased from approximately 180 at the end of 1998 to approximately 250 by the end of the first half of 1999. Content provision is also a growing area in China. IDC estimated that there are approximately 300 major content providers throughout China. We believe the increasing number of Internet service and content providers will lead to an increase in Internet access revenues. China's Internet access revenues for the period of 1998 to 2003 are estimated to grow at a compound annual growth rate of 40% to reach US$4.4 billion by 2003.

   The following table sets forth estimated Internet access revenues in China by access method.

                                                                            Compound
                                                                          Annual Growth
                                                                           Rate (1998-
                            1998   1999    2000    2001    2002    2003      2003)*
                            ----- ------- ------- ------- ------- ------- -------------
                                                    US$ million
   Home dial-up............ 327.9   583.7   774.1 1,043.3 1,481.8 1,748.9       40%
   Business dial-up........ 491.9   875.5 1,202.7 1,536.8 1,811.0 2,054.7       33%
   Leased line.............   3.6     5.9    11.5    18.4    25.4    26.4       49%
   Cable...................   --      2.0    19.2    91.2   216.0   324.0      257%
   Digital subscriber
    line...................   --      5.1    24.0    72.0   136.8   218.9      156%
                            ----- ------- ------- ------- ------- -------
     Total................. 823.4 1,472.2 2,031.5 2,761.7 3,671.0 4,372.9
                            ===== ======= ======= ======= ======= =======

--------
* Except cable and digital subscriber line, for which compound annual growth rate is calculated from 1999 to 2003

Source: IDC, December 1999

   In addition to Internet access, we believe corporate and governmental institutions will demand frame relay, asynchronous transfer mode and virtual private network services for a higher level of transmission speed, reliability and security. IDC estimated that:

  . Telecommunication services revenues generated from frame relay networks in China will increase from US$50.9 million in 1998 to US$1,044 million in 2003, representing a compound annual growth rate of 83%;

  . Telecommunication services revenues generated from asynchronous transfer mode networks in China will increase from US$15.3 million in 1998 to US$380 million in 2003, representing a compound annual growth rate of 90%; and

  . Intranet users in China will grow at a compound annual growth rate of 102% from 1998 to 2003.

   As the Internet becomes more widely accepted and used in China, Chinese businesses are beginning to offer their products and services over the Internet. Currently the number of transactions conducted over the Internet is still very small but significant growth is expected. IDC estimates that China's e-commerce market will reach US$14.9 billion by 2003, a compound annual growth rate of over 346% from 1998 to 2003. This is likely to be driven by the business to business segment where revenues from medium to large corporations are estimated to exceed 73% of the total market in 2003.

 E-commerce revenue by segment

   The following table sets forth estimated e-commerce revenue in China by consumer segment. We benefit from projected growth indirectly because we provide data transmission and value-added services to e-commerce participants.

                                                                        Compound
                                                                         Annual
                                                                         Growth
                                                                          Rate
                                                                         (1998-
                               1998 1999 2000   2001    2002     2003    2003)
                               ---- ---- ----- ------- ------- -------- --------
                                                  US$ million
   Medium/large business...... 5.1  59.0 387.3 1,701.3 4,900.7 10,905.2   363%
   Government................. 0.7   4.4  27.7   113.2   351.5    995.1   327%
   Home....................... 0.8   5.8  39.0   182.6   660.3  1,990.9   378%
   Small business............. 1.0   3.4  11.4    51.6   196.3    605.7   260%
   Education.................. 0.9   4.1  13.8    37.8    42.5    435.1   244%
                               ---  ---- ----- ------- ------- --------
     Total.................... 8.5  76.7 479.2 2,086.5 6,151.3 14,932.0   346%
                               ===  ==== ===== ======= ======= ========

--------
Source: IDC, June 2000

   As China's Internet market further develops, we expect demand for value-added services such as web hosting and applications hosting to increase.

China's long-distance telecommunications industry

   According to statistics published by the Ministry of Posts and Telecommunications, the size of China's telecommunications market was approximately US$37.5 billion in 1999, representing a 33.0% increase from 1998. According to the Ministry of Information Industry, China's fixed line international and domestic long-distance voice traffic for 1999 reached 60.2 billion minutes, representing an increase of 13.9% from 1998.

   In 1999, we entered the Internet protocol telephony market, a part of the long-distance telephony market. Our parent and three other operators, China Telecom, Unicom and China Network Communications Corporation, known as Netcom, began offering Internet protocol telephony service on a trial basis. In 2000, the Ministry of Information Industry granted all four operators formal licenses to offer Internet protocol telephony services. According to the Ministry of Information Industry, there were over 545 million minutes of IP telephony calls transmitted in China for the first half of 2000.

   Internet protocol telephony rates charged by all Internet protocol telephony service providers as of October 31, 1999 (not including local access charges paid by all customers, or leased line charges paid by customers who elect to use leased lines) are listed in the chart below. The chart also shows the corresponding rates charged by China Telecom for traditional long-distance service expressed as a range from the lowest charge for non-peak time service to the highest charge for peak time service, except for domestic long-distance calls where charges also depend upon the distance covered by the call.

                                                          Internet
                                                          Protocol  Traditional
                                                          Telephony  Telephony
                                                           Charges    Charges
                                                            (RMB/      (RMB/
Call Types                                                 Minute)    Minute)
----------                                                --------- -----------
Domestic long-distance within China......................    0.3     0.25 to 1
From China to other countries............................    4.8       3.18-15
From China (except Shenzhen) to Hong Kong; from China
 (except Zhongshan and Zhuhai) to Macau; from China to
 Taiwan..................................................    2.5        2.76-5
From Shenzhen to Hong Kong; from Zhongshan or Zhuhai to
 Macau...................................................    1.5     1.32-2.25

The increasing significance of Internet protocol communications

   Historically, there have been two different types of communications networks--voice and data. Traditional carriers have typically built voice networks based on circuit-switching technology, which establishes and maintains a dedicated path for each telephone call until the call is terminated. Although a circuit-switched system reliably transmits voice communications, circuit switching does not efficiently use transmission capacity, as this system requires circuits to remain dedicated for the entire call regardless of how much information is transmitted over the circuit. Unlike circuit-switched networks, data networks use Internet protocol packet-switching technology, dividing the signals into packets, frames or cells that are simultaneously routed over different channels to a final destination where the signals are reassembled in the original order that they were transmitted. Traditionally, packet-switched networks have carried data traffic while circuit-switched networks have carried voice and fax traffic. Technologies have since evolved so that voice and fax can now be transmitted over packet-switched networks using a regular phone or fax machine. As a result, emerging operators tend to build Internet protocol networks to provide both data and voice transmission services.

 Benefits of Internet protocol over traditional telephony

   Compared to a circuit-switched network, an Internet protocol network requires lower expenditures for equipment and easier maintenance, since one network can be used for both voice and data. Packet-switching technology provides for more efficient use of network capacity because the network does not establish dedicated circuits and does not require a fixed amount of bandwidth to be reserved for each transmission.

   In addition, Internet protocol technology allows for enhanced services, such as PC-to-PC and PC-to-phone telephony, instant and unified messaging, web conferencing and the ability to transmit data and voice simultaneously over a single application. The advanced functionality of Internet protocol communications can also provide e-commerce shoppers with the ability to speak directly with customer service representatives of on-line retailers, thereby giving the retailer the ability to offer responsive, real-time customer support and service. Internet protocol networks also provide connectivity to digital cellular and other wireless devices. Given their wider set of applications and connection devices, Internet protocol networks have larger potential markets and offer a more complete communications solution to customers than traditional telephony.

 Global Internet protocol-based communications services are expected to grow rapidly

   The communications services industry, encompassing voice, fax and data transmission, is undergoing significant growth globally. IDC estimated that worldwide Internet protocol telephony minutes will grow from approximately 2.7 billion minutes in 1999 to approximately 135 billion minutes in 2004, representing a compound annual growth rate of 119%. IDC further estimated that revenues generated from Internet protocol telephony services and voice-enabled e-commerce and enhanced services such as unified messaging will grow from approximately US$0.5 billion in 1999 to approximately US$18.7 billion in 2004, which is equal to a compound annual growth rate of approximately 106%.

 Large potential for Internet protocol communications services in China

   We believe that the Internet protocol communications market in China will grow rapidly because of three primary factors. First, China has only a few pre-existing telephone networks, and therefore newly established operators will tend to construct new Internet protocol networks rather than continuing to upgrade pre-existing networks. As new communications networks are constructed in China, and Internet penetration increases, we believe there is a significant opportunity to introduce managed Internet protocol network services. Second, public telephone networks are highly regulated, which has led to a near monopoly for China Telecom. This lack of competition has led to relatively high international and domestic long-distance direct dial prices, providing a significant opportunity for Internet protocol telephony networks to compete in this market based on price. Third, China's growing need for communications is driven in part by high demand from the corporate and institutional sectors for reliable nationwide communications services and growing economic activities in China.

                                   BUSINESS

OVERVIEW

   We are a network service provider in China using advanced network communications standards known as Internet protocol.

   We are:

  . one of the five companies licensed by the Chinese government to offer commercial data communications services and Internet protocol telephony services nationwide; and

  . among the first licensed commercial data communications services providers in China.

   We offer a range of communications services to corporations, governmental institutions and individuals using packet-switched technology. These services consist of:

  . Internet access through dial-up and dedicated connections via fiber optic lines, microwave and satellite transmissions;

  . Transmission of data using various transmission technologies such as frame relay and asynchronous transfer mode;

  . Internet protocol telephony; and

  . Value-added services such as web hosting, co-location, virtual private networks, e-commerce network services and Internet global roaming.

   Our managed broadband network combines Internet protocol with asynchronous transfer mode and frame relay technologies. This combination allows us to offer a range of voice and data services. Because our business was conducted by our parent before March 24, 2000, in this prospectus we include our parent when referring to ourselves and our business in periods before that date.


THE OPPORTUNITY

   Internet access, Internet protocol telephony and value-added data communications services are among the fastest growing segments of the telecommunications services market in China. The availability of Internet access and the proliferation of local Chinese content have attracted a rapidly growing number of Internet users in China.

   In order to cope with the transformation brought on by the Internet, businesses are increasingly turning to Internet access and setting up their own Internet website. Internet access provides a company with the telecommunications circuits necessary to connect to the Internet, communicate with employees, customers, suppliers, and other Internet users, transfer electronic mail, and access the wealth of information available on the Internet. A website provides a company with a corporate presence on the Internet and allows it to post information that is accessible to all Internet users. Businesses are increasingly adding a variety of value-added services and applications to their basic Internet access and website platforms in order to more fully capitalize on the versatility of the Internet. These services and applications are intended to allow them to more efficiently communicate company information, expand and enhance their distribution channels, increase productivity and reduce costs. We expect this trend to continue as high capacity Internet data transmission and enhanced Internet applications continue to be developed and as Internet usage continues to expand.

   We believe that recent trends in the data communications industries in China provide us with excellent growth opportunities. IDC estimates that:

  . China's Internet economy (including access fees, web hosting fees and e-commerce revenues) could surpass US$114 billion in 2004, a compound annual growth rate of 171% from 1999;

  . China's Internet users will increase from 4.46 million in 1999 to 36.83 million in 2004, a compound annual growth rate of 70%; and

  . China's Internet e-commerce revenues will increase from US$8.5 million in 1998 to more than US$14.9 billion in 2003, a compound annual growth rate of 346%.

OUR STRATEGY

   Our objective is to build an efficient and versatile broadband network platform with which to become the preferred provider of integrated and multi-media services as voice and data networks continue to converge. We intend to leverage our corporate customer base and strengths in data communications and aggressively expand our service offerings to meet our customers' evolving needs as the Internet transforms how businesses conduct their daily activities. We are committed to expanding our offering of integrated communications services and e-commerce network services to corporate and institutional customers in China. As we provide an increasing breadth and depth of services to a growing customer base, we believe that we will be ideally positioned to capitalize on the general rapid growth of data communications and e-commerce in China. Our strategy has the following key elements:

  . Rapidly expand our network coverage to provide reliable service throughout China. We believe that network control, coverage and capacity are critical competitive factors in China. This is particularly the case in the web hosting and co-location markets because, unlike in the U.S. and Europe, web hosting and co-location providers without their own networks in China have limited control over their data once it leaves their site and few network alternatives from which to choose if they and their customers are dissatisfied with service quality. We believe that our network control and coverage gives us a significant competitive advantage in ensuring that our customers' data is delivered quickly and reliably throughout China. Control of our network is also a critical advantage in offering rapid service to meet the needs of corporate customers.

     Accordingly, we intend to rapidly expand the geographic scope of our business to provide our customers with far-reaching network reliability and additional access and termination points. In addition, we intend to increase the proportion of owned transmission lines. We believe that this approach will allow us to simultaneously better serve our current customers and capitalize on the growing demand for communications services in all our target markets. As of July 31, 2000, our customers could connect to our network in 60 cities in China and we plan to expand this to approximately 180 cities throughout China by the end of 2002, focusing initially on expanding in the more economically developed southern and eastern parts of China. We can also connect customers at other sites by satellite or microwave connections.

  . Employ advanced technologies to support integrated services. We aim to continually improve upon the configuration of our network to provide a platform for integrated data communications and high bandwidth services. Toward this end, we have configured our network using a number of complementary technologies from leading manufacturers such as Cisco, Clarent, ECI, Lucent, Nortel and Siemens. Our strategy is to adopt broadband Internet protocol and asynchronous transfer mode technologies in our backbone network and to use Internet protocol and frame relay technologies in our local networks. We have designed our network to maintain a high level of flexibility and scalability for the future. We believe this will permit us to cost-effectively meet our customers' growing demand for high speed and high volume data transmission. Additionally, we believe that because our network is newer than some of our competitors' networks in China and hence not burdened by having older technologies in place, we can enjoy higher network reliability and control than our competitors.

  . Aggressively expand our portfolio of value-added, high-margin services.
    We are experiencing a significant increase in demand for value-added, high-margin services. We believe this trend will continue and demand for value-added services will grow at an even faster pace as China's data communications market further develops. Chinese and foreign companies alike are increasingly adopting value-added services that allow them to generate more sales, increase productivity, and reduce costs through the use of the Internet. According to China Internet Network Information Center, the number of Internet domain names registered in China increased from approximately 9,400 as of June 30, 1998 to approximately 99,700 as of June 30, 2000. During the same period, the number of websites in China increased from approximately 3,700 to approximately 27,000. We expect corporations with domain names and websites to demand value-added services such as web hosting and co-location services.

     Furthermore, we believe the Internet will become an integral part of most companies' business activities and e-commerce activity will likewise increase. As such, we also expect a significant increase in demand for value-added services. We believe that the combination of our network and wide range of services will position us as the best choice to meet the evolving data communications needs of customers. Additionally, we expect that, through our independent efforts and through partnerships, we will be able to offer a breadth and depth of services to satisfy the needs of customers in our target markets.

  . Provide integrated and customized communications services. We offer an integrated range of services to assist businesses to improve their efficiency and productivity. We believe our experience in offering these services allows us to provide services to customers with different requirements.

     It is our aim to develop new kinds of services and a number of bundled service package options for our customers, with after-sales services, to meet their changing needs. We believe that our flexible bundled packages and comprehensive after-sales services will decrease our sales and marketing costs and costs of maintaining existing customers, as well as increase sales and promote customer loyalty. This bundled service approach should also appeal to businesses with limited experience in using the Internet who may therefore prefer to choose from our recommended service packages. We are also planning to partner with other service providers to offer customized services for our most demanding and high-margin customers.

  . Focus on high-margin corporate customers in targeted markets. Unlike
    China Telecom, we do not have the obligation to provide universal service to customers and in areas outside our target markets. We believe that customers in the following three targeted markets will be especially receptive to our services:

   - Large Chinese corporations and foreign multinational corporations doing business in China. We believe there will be a rapid increase in demand among large Chinese and foreign corporations for high-quality data communications services. We plan to capture a substantial share of this burgeoning market by providing the world-class service levels that these companies have come to expect outside China but which have previously been unavailable within China.

   - Telecommunications-intensive small and medium enterprises. Companies in the professional services, financial services, and international trade industries tend to purchase a disproportionate amount of transmission capacity and value-added services. These customers are also appealing targets for us because they are very sensitive to quality of service issues.

   - Internet service providers, Internet content providers and applications service providers. Internet service providers, Internet content providers and application service providers are important elements of our customer base. They typically demand a large amount of transmission capacity, computer storage space and value-added services. More importantly, we believe that Internet service providers and Internet content providers act as Internet traffic aggregators who will indirectly bring us new customers for our data centers and other services.

  . Leverage our first mover advantage in China. As one of the first providers of Internet protocol-based communications services in China, we have been able to establish our network and gain management experience over the last four years. We have fostered close relationships with our equipment and software suppliers, international telecommunications operators and our customers. We believe that our established customer base and over four years of operational experience give us a competitive advantage. Our strategy is to build upon this by accelerating the expansion of our network and the introduction of value-added services.

  . Offer superior quality of service. We anticipate that one of our most critical competitive advantages will be the ability to offer consistently high-quality service to our customers. We believe that we are well-positioned to do so primarily because of the reliability resulting from our ability to control traffic on our network, our focus on data communications for corporate customers, and our expanded hiring of qualified engineers. To demonstrate our commitment to high standards of service, we intend to offer service level agreements with our customers.

  . Build customer loyalty through enhanced customer service, technical support and branding. We plan to continue to improve our direct marketing strategy and the quality of our after-sales customer services and technical support as a way to build loyalty and to attract new corporate and institutional customers. We believe we have one of the leading brand names in Internet protocol telephony in China. We plan to sustain our market position and to continue to attract new customers through traditional and direct media marketing.

  . Establish strategic alliances with international technology leaders. We will develop strategic alliances with foreign corporations in order to accelerate our introduction of value-added services and to take advantage of technical expertise available outside China. For example, we have entered into memoranda of understanding or letters of intent with Cisco, Ericsson, Teleglobe International, Compuserve and Telstra International (Hong Kong) Limited to promote future technical and business cooperation. These are generally nonbinding, do not provide for definite commitments from either party and have not generated revenue or business to date. We nevertheless intend to pursue the intended cooperation in order to develop meaningful strategic alliances with these and other partners. We also anticipate that significant cross-marketing opportunities will emerge as multinational corporations enter China in increasing numbers. Additionally, we will continue to consider strategic alliances on a highly selective basis where we may acquire new technologies or otherwise improve our ability to offer services.

SERVICES

   We provide our customers with a range of data communications services and Internet protocol telephony.

Data communications services

   Our data communications services consist of:

  . Internet access through telephone dial-up connections and dedicated connections via fiber optic lines, microwave and satellite transmissions;

  . data transmission using various technologies such as frame relay and asynchronous transfer mode; and

  . value-added services such as web hosting, co-location, virtual private networks, e-commerce network services and Internet global roaming.

   These services are typically tailored to our customers' specific requirements, including technical support and advice. We intend to continue to develop enhanced services both on our own and with strategic partners.

   Our data communications services are primarily targeted to institutional and corporate customers. Currently, our customers include government entities and commercial corporations such as Beijing PriceSmart Membership Shopping, Capital On-line, CNOOC, China Central Television, China International Trust and Investment Company, Shanghai Auto Industry Sales Company and KPMG Shanghai, each of whom accounts for less than 5% of our revenues.

   Internet access. Customers can connect to the Internet through our network using dedicated leased lines or by modem over the public telephone network. Leased lines are any kind of data transmission capacity on our network that is allocated for use by a single customer. The capacity may be provided through fiber optic lines, satellite or microwave transmission. Customers may own the transmission and receiving facilities at their site. We believe that customers generally prefer to connect through fiber optic lines, which are usually faster and more reliable. We charge for leased lines based upon the capacity reserved for the customer and the actual amount of data the customer transmits. For customers that demand higher data transmission efficiency, we offer frame relay services, a more advanced form of packet-switching technology. As of July 31, 2000, we had deployed our frame relay network in 16 cities in China.

   For our leased line customers, our standard pricing arrangement includes a one-time set-up fee to cover our cost of connection and a flat monthly rental fee that varies with the capacity provided, plus an additional charge based upon the volume of data we transmit for the customer. For the five months

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ended May 31, 2000 and the year ended December 31, 1999, Internet access revenue received from leased line customers accounted for approximately 53.4% and 64% of our total data communications revenue, respectively.

   Our dial-up customers can access our network through a standard telephone line using a modem. Our dial-up customers can purchase our services through prepaid Internet access cards that are similar to our Internet protocol telephony cards. Each Internet access card has an account and identification code corresponding to a credit account that is debited as the customer connects to the Internet. Unlike our Internet protocol telephony cards, the credit is for a fixed number of minutes of Internet access. The credit account is valid for a fixed period, and any credit remaining at the end of the period is non-refundable.

   Our dial-up Internet access customers not using our prepaid Internet access cards are required to pay a one-time fee to open an account while those customers using our Internet access cards to pay for their service charges are not required to pay the one-time fee. Our service fee comprises a flat monthly charge up to a fixed number of hours, followed by an hourly charge for additional time. Dial-up customers can also purchase service packages providing unlimited access time and designated access numbers for a set-up fee and a flat monthly charge. For the five months ended May 31, 2000 and the year ended December 31, 1999, Internet access revenue received from dial-up customers accounted for approximately 11.7% and 9.2% of our total data communications revenue, respectively.

   We had approximately 780 corporate and governmental institution data communications customers and over 70,000 registered dial-up Internet access accounts as of July 31, 2000 compared with approximately 540 corporate and governmental institution data communications customers and approximately 31,510 registered dial-up Internet access accounts as of December 31, 1998. We believe that it is common for a number of users to share a single Internet access account in China. However, we are not aware of any statistics that we consider reliable on the average number of actual users sharing Internet access accounts in China.

   Value-added services. We believe that our corporate customers will continue to increase their use of the Internet as a business tool and, as a result, will require an expanding range of value-added services. We currently offer the following value-added services:

  . Web hosting and co-location. Web hosting refers to our keeping a customer's Internet website on our computers while co-location refers to our keeping a customer's computer server on our premises where it can receive service monitoring and technical support. We charge a fixed monthly fee plus an additional fee for the amount of bandwidth used by the customer for these services. As of July 31, 2000, we had 414 web hosting customers and 146 co-location customers. We anticipate the number of these customers will increase substantially once we introduce additional capacity through the establishment of our Internet data centers.

  . Virtual Private Networks (VPN). As a lower cost alternative to wide area networks that are built using leased lines, virtual private networks are generally used by businesses and institutions to connect the internal computer networks maintained at their different offices using the public Internet. We provide virtual private networks for our clients in China and have entered into an agreement with Compuserve to allow Compuserve's customers in China to connect to their virtual private networks outside China. As of July 31, 2000, we had 9 virtual private network customers.

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  . Internet global roaming. We are a member of the global roaming organizations GRIC and iPass. We permit customers of Internet service providers that are also members of these organizations to dial into our network to access the Internet without first setting up an account with us. In return, we receive fees through GRIC or iPass from the customer's local Internet service providers. This allows them to avoid the high cost that they would pay in long-distance telephone charges if they had to connect through their regular Internet service provider. We are negotiating with GRIC and iPass for their members to provide reciprocal services for our customers.

  . E-commerce network services. We provide our customers with customized services that enable them to conduct business activities over the Internet and to outsource their Internet infrastructure requirements in a cost-effective and reliable manner. Subject to individual requirements, these services generally include recommendations for:

   - computer network configuration;

   - our basic and value-added services to be included;

   - technical support;

   - how the customer could best access our network;

   - maintenance; and

   - after-sales service support.

Internet protocol telephony services

   We introduced our Internet protocol telephony services in June 1999. Our Internet protocol telephony service allows customers to make telephone calls using our network while generally enjoying cost savings over traditional long-distance telephone service. Unlike Internet telephony, where voice is transmitted over the public Internet, our Internet protocol telephony service is provided through our managed network using dedicated capacity. Because we use our own network, we can generally maintain better control of voice traffic and offer a higher voice quality. Internet protocol telephony generally has been approved by the Ministry of Information Industry for acceptable voice quality. As of March 2000, we provided Internet protocol telephony service for domestic long-distance calls between 12 cities and international long-distance calls originating from the same 12 cities to more than 130 countries. The 12 cities were Beijing, Shanghai, Guangzhou, Shenzhen, Wuhan, Dalian, Qingdao, Dongguan, Xiamen, Tianjin, Ningbo and Hangzhou. As of the date of this prospectus, we offered Internet protocol telephony services in more than 35 cities in China. From June 1999 through May 2000, the number of Internet protocol telephony minutes transmitted over our network grew at a compound monthly growth rate of approximately 33%. According to the Ministry of Information Industry, our share of the international and domestic long-distance Internet protocol telephony service markets was approximately 45.2% and 8.0% by number of minutes sold, respectively, in the first half of 2000.

   We provide our Internet protocol telephony service to customers through prepaid calling cards, through a telephone set with an attached or built-in express dialer or through a phone line that the customer designates. We market our phone cards as "Internet protocol telephony" cards and they operate essentially the same way as debit calling cards. The cards each have an account and identification code corresponding to a Renminbi credit account that is debited as the customer makes

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calls. The credit is a cash credit that is debited against our normal Internet protocol telephony tariffs and not a credit for a fixed number of minutes of telephone usage. The credit account is valid for a fixed period, and any unused amounts remaining at the end of the period are non-refundable.

   The express dialer and designated telephone access permit customers to make Internet protocol telephone calls without the need to manually input all of the account numbers and personal identification code that are required for those using prepaid Internet protocol telephony cards. The express dialer is a small electronic box attached or built-in to the telephone that transmits the account and personal identification code automatically. A customer choosing designated phone line access registers a local telephone number with us. Afterwards, the customer can make Internet protocol telephony calls from that telephone number by dialing an access code without the need to enter the account and identification code. Customers using an express dialer or designated telephone line are required to place a deposit with us or a designated bank that will pay us in arrears on a monthly basis.

Future products and services

   Internet data centers. We provide our web hosting and co-location services from several non-dedicated facilities. We plan to enhance our capability to provide secure and reliable web hosting and co-location services and to provide application hosting services, which enable customers to use accounting, customer relationship management, and other software maintained on our servers. To do this, we intend to establish Internet data centers in Beijing, Shanghai and Guangzhou. An Internet data center is a site with Internet servers and network connections that is intended to be secure from technical failures. In addition to experienced technical support staff, our plan for the data centers includes direct connection to our backbone network and international gateways, high speed servers, separate, redundant fiber and power connections, cooling systems, electric generators designed to provide on-site power during any interruptions in power distribution over public power lines and an automated security system as well as on-site security personnel 24 hours a day, 7 days a week.

   We will locate the data centers in the cities that are best served by our network and where we believe the strongest initial demand for our Internet data center services would come. The first phase of the plan will involve establishing an Internet data center in Beijing with a floor space of approximately 2,000 square meters, construction of which is expected to begin by the end of 2000. The second phase will involve expanding the Beijing facility by an additional 12,000 square meters of floor space and establishing an Internet data center in Shanghai and Guangzhou, each with a floor space of approximately 2,000 square meters by the end of 2001. We plan to complete the first phase by the first quarter of 2001 and the second phase by the first quarter of 2002, with operations commencing by the second quarter of 2001 and the first quarter of 2002, respectively. Subject to market demand, we intend to continue to expand the capacity of our Internet data centers.

   Virtual Private Dial-up Network (VPDN). Many companies in China require that their employees have remote access to their private networks from home or while travelling within China. To this end, we are developing virtual private dial-up network services for our corporate customers. Virtual private dial-up networking would allow our customers' employees to dial a local access number to connect to their internal computer network and communicate with their office and colleagues through a private channel when they travel to cities in which our services are provided. We are testing this service and plan to launch this service during the first quarter of 2001.

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   Unified messaging services. A unified message system permits users to retrieve voice-mail, faxes and e-mail messages from a single source. Users can retrieve messages by either logging on to a website or through a standard telephone, fax machine or pager. We intend to develop the services with our equipment and software suppliers in accordance with the needs of our customers. We plan to commence testing this service by June 2001 and to launch this service in the second half of 2001.

COMPETITION

   The market for providing data communications services in China is competitive and we expect it to become more competitive. As a result of recent agreements between China and the U.S. and between China and the European Union regarding China's entry into the World Trade Organization and a perceived policy to increase competition generally, we expect that the Chinese government will gradually increase the number of licenses it grants and reduce current restrictions on foreign investment within the telecommunications industry. Increased numbers of licenses and increased access to foreign capital, together with the tremendous projected growth and potential market size of the Internet access and data communications market may attract new entrants.

   We believe that companies in the Chinese data communications market compete primarily on transmission quality and reliability, range of services, customer service and marketing efforts. China Telecom, the incumbent operator in China, is our major competitor in both data communications and Internet protocol telephony while China Unicom is also a key competitor in Internet protocol telephony.

Main competitors

   Recent developments in China's communications market indicate that the Chinese government intends to improve the level of communications services in China by the gradual introduction of competition into the market. In 1993, Unicom was established to introduce competition to the voice communications sector previously occupied solely by China Telecom. Our parent was established in 1994, Netcom was established in August 1999 and China Mobile was established as an independent entity in July 1999. These four competitors have the same licenses and approvals that we operate under, except for the domestic and international frame relay licenses, which were granted only to China Telecom and to our parent, whose license we operate under.

  . China Telecom. China Telecom, the incumbent operator in China, provides communications services through the China Telecom system, and is currently the dominant provider of voice telephony and data communications services in China. As a result of the restructuring of the Chinese telecommunications industry, China Telecom now operates only public switched telephone networks and provides only fixed-line telephone and data communications services. Although China Telecom is authorized by the Ministry of Information Industry to provide Internet protocol telephony services, we believe China Telecom has not yet offered Internet protocol telephony on a large-scale basis. China Telecom also provides data communications services through ChinaNet, which currently has the largest subscriber base in China.

     We compete with China Telecom in both long-distance telephony and data communications services mainly on the basis of access speed, range of services and service quality. Unlike China Telecom, which has an existing nationwide network, we are not required to provide network coverage in areas we do not believe to be cost-efficient.

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  . Unicom. Unicom has the same licenses and approvals that we operate under, except for domestic and international frame relay licenses, and is also licensed to provide mobile, fixed-line and long-distance telephony services. Unicom is currently constructing a fixed-line telephone network serving the cities of Tianjin, Chengdu and Chongqing and is also constructing a nationwide Internet protocol-based network.

     We compete with Unicom in Internet protocol telephony services mainly on the basis of network coverage and service quality. China Unicom Limited, Unicom's listed vehicle and indirect subsidiary, reported in its prospectus issued in Hong Kong on June 13, 2000 that 99.5% of its 1999 operating revenues were derived from its paging and mobile businesses.

  . Netcom. In August 1999, another competitor, Netcom, was established.
    Netcom has received approval from the Ministry of Information Industry to build and operate an Internet protocol-based network and to offer similar services to ours. Netcom launched its Internet protocol telephony services in October 1999 and recently opened an Internet data center in Shanghai.

     We compete with Netcom in Internet protocol telephony services on the basis of network coverage and service quality. We expect to compete with Netcom in data communications services in the future when they launch their services.

  . China Mobile. China Mobile was established in July 1999 to hold the mobile communications assets resulting from a restructuring of China Telecom and to operate mobile communications nationwide. It also received approval from the Ministry of Information Industry to construct an Internet protocol-based network in China and to provide Internet protocol telephony service. We expect that it will begin to offer Internet protocol telephony and high speed wireless data and Internet services in early 2001.

     We expect to compete with China Mobile in Internet protocol telephony and data communications services mainly on the basis of network coverage and service quality. While we believe high speed wireless access has great potential in more developed countries, we believe only a small percentage of the population in China will be able to afford this service in the near future. In addition, China Mobile focuses on different services and a different customer base than we do. While China Mobile is currently providing its services primarily to the retail market, our data communications services are primarily targeted at corporate and institutional customers.

Segment competitors

   In addition to the national competitors referred to above, we compete with other companies in smaller market segments that we operate in. Our leased line services compete with leased line resellers such as Capital Network in Beijing. Our web hosting and co-location services compete with established companies such as iAsiaWorks, iAdvantage, and Capital Online. We estimate that there are approximately 77 Internet service and value-added services licenses issued and additional competitors may be providing these or other services that compete with ours without proper licensing.

OUR NETWORK

   We have configured our network to provide a wide range of data and voice communications services. We look at our network as a platform to deliver information solutions to our customers. We break our network into three layers:

  . transmission layer;

  . switch and routing layer; and

  . application and service layer.

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                     [CHART entitled "Our Network Layers"]


Transmission layer

   As of July 31, 2000, the transmission layer consisted of our backbone network, regional hubs and access points called nodes in 60 cities in China. These are linked by various forms of data transmission, controlled by our network control center in Beijing, with partial back-up control center capabilities in Shanghai.

   Our strategy has been to rollout our network rapidly by leasing transmission lines or capacity rather than laying fiber optic lines ourselves. We think this is time and cost-efficient and allows us to avoid the increased risks of higher capital commitments. As our business operations continue to grow, we intend to gradually increase the proportion of owned transmission lines in the geographic areas that we identify as strategically important in the long term. We currently lease all of the transmission lines and own the satellite stations, microwave transmitters and most of the network equipment that make up our network. We also lease access rights to satellite transponder segments for satellite transmission.

  . Backbone network. Our main hubs are located in Beijing, Shanghai, Guangzhou, Shenzhen and Wuhan. We have linked them with high-capacity leased fiber optic lines capable of transmitting at a speed of 155Mbps. This high capacity is generally referred to as broadband capacity in the industry. Our backbone network measured approximately 8,500 kilometers in total.

  . Regional hubs. As of July 31, 2000, we had regional hubs in 35 cities throughout China. Our regional hubs are connected to our backbone network by fiber optic lines and satellite transmission channels.

  . Nodes. As of July 31, 2000, we had network access points called nodes in 20 cities throughout China. Our nodes are connected to our regional hubs or our backbone.

  . Transmission lines. We lease all of our transmission lines and capacity from third parties. Our 10-year lease with Heng Tong International Leasing Co., Ltd. gives us the right to use Heng Tong's synchronous digital hierarchy network covering 20 major cities in China with bandwidths of 2Mbps, 155Mbps and 622Mbps, and its regional network covering 8 cities in

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   Guangdong Province. Our agreement with Zhong Tie Communications Center permits us to lease a minimum of 18,000 to 30,000 kilometers of two-duct fiber optic lines from Zhong Tie's network at our request. We currently lease over 5,000 kilometers of fiber optic lines from Zhong Tie connecting Beijing, Shanghai, Guangzhou and cities along those lines. We also lease capacity from China Telecom with bandwidths ranging from 128Kbps to 2Mbps. Details about our transmission line leases are contained under "Network-related agreements" in this section.

  . Network control center. We monitor and control our entire network 24 hours a day, 7 days a week, from our national network control center in Beijing with partial back-up control center capabilities in Shanghai. Our network control center uses an integrated network control system provided by Sun Microsystems, Cisco, 3Com and Hewlett-Packard capable of monitoring and controlling our entire network in real time. We require that the entire process from the interruption of our network, to the detection of an interruption by our system, to the commencement of fixing the interruption should occur within three minutes. We also monitor the traffic of leased line customers and alert customers in case of suspected unauthorized use or equipment failure at end user locations.

   Our national network control center in Beijing also houses a satellite station to manage and monitor our satellite connections, to provide backup for regional hub connections and to provide a central network connection for customers who use satellite access. Our hub in Shanghai is capable of providing partial back up of data network control, satellite and Internet services operations to the Beijing network control center.

  . International access. Our hubs in Beijing, Shanghai and Guangzhou are connected through international gateways operated by China Telecom to international networks operated by China Telecom, AT&T Global Communications Services, Inc., MCI Global Resources, Inc., Global One Communications LLC, Rapid Link Communications, ITXC Corporation, PCCW (formerly Hong Kong Telecom) and Korea Telecom and KDD. We are able to provide our customers access to the global telecommunications network through these international gateways with a transmission capacity of 71Mbps. We also have interconnection or call termination agreements with AT&T, RSL COM, Eaccomm, Singapore Telecom, First International Telecom and HK NET.

  . Customer connection. Customers can connect to our network using dedicated lines, the public telephone network or directly via satellite or microwave transmission. Our dial-up customers can access our servers at speeds of up to 56Kbps. We lease the lines that connect the public local exchange network to our network. Customers who connect to our network via satellite transmission generally operate their own on-site satellite equipment although we provide technical support.

  . Expansion plan. We plan to add hubs and nodes to cover 100 cities throughout China by the end of 2000 and up to 180 cities by the end of 2002. The level of infrastructure and human resources investment in our target cities will be dependent on the range of services we decide will be offered in each of the cities and the intended network capacity. We plan to focus on expanding our network coverage in the southern and eastern coastal areas of China in the first phase and then gradually expand into the western region of China. We also plan to increase the transmission capacity of our backbone network. In order to cope with the increasing international Internet protocol traffic, we also plan to increase our international access capacity in Beijing, Shanghai and Guangzhou.


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Switch and routing layer

   The switch and routing layer of the network is comprised of servers, switches, routers, gateways and other related software and hardware designed to turn data applications and services into packets of information and route these data packets between points on the network. Our network is configured using the following network technologies and components.

  . Synchronous digital hierarchy architecture (SDH). Our network is constructed based on a self-healing synchronous digital hierarchy architecture. This means that transmissions are automatically re-routed through another connection if one connection is disrupted. This allows us to fix any transmission problems without interrupting service to our customers.

  . Dense wavelength division multiplexing technology (DWDM). Dense wavelength division multiplexing technology increases transmission capacity by permitting multiple transmissions through a single fiber optic line using different wavelengths. The effect of this technology is to increase the capacity of our existing fiber optic lines.

  . Internet protocol (IP). Internet protocol is the data transmission standard used by the Internet. It is based on packet-switching technology in which data, voice and image, are broken up into packets, transmitted over the network and re-assembled at the destination. Compared to traditional circuit-switched networks, Internet protocol-based networks are less expensive and quicker to deploy, and allow more efficient use of transmission capacity.

  . Asynchronous transfer mode switching (ATM). Asynchronous transfer mode switching technology controls the way in which data is broken up into smaller packets of information, transmitted over our network and re-assembled at the destination. It uses fixed length packets of information.

  . Frame relay technology (FR). Frame relay technology is similar to asynchronous transfer mode switching. It breaks up data into different sized packets of information for transmission and re-assembly. Because it can accommodate variable sized packets, it is more versatile and generally even more efficient than asynchronous transfer mode switching.

  . Network components. We have built our network using equipment from leading suppliers selected after extensive analysis. The equipment includes remote access servers from 3Com and Ascend, synchronous digital hierarchy equipment from ECI, routers from Cisco, gateways from Cisco and Clarent, frame relay and asynchronous transfer mode switches from ECI, workstations from Sun Microsystems, servers from Hewlett-Packard and modems from EF Data and Hughes. Our network management system is a fully integrated system covering our entire network. The system was developed using Hewlett-Packard's Openview architecture.

Application and service layer

   The applications and services that we offer depend upon the capabilities of the transmission and switch and routing layers. We believe that by using advanced technologies we will be in position to quickly expand and modify our service offerings to meet changing customer demand. Our current service offerings are described under, "Business--Services" above.

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SALES AND MARKETING

   We adopt different sales and marketing strategies for our different services and for network rollouts in new areas. Our headquarters coordinates nationwide publicity and marketing campaigns while our local offices conduct focused regional campaigns and sales efforts. As we focus on providing an integrated range of communications services to corporate and institutional customers, we have worked in the past, and intend to continue, to strengthen our direct sales capability. We market our Internet protocol telephony service to retail consumers through distributors. This strategy allowed us to rapidly expand the reach of our products without having to make heavy investment in a retail distribution network. We also promote our products and services through our websites, www.jitong.com and www.gb.com.cn, print media, radio and television.

Data communications services

   Most of our data communications customers are corporations and institutions, which include Internet service providers and Internet content providers. In most cases they are leased line customers. The remaining customers are individual dial-up Internet users.

 Corporate and Institutional Customers

   We market our data communications services to corporate and institutional customers through our own sales staff except for our dial-up Internet access cards of which approximately 10% of sales are made through distributors. As of September 19, 2000, we had approximately 325 sales staff. Some of them receive commissions based on sales. We adopt an integrated "total solutions" approach to our customers' needs and stress our sensitivity to their needs and commitment to reliability and customer service. We target industries and entities that we believe will have a comparatively high demand for data communications services. We believe that our ability to tailor our services, provide them in a consistent and reliable manner and offer prompt after-sales services will continue to achieve high customer satisfaction and loyalty.

   We provide training to our sales personnel on a regular basis so that they are equipped with up-to-date technical knowledge of the services we offer. Our sales personnel analyze the business needs of each customer with our engineers to ensure that our integrated services are technically feasible and maintainable. Our sales personnel also maintain contact with customers after sales are made to ensure that the customers are satisfied.

 Individual dial-up customers

   We mainly market our Internet access services to the retail market through our branch offices, of which there were 45 as of May 31, 2000. In March 2000, we began the use of on-line sales of our Internet access services and plan to increase the use of this sales medium. Holders of specific types of accounts with the China Merchants Bank in China can purchase Internet access time through the Internet and payment can be deducted from their respective bank accounts on-line. Dial-up customers have the option of establishing an account or purchasing one of our prepaid access cards. These cards are marketed to the public through various agency and retail arrangements similar to those employed for our prepaid Internet protocol telephony cards. We also place advertisements in local publications to solicit customers to use our dial-up Internet access services. We intend to expand our distribution network to include other major banks and distribution outlets.

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Internet protocol telephony services

   Our Internet protocol telephony cards are marketed and sold through approximately 1,000 distributors in conjunction with branding campaigns and print advertising. Our distributors purchase the cards at a discount to their face value and may in turn sell their cards to secondary distributors. We select our distributors based on their credit worthiness and access to retail distribution channels such as retail banks and post offices.

   In addition, we are continuously seeking further co-branding opportunities that will enhance our sales and brand name. For example, we have co-operation arrangements with major banks in China, including China Construction Bank, for the provision of our Internet protocol telephony services to their customers.

   We believe that our Internet protocol telephony cards are mainly purchased by individuals and that corporations and governmental institutions typically purchase our Internet protocol telephony services using express dialers or by registering specific telephone numbers with us. We aim to focus our marketing activities on corporations and institutions since we believe this market segment generates higher volumes and a more regular pattern of usage of Internet protocol telephony services. We plan to further increase our share in this market segment by bundling our data and voice communications services.

   We make direct sales to large corporate and institutional customers. Our strategy is to help them design service packages that meet their specific needs, assist them to determine the most suitable format and features to meet their Internet protocol telephony service requirements and, where appropriate, suggest a bundling of our Internet protocol telephony service with other services they might need.

Network rollouts

   We aim to rollout our network services in new areas with focused marketing campaigns tailored to the new area being entered. These local campaigns are planned by local sales and marketing staff, coordinated with national publicity put out by our headquarters.

CUSTOMER SERVICE

   We believe that high quality customer service is particularly important to corporate and institutional customers. We provide customer service through a national customer service center in Beijing and through customer service personnel in 11 cities. As of July 31, 2000, we employed over 100 full-time customer service officers. Through the customer service centers, we also collect customers' feedback in order for us to improve the quality of our services. We additionally provide technical support to our customers through service technicians located in our larger branch offices.

FIVE LARGEST CUSTOMERS AND SUPPLIERS

   Most of our customers are located in China and most of our revenues are received in Renminbi. Generally, settlements are made within one to two months from the billing date.

   Revenues generated from our five largest customers accounted for approximately 16.8%, 17.2%, 12.3% and 3.1% of our total operating revenue for the three years ended December 31, 1999 and the five months ended May 31, 2000, respectively. Revenues generated from our largest customer accounted for approximately 5.4%, 8.4%, 3.8% and 1.2% of our total operating revenue for the three

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years ended December 31, 1999 and the five months ended May 31, 2000, respectively. All these customers are independent third parties and have maintained relationships with us ranging from one to four years.

   Our suppliers are third party suppliers of network resources and telecommunications equipment both within China and abroad. We currently lease a large proportion of our network capacity from China Telecom, Heng Tong International Leasing Co., and Zhong Tie Communications Center but actively seek other sources of capacity to reduce our reliance on China Telecom. Payments for the use of network resources in China are payable in Renminbi on a monthly basis while fees payable to overseas network operators are settled in U.S. dollars on a quarterly basis.

   Our five largest suppliers accounted for about 32.7%, 41.7%, 43.5% and 30.7% of our operating expenses for the three years ended December 31, 1999 and the five months ended May 31, 2000, respectively. Of the amounts we paid to these five largest suppliers, 73.4%, 65.4%, 60.9% and 59.0% were payable in U.S. dollars for the three years ended December 31, 1999 and the five months ended May 31, 2000, respectively. Payments to the single largest supplier accounted for about 21.4%, 20.0%, 17.0% and 12.6% of our operating expenses and additions in property, plant and equipment for the three years ended December 31, 1999 and the five months ended May 31, 2000, respectively.

   None of our directors, their respective associates and shareholders who own more than 5% of our issued share capital had any interest in any of our five largest customers and suppliers for any of the three years ended December 31, 1999 or the five months ended May 31, 2000.

RESEARCH AND DEVELOPMENT

   Our research and development activities focus on network security technology and the development of new services. We conduct on-going evaluation and research with respect to new technologies and their applications in order to supplement existing services and provide additional services for our customers. Total expenditures for research and development in 1999, 1998 and 1997 were RMB1,341,000 (US$162,000), RMB125,000 (US$15,000) and RMB5,924,000
(US$716,000), respectively. Some of our research activities were covered by government subsidies while others were paid as incurred. Total research and development expenditures covered by these government subsidies in 1999, 1998 and 1997 were RMB731,000 (US$88,000), RMB125,000 (US$15,000) and RMB5,924,000
(US$716,000), which represented 54.5%, 100% and 100% of our total research and development costs in the respective years.

LICENSES, APPROVALS AND AGREEMENTS

Licenses and Approvals

   We operate pursuant to sublicenses and agreements contained in the licensing agreement with our parent and pursuant to the Ministry of Information Industry's approval. These arrangements permit us to conduct nationwide commercial communications operations under our parent's communications licenses and approvals from the Ministry of Information Industry. Our parent's licenses and approvals, and our authority under them, define the scope of telecommunications services we may provide. They permit us to provide Internet protocol telephony, data communications and related services. Although we expect that the Chinese government will gradually increase the number of licenses it grants, the licensing requirement, as a barrier to entry into China's highly regulated telecommunications market,

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limits the amount of competition we face. Our parent currently holds, and we operate under, seven major types of licenses and approvals, as set out below:

  . Internet protocol telephony service license. Our parent obtained an Internet protocol telephony license issued by the Ministry of Information Industry that permits it to provide Internet protocol telephony and fax services nationwide from April 1, 2000. The Ministry of Information Industry also allocated a nationwide unified access number for dial-up users. The license will expire on April 2, 2005.

     There are currently no regulations governing the renewal of Internet protocol telephony licenses. We believe that the license renewal procedure would require our parent to apply for a renewal 60 days before expiration. The license could be revoked if our parent's business license were suspended. This would generally occur only if our parent:

     -committed serious legal violations;

     -ceased to do business;

     -refused to submit to examination by government authorities; or

     - committed serious violations involving activities beyond the scope of its business license or in forging, altering or assigning its business license.

  . International gateway approvals. Our parent obtained international gateway approvals granted by the Ministry of Posts and Telecommunications, the Ministry of Information Industry's predecessor, and China Telecom between June 23, 1997 and February 28, 2000. They permit our parent to use China Telecom's international gateways in Beijing, Shanghai, Guangzhou and Shenzhen to contract with international network operators and obtain international network access. The approvals have no stated expiration date. There are currently no regulations specifying the conditions under which the international gateway approvals can be revoked. However, we believe that they would be revoked if the State Council revoked its approval for operation of our network.

  . Internet services license. Our parent obtained an Internet services license issued by the Ministry of Information Industry on October 30, 1998. It permits our parent to provide nationwide Internet access and other Internet-related service. The license has a term of five years and will expire on October 31, 2003. The license renewal procedure would require application 60 days before expiration. It could also be revoked before its expiration if we or our parent fail to remedy any faults found in our annual examination within the time specified by the Ministry of Information Industry or if our parent's business license were suspended. Another approval directed China Telecom to allocate a nationwide unified access number for dial-up users.

  . VSAT license. Our parent obtained a license issued by the Ministry of Posts and Telecommunications on June 8, 1998. It permits our parent to provide domestic satellite communications services nationwide using the very small aperture terminal communications standard. The license will expire on September 18, 2001. As with the Internet services license, the satellite license renewal procedure would require application 60 days before expiration. It could also be revoked before its expiration if we or our parent do not remedy any faults found in our annual examination within the time specified by the Ministry of Information Industry or if our parent's business license were suspended.

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  . VSAT frequency band approvals. The former State Radio Regulatory
    Commission (currently under the authority of the Ministry of Information Industry) and the Ministry of Information Industry issued the frequency band approvals for our satellite transmissions to our parent on September 6, 1995 and March 20, 1995, which permit our parent to establish a satellite communications network using a specific frequency band. The approvals have no stated expiration but can be revoked if we use any radio stations without approval, violate relevant regulations, disturb radio traffic, fail to comply with general radio frequency regulations, change the approved satellite projects without authorization or send or receive signals not related to our business.

  . Microwave approvals and radio station licenses. Our parent obtained microwave frequency band approvals and radio station licenses issued by the former State Radio Regulatory Commission and the Ministry of Information Industry that permit our parent to construct and operate microwave radio stations using specific frequency bands in Beijing on April 2, 1998 and October 20, 1999. Microwave transmission is an alternative means of providing customer access to our network. The approval has no stated expiration, but can be revoked if we use any radio stations without approval, violate relevant regulations, disturb radio traffic, fail to comply with general radio frequency regulations, change the approved microwave projects without authorization or send or receive signals not related to our business. The license expires on October 20, 2002. We will need to renew the license in order to continue operating microwave radio stations after October 20, 2002. The license renewal procedure would require application 30 days before expiration. The license could also be revoked before its expiration if we or our parent do not remedy any faults found in our annual examination within the time specified by the Ministry of Information Industry or if our parent's business license were suspended. We have also been granted a license by the Ministry of Information Industry to test Local Multipoint Distribution Services, a wireless broadband technology, in Dalian and Qingdao from September 2000 to March 2001.

  . Domestic and international frame relay license. Our parent obtained domestic and international frame relay licenses issued by the Ministry of Information Industry on August 25, 1999 and September 29, 1999. They permit our parent to install frame relay and asynchronous transfer mode switching equipment to provide domestic and international frame relay transmission services in 16 cities. The licenses expire on August 26, 2004 and September 30, 2004, respectively. The license renewal procedure would require application 60 days before expiration.

   Pursuant to the Ministry of Information Industry's approval and the licensing agreement, our parent has granted us a perpetual, exclusive, royalty-free sublicense to operate under the authority granted by the above licenses and approvals (including any renewals, expansions or replacements), with the exception of the international gateway approvals, the VSAT frequency band approvals and the microwave approvals and radio station licenses, none of which can be sublicensed. However, the Ministry of Information Industry has approved our and our parent's joint application to amend all of our parent's radio station licenses so that we will become the licensee. Our Chinese counsel has advised us that both microwave and satellite stations fall within the category of "radio stations". We have also applied for VSAT frequency band approvals, microwave frequency band approvals and radio station licenses to replace those held by our parent and to cover additional satellite and microwave stations. All of these new licenses, if and when approved, will be issued directly to us. Our parent has agreed to lease international gateways on our behalf at our instruction so that we can direct traffic through them to and from our network. Our parent has also agreed to assist us in obtaining corresponding licenses and approvals when permissible and, pending the grant of these licenses and approvals, to renew or obtain replacements for any that will expire and to use its best efforts to obtain

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any additional licenses and approvals that we require in the conduct of our business, which would also be sublicensed to us under the licensing agreement subject to the Ministry of Information Industry's approval. We pay only our parent's lease costs and other reasonable expenses with respect to the international gateway leases.

Network-related agreements

 Transmission line leases

   We lease substantially all of our transmission capacity from third parties, principally Heng Tong International Leasing Co., Ltd., Zhong Tie
Communications Center and China Telecom.

  . In November 1999, our parent entered into a 10-year lease agreement with Heng Tong International Leasing Co., Ltd. for the right to use its synchronous digital hierarchy network, which covers 20 major cities in China with bandwidths of 2Mbps, 155Mbps and 622Mbps, and its regional network, which covers 8 cities in Guangdong Province. This lease was transferred to us pursuant to the reorganization agreement with our parent. Under the lease, we pay a monthly fee ranging from RMB8,000 (US$966) to RMB500,000 (US$60,390) depending on the length and the bandwidth of the line leased. We are entitled to discounts of 10% to 22% if we lease more than a specified number of lines with bandwidths of 155Mbps or 622Mbps. We also become entitled to preferential pricing if we and Heng Tong International Leasing Co., Ltd. agree to extend this lease for more than 10 years. Each party has a right to renegotiate the lease fee if the price we pay for leasing China Telecom's lines increases or decreases by more than 20% or to terminate the agreement on six months' notice.

  . In February 2000, our parent entered into a master leasing agreement with Zhong Tie Communications Center for the lease of fiber optic lines from its network. This lease has been transferred to us pursuant to the reorganization agreement with our parent. The master leasing agreement permits us to lease a minimum of 18,000 to 30,000 kilometers of two-duct fiber optic lines on Zhong Tie's network, at our request. Under the agreement, Zhong Tie has also agreed to improve the capacity of the leased lines as technology evolves, provide technical support for the operation and maintenance of the lines and, jointly with us, construct additional lines at our request. The master agreement provides that for 15 years the specified lines will be leased pursuant to separate agreements of varying duration, each of which we may terminate on 90 days' notice once we have laid our own lines, subject to our making the remaining lease payments under the applicable separate lease agreement. It also provides that, for each line leased under a subsidiary agreement, we must pay a monthly fee ranging from RMB174 (US$21) per kilometer per duct in the first year of the lease term to RMB278 (US$34) per kilometer per duct from the sixth year and thereafter. The first subsidiary agreement under the master agreement provides for the lease of 5,686 kilometers of fiber optic lines connecting Beijing, Shanghai, Wuhan, Guangzhou and cities along the lines. We have to separately pay for the use and maintenance of equipment related to the leased lines. This subsidiary agreement will expire on February 25, 2015.

  . We are party, as transferee of our parent under the terms of the reorganization agreement, to a number of leases originally entered into between our parent and China Telecom for use of its fiber optic lines with bandwidths ranging from 128Kbps to 2Mbps. These leases all follow a standard lease form used by China Telecom based on Ministry of Information Industry regulations. These regulations obligate China Telecom, among other things, to lease its lines at prices set by the Ministry of Information Industry, to maintain the lines we lease in good

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   condition, and to provide us with additional lines within one to three months of our request. These leases are of indefinite duration and we may terminate any lease on one to four weeks notice, while China Telecom has the right to modify the contract unilaterally. The scope of this right is unclear. We need China Telecom's consent to change our equipment or the type of services we offer over the leased lines.

 Satellite transponder leases

   As of March 31, 2000, we leased 27MHz of bandwidth from PanAmSat International Systems, Inc. at a fixed monthly charge regardless of capacity used. Beginning May 1, 1999, our parent began leasing bandwidth from Xin Nuo Satellite Communications Co., Ltd.. This lease was transferred to us under the terms of the reorganization agreement. The lease provides for 27MHz of bandwidth, but we have only used 13 MHz. We pay a fixed monthly charge regardless of the transmission capacity we actually use. The total lease payments represented 9.1% and 5.4% of our revenues for the year ended December 31, 1999 and the five months ended May 31, 2000, respectively. Our lease with PanAmSat expires on November 1, 2007, while our lease with Xin Nuo will expire on May 1, 2001.

 International gateways

   Pursuant to a licensing agreement, our parent has agreed to lease international gateways on our behalf at our instruction so that we can direct traffic through them to and from our network. We pay only our parent's lease costs and expenses with respect to the international gateway leases. Under this arrangement, our parent leases access to China Telecom's international gateway and access to international telecommunications operators. As a result, we are able to connect to the international gateways of China Telecom, AT&T Global Communications Services, Inc., MCI Global Resources, Inc., Global One Communications LLC, and PCCW (formerly Hong Kong Telecom), Korea Telecom and KDD which provide bandwidths of 45Mbps, 12Mbps, 2Mbps, 2Mbps, 6Mbps, 2Mbps and 2Mbps, respectively.

INTELLECTUAL PROPERTY

   Our parent owns registered trademarks for GBNet and its logo. Our parent has the registered rights to the domain names of www.jitong.com, www.gb.com.cn and www.chinagb.net. Pursuant to a trademark transfer agreement, our parent has agreed to transfer its rights to these trademarks to us. Pending the registration of the transfer of these rights, our parent has granted us the free and exclusive right to use these trademarks. Our parent has granted us the free and exclusive right to use www.jitong.com, www.gb.com.cn and www.chinagb.net until Chinese law permits their transfer to us, at which time our parent will do so at no charge to us. We intend to apply for additional trademarks and service marks in China, Hong Kong and the United States. However, we may not be able to procure the registration of these marks in all of these jurisdictions. We do not currently have any issued patents or registered copyrights. See "Risk Factors--Risks relating to us--We may be unable to protect our intellectual property rights."

INSURANCE

   Consistent with what we believe is customary practice among Chinese telecommunications network operators, we do not currently carry any third party insurance covering our major fixed assets or our business. We cannot assure you that any uninsured losses we incur will not have a material adverse effect on our business.

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FACILITIES

   Our principal offices are located in Beijing where we lease 3,563 square meters of office space for a term expiring on May 14, 2004. We lease 1,492 square meters of office space in Beijing from our parent for a term expiring on March 24, 2003. We also lease the premises occupied by our network control center in Beijing from our parent, occupying 1,000 square meters for a term expiring on March 24, 2003. Our parent does not have the relevant title certificates for these premises.

   We own office space in three major Chinese cities, including the premises occupied by our backup network control center in Shanghai, with an aggregate area of approximately 911 square meters. As of August 31, 2000, we leased office space in 102 cities in China, including Beijing, with an aggregate area of approximately 21,616 square meters under leases that expire from August 31, 2000 to December 31, 2005. We use office spaces for administrative offices, as our hubs, regional hubs and nodes and to house routers, gateways and other network equipment. We believe that our facilities are adequate for our existing business and that we will be able to obtain additional leases to accommodate our expansion plan at market rates for the near future.

   We own staff quarters in Beijing of approximately 1,157 square meters for qualified employees who are not local residents of Beijing. However, we have not transferred, nor do we plan to transfer our ownership of these quarters to our employees.

LEGAL PROCEEDINGS

   From time to time we expect to be subject to legal proceedings and claims in the ordinary course of our business. These legal proceedings or claims, even if they are without merit, could result in the expenditure of significant financial and managerial resources. We are currently not aware of any actual or threatened legal proceedings or claims that we believe will have, individually or in the aggregate, a materially adverse effect on our business, financial condition or results of operations.

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                                  REGULATION

   China's telecommunications industry is highly regulated by the government. Since China has not yet adopted a national telecommunications law, the telecommunications industry is governed by regulations issued by the State Council, the Ministry of Information Industry and various government authorities. Regulations issued or implemented by the State Council, the Ministry of Information Industry and other relevant government authorities, including the Ministry of Foreign Trade and Economic Cooperation and the State Development Planning Commission, encompass virtually every aspect of network operations, including entry into the telecommunications service industry, scope of permissible business, tariff policy and foreign investment. In particular, current regulations in China prohibit foreign-invested enterprises and foreign entities (including individuals) from investing in, operating or participating in the operation of telecommunications services in China without approval from the State Council.

   We have been granted approval from the China Securities Regulatory Commission and the Ministry of Information Industry to effect the global offering. The licenses, approvals and contracts necessary for our operations which our parent could not transfer to us pursuant to its reorganization, because of either regulatory or contractual prohibitions, were maintained by our parent for our benefit pursuant to our reorganization agreement with it. In consideration of the transfer of assets under the reorganization agreement, we issued to our parent 183,874,200 domestic shares, representing approximately 74.03% of our registered share capital immediately before the global offering. In the opinion of Jingtian & Gongcheng, our Chinese counsel, our ownership, licensing and approval structure are, and immediately following the global offering will be, in compliance with existing Chinese laws and regulations, and no further Chinese governmental approvals are required for the global offering or to conduct our existing and proposed business in accordance with our business license. For a description of our reorganization, see, "Our Corporate Structure."

Regulatory framework

   The Ministry of Information Industry was created in March 1998 to assume, among other things, the regulatory, administrative and other governmental duties of, and rights previously exercised by, the former Ministry of Posts and Telecommunications and the former Ministry of Electronics Industry. The Ministry of Information Industry has broad authority to regulate all aspects of the telecommunication and information technology industries in China, which includes the power to:

  . formulate and enforce industry policy, standards and regulations;

  . grant licenses to provide telecommunications and Internet access services;

  . formulate tariff and service charge policies for telecommunications and Internet access services;

  . supervise the operations of telecommunications and Internet access service providers;

  . maintain fair and orderly market competition among operators; and

  . manage the day-to-day administration of the national telecommunications sector.

   In order to provide a uniform regulatory framework to encourage the orderly development of the telecommunications industry, the Chinese government is currently preparing a draft telecommunications law. If and when the telecommunications law is adopted by the National People's

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Congress, it is expected to become the basic telecommunications statute and the legal source of telecommunications regulations in China. In addition, the Ministry of Information Industry is currently preparing a draft of the administrative telecommunications regulations for foreign invested telecommunications enterprises, which will be subject to approval by the State Council. Although we expect that the telecommunications law and the regulations would have a positive effect on the overall development of the telecommunications industry in China, we do not know the final nature and scope of what the telecommunications law and the regulations will be.

   In February 1999, the State Council approved a restructuring plan for the telecommunications industry in China. According to the plan, the telecommunications operations of the China Telecom system controlled by the Ministry of Information Industry are being separated along four business lines: fixed-line communications, mobile communications, paging and satellite communications services. China Mobile was established in July 1999 as a state-owned company to hold the mobile communications assets resulting from this separation and to operate mobile communications nationwide. A separate company will be responsible for satellite networks following the restructuring, while the paging operations have been merged into Unicom. As a result of the restructuring, the China Telecom system now operates only fixed-line networks and provides only fixed-line telephone and data communications services. China Telecom Group Corporation was established in April 2000 as a state-owned enterprise controlled by the Ministry of Information Industry. It is expected to become the holding company of the China Telecom system.

   Entry into the industry. Until 1993, telecommunications regulations and policies in China did not permit entities outside of the China Telecom system to engage in public telecommunications operations in China. In August 1993, the government opened some non-basic sectors of the telecommunications industry, such as paging and satellite communications, to Chinese entities not affiliated with the Ministry of Information Industry. Cellular network operators, providers of basic telecommunications services, such as local and long-distance fixed-line telephone services and network service providers must receive specific approval from the State Council in order to provide services. Internet protocol telephony operators, Internet service providers and providers of other data communications or value-added service must obtain operating licenses or approvals from the Ministry of Information Industry in order to provide services.

   Current regulations in China prohibit foreign-invested enterprises and foreign entities (including individuals) from investing in, operating or participating in the operation of telecommunications services in China without government approval. We have been granted approval from the China Securities Regulatory Commission and the Ministry of Information Industry to effect the global offering.

   Tariff setting. Our tariffs are subject to regulations by various government authorities, including the Ministry of Information Industry, the State Development Planning Commission, the relevant provincial telecommunications administrations and the relevant provincial price regulatory authorities. Our rates for Internet protocol telephony services are set by the Ministry of Information Industry. Our rates for dial-up Internet access are required by the Ministry of Information Industry to be set by reference to China Telecom's rates, which are in turn set by the Ministry of Information Industry in consultation with the State Development Planning Commission. The Ministry of Information Industry also requires other service providers to use those rates as a reference in formulating their own rates. In each case, we have discretion to charge higher or lower rates than China Telecom within a narrow, unspecified range.


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   Rates for other data communications services provided by all service providers are set by the Ministry of Information Industry in consultation with the State Development Planning Commission. Satellite transponder lease costs are determined by negotiation between the contracting parties while our international charges are set pursuant to agreements between our parent and the relevant international network operator.

   Interconnection and leased line arrangements. Network service providers' networks must interconnect with other network service providers, the China Telecom system's fixed-line network and international gateways to enable subscribers to a network service provider's network to communicate with fixed-line subscribers, make and receive domestic and international long-distance calls and to send and receive international data traffic. The Ministry of Information Industry is responsible for approving applications for and regulating interconnection with the fixed-line network, while China Telecom and other authorized network service providers are responsible for designing and implementing technical plans. The applicable regulations provide that switching, transmission and other equipment must conform with the technical standards approved by the Ministry of Information Industry. The Ministry of Information Industry also determines the amounts of lease payments to be collected by the provincial telecommunications administrations, which operate the fixed-line network, with respect to leasing of transmission lines that facilitate interconnection between network service providers' networks and the fixed-line network. Each provincial telecommunications administration and the city and country telecommunications bureau under its control are responsible for the maintenance of the transmission lines and related equipment within their respective jurisdiction.

   Technical standards. The Ministry of Information Industry sets technical standards and controls the type of telecommunications equipment used in public networks by requiring all network operators under its control to purchase their equipment from suppliers who have obtained prior certification from the Ministry of Information Industry.

   Capital investment. The State Development Planning Commission is empowered by the State Council to exercise responsibility over the approval of all major investment projects, including network service providers' network development projects, involving total capital investment between RMB50 million (US$6.0 million) and RMB500 million (US$60.4 million). Any investment projects with total capital investment in excess of RMB500 million (US$60.4 million) must obtain approval from the State Council. Project proposals and feasibility study reports for projects less than RMB50 million (US$6.0 million) can be approved by the Ministry of Information Industry and the approval is required to be submitted for recording to the State Development Planning Commission.

   Internet regulation. The Internet industry is regulated by the Ministry of Information Industry in the same manner that it regulates the telecommunications industry generally. The State Council periodically promulgates regulations relating to the Internet to address public policy considerations. Approval from the State Council is required to establish a network service provider, which, as differentiated from Internet service providers and Internet content providers, is allowed to connect directly to international networks, including the Internet. Our parent has been approved by the State Council to serve as a network service provider. Pursuant to the Ministry of Information Industry's approval and a licensing agreement with our parent, we have been authorized to conduct the Internet access services, Internet protocol telephony services, domestic satellite telecommunications services and domestic and international frame relay services of our parent. Existing regulations require all Chinese commercial Internet service providers to interconnect their computer networks with one of the five licensed commercial network service providers, China Telecom, us (pursuant to a sublicense from our parent), Unicom, Netcom and China Mobile, in order to provide Internet access. Internet

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service providers must obtain operating licenses from the Ministry of
Information Industry in order to provide Internet access service.

   Internet service providers and Internet content providers must register their users with the Ministry of Public Security and block websites (including those maintained outside China) that the ministry identifies as publishing information damaging to public security. Periodically, the ministry has stopped the distribution over the Internet of information that it believes to be socially destabilizing, or to violate Chinese laws and regulations. In addition, the State Secrets Bureau has recently issued regulations authorizing the blocking of any website it deems to be disclosing state secrets or failing to meet the relevant regulations regarding the protection of state secrets in the distribution of online information. Specifically, Internet companies in China with bulletin board systems, chat rooms or news services must apply for the approval of the State Secrets Bureau. As the implementing rules for the regulations have not been issued, however, details concerning how network service providers should comply with the regulations remain to be clarified.

   Regulation of software. In October 1999, the State Encryption Administration Commission promulgated the Regulations for the Administration of Commercial Encryption, which was followed in November 1999 by the Notice of the General Office of the State Encryption Administration Commission. Both of these regulations address the use in China of software with encryption functions. According to these regulations, it is prohibited to manufacture or sell encryption products without the permission of the State Encryption Administration Commission. Use of unauthorized encryption products is prohibited. Violation of the encryption regulations may result in the issuance of a warning, levying of a penalty, confiscation of the encryption products and even criminal liabilities. Since there are currently no official interpretations of, or detailed implementing rules for, these regulations, it is unclear how network service providers should comply with these regulations.

Administrative telecommunications regulations

   The Ministry of Information Industry has prepared administrative telecommunications regulations that were promulgated effective September 25, 2000. The regulations provide and clarify the regulatory rules and guidelines for the telecommunications industry in the interim period prior to the adoption of the telecommunications law. The material changes that the regulations make to the regulatory environment described above are summarized below. However, the regulations give wide discretionary authority to the Ministry of Information Industry and have been so recently promulgated that we do not yet know how they will be administered or interpreted by the Ministry of Information Industry or whether they are intended to supplant or merely supplement current regulatory practice. Accordingly, the regulations and their administration and interpretation may have unexpected consequences upon our business.

   Regulatory authority. The regulations confirm that the Ministry of Information Industry will continue to be the regulatory body responsible for the Chinese telecommunications industry, extending this authority to broadcasting and television transmission networks. This authority is to be administered based upon the principles of the separation of the government and enterprises, abolishment of monopoly, encouragement of competition and the promotion of development, openness and fairness.

   Service providers. The regulations divide service providers into those who provide basic telecommunication services and those who provide value-added telecommunication services. Basic telecommunication providers are those who provide:

  . domestic long-distance and local telephone services through fixed networks;

  . Internet protocol telephony;


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  . mobile network telephone and data services;

  . satellite communications and mobile satellite communication services;

  . Internet and other public data transmission services;

  . leasing and sales of transmission capacity (which may be bandwidth, wavelengths or fiber optic capacity), fiber optic cable, pipelines and other network elements;

  . network access, and outsourcing;

  . international telecommunications infrastructure and services;

  . wireless paging services; or

  . resale of basic telecommunications services.

   Value-added telecommunication providers are those who provide:

  . web hosting and co-location;

  . virtual private networks;

  . e-mail;

  . voice messaging;

  . online information data base storage and retrieval;

  . electronic data exchange;

  . on-line data processing and transaction processing;

  . value-added facsimile services;

  . Internet access services;

  . Internet information services; or

  . video conference telephone services.

   Based upon our current business, we believe that we fall into both categories. Basic telecommunications providers must receive operational licenses from the Ministry of Information Industry while value-added telecommunications providers must receive licenses from either the Ministry of Information Industry or, if they operate in only a single province, the local telecommunications office under the Ministry of Information Industry.

   Entry into the industry. The regulations specify the threshold requirements for applicants for basic telecommunications and value-added telecommunications licenses. Applicants for basic telecommunications licenses must:

  . be duly established companies in the basic telecommunications business, and have majority state ownership;

  .  have a feasibility study and technical network plan;

  .  possess the requisite funding and personnel to carry out operations;

  .  possess the requisite sites and other resources to carry out operations;

  .  have the reputation or ability to provide long-term services to customers;
     and

  .  meet other conditions imposed by the Chinese government.

   Applicants for value-added telecommunication licenses must:

  .  be duly established companies under Chinese law;

  . possess the requisite funding and personnel to carry out operations;

  . have the reputation or ability to provide long-term services to customers;
    and

  . meet other conditions imposed by the Chinese government.

  The regulations do not specify the criteria that will be used by regulatory authorities in awarding licenses. Licenses for basic telecommunications may be awarded by bidding.

   Tariff setting. The regulations provide that all charges will be based on costs, but also considering national economic development and social development, the development of the telecommunication industry, and telecommunications customers. Detailed tariff catalogs will be set by the Ministry of Information Industry after consulting with other relevant authorities. Charges for value-added telecommunications services and for wireless paging and resale of basic telecommunications services will be set either by market forces or by market forces within a range set by the government. Charges for other telecommunications services may either be set by the Chinese government, set by market forces or set by market forces within a range set by the Chinese government.

   Interconnection. Interconnection among telecommunication networks must be made according to agreements reached by network operators under the regulations issued by the Ministry of Information Industry and cannot be terminated without the ministry's approval. Where parties cannot reach agreement on interconnections, whether as to pricing, technical standards or otherwise, either party may apply for coordination by the Ministry of Information Industry or offices under the Ministry of Information Industry.

   Content and security. The regulations provide that telecommunications users will be responsible for telecommunications content and for the results caused by the content. Users are also required to abide by existing security regulations when transmitting information affecting national security. In particular, the regulations prohibit the production, copying, publishing or distribution of information that is restricted by any form of regulation and prohibits any act that harms the security of information or the telecommunications network.

   Penalties. Violations of the regulations subject the violator to confiscation of resulting profits, fines up to five times the resulting profits or RMB100,000 (US$12,080), termination of business or reorganization in severe cases, or even criminal liabilities.

China's entry into the WTO

   China's telecommunications regulatory framework could change dramatically upon China's entry into the WTO and competition in our business lines could increase dramatically. China has already reached agreement with the United States and the European Union regarding the terms of its entry into the WTO. Although the parties have not disclosed the substance of all their negotiations, China could accede to the WTO rapidly.

   Under the agreement with the United States, China would allow up to 30% foreign ownership in all value-added telecommunications services, including electronic mail, on-line information, database retrieval and data processing, immediately upon its entry into the WTO, up to 49% no later than January 1, 2001 and up to 50% no later than January 1, 2002.

   In addition, the agreement with the U.S. liberalized foreign equity ownership in domestic and international voice, circuit-switching and packet-switching data transmission services. The schedule states that foreign equity ownership will be allowed up to 25% no later than January 1, 2003, up to 35% no later than January 1, 2005 and up to 49% no later than January 1, 2006.

   The agreement with the European Union would add additional market openings. In particular, foreign investment would be allowed in China's mobile telephone sector at 25% upon China's accession, 35% after one year and 49% after three years. China would also permit foreign firms to rent data transmission capacity from Chinese companies for resale inside and outside China.

   The State Council is expected to promulgate new regulations in late 2000 that will provide clarification on the exact scope of the telecommunications services to be further opened for foreign investment and other economic reforms related to our business if China joins the WTO. Until the new regulations are enacted, we cannot be sure what the regulatory or competitive environment will be after China's entry into the WTO.

                                  MANAGEMENT

   The following table provides information about our directors, supervisors and executive officers as of the date of this prospectus. All of the directors serve terms of three years or until their respective successors are elected and each has a business address at our headquarters.

Directors, Supervisors and Executive Officers

 Name                            Age Position(s)
 ----                            --- -----------
 Qi Mingqiu.....................  46 Chairman of the Board of Directors and
                                     President
 Xue Baoming....................  61 Director
 Liu Jinping....................  48 Director
 Wang Xianlao...................  50 Director
 Wu Weiren......................  52 Director
 Yu Weixing.....................  45 Director and Vice President, Network
 Ning Xianfu....................  32 Director, Vice President and General
                                     Manager of Business Operations
 Hu Qiheng......................  66 Independent Non-executive Director
 Wang Tong......................  38 Independent Non-executive Director
 Zhang Jie......................  43 Chairman of the Board of Supervisors,
                                     Associate President and Head of Network
                                     Operations and Management
 Zhang Minqing..................  40 Supervisor and Head of Corporate Planning
 Song Baoyin....................  37 Supervisor
 Chen Jihua.....................  32 Chief Financial Officer
 Wang Xia.......................  35 Treasurer and Joint Company Secretary

   Mr. Qi Mingqiu is our chairman and president. Mr. Qi joined us in May 1994. He is in charge of our overall business and operations strategy and management. He formerly served as a deputy director of the China Bidding Center for Machinery and Electronics, as vice president of China Electronics Import and Export Company, responsible for management of its subsidiaries, as secretary general of the State Planning Commission, and as deputy head of the supervisory office at the State Economic and Trade Commission. Mr. Qi holds a master's degree from Harbin Industrial University. He has over 18 years of experience in management and has been the President of our parent and us since their respective dates of establishment.

   Ms. Xue Baoming is our vice chairman and is also the chairman of IRICO Display Device Co. Ltd. Ms. Xue joined the Board in March 2000. She graduated from China Northwestern University in 1963. She has over 30 years of experience in general management.

   Mr. Liu Jinping is a director and is also the deputy general manager of SDIC Electronics Company. Mr. Liu joined the Board in March 2000. He graduated from the Wireless Engineering Department of the Beijing Institute of Technology in 1980, with a specialization in radar. Mr. Liu has over 20 years of experience in engineering.

   Mr. Wang Xianlao is a director and is also the general manager of Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone. Mr. Wang joined the Board in March 2000. He was previously the financial controller of Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone. He has over 10 years of experience in corporate financial planning and reporting.

   Mr. Wu Weiren is a director and is also the chairman and the president of IRICO Group Corporation. Mr. Wu joined the Board in March 2000. He graduated from Hangzhou Electronic Industrial College in 1968 and has over 30 years of experience in management and financial planning.

   Mr. Yu Weixing is a director and is also our vice president, responsible for our network design and construction. Mr. Yu joined us in 1994. He was previously an engineer at Beijing No.1 Broadcasting Equipment Research Institute, responsible for product design and development. Mr. Yu graduated from Beijing Post and Telecommunications University in 1978, with a specialization in microwave technology. He has over 20 years of experience in engineering and general management.

   Mr. Ning Xianfu is a director and is also our vice president and general manager of business operations responsible for the business operation and management of our branch offices. Mr. Ning joined us in 1994. Before he joined us, he was an engineer in the research department at China Electronic Information Group. He graduated from Harbin Industrial University in 1988, with a specialization in communications system engineering, and received a master's degree in signal and information processing in 1991. Mr. Ning has over 10 years of experience in the information technology industry.

   Ms. Hu Qiheng is an independent non-executive director and is also a member of the China Academy of Engineering, the Director of the Working Committee of the China Internet Information Center and a vice chairwoman of the Chinese Association of Science and Technology. Ms. Hu joined the Board in March 2000. She was previously the president of the Chinese Association of Automation and the Chinese Association of Computer Science, the vice president of the China Academy of Science and the director of the Automation Research Institute of the China Academy of Science. Ms. Hu graduated from Moscow Chemical Machinery College in 1954, with a specialization in Industrial Automation, and obtained an Associate Doctoral Degree in 1963 from the same. She has over 40 years experience in research of automatic control and mode identification.

   Mr. Wang Tong is an Independent non-executive director and is also the vice president of the Beijing Post and Telecommunications Design Center of the Ministry of Information Industry. Mr. Wang joined the Board in March 2000. He was previously the director of No. 3 Design Department and its predecessor, the Interconnection Department, of the Beijing Post and Telecommunications Design Center. Mr. Wang graduated with a bachelor's degree from the Beijing Post and Telecommunications University in 1984, with a specialization in Telecommunications Engineering. He has over 15 years experience in data and multimedia communications and international interconnection.

   Mr. Zhang Jie is a supervisor and is also our assistant president and head of our Network Operation and Maintenance Department. Mr. Zhang joined us in July 1995. He previously served as an engineer at China Computer Technology Services Company. Mr. Zhang graduated with a bachelor's degree from Qing Hua University in Beijing in 1983, with a specialization in electronics engineering. He has over 17 years of experience in engineering.

    Mr. Zhang Minqing is a supervisor and is also head of our Corporate Planning Department. Mr. Zhang joined us in December 1998. He was previously a business manager of Infotron Computer Systems, Inc. (Beijing) and the assistant manager of the Planning Department at China Electronics Import and Export Company. Mr. Zhang graduated with a bachelor's degree in engineering with a specialization in wireless technology and information systems from Qing Hua University in Beijing. He has over 15 years of experience in corporate investment and planning.

   Mr. Song Baoyin is a supervisor and is also working in IRICO Group Corporation. Mr. Song joined the Board in March 2000. He graduated with a bachelor's degree from Hangzhou Electronics Industrial College in 1986 and has over 14 years of experience in financial control and management.

   Mr. Chen Jihua is our chief financial officer and is in charge of financial planning and reporting. Mr. Chen joined us in January 2000. Previously, he was the chief financial officer at ALJ Group, responsible for operations in China. Mr. Chen graduated from Anhui University in 1987, with a specialization in Accounting, and received a master's degree in 1994 from the State Financial College in China. He also received an International Business Certificate from Delter International Business School in Canada. He has over 12 years of experience in accounting and financial management.

   Ms. Wang Xia is the head of our Treasury Department, responsible for treasury management and planning and is also the joint secretary to the board. Ms. Wang joined us in July 1999. She was previously a deputy general manager of the Business Operations Department at the Financial Company of China National Chemical Import and Export Company and deputy head of the International Business and Treasury Department of China Investment and Trust Company for Foreign Economy and Trade. Ms. Wang graduated with a master's degree in international finance from Nankai University in 1989. She has over 10 years of experience in treasury management and corporate finance.

Compensation of Directors, Supervisors and Executive Officers

   The aggregate amount of cash remuneration we paid to our directors, supervisors and executive officers during the year ended December 31, 1999 and the five months ended May 31, 2000 was approximately RMB445,000 (US$53,756) and RMB746,000 (US$90,117), respectively. During 1999 and the first five months of 2000, we set aside RMB10,000 (US$1,208) and RMB20,000 (US$2,416), respectively as non-cash remuneration (consisting solely of pension and retirement benefits) with respect to them.

   Employee Share Option Plan. We have adopted an employee share option plan. This plan provides for the grant of options to our employees and those of our subsidiaries, including our executive directors and those of our subsidiaries. Under the employee share option plan, our compensation committee, consisting of our independent non-executive directors and other persons appointed by our board of directors and, if any holding company of ours is listed on the main board of the Hong Kong stock exchange or the Growth Enterprise Market, the independent non-executive directors of that company, has absolute discretion to offer options to employees that it selects for a number of H shares that it also determines. Each option will become exercisable for up to 60% of the total number of H shares it covers beginning on the third anniversary from the grant date. It will become exercisable for an additional 20% on each of the fourth and fifth anniversaries. Each option will have a maximum term of 10 years from the grant date. Because Chinese individuals are not permitted to purchase H shares under current laws, the exercise of such options is subject to approval from the Chinese government or a change of law that would permit the option holder to purchase H shares. The employee share option plan provides for issuance (together with any other plans, including the pre-global offering share option plan) of options exercisable for H shares equal to up to 30% of the total number of our issued H share capital from time to time.

   The price for an H share payable by a participant upon the exercise of an option will be determined by our compensation committee in its discretion at the grant date, but may not be less than a specified minimum. The minimum price is the highest of:

 . the nominal value of an H share;

 . the average of the closing prices of any H shares on the Growth Enterprise
   Market on the five business days immediately preceding the date of grant of the option on which there were dealings in H shares on the Growth Enterprise Market; and

 . the closing price of H shares on the date of grant on the Growth Enterprise
   Market.

   Pre-Global Offering Share Option Plan. We have also adopted a pre-global offering share option plan. The purpose of the pre-global offering share option plan is to recognize the contribution of individuals (including directors, senior management and our full time, part time and temporary employees) to our growth and to the global offering. The principal terms of the pre-global offering share option plan are the same as the share option plan in all material respects except that:

 . the maximum number of H shares available under the pre-global offering share option plan is 7,199,400, equivalent to 10% of our issued H share capital immediately after the global offering (assuming the over-allotment option is not exercised), and no further options will be granted under this plan after the global offering. We have conditionally awarded options under the pre-global offering share option plan to 131 grantees to subscribe for a total of 3,953,450 H shares, representing 5.49% of our issued H share capital (assuming that the over-allotment option is not exercised.

 . the subscription price of an H share in respect of any particular option granted under the pre-global offering share option plan is the issue price for an H share in the global offering, excluding brokerage fees and transaction levy.

 . the grantees eligible for options include any individual who is identified by the board of directors as having made a contribution to us.

 . the pre-global offering share option plan is administered by our board of directors.

   To the extent not exercised, options granted under either share option plan will lapse automatically on:

 . the expiration of the ten-year term of the option;

 . the date of our winding-up;

 . the date the grantee purports to assign or create any interest in favor of a third party over his option; or

 . the cessation of the grantee as a qualifying participant of the applicable plan by reason of serious misconduct, criminal offence or bankruptcy. In the event that a grantee ceases to be a qualifying participant for other reasons, including death, or if we are voluntarily wound-up, or a takeover offer for our H shares, a scheme of arrangement or a compromise with creditors is made, the grantee may exercise an option during a period specified in the respective plan document or by notice to the grantee, after which period the option held by the grantee will lapse.

   Based on a legal opinion issued by Jingtian & Gongcheng, our Chinese counsel, the share option plans are partially valid under Chinese laws as no Chinese law prohibits Chinese companies from adopting employee share option schemes or granting options. We are therefore entitled to grant options to our employees and/or other employees under the plans. However, under currently applicable Chinese laws, Chinese nationals must not hold or trade any H shares of a Chinese company unless special approval has been obtained from the relevant regulatory authorities. Therefore, our Chinese counsel is of the view that until the relevant laws have been modified or a special approval has been granted, our employees and other grantees who are Chinese nationals to whom options have been granted under either share option plan cannot exercise the granted options. Our Chinese counsel has further indicated that the share option plans may need to be amended in the future in order to comply with any modifications to Chinese laws.

   We have already filed a copy of each share option plan with the China Securities Regulatory Commission. Also, it is a term of each share option plan that exercise of an option granted thereunder is subject to approval from the China Securities Regulatory Commission for the issue of additional H shares, and the grantee being permitted to purchase and hold the H shares in his personal capacity.

   As of the date of this prospectus, we have granted options to subscribe for an aggregate of 3,953,450 H shares at an exercise price equal to the global offering price under the pre-global offering share option plan. All of these options may be exercised within 10 years from the date of grant. Of the 131 grantees, 123 were full-time employees, including 3 directors and 2 supervisors, and 8 were non-employees, including 1 supervisor. We have not granted or agreed to grant any other options under either share option plan.

   Immediately following the global offering, our directors and supervisors will have interests in our share capital as grantees under our pre-global offering share option plan. The interests which are required to be disclosed under Hong Kong laws, and all grants in excess of 100,000 H shares are as follows:

                                   Total number
Name and address of grantee        of H Shares
---------------------------        ------------
Qi Mingqiu                           150,000
Room 2404, Building 3
Dinghuidong Li, Haidian District
Beijing, China

Yu Weixing                            80,000
Room 702, 215 Huizhongli
Ya Yun Cun, Chaoyang District
Beijing, China

Ning Xianfu                           80,000
27 Wanshou Road, Haidian District
Beijing, China

Xue Baoming                           60,000
Room 401, Jia 65 Fuxing Road
Haidian District
Beijing, China

Liu Jinping                           60,000
Room 302, Section 1, Building 13
Guoying Garden
Beijing, China

                                                  Total number
Name and address of grantee                       of H shares
---------------------------                       ------------
Wang Xianlao                                         60,000
4A, Building 29, Ji Da Yuan Lin Garden
Zhuhai, China

Wu Weiren                                            60,000
Room 301, Jia 65 Fuxing Road
Haidian District
Beijing, China

Zhang Minqing                                        40,600
Room 301, Section 2, Building 6
Qi Xian Cun, Beiwa Road
Haidian District
Beijing, China

Song Baoyin                                          60,000
Room 302, Jia 65 Fuxing Road
Haidian District
Beijing, China

Zhang Jie                                            50,000
Room 1703, East Tower
5 Wanshou Lu Xijie
Beijing, China

Chen Jihua                                           80,000
East Wing, 9th Floor
Beijing Capital Times Square
No. 88 West Chang An Avenue, 100031
Beijing, China

Wang Xia                                             50,000
East Wing, 9th Floor
Beijing Capital Times Square
No. 88 West Chang An Avenue, 100031
Beijing, China

Zhang Wenyi                                         150,000
Chairman of the Board of Directors of our parent
Room 301, Section 2, Building 6 Qi Xian Cun
Beiwa Road, Haidian District
Beijing, China

   Director and Supervisor Service Agreements. Each of our executive directors and supervisors has entered into a service contract with us. The terms and conditions of the service contracts are similar in all material aspects and are briefly described as follows:-

  . each service contract commenced on March 24, 2000 and is for a term of three years;

  .  each service contract may be renewed with the consent of both parties;
     and

  . the annual fixed amount of remuneration payable to each executive director and supervisor ranges from RMB400,000 (US$48,320) to RMB500,000 (US$60,400) and RMB120,000 (US$14,496) to RMB180,000 (US$21,744),
     respectively, for the year 2000 and is subject to review at least once every 12 months. The remuneration was determined by our board in accordance with a resolution passed by our shareholders at a general meeting.

   Our executive directors will also be entitled to the welfare benefits in accordance with relevant Chinese laws and regulations. According to the service contracts, each of our executive directors and supervisors may receive a bonus with reference to our profitability upon approval of our shareholders in general meeting.

   The aggregate remuneration we paid in cash or in pension and retirement benefits to our directors and supervisors for the year ended December 31, 1999 was approximately RMB644,000 (US$77,795) and RMB15,000 (US$1,812),
respectively. The aggregate remuneration we paid and benefits payable in cash or in kind to our directors and supervisors for the year ending December 31, 2000 under the current arrangements in force at the date of this prospectus is approximately RMB1,618,000 (US$195,454) and RMB85,000 (US$10,268),
respectively.

   The annual remuneration and benefits in kind we paid to each executive director and supervisor for the three years ended December 31, 1999 and the five months ended May 31, 2000 are as follows:

                                                                          Five
                                                 Years ended December    months
                                                          31,            ended
                                                -----------------------   May
                                                 1997    1998    1999   31, 2000
                                                ------- ------- ------- --------
                                                RMB'000 RMB'000 RMB'000 RMB'000
Director A.....................................    58      67      94     265
Director B.....................................    57      60      85     189
Director C.....................................    46      51      96      68
Supervisor D...................................    53      64      65      79
Supervisor E...................................   --      --       65      58
                                                  ---     ---     ---     ---
                                                  214     242     405     659
                                                  ===     ===     ===     ===

   All other directors and supervisors did not receive any remuneration or benefit in kind during the three years ended December 31, 1999 and the five months ended May 31, 2000 as they are not executives of the Company.

   The annual remuneration and benefits in kind payable by us to each of the executive directors for the year ending December 31, 2000 are estimated as follows:

                                                                          RMB
                                                                       ---------
Director A............................................................   530,000
Director B............................................................   427,000
Director C............................................................   418,000
                                                                       ---------
  Total............................................................... 1,375,000
                                                                       =========

   We paid no directors' fee for either of the two years ended December 31, 1999. The aggregate of the directors' and supervisors' basic salaries, housing allowances and other allowances and benefits we paid in cash or in kind for the years ended December 31, 1998 and 1999 was RMB242,000 (US$29,234) and RMB405,000 (US$48,924).

Audit Committee of the Board

   We have established an audit committee with written terms of reference based upon guidelines published by the Hong Kong Society of Accountants. The audit committee has two members comprising our independent non-executive directors, Hu Qiheng and Wang Tong. The primary duties of the audit committee are to review our annual, half year and quarterly reports and accounts, supervise our financial reporting process and internal control system and to provide advice and comments thereon to the board of directors.

Staff

   The following table shows the approximate number of employees we had at the end of our last three years by the principal business function they performed:

                                                      December 31,
                                         --------------------------------------
                                             1999         1998         1997
                                         ------------ ------------ ------------
                                         Number   %   Number   %   Number   %
Management and administrative...........  195   31.05  108   34.83   62   31.96
Engineers and technicians...............  214   34.08  101   32.58   69    35.5
Sales and Marketing.....................  219   34.87  101   32.59   63   32.54
 Total..................................  628     100  310     100  194     100

   Total remuneration of our employees includes wages, bonuses, commissions and allowances. We paid our employees an aggregate of RMB6.2 million (US$0.8 million), RMB9.6 million (US$1.2 million) and RMB16.1 million (US$1.9 million) and RMB14.0 million (US$1.7 million) in wages and bonuses in the years ended December 31, 1997, 1998 and 1999 and the five months ended May 31, 2000, respectively. The compensation of an employee is based on responsibility and performance.

   We make contributions for our employees' pensions and for the provision of retirement benefits to our retirees. This is achieved through participation in pension plans managed by the Beijing Haidian District Social Services Fund Management Center. Under our pension arrangement, we pay a monthly contribution equal to 19% of the average monthly wages of our employees in the previous year. In 1999 and the first five months of 2000, total contributions paid for our directors, supervisors and executive officers to the pension fund was approximately RMB10,000 (US$1,208) and RMB20,000 (US$2,416), respectively. In addition, each employee currently pays a percentage of his or her salary as an additional contribution. Upon retirement, our employees are entitled to the payment of pensions from the fund.

   We make contributions equal to 6% per employee of the relevant city's average monthly wages in the previous year and 10% of the average monthly wages of our employees in the previous year to a health insurance program and an employee housing fund, respectively. We do not have further liabilities apart from making contributions to the housing fund. In 1999 and the first five months of 2000, total contributions paid for our directors, supervisors and executive officers to the health insurance program and housing fund was approximately RMB19,000 (US$2,295) each. Currently, each employee currently pays a percentage of his or her salary to these funds as an additional contribution. Upon retirement, our employees are entitled to receive pension payments from the fund.

   In addition, we maintain staff quarters for qualified employees who are not local residents of the region in which they are employed. We have not transferred, nor do we plan to transfer our ownership of these quarters to our employees. We have otherwise not provided any housing benefit scheme or constructed any staff quarters for the benefit or our employees.

   We also make contributions of 1% per employee of the relevant city's average monthly wages in the previous year to a statutory unemployment insurance fund and 14% of the current year's payroll as a statutory general welfare set aside.

   We have a policy that permanent members of our work force are employed under employment contracts that specify the employee's position, responsibilities, remuneration and grounds for termination. We have no labor union and have not experienced any strikes or other labor disturbances and we believe that our relations with our employees are good.

                            PRINCIPAL SHAREHOLDERS

   The following table provides information on the beneficial ownership of our shares on a fully diluted basis as of the date of this prospectus, and as adjusted to reflect the sale of the ADSs and H shares offered in the global offering, by (1) each person known to us to own beneficially more than 5% of our shares in issue immediately following completion of the global offering, none of whom have different voting rights and (2) all of our directors, supervisors and executive officers as a group. All of our and our parent's shareholders are state-owned enterprises or institutions directly or indirectly supervised by China's State Council. Accordingly, the Chinese government indirectly controls 100% of our shares before the global offering.

                                               Shares             Shares
                                            Beneficially       Beneficially
                                           Owned Prior to     Owned After the
                                             the Global           Global
                                              Offering          Offering(1)
                                          -----------------  -----------------
    Name of Substantial Shareholders        Number      %      Number      %
    --------------------------------      ----------- -----  ----------- -----
IRICO Group Corporation (2)(3)..........  238,989,200 96.22% 238,989,200 74.60%
Shanghai Hua Hong (Group) Company
 Limited(3).............................  183,874,200 74.03% 183.874,200 57.39%
Jitong Communications Co., Ltd.
 (parent)(4)............................  183,874,200 74.03% 183,874,200 57.39%
Cai Zhu Industrial General Corporation
 of Zhuhai Special Economic Zone (5)....   55,115,000 22.19%  55,115,000 17.20%
All directors, supervisors and executive
 officers as a group (14 persons)(6)....      830,600   *        830,600   *

--------
Notes:--

*  less than one percent

(1) Assumes that the over-allotment option is not exercised.

(2) IRICO Group Corporation is the beneficial owner of the 55,115,000 shares held by Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone, its wholly-owned subsidiary.

(3) Shanghai Hua Hong (Group) Company Limited has agreed to purchase 40% of our parent's shares from IRICO Group Corporation. Completion of the sale is subject to payment of the purchase price. Upon completion, Shanghai Hua Hong (Group) Company Limited, by virtue of its 40% interest in our parent, may be deemed to be the beneficial owner of the 183,874,200 shares held by our parent. Likewise, by virtue of its 44.91% interest in our parent after the transfer, IRICO Group Corporation may also be deemed to be the beneficial owner of the 183,874,200 shares held by our parent.

(4) Shareholders of our parent are as follows:--

   IRICO Group Corporation ............................................ 44.91%
   Shanghai Hua Hong (Group) Company Limited........................... 40.00%
   SDIC Electronics Company............................................ 9.59%
   Beijing Economic Development and Investment Company................. 4.74%
   Changzhou Guoguang Electronics Company.............................. 0.48%
   Tianjin Communication and Broadcasting (Group) Company Limited...... 0.14%
   The Seventh Electronics Research Institute of the Ministry of
    Information Industry............................................... 0.14%

(5) Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone is a limited liability company incorporated under the Chinese company law and is a wholly-owned subsidiary of IRICO Group Corporation.

(6) Consists of solely of options granted under the share option plan and pre-global offering share option plan which will not become exercisable before October 9, 2003, the third anniversary of the grant date.

Restrictions on significant shareholders

   All of our shareholders immediately before the global offering are promoters under Chinese law and therefore they are prohibited from transferring any of our shares until March 24, 2003, three years after our establishment. Additional restrictions are imposed in connection with the arrangements for the Hong Kong offering as required by the Growth Enterprise Market listing rules. Under these arrangements, each of our parent, Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone, IRICO Group Corporation, and SDIC Electronics Company have undertaken to us, and the Hong Kong underwriters that, for the period prescribed by the Growth Enterprise Market listing rules, currently 24 months, until after dealings in our H shares begin on the Growth Enterprise Market, it will not:

(1) pledge, charge, offer, sell, contract to sell, sell or grant any option or right or warrant to purchase or otherwise transfer or dispose of any of our shares or interests in our shares or other securities held by it that are convertible into or exchangeable for, or that represent the right to receive, our shares or any substantially similar securities;

(2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares or other securities described in item (1);

(3) immediately inform us and Dresdner Kleinwort Benson of any pledges or charges of any securities described in item (1) by it and the number of shares or other securities so pledged or charged; or

(4) immediately inform us and Dresdner Kleinwort Benson of any indication received by it, either verbal or written, from any pledgee or chargee of any securities described in item (1) that were pledged or charged that the shares or other securities will be disposed of;

in each case unless as part of the global offering or with the prior written consent of Dresdner Kleinwort Benson (which consent may not be unreasonably withheld or delayed) and in compliance with the requirements of the Growth Enterprise Market listing rules. Because the Growth Enterprise Market has announced that it is currently reviewing its rules covering these arrangements, the restrictions above may be shortened so that they apply for only six months instead of 24 months, subject to our controlling shareholder maintaining at least a 30% interest in our registered share capital for an additional six month period. Shanghai Hua Hong (Group) Company Limited has given a similar undertaking for a period of only six months.

                          RELATED PARTY TRANSACTIONS

   In order to conduct our business, we have entered into various agreements with our parent and principal shareholders. These agreements are as follows:

Reorganization Agreement

   Pursuant to a reorganization agreement among us, our parent, Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone and several other promoters dated March 24, 2000, our parent transferred most of the assets and liabilities held by our parent in its telecommunications business to us in exchange for the issuance of domestic shares. Any assets, license, approvals or contracts which could not be transferred to us, because of either regulatory or contractual prohibitions, were maintained by our parent for our benefit pursuant to a licensing agreement. Pursuant to the terms of the reorganization, we have assumed most of the assets and liabilities related to the telecommunications business transferred by our parent to us. Our parent has provided an indemnity to us in respect of all claims and liabilities in connection with the assets and liabilities transferred to us pursuant to the reorganization, which were not otherwise disclosed and accounted for in the financial statements of our parent as at September 30, 1999. In addition, our parent has provided an indemnity to us in respect of any claims and losses that we may suffer arising from our parent's fraud, negligence or misconduct, if any, in the management or operation of the telecommunications business prior to the date of our establishment.

Licensing Agreement

   Pursuant to a licensing agreement dated March 24, 2000 between our parent and us, and as part of the reorganization, our parent has agreed to authorize us to conduct the telecommunications business which had been previously conducted by our parent under various licenses and approvals granted by the Ministry of Information Industry to our parent. The license granted to us under this agreement will be for as long as our parent remains licensed by the Ministry of Information Industry to engage in the telecommunications business. Our parent has also agreed to lease international gateways on our behalf at our instruction so that we can direct traffic through them to and from our network. There is no consideration payable by us to our parent under the licensing agreement except for reimbursement of lease expenses and other reasonable expenses for the international gateways.

Non-competition Agreement

   Pursuant to a non-competition agreement dated March 24, 2000 between our parent and us, our parent has agreed not to compete or to form any Chinese entity which may compete with us for any services, products or business conducted or provided by us inside and outside China. Our parent has agreed to indemnify us for any losses arising from any breach of this agreement.

Trademark Transfer Agreement

   Pursuant to a trademark transfer agreement dated March 24, 2000 between our parent and us, our parent has agreed to transfer its trademarks for GBnet and its logo, among others, to us. Before the transfer is registered, our parent will grant an exclusive right to us to use those trademarks. Under the trademark transfer agreement, our parent will also grant us the free and exclusive right to use its domain names, www.jitong.com, www.gb.com.cn and www.chinagb.net until Chinese law permits their transfer to us, at which time our parent will do so at no charge to us. There is no consideration payable by us to our parent under the trademark transfer agreement.

Trademark Licensing Agreement

   Pursuant to a trademark licensing agreement dated March 24, 2000 between us and our parent, we agreed, upon the completion of transfer of the trademarks from our parent to us under the trademark transfer agreement discussed in the previous paragraph, to license our parent and its affiliates to use the trademarks free of charge on the products and services which are not in competition with ours. Our parent or its affiliates are not permitted to sublicense those trademarks without our written approval. The term will commence on the date when the transfer of trademarks from parent to us is registered and completed and will expire when our rights to use those trademarks expire, or when our parent no longer holds any of our shares.

Consulting and Service Agreement

   Pursuant to a Consulting and Service Agreement dated August 30, 2000, between us and Ji Tong Bellsouth Communication & Information Engineering Co., Ltd., a 50% joint venture between our parent and BellSouth International (Asia Pacific), Inc., Ji Tong BellSouth Communication & Information Engineering Co., Ltd. agreed to provide leased line access, Internet protocol telephony consulting and Internet dial-up access to us in return for a commission based on our revenues from resale of these services. The term commenced on August 30, 2000 and will expire on August 29, 2002. Based on the expected sales volume under this agreement, it is expected that the annual commission fee we will pay to Ji Tong Bellsouth Communication & Information Engineering Co., Ltd. will not exceed the higher of HK$1.0 million (US$0.1 million) or 0.03% of our net tangible assets in any year in any financial year.

Internet Service Agreement

   Pursuant to an Internet Service Agreement dated March 30, 1999 entered into between our parent and IRICO Group Corporation, our parent agreed to provide IRICO Group Corporation with Interent connection services and the right to use some Interent addresses for a monthly charge of RMB5,500 (US$664). Effective as of March 24, 2000, our Parent's rights and obligations under this agreement were assigned to us under the reorganization agreement. On September 22, 2000, we entered into a supplemental agreement with IRICO Group Corporation pursuant to which we agreed to continue to provide these services to IRICO Group Corporation. Based on the expected sales volume under this agreement, it is expected that the annual service fee which IRICO Group Corporation will pay us will not exceed the higher of HK$1.0 million (US$0.1 million) or 0.03% of our net tangible assets in any year in any financial year.

Joint Investment Agreement

   Pursuant to a joint investment agreement dated December 18, 1999 among IRICO Display Device Co., Ltd., a 56.14% owned subsidiary of IRICO Group Corporation, Hua Jian Electronics Co., Ltd., which is an independent third party, and our parent, the three parties agreed to establish a limited liability company with a term of 15 years to offer network information services. The total investment will be RMB40.0 million (US$4.8 million). IRICO Display Device Co., Ltd. and Hua Jian Electronics Co., Ltd. will, respectively, contribute 70% and 20% of the investment in cash and would invest the remaining 10% in the form of provision of Internet connection and co-location services to the limited liability company. Pursuant to a share transfer agreement dated March 24, 2000 between us and our parent, our parent has agreed to transfer its interest in the joint venture to us, and we have agreed to assume all of our parent's obligations under the joint investment agreement.

Equipment Purchase Agreement

   Pursuant to an equipment purchase agreement dated March 23, 2000, between our parent and Beijing Ji Kai Optical Telecommunication Network Co., Ltd., a 99% owned subsidiary of our parent, our parent agreed to purchase equipment from the subsidiary at a total price of RMB620,000 (US$74,896). The agreement took effect on March 23, 2000 and is being performed. Effective as of March 24, 2000, our parent's rights and obligations under the agreement were assigned to us according to the reorganization agreement.

Mandate of Lending

   Pursuant to a mandate of lending (relending) dated October 27, 1999 among SDIC Electronics Co., China International Trust and Investment Corporation and our parent, SDIC Electronics Co. will provide to our parent a loan with the principal of RMB200.0 million (US$24.2 million) and a term of 10 years (including a 2-year grace period) which will be used for the construction and operation of the "Golden Bridge First Phase Works". Effective as of March 24, 2000, our parent's rights and obligations under this mandate and its appendices were assigned to us according to the reorganization agreement.

Financial Guarantee

   Our unsecured borrowings as of May 31, 2000, totaling RMB281.9 million (US$34.1 million), were guaranteed, directly or indirectly, by IRICO Group Corporation. Subsequent to May 31, 2000, an additional guaranteed amount of RMB 150 million (US$18.1 million) was obtained in the form of a bank loan that was funded by our parent. Our parent funded this amount with the proceeds of a corresponding loan from China Construction Bank that was guaranteed by IRICO Group Corporation.

Network Control Center Lease Agreement

   Pursuant to a lease agreement dated March 24, 2000 entered into between us and our parent, we have agreed to lease the premises occupied by our network control center located at Electronic Science Mansion, Floor 28, 27 Wanshou Road, Haidian District, Beijing from our parent for a monthly rent of RMB120,000 (US$14,494). The leased premises comprise a total area of 1,000 sq.m. The term commenced on March 24, 2000 and will expire on March 24, 2003. We can terminate the lease on three month's written notice. The monthly rental was determined by both parties following negotiations on an arm's length basis and on normal commercial terms, based on an open market value. We anticipate that for each of the three financial years ending December 31, 2002, the annual rent payable to our parent will not exceed RMB1,440,000 (US$173,970).

Office Center Lease Agreement

   Pursuant to an office lease agreement dated March 24, 2000 between us and our parent, we have agreed to lease our existing executive offices located at Western Level 6, Section B, Zhongding Mansion, No. A18, West Street of North Third Road, Haidian District, Beijing, from our parent for a monthly rent of RMB130,251.60 (US$15,853). The executive offices occupy an area of 1,492 sq.m. The term commenced on March 24, 2000 and will expire on March 24, 2003. We can terminate the lease on three month's written notice. The monthly rental was determined by both parties following negotiations on an arm's length basis and on normal commercial terms, based on an open market value. We anticipate that for each of the three years ending December 31, 2002, the annual rent payable to our parent will not exceed RMB1,565,000 (US$189,071).

Equipment Lease Agreement

   Pursuant to an equipment lease agreement dated February 25, 2000, as amended, between our parent and China Jitong Communications Holding (HK) Limited, a subsidiary of our parent, our parent agreed to lease items of equipment from the subsidiary according to terms to be determined by separate lease schedules. Pursuant to a lease schedule dated February 25, 2000, leased equipment includes gateways, servers, other hardware and associated software. Lease payments in the current lease schedule total US$70,610.22 monthly, and this arrangement will expire on February 25, 2002. Our parent's rights and obligations under this agreement were assigned to us according to the reorganization agreement. We anticipate that for each of the three financial years ending December 31, 2002, the annual lease payment made to China Jitong Communications Holding (HK) Limited will not exceed RMB7,048,090 (US$850,000).

                         DESCRIPTION OF SHARE CAPITAL

   The following is a summary of information relating to our capital stock, based upon provisions of our articles of association, the Company Law of the People's Republic of China (1993) and other selected laws and regulations applicable to us. You and your advisors should refer to the text of the articles of association and to the texts of applicable laws and regulations for further information.

   Prior to the consummation of the global offering, our total registered capital is 248,377,800 domestic shares. Immediately after the global offering, without giving effect to the exercise of the over-allotment options, our total issued share capital will consist of 71,994,000 H shares and 248,377,800 domestic shares.

   The global offering consists solely of an offering of H shares and ADSs representing H shares. Thus, the following discussion primarily concerns H shares and the rights of holders of H shares. The holders of ADSs will not be treated as our shareholders and will be required to surrender their ADSs for cancellation and withdrawal from the depositary facility in which the H shares are held in order to exercise shareholder rights in respect of H shares. The depositary will agree, so far as it is practicable, to vote or cause to be voted the amount of H shares represented by ADSs in accordance with the written instructions of the holders of the ADSs. See "Description of American Depositary Shares."

   Domestic shares and overseas-listed foreign invested H shares are both ordinary shares in our share capital. Domestic shares are shares we issue to domestic Chinese investors for subscription in Renminbi, while H shares are shares we issue for subscription in other currencies to investors from Hong Kong, Macau, Taiwan and outside of China.

Sources of Shareholders' Rights

   China's legal system is based on written statutes and is a system in which decided legal cases have little precedent value. China's legal system is similar to civil law systems in this regard. In 1979, China began the process of developing its legal system by undertaking to promulgate a comprehensive system of laws. In December 1993, the Standing Committee of the 8th National People's Congress adopted the Chinese company law. Although the Chinese company law is expected to serve as the core of a body of regulatory measures, which will impose a uniform standard of corporate behavior on companies and their directors and shareholders, only a limited portion of this body of regulatory measures has so far been promulgated.

   Currently, the primary sources of shareholder rights are the articles of association, the Chinese company law and the Growth Enterprise Market listing rules, which, among other things, impose standards of conduct, fairness and disclosure on us, our directors and our controlling shareholder. To facilitate the offering and listing of shares of Chinese companies overseas, and to regulate the behavior of companies whose shares are listed overseas, the State Council Securities Committee and the State Commission for Restructuring the Economic System issued the Mandatory Provisions for articles of association of Companies Listing Overseas on August 27, 1994. These provisions have been incorporated into our articles of association and any amendment to those provisions will only become effective after approval by the companies approval department of local government authorized by the State Economic and Trade Commission and the China Securities Regulatory Commission.

   In addition, upon the listing of and for so long as the H shares are listed on the Growth Enterprise Market, we will be subject to those relevant ordinance, rules and regulations applicable to companies listed on the Growth Enterprise Market, including the Growth Enterprise Market listing rules, the

Securities (Disclosure of Interests) Ordinance, the Securities (Insider Dealing) Ordinance and the Hong Kong Codes on Takeovers and Mergers and Share Repurchases.

   Unless otherwise specified, all rights, obligations and protections discussed below derive from our articles of association and/or the Chinese company law.

Enforceability of Shareholders' Rights

   There has not been any public disclosure in relation to the enforcement by holders of H shares of their rights under constitutive documents of joint stock limited companies or the Chinese company law or in the application or interpretation of the Chinese or Hong Kong regulatory provisions applicable to Chinese joint stock limited companies.

   In most states of the United States, shareholders may sue a corporation "derivatively". A derivative suit involves the commencement by a shareholder of a corporate cause of action against persons who have allegedly wronged the corporation, where the corporation itself has failed to enforce the claims directly. This would include suits against corporate officers, directors, or controlling shareholders. This type of action is brought based upon a primary right of the corporation, but is asserted by a shareholder on behalf of the corporation. Because the right to sue derivatively is not available under Chinese law, our shareholders may have to rely on other means to enforce the rights of shareholders, such as through administrative proceedings.

   Our articles of association provide that all differences or claims

  . between a holder of H shares and us;

  . between a holder of H shares and any of our directors, supervisors or other senior officers; or

  . between a holder of H shares and a holder of domestic shares,

involving any right or obligation provided in the articles of association, the Chinese company law or any other relevant law or administrative regulation which concerns our affairs must, with some exceptions, be referred to arbitration at either the China International Economic and Trade Arbitration Commission in China or the Hong Kong International Arbitration Center. Our articles of association also provide that the arbitration will be final and conclusive. On June 21, 1999, an arrangement was made between Hong Kong and China for the summary mutual enforcement of each other's arbitration awards in a manner consistent with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards and pre-handover practice. This new arrangement was approved by the Supreme Court of China and the Hong Kong Legislative Council, and became effective on February 1, 2000. We have provided an undertaking to the Securities and Exchange Commission that, when, if ever, all applicable Chinese laws and regulations and, if our H shares are still listed on the Growth Enterprise Market, all applicable rules of the Growth Enterprise Market do not prohibit it, our board of directors will propose an amendment to the articles of association which would permit shareholders to adjudicate disputes arising between our shareholders, our directors, supervisors or officers by means of judicial proceedings.

   The holders of H shares will not be able to bring actions on the basis of violations of the Growth Enterprise Market listing rules and must rely on the Hong Kong Stock Exchange to enforce its rules. The Securities (Disclosure of Interests) Ordinance establishes obligations in relation to disclosure of shareholder interests in Hong Kong listed companies, the violation of which is subject to prosecution by the Securities and Futures Commission of Hong Kong. The Securities (Insider Dealing) Ordinance and the Hong Kong Codes on Takeovers and Mergers and Share Repurchases do not have the force of law and are only standards of commercial conduct considered acceptable for takeover and merger transactions and share repurchases in Hong Kong as established by the Securities and Futures Commission and the securities and futures industry in Hong Kong.

   We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States, or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York. However, all of our directors and officers and the experts named in this prospectus reside outside the United States (principally in China) and substantially all of our assets and of those persons are located outside the United States. Therefore, you may not be able to effect service of process within the United States against any of those persons. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States or most other countries that are members of the Organization for Economic Cooperation and Development. This means that administrative actions brought by regulatory authorities such as the Securities and Exchange Commission, and other actions which result in foreign court judgments could only be enforced in China if the judgments or rulings do not violate the basic principles of the law of China or the sovereignty, security and public interest of the society of China, as determined by a People's Court of China which has jurisdiction for recognition and enforcement of judgments. We have been advised by our Chinese counsel, Jingtian & Gongcheng, that there is doubt as to the enforceability in China of any actions to enforce judgments of United States courts arising out of or based on the ownership of the H shares or ADSs, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws. See "Enforceability of Civil Liabilities".

Restrictions on Transferability and the Share Register

   All fully paid up H shares will be freely transferable in accordance with the articles of association unless otherwise prescribed by law and/or administrative regulations. Under current laws and regulations, H shares may be traded only among investors who are not Chinese persons, and may not be sold to Chinese investors. Consequences under Chinese law of a purported transfer of H shares to Chinese investors are unclear.

   As provided in our articles of association, we may refuse to register a transfer of H shares without providing any reason unless:

  . any relevant transfer fee and stamp duty is paid;

  . the instrument of transfer is accompanied by the share certificates to which it relates and any other evidence reasonably required by our board to prove the transferor's right to make the transfer;

  . there are no more than four joint holders as transferees; and

  . the H shares are free from all liens.

   We are required to keep a register of our shareholders which shall be comprised of various parts, including one part which is to be maintained in Hong Kong in relation to H shares to be listed on the Growth Enterprise Market. Shareholders have the right to inspect and obtain a copy of the share register on payment of the cost. For a reasonable fee, shareholders may copy any part of the share register, obtain background information regarding our directors, supervisors, general manager and other senior officers, minutes of shareholder general meetings and reports regarding our share capital and any share repurchases in the prior year.

   We have appointed HKSCC Registrars Limited to act as the registrar of our H shares. This registrar maintains our register of holders of H shares at 2nd Floor, Vicwood Plaza, 199 Des Voeux Road Central in Hong Kong and enters transfers of shares in that register upon the presentation of the documents described above.

Dividends

   Our board of directors may propose dividend distributions at any time, subject to the approval of the shareholders by way of an ordinary resolution. The articles of association allow for distribution of dividends in the form of cash or shares. A distribution of shares, however, must be approved by special resolution of the shareholders. The articles of association allow for distribution of dividends in the form of cash or shares.

   Dividends may only be distributed, however, after allowance has been made for:

  . recovery of losses, if any;

  . allocations to the statutory common reserve fund;

  . allocations to the statutory public welfare fund; and

  . allocations to a discretionary common reserve fund if approved by the shareholders.

   The minimum and maximum aggregate allocations to the statutory funds are 15% and 20%, respectively, of our net income determined in accordance with Chinese accounting rules.

   The articles of association require us to appoint on behalf of the holders of H shares a receiving agent which is registered as a trust corporation under the Trustee Ordinance of Hong Kong to receive dividends declared by us in respect of the H shares on behalf of the holders of H share shareholders. The articles of association require that cash dividends and other distributions in respect of H shares be declared in Renminbi and paid by us in Hong Kong dollars while cash dividends and other distributions of the domestic shares shall be paid in Renminbi.

   If we record no profit for the year, we may not normally distribute dividends for the year.

   Dividend payments may be subject to Chinese withholding tax. See "Taxation--Chinese Taxation".

Voting Rights and Shareholders' Meetings

   Our board of directors must convene a shareholders' annual general meeting once every year within six months' from the end of the preceding financial year. Our board must convene an extraordinary general meeting within two months of the occurrence of any one of the following events:

  . where the number of directors is less than six, the number stipulated in the Chinese company law, two-thirds of the number specified in our articles of association;

  . where our unrecovered losses reach one-third of the total amount of our share capital;

  . where shareholder(s) holding 10% or more of our issued and outstanding voting shares request(s) in writing the convening of any extraordinary general meeting; or

  . whenever our board deems necessary or our board of supervisors so request.

   Meetings of a special class of shareholders must be called in specified situations when the rights of the holders of that class of shares may be modified or adversely affected, as discussed below. Resolutions proposed by shareholder(s) holding 5% or more of the total number of voting shares shall be included in the agenda for the relevant annual general meeting if they are matters which fall within the scope of the functions and powers of shareholders in general meeting.

   All shareholders' meetings must be convened by our board by written notice given to shareholders not less than 45 days before the meeting. Based on the written replies received by us 20 days before a shareholders' meeting, we will calculate the number of voting shares represented by shareholders who have indicated that they intend to attend the meeting. We can convene the shareholders' general meeting if the number of voting shares represented by those shareholders is more than one-half of our total voting shares, regardless of the number of shareholders who actually attend the meeting. Otherwise, we shall, within five days, inform the shareholders again of the motions to be considered and the date and venue of the meeting by way of public announcement. After the announcement is made, the shareholders' meeting may be convened. The accidental omission by us to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that shareholders' meeting.

   Shareholders at meetings have the power, among other things, to approve or reject our profit distribution plans, an increase or decrease in share capital, the issuance of debentures, our merger or liquidation and any amendment to our articles of association. In general, holders of H shares and domestic shares vote together as a single class at all meetings and on all matters. However, the rights of a class of shareholders may not be modified or abrogated, unless approved by both a special resolution of all shareholders at a general shareholders' meeting and by a special resolution of shareholders of that class of shares at a separate meeting. Our articles of association enumerate, without limitation, the following amendments which would be deemed to be a modification or abrogation of the rights of a class of shareholders:

  . increasing or decreasing the number of shares of a class or of a class having voting or equity rights or privileges equal or superior to that class;

  . removing or reducing rights to receive dividends in a particular currency; or

  . creating shares with voting or equity rights superior to shares of that class.

   For votes on any of these matters, or any other matter that would modify or abrogate the rights of the domestic shares or H shares, the holders of domestic shares and H shares are deemed to be separate classes and vote separately. Our articles of association specifically provide that, if approved by a special resolution of a shareholders' general meeting, the issue of up to 20% of the total number of domestic shares and H shares then in issue will not be deemed a modification or abrogation of the rights of any class of shares.

   Each H share is entitled to one vote on all matters submitted to a vote of our shareholders at all shareholders' meetings, except for meetings of a special class of shareholders where only holders of shares of the affected class are entitled to vote on the basis of one vote per share of the affected class.

   Shareholders are entitled to attend and vote at meeting either in person or by proxy. Proxies must be in writing and deposited at our residence, or any other place specified in the meeting notice, not less than 24 hours before the time for holding the meeting at which the proxy proposes to vote or the time appointed for the passing of the relevant resolution(s). When the instrument appointing a proxy is executed by the shareholder's attorney-in-fact, the proxy when deposited must be accompanied by a notarially certified copy of the relevant power of attorney or other authority under which the proxy was executed.

   Except for those actions discussed below, which require supermajority votes, or special resolutions, resolutions of the shareholders are passed by a simple majority of the voting shares held by shareholders who are present in person or by proxy. Special resolutions must be passed by more than two-thirds of the voting rights represented held by shareholders who are present in person or by proxy.

   The following decisions must be adopted by special resolution:

  . an increase or reduction of our share capital or the issue of shares of any class, warrants and other similar securities;

  . the issue of our debentures;

  . our division, merger, dissolution and liquidation;

  . amendments to our articles of association; and

  . any other matters considered by the shareholders in a general meeting and which they have resolved by way of an ordinary resolution to be a nature which may have a significant impact on us and should be adopted by special resolution.

   All other actions taken by the shareholders, including the appointment and removal of our directors and independent auditors and the declaration of normal dividend payments or stock distributions, will be decided by an ordinary resolution of the shareholders.

   The listing agreement between us and the Growth Enterprise Market provides that we must notify the Hong Kong Stock Exchange of any decision made in regard to any proposed alteration of our articles of association and any proposed request we make to a Chinese authority to waive or otherwise modify the provision of several Chinese regulations.

Board of Directors

   We have a nine member board of directors including a chairman and vice chairman. Directors shall be elected by shareholders at a general meeting for a three year term. Because the shares do not have cumulative voting rights, a holder of a majority of our shares is able to elect all of the directors. Directors are elected for a term of three years.

   Our board of directors is accountable to the shareholders in general meetings and exercises the following functions and powers:

    (a) to be responsible for the convening of shareholders' meetings and reporting on its work to the shareholders at shareholders' meetings;

    (b) to implement the resolutions passed by the shareholders in general meeting;

    (c) to determine our business plans and investment proposals;

    (d) to formulate our annual preliminary and final budgets;

    (e) to formulate our profit distribution proposal and loss recovery proposals;

    (f) to formulate proposals for the increase or reduction of our registered capital and the issuance of our debentures;

    (g) to draw up plans for our merger, division or dissolution;

    (h) to decide on our internal management structure;

    (i) to appoint or remove our president and to appoint or remove the vice president(s) and other senior officers (including the financial controller), based on the recommendation of the general manager, and to decide on their remuneration;

    (j) to formulate our basic management system; and

    (k) to formulate proposals for any amendment of our articles of association.

Except for items (f), (g) and (k), which require the affirmative vote of more than two than two-thirds of all of our directors, resolutions on any other items may be approved by the affirmative vote of a simple majority of our directors.

   In addition to obligations imposed by laws, administrative regulations or the listing rules of the stock exchanges on which our shares are listed, the articles of association place on each of our directors, supervisors, general manager and any other senior officers a duty to each shareholder, in the exercise of our functions and powers entrusted to them:

  . not to cause us to exceed the scope of business stipulated in our business license;

  . to act honestly in our best interests;

  . not to expropriate our property in any way, including (without limitation) usurpation of opportunities which may benefit us; and

  . not to expropriate the individual rights of shareholders, including
    (without limitation) rights to distributions and voting rights, save and except according to a restructuring which has been submitted to the shareholders for their approval in accordance with the articles of association.

   Our articles of association further place on each of our directors, supervisors, general manager and other senior officers:

  . a duty, in the exercise of their powers and discharge of their obligations, to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances;

  . a fiduciary obligation, in the discharge of his duties, not to place himself or herself in a position where his or her interests may conflict with his or her duty to us; and

  . a duty not to cause a person or an organization related or connected to him or her in specified relationships to do what they are prohibited from doing.

   Subject to the stipulations of relevant laws and regulations, the shareholders in a general meeting may be ordinary resolution remove any director before the expiration of his term of office. A director, supervisor, general manager or other senior officer may generally be relieved of liability for a specific breach of his or her duties by the informed consent of shareholders in a general meeting.

Board of Supervisors

   The board of supervisors exists to supervise our directors and our senior officers to prevent them from abusing their positions and powers or infringing our rights and interests or those of our shareholders or employees. The board of supervisors has no power over the decisions or actions of our directors or officers except to compel them to correct any act harmful to our interests. The board of supervisors is composed of three members appointed for a three year term. It has the right to:

  .  attend meetings of our board of directors;

  .  examine our financial affairs;

  . verify financial reports and other financial information which have been prepared by the board and which are proposed to be presented at shareholders' meetings;

  . supervise our directors, general manager and other senior officers in order see whether they violate any laws, regulations or the articles of association in performing their duties;

  . require our directors, general manager or other senior officers to correct any act harmful to our interests;

  . verify accounting reports, business reports, profit distribution plans and other financial information proposed to be tabled at the shareholders' general meeting;

  .  propose to convene extraordinary general meetings of shareholders;

  . represent us in negotiations with directors or in initiating legal proceedings against a director; and

  . any other matters authorized by the shareholders' annual general meeting and the articles of association.

   One member of the board of supervisors shall be an employee representative appointed by our employees. The remaining members shall be appointed by the shareholders in a general meeting. We do not currently have any employee representative appointed to our board of supervisors but have been advised by our Chinese counsel that this has been approved by relevant government authorities and our continued operation on this basis is permissible. The board of supervisors must meet at least once a year. Decisions of the board of supervisors must be made by a two-thirds vote. A member of the board of supervisors may not be a director, the president, a vice president or the financial controller. The term of office of each member of the board of supervisors is three years, including the term of office of the chairman of the board of supervisors, both of which terms of office are renewable upon re-election and re-appointment. We will pay all reasonable expenses incurred by the board of supervisors in appointing professional advisors, such as lawyers, accountants or auditors.

Liquidation Rights

   In the event of our liquidation, payment of debts out of our remaining assets shall be made in the order of priority prescribed by applicable laws and regulations. After payment of debts, we shall distribute the remaining property to shareholders according to the class and proportion of their shareholdings. For this purpose, the H shares will rank equally with the domestic shares.

Liability of Shareholders

   Shareholders are not liable to make any further contributions to our share capital other than as agreed by the subscriber of the relevant shares on subscription. This provision means that holders of ADRs will also not be liable to make further contributions to our share capital.

Duration

   We are organized as a joint stock limited company of indefinite duration.

Increase in Share Capital

   The articles of association require that approval by a resolution of the shareholders be obtained prior to issuing new shares. New issues of shares must also be approved by the relevant Chinese authorities.

Reduction of Share Capital and Purchase by Us of Our Shares

   We may reduce our registered share capital only upon obtaining the approval of the shareholders and, when applicable, relevant Chinese authorities. The number of H shares, which may be purchased is subject to the Securities (Insider Dealing) Ordinance and the Hong Kong Codes on Takeovers and Mergers and Share Repurchases. Our ability to repurchase any of our shares is subject to approval of our shareholders and the relevant Chinese authorities.

Restrictions on Large or Controlling Shareholders

   Our articles of association provide that, in addition to any obligation imposed by laws and administrative regulations or required by the listing rules of the stock exchanges on which our H shares are listed, a controlling shareholder shall not exercise his voting rights in a manner prejudicial to the interests of the shareholders generally or of some part of the shareholders:

  . to relieve a director or supervisor from his or her duty to act honestly in our best interest;

  . to approve the expropriation by a director or supervisor (for his or her own benefit or for the benefit of another person) of our assets in any way, including, without limitation, opportunities which may benefit us; or

  . to approve the expropriation by a director or supervisor (for his or her own benefit or for the benefit of another person) of the individual rights of other shareholders, including, without limitation, rights to distributions and voting rights (but not according to a restructuring of our company which has been submitted for approval by the shareholders in a general meeting in accordance with our articles of association).

   A controlling shareholder, however, will not be precluded by our articles of association or any laws and administrative regulations or the listing rules of the stock exchanges on which our H shares are listed from voting on these matters.

   A controlling shareholder is defined by our articles of association as any person who, acting alone or together with others:

  . has the power to elect more than one-half of the board of directors;

  . has the power to exercise, or to control the exercise of, 30% or more of our voting rights;

  . holds 30% or more of our issued and outstanding shares; or

  . has de facto control of us in any other way.

Minutes, Accounts and Annual Report

   Our shareholders may inspect copies of the minutes of the shareholders' general meetings during our business hours free of charge. Shareholders may also request copies of these minutes from us, and we must deliver the same to the relevant shareholder within seven days of receipt of the reasonable fees we may require.

   Our fiscal year is the calendar year ending December 31. In respect of each fiscal year, we must send to holders of H shares, not less than 21 days before the date of the shareholders' annual general meeting, the audited financial statements, together with the auditor's report as required by the Growth Enterprise Market listing rules, relating to that fiscal year. These and any interim financial statements must be prepared in accordance with Chinese accounting standards and, for so long as H shares are listed on the Growth Enterprise Market, must also be prepared in accordance with or reconciled to either Hong Kong accounting standards or international accounting standards. The financial statements must be approved by an ordinary resolution of the shareholders at the annual general meeting.

   The Growth Enterprise Market listing rules also require us to prepare an interim report covering the first six months of each fiscal year and quarterly reports not later than 45 days after the end of the relevant period.

   Independent auditors are appointed each year by the shareholders at the annual meeting.

                   DESCRIPTION OF AMERICAN DEPOSITARY SHARES

   The Bank of New York will execute and deliver the ADRs. ADRs are American depositary receipts. Each ADR is a certificate evidencing a specific number of American depositary shares, also referred to as ADSs. Each ADS will represent 4 H shares (or a right to receive 4 H shares) deposited with the Hong Kong office of The Hongkong and Shanghai Banking Corporation Limited, as custodian for The Bank of New York. Each ADS will also represent any other securities, cash or other property which may be held by The Bank of New York under the deposit agreement. The Bank of New York's office at which the ADRs will be administered is located at 101 Barclay Street, New York, New York 10286. The custodian's office is located at One Queen's Road Central, Hong Kong.

   You may hold ADSs either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

   As an ADR holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Chinese law governs shareholder rights. The Bank of New York will be the holder of the H shares underlying your ADSs. As a holder of ADRs, you will have ADR holder rights. A deposit agreement among us, The Bank of New York, you, as an ADR holder and all beneficial owners of the ADRs sets out ADR holder rights as well as the rights and obligations of The Bank of New York, as depositary. New York law governs the deposit agreement and the ADRs.

   The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. You can inspect copies of the deposit agreement at the corporate trust office of the depositary, located at 101 Barclay Street, New York, New York 10286 or at the Securities and Exchange Commission's public reference facilities. See "Where You Can Find More Information."

Share Dividends and Other Distributions

 How will you receive dividends and other distributions on the ADSs?

   The depositary has agreed to pay to you the cash dividends or other distributions, that it or the custodian receives on the H shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of H shares your ADSs represent.

 . Cash. The depositary will convert any cash dividend or other cash distribution we pay on the H shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any approval from the Chinese government is needed and cannot be obtained, the deposit agreement allows the depositary to distribute foreign currency only to those ADR holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADR holders who have not been paid. It will not invest the foreign currency, and it will not be liable for any interest.

   Before making a distribution, the depositary will deduct any withholding taxes that must be paid under applicable law. See "Taxation".

   The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert foreign currency you may lose some or all of the value of the distribution.

 . Shares. If we distribute H shares as a dividend or free distribution, the depositary may distribute additional ADSs, in proportion to the number of ADSs that represent the new H shares, if we furnish it promptly with satisfactory evidence that it is legal to do so. The depositary will only distribute whole ADSs. It will sell H shares which would require it to issue a fractional ADS and distribute the net proceeds in the same way it does with cash. If the depositary does not distribute additional ADSs, each ADS will also represent a proportional amount of the new H shares.

 . Rights to receive additional shares. If we offer holders of our securities any rights to subscribe for additional H shares or any other rights, the depositary may make these rights available to you. We must first instruct the depositary to do so and furnish it with satisfactory evidence that it is legal to do so. If we do not furnish this evidence and/or give these instructions, and the depositary decides it is practical to sell the rights, the depositary will sell the rights and distribute the proceeds in the same way it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

   If the depositary makes rights available to you, it will exercise the rights and purchase the H shares on your behalf. The depositary will then deposit the H shares and deliver ADSs to you. It will only exercise rights if you pay it the exercise price and any other charges the rights require you to pay.

   United States securities laws may restrict the transfer and cancellation of the ADSs represented by H shares purchased upon exercise of rights. For example, you may not be able to trade the ADSs freely in the United States. In this case, the depositary may execute and deliver the ADSs under a separate restricted deposit agreement that will contain the same provisions as the deposit agreement, except for changes needed to put the necessary restrictions in place.

 . Other Distributions. The depositary will send to you anything else it receives on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds in the same way it does with cash, or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property.

   The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADRs, ADSs, H shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, ADSs, H shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our H shares, or any value for them, if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

 How does the depositary deliver ADRs?

   The depositary will deliver ADRs if you or your broker deposits H shares or evidence of rights to receive H shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADRs at its corporate trust office to the persons you request.

 How do ADR holders cancel an ADR and obtain H shares?

   You may turn in your ADRs at the depositary's office. Upon payment of its fees and expenses and any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the H shares represented by the ADSs to you or an account designated by you, and any other deposited securities underlying the ADR to you or your order, at the office of the custodian.

   Alternatively, at your request, risk and expense, the depositary will deliver the deposited securities at its corporate trust office if feasible.

   Certificates for withdrawn deposited securities may contain a legend restricting their transfer. We may require these legends for compliance with applicable laws, including the securities laws of the United States.

Record Dates

   The depositary will fix a record date which, if practicable, will be the same date as the record date for the H shares or other deposited securities, or if different, will be fixed as close thereto as practicable for the determination of the ADR holders who will be entitled:

  . to receive a dividend, distribution or rights; or

  . to give instructions for the exercise of voting rights at a meeting of holders of H shares or other deposited securities;

   all subject to the provisions of the deposit agreement.

Voting Rights

 How do you vote?

   You may instruct the depositary to vote the H shares underlying the ADSs evidenced by your ADRs, but only if we ask the depositary to ask for your instructions. Otherwise, you will not be able to exercise your right to vote unless you withdraw the H shares. However, you may not know about the meeting far enough in advance to withdraw the H shares.

   If we ask for your instructions, the depositary will notify you of the upcoming vote and arrange to deliver our voting materials to you. The materials will:

  . describe the matters to be voted on; and

  . explain how you may instruct the depositary to vote the H shares or other deposited securities underlying your ADRs as you direct.

   For instructions to be valid, the depositary must receive them on or before the date specified. The depositary will try, as far as practical, subject to Chinese law and the provisions of our articles of association, to vote or to have its agents vote the H shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct.

   We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your H shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote, and there may be nothing you can do if your H shares are not voted as you request.

Fees and Expenses

      ADR holders must pay:                          For:
      ---------------------                          ----
 US$5.00 (or less) per 100 ADSs  . Each issuance of an ADR, including as a result of a distribution of shares or
                                   rights or other property

                                 . Each cancellation of an ADR, including if
                                   the deposit agreement terminates

 US$.02 (or less) per ADS        . Any cash distributions to you

 Registration or transfer fees   . Transfer and registration of H shares on
                                   the share register of our transfer agent
                                   from your name to the name of the
                                   depositary or its agent when you deposit
                                   or withdraw H shares

 Expenses of the depositary      . Conversion of foreign currency to U.S.
                                   dollars

                                 . Cable, telex and facsimile transmission
                                   expenses (if expressly provided in the
                                   deposit agreement)

 Taxes and other governmental    . As necessary
  charges the depositary or the
  custodian have to pay on any
  ADR or H share underlying an
  ADR, for example, stock
  transfer taxes, stamp duty or
  withholding taxes

 A fee equivalent to the fee     . Distribution of securities distributed to
  that would be payable upon       holders of deposited securities which are
  deposit of H shares for          distributed by the depositary to ADR
  issuance of ADSs                 holders

 US$1.50 per ADR delivered       . Registration of transfer of ADRs

 Any charges payable by the      . As incurred
  depositary or its agents in
  connection with servicing the
  deposited securities

Payment of Taxes

   The depositary may deduct the amount of any taxes owed from any payments to you. It may also sell deposited securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADRs to reflect the sale and pay to you any proceeds, or send to you any property, remaining after it has paid the taxes.

Reclassifications, Recapitalizations and Mergers

               If we:                                  Then:
               ------                                  -----
 . Change the nominal or par value  The cash, H shares or other securities
   of our H shares                  received by the depositary will become
                                    deposited securities. Each ADS will
                                    automatically represent its equal share of
                                    the new deposited securities.

 . Reclassify, split up or
   consolidate any of the
   deposited securities

 . Distribute securities on the H   The depositary may, and will if we ask it
   shares that are not distributed  to, distribute some or all of the cash, H
   to you                           shares or other securities it received. It
                                    may also issue new ADRs or ask you to
                                    surrender your outstanding ADRs in exchange
                                    for new ADRs identifying the new deposited
                                    securities.

 . Recapitalize, reorganize,
   merge, liquidate, sell all or
   substantially all of our
   assets, or take any similar
   action


Amendment and Termination

 How may the deposit agreement be amended?

   We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If the amendment adds or increases fees or charges, except for taxes and other governmental charges or specified expenses of the depositary, or prejudices a substantial right of ADR holders, it will only become effective 30 days after the depositary notifies you of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADRs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

   The depositary will terminate the deposit agreement if we ask it to do so. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign and we have not appointed a new depositary bank within 30 days. In both cases, the depositary must notify you at lease 30 days before termination.

   After termination, the depositary and its agents will be required to do only the following under the deposit agreement and nothing else:

  . advise you that the deposit agreement is terminated;

  . collect distributions on the deposited securities; and

  . deliver H shares and other deposited securities upon cancellation of ADRs.

   One year after termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement for the pro rata benefit of the ADR holders that have not surrendered their ADRs. It will not invest the money and has no liability for interest. The depositary's only obligations will be to account for the money and other cash and to indemnify us for specified losses. After termination, our only obligations will be to indemnify the depositary for specified losses and to pay various amounts to the depositary.

Limitations on Obligations and Liability to ADR Holders

 Limits on our obligations and the obligations of the depositary; Limits on liability to holders of ADRs

   The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

  . are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith;

  . are not liable if either of us is prevented or delayed by law or circumstances beyond our control from performing our obligations under the deposit agreement;

  . are not liable if either of us exercises discretion permitted under the deposit agreement;

  . have no obligation to become involved in a lawsuit or other proceeding related to the ADRs or the deposit agreement on your behalf or on behalf of any other party; and

  . may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

   In the deposit agreement, we agree to indemnify The Bank of New York for acting as depositary, except for losses caused by The Bank of New York's own negligence or bad faith, and The Bank of New York agrees to indemnify us for losses resulting from its negligence or bad faith.

Requirements for Depositary Actions

   Before the depositary will deliver an ADR, register a transfer of an ADR, make a distribution on an ADR or permit withdrawal of H shares, the depositary may require:

  . payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any H shares or other deposited securities;

  . satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

  . compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

   The depositary may refuse to deliver, transfer or register transfers of ADRs generally when the transfer books of the depositary, our transfer books, or our transfer agents are closed or at any time if the depositary or we think it advisable to do so.

Your right to receive the H shares underlying the ADSs represented by your ADRs

   You have the right to cancel your ADRs and withdraw the underlying H shares at any time except:

  . when temporary delays arise because we or the depositary have closed our transfer books, the transfer of H shares is blocked to permit voting at a shareholders' meeting or we are paying a dividend on the H shares;

  . when you or other ADR holders seeking to withdraw H shares owe money to pay fees, taxes and similar charges; and

  . when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADRs or to the withdrawal of H shares or other deposited securities.

   This right of withdrawal may not be limited by any other provision of the deposit agreement.

Pre-Release of ADRs

   Subject to the provisions of the deposit agreement, the depositary may issue ADRs before deposit of the underlying H shares. This is called a pre-release of the ADRs. The depositary may also deliver H shares upon cancellation of pre-released ADRs (even if the ADRs are cancelled before the pre-release transaction has been closed out). A pre-release is closed out as soon as the H shares underlying the ADSs are delivered to the depositary. The depositary may receive ADRs instead of H shares to close out a pre-release. The depositary may pre-release ADRs only under the following conditions:

  . before or at the time of the pre-release, the person to whom the pre-release is being made must represent to the depositary in writing that it or its customer owns the H shares or ADRs to be deposited;

  . the pre-release must be fully collateralized with cash or other collateral that the depositary considers appropriate; and

  . the depositary must be able to close out the pre-release on not more than five business days' notice.

   In addition, the depositary will limit the number of ADRs that may be outstanding at any time as a result of pre-release although the depositary may disregard the limit from time to time, if it thinks it is appropriate to do so.

                                   TAXATION

   The following discussion describes the material United States federal income and Chinese tax consequences of the ownership of H shares or ADSs by an investor that purchases and holds them as capital assets. In addition, the discussion is based in part upon the representations of the depositary and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

   The discussion does not address any aspects of United States taxation other than federal income taxation, any aspects of Chinese taxation other than income taxation, stamp taxation and capital taxation. Prospective investors are urged to consult their tax advisors regarding the United States federal, state and local and Chinese and other tax consequences of the subscription, purchase, holding or disposal of H shares or ADSs.

   In general, and taking into account the assumptions set forth herein, for United States federal income and Chinese tax purposes, holders of ADSs evidencing H shares will be treated as the owner of the H shares represented by those ADSs, and exchanges of H shares for ADSs, and ADSs for H shares, will not be subject to United States federal income or to Chinese tax.

UNITED STATES FEDERAL INCOME TAXATION OF UNITED STATES HOLDERS

   The discussion below is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury Regulations and published judicial and administrative interpretations, all as in effect on the date hereof and all of which are subject to change, possibly retroactively. The tax treatment of a holder of H shares or ADSs may vary depending upon the holder's particular situation. This discussion does not address all of the tax consequences relating to the ownership of the H shares or ADSs, and does not take into account holders subject to special rules including, but not limited to, dealers in securities or currencies, financial institutions, tax-exempt entities, banks, life insurance companies, traders in securities that elect to mark-to-market their securities, persons that hold H shares or ADSs as a part of a straddle or a hedging, or conversion transaction, persons liable for the alternative minimum tax, persons that actually or constructively own 10% or more of our voting stock, or persons whose "functional currency" is not the U.S. dollar. In addition, the following discussion is limited to United States holders who will hold the H shares or ADSs as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

   A United States holder is a holder of H shares or ADSs that is an individual who is a citizen or resident of the United States, a partnership, corporation or other entity organized in or under the laws of the United States or any political subsidivision thereof (unless, in the case of a partnership, Treasury Regulations otherwise provide), an estate that is subject to United States federal income taxation without regard to the source of its income or a trust subject to the primary supervision of a United States court and the control of one or more United States persons.

   The discussion below does not address the effect of any state or local tax law on a holder of the H shares or ADSs.

   Ownership of an ADS will be considered to be ownership of the underlying H shares represented by the ADS. A cancellation of an ADS in exchange for the underlying H shares will not be a taxable event.

 Distributions

   The gross amount of a distribution (including a deemed or constructive distribution and any Chinese tax withheld on a distribution) with respect to the H shares or ADSs will be treated as a dividend taxable as ordinary income on the date of receipt, to the extent of our current or accumulated earnings and profits as determined for United States federal income tax purposes. Distributions, if any, in excess of these current and accumulated earnings and profits will first constitute a non-taxable return of capital to the extent thereof, and then a capital gain realized on the disposition of the H shares or ADSs. The portion of any distribution treated as a non-taxable return of capital will reduce a holder's tax basis in the H shares or ADSs. Corporate United States holders will not be eligible for the dividends received deduction otherwise allowed for distributions to domestic corporations in respect of distributions on the H shares or ADSs.

   If a distribution is paid with respect to the H shares or ADSs in any currency other than U.S. dollars, the amount of the distribution will be translated into U.S. dollars at the spot rate on the date the distributions are paid or deemed paid to a United States holder, regardless of whether the distributions are in fact converted on that date. Any subsequent gain or loss in respect of that non-US currency arising from exchange rate fluctuations will be ordinary income or loss.

 Capital Gains and Losses

   A United States holder will generally recognize gain or loss on the sale or other disposition of H shares or ADSs in an amount equal to the difference between the amount realized on the sale or other disposition and the holder's adjusted tax basis in the H shares or ADSs. This will result in a long-term or short-term capital gain or loss, depending on whether the H shares or ADSs have been held for more than one year. The deductibility of capital losses may be subject to limitation.

 Passive Foreign Investment Company Status

   Based on our current and projected income, assets and activities, we do not believe we will be classified as a passive foreign investment company for the current or any succeeding taxable year. However, because the determination is made annually on the basis of our income and assets, including goodwill, and because the principles and methodology for applying the tests are not entirely clear, there can be no assurance that we will not be a passive foreign investment company in the current or subsequent taxable years.

   If we were a passive foreign investment company in any taxable year, a United States holder generally may be subject to additional taxes and interest charges on some of the distributions we make and on any gain recognized on the disposition of the H shares or ADSs.

 United States Foreign Tax Credit Considerations

   Subject to the limitations and conditions set forth in the Internal Revenue Code of 1986, as amended, United States holders may elect to claim a credit against their United States federal income tax liability for Chinese tax withheld from dividends or currency or capital gains in respect of the H shares or ADSs or with respect to the income tax imposed on these dividends or capital gain. Dividends or capital gains generally will constitute "passive income" or "financial services income" for purposes of the foreign tax credit limitation. Dividends will generally constitute foreign source income and capital gains and currency gains generally will constitute United States source income. The rules relating to the determination of the foreign tax credit are complex and prospective purchasers should consult their personal tax advisors to determine whether and to what extent they would be entitled to the credit.

CHINESE TAXATION

   The following is a summary of those taxes, including withholding provisions, to which United States security holders are subject under existing Chinese laws and regulations. The summary is subject to changes in Chinese law, including changes that could have retroactive effect. The summary does not take into account or discuss the tax laws of any country other than China, nor does it take into account the individual circumstances of a security holder. This summary does not purport to be a complete technical analysis or an examination of all potential tax effects under Chinese laws and regulations.

Distributions--for an individual

   The provisions of the Individual Income Tax Law of the People's Republic of China, as amended pursuant to a decision passed by the fourth plenary session of the Standing Committee of the Eighth National People's Congress on October 31, 1993, provide that income tax of 20% shall be withheld in accordance with the law on dividend payments from Chinese companies received by an individual. Accordingly, for a foreign individual not a resident of China, the receipt of dividends from a Chinese company would normally be subject to a withholding tax of 20% unless reduced by an applicable double-taxation treaty or domestic Chinese tax regulations. However, on July 21, 1993, the State Tax Bureau (now the State Administration of Taxation) issued a Notice Concerning the Taxation of Gains on Transfer and Dividends from Shares (Equities) Received by Foreign Investment Enterprises, Foreign Enterprises and Foreign Individuals, which provides that dividends received from a Chinese company on shares listed on an overseas stock exchange, such as H shares (including H shares represented by ADSs), or on domestically-listed foreign invested shares (B shares), would not for the time being be subject to Chinese withholding tax. The relevant tax authority has thus far not collected withholding tax on dividend payments on shares listed on an overseas stock exchange and B shares.

   On May 13, 1994, the Ministry of Finance and the State Administration of Taxation jointly issued a Notice on the Relevant Policies Concerning the Individual Income Tax, which notice stipulated that a foreign individual receiving dividends from a Chinese company with foreign investment interest would temporarily not be subject to the individual income tax. The State Administration of Taxation has also stated, in a circular addressed to the State Commission for Economic System Reform, the State Securities Commission and the China Securities Regulation Commission issued in July 1994, that the earlier State Tax Bureau notice continues to be valid and effective. In the event that these notices are withdrawn, a 20% tax may be withheld on dividends in accordance with the Amendments and the Individual Income Tax Law of the People's Republic of China, which withholding tax may be reduced pursuant to an applicable income tax treaty.

Distributions--for an enterprise

   According to the State Tax Bureau notice, a foreign enterprise without an establishment in China receiving a dividend payment on shares listed on an overseas stock exchange, such as H shares or ADSs, would temporarily not be subject to withholding tax of 20% on the dividend payment.

Capital Gains

   Although the Regulations for Implementation of Individual Income Tax Law of the People's Republic of China, issued on January 29, 1994, stipulated that gains realized on the sale of equity shares by an individual would be subject to income tax at a rate of 20% and empowered the Ministry of Finance to draft detailed tax rules on the mechanism of collecting the tax, the State Tax Bureau notice provided that gains realized by holders (whether an individual or an enterprise) of H shares, including H shares represented by ADSs, would not for the time being be subject to income tax. Moreover, between June 1994 and December 1996, the Ministry of Finance and the State Administration of Taxation issued several notices providing that individual income tax would not be imposed on gains from the sale of shares for 1994, 1995 and 1996. This tax exemption was subsequently extended indefinitely by the Ministry of Finance and the State Administration of Taxation pursuant to their joint circular Notice Concerning the Temporary Exemption from Income Tax on Gains Realized by Individuals from Disposition of shares issued on March 30, 1998 and effective retroactively from January 1, 1997. Therefore, gains realized on the sale of H shares by an individual would not be subject to Chinese capital gains tax unless both the State Tax Bureau notice and the indefinite tax exemption granted by the Ministry of Finance and the State Administration of Taxation are withdrawn.

Tax Treaties

   Foreign enterprises with no permanent establishment in China and individuals not resident in China who are resident in countries which have entered into double-taxation treaties with China may be entitled to a reduction of any withholding tax imposed on the payment of dividends received from us (although dividend payments made by foreign investment enterprises to them are temporarily exempt from Chinese withholding tax). China currently has a double-taxation treaty with the United States.

   The Agreement between the Government of the United States of America and the Government of the People's Republic of China for the Avoidance of Double Taxation and the Prevention of Tax Evasion with Respect to Taxes on Income, together with the related protocols, currently would limit the rate of Chinese withholding tax upon dividends paid by us to a holder of our H shares or ADSs who is a United States resident for purposes of the treaty and protocols to 10%, were China to impose a withholding tax. However, it is uncertain if the treaty would exempt the capital gains of a holder of our H shares or ADSs who is a United Stated resident arising from the sale or disposition of our H shares or ADSs from Chinese tax, were China to impose capital gains tax. Holders of H shares or ADSs who are United States residents are advised to consult their tax advisors with respect to these matters.

Stamp Tax

   Chinese stamp tax imposed on the transfer of shares of publicly traded Chinese companies under the Share System Tax Regulations should not apply to the acquisition or disposition of H shares or ADSs outside of China by foreign enterprises with no permanent establishment in China and individuals not resident in China because of the Provisional Regulations of the People's Republic of China Concerning Stamp Tax effective on July 1, 1989, which provide that Chinese stamp tax is imposed only on documents executed or received within China or which will be used within China.

Estate or Gift Tax

   China does not currently impose any estate or gift tax.

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

                                 UNDERWRITING

   Subject to the terms and conditions of the underwriting agreement dated
   , 2000 between us and the underwriters named below, we have agreed to sell to the underwriters, for whom Kleinwort Benson Limited is acting as sole global coordinator, and the underwriters have severally agreed to purchase, the number of ADSs set forth opposite their names below:

                                                                         Number
                                                                           of
Underwriter                                U.S. Selling Agent             ADSs
-----------                      --------------------------------------- ------
Kleinwort Benson Limited........ Dresdner Kleinwort Benson North America
Lehman Brothers Inc.............
  TOTAL:........................

   H shares may be delivered instead of ADSs at the option of purchasers of the ADSs upon making a request to the underwriters.

   In the underwriting agreement, the underwriters have severally agreed, subject to the terms and conditions set forth in that agreement, to subscribe or procure subscribers for all of the ADSs at the offer price if any of the ADSs are purchased. In the event of a default by any underwriter, the underwriting agreement provides that in some circumstances, purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

   The underwriters propose to offer the ADSs in part directly to the public at the public offering price set forth on the cover page of this prospectus, and in part to securities dealers. After the initial public offering, the public offering price may change.

   We have granted to the underwriters an option exercisable for 30 days from the date of this prospectus to purchase up to an aggregate of 2,699,750 additional ADSs, in the form of H shares or ADSs, solely to cover over-allotments, if any, at the initial offering price. If the underwriters exercise their over-allotment option, the underwriters have severally agreed, subject to specified conditions, to purchase approximately the same percentage of those shares that the number of ADSs to be purchased by each of them, as set forth in the table above, bears to the total number of ADSs set forth in that table.

   The following table shows the per H share, per ADS and total underwriting discounts and commissions we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 2,699,750 additional ADSs.

                                                 Assuming no     Assuming full
                                                 exercise of      exercise of
                                                  the over-        the over-
                                               allotment option allotment option
                                               ---------------- ----------------
Per ADS.......................................      US$              US$
Per H share...................................      US$              US$
  TOTAL:......................................      US$              US$

   The ADSs being offered by this prospectus are part of a global offering by us. The global offering consists of the international offering and the Hong Kong offering. The international offering is for 16,198,750 ADSs, representing 64,795,000 H shares, including a public offering in the United States. The international offering also includes a placement of ADSs in Ontario, Canada. The Hong Kong offering is an offer for subscription of 8,279,000 H shares to the public in Hong Kong. We plan to commence the Hong Kong offering on November 30, 2000 and close it on December 6, 2000. We expect to fix the price for the ADSs and H shares offered in the global offering on or around December 7, 2000 and make final allocations among the international offering and the Hong Kong offering on the same day. Trading of our ADSs is expected to commence through the Nasdaq National Market on or around December 12, 2000 and trading of our H shares is expected to commence on the Growth Enterprise Market on or around December 13, 2000.

   The global offering will be underwritten severally, but not jointly, by the underwriters.

   The underwriters may reallocate H shares from the international offering to the Hong Kong offering in the event the Hong Kong offering is oversubscribed. Unsold H shares may similarly be reallocated from the Hong Kong offering to the international offering at the discretion of the underwriters.

   Under an agreement among the underwriters, the underwriters have agreed,
among other matters, that North American affiliates of     of the
underwriters, namely Dresdner Kleinwort Benson North America,     and     will
offer, sell or deliver, as agent of the relevant underwriter, H shares or ADSs, directly or indirectly, only inside the United States, its territories and possessions and the District of Columbia and Canada.

   A portion of the H shares and ADSs being offered in the global offering are being offered outside the United States. Offers and sales of H shares and ADSs outside the United States are being made in transactions exempt from or not subject to the registration requirements of the Securities Act and these shares are not being registered under the Securities Act for the purpose of sale outside the United States.

   The obligations of the underwriters under the underwriting agreement are subject to specified conditions, including:

  . the approval of the listing application for the H shares on the Growth
    Enterprise Market; and

  . the quotation of the ADSs on the Nasdaq National Market becoming effective prior to closing.

   We have agreed with the underwriters not to:

  . authorize the issue or sale of, or issue, offer, sell, contract to sell, or grant any option to subscribe for or otherwise dispose of, directly or indirectly, except as provided in the underwriting agreement, any of our shares or any other securities of us or any other of our securities or any other securities that are convertible into or exchangeable for or carry rights to acquire any of our shares or any other of our securities substantially similar to any of the foregoing shares or securities; or

  . enter into any option, warrant or derivative transaction with respect to any of the foregoing securities, or that represent the right to receive, ADSs, H shares or any substantially similar securities for a period of six months commencing on the date hereof.

   In connection with the global offering, the underwriters may purchase and sell the ADSs and the H shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales in connection with the global offering. Short sales involve the sale by the underwriters of a greater number of ADSs or H shares than they are required to purchase from us in the global offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional ADSs or H shares from us in the global offering. The underwriters may close out any covered short position by either exercising their option to purchase additional ADSs and H shares or purchasing ADSs or H shares in the open market. In determining the source of ADSs or H shares to close out the covered short position, the underwriters will consider, among other things, the prices of ADSs and H shares available for purchase in the open market as compared to the prices at which they may purchase ADSs and H shares through the overallotment option. "Naked" short sales are any sales in excess of the underwriters' option to purchase additional ADSs or H shares from us. The underwriters must close out any naked short position by purchasing ADSs or H shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs and H shares in the open market after pricing that could adversely affect investors who purchase in the global offering. Stabilizing transactions consist of various bids for or purchases of ADSs and H shares made by the underwriters in the open market prior to the completion of the global offering for the purpose of preventing or retarding a decline in the market prices of the ADSs and the H shares.

   The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount it received because the representatives of the underwriters have repurchased ADSs or H shares sold by or for the account of that underwriter in stabilizing or short covering transactions. Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the ADSs and H shares or preventing or retarding a decline in the market price of our ADSs and H shares. As a result, the prices of the ADSs and H shares may be higher that the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the Nasdaq National Market, in the over-the-counter market or otherwise.

   Each underwriter has represented and agreed that it has not offered or sold, and has agreed not to offer or sell any ADSs or H shares, directly or indirectly, in Canada in contravention of the securities laws of Canada or any province or territory thereof and has represented that any offer of ADSs or H shares in Canada will be made only pursuant to an exemption from the requirement to file a prospectus in the province or territory of Canada in which the offer is made. Each underwriter has also represented and agreed that it will send to any dealer who purchases from it any ADSs or H shares a notice stating in substance that, by purchasing the ADSs or H shares, the dealer represents and agrees that it has not offered or sold, and will not offer or sell, directly or indirectly, any of the ADSs or H shares in Canada or any province or territory thereof and that any offer of ADSs or H shares in Canada or to, or for the benefit of, any resident of Canada in contravention of the securities laws of Canada or to any province or territory thereof will be made only pursuant to an exemption from the requirement to file a prospectus in the province of Canada in which the offer is made, and that the dealer will deliver to any other dealer to whom it sells any of the ADSs or H shares a notice to the foregoing effect.

   Each underwriter has agreed that (1) it has not offered or sold, and will not offer or sell, any ADSs or H shares to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended, or the U.K. Financial Services Act 1986, (2) it has complied and will comply with all applicable provisions of that law with respect to anything done by it in relation to the ADSs or H shares in, from or otherwise involving the United Kingdom and (3) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the ADSs or H shares, other than any document which consists of or any part of a prospectus, supplementary prospectus or any other document required or permitted to be published by listing rules under Part IV of the U.K. Financial Services Act 1986, to a person who is of a kind described in
Article 11(3) of the Financial Services Act 1986 (Investment Advertisement)(Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

   Each underwriter has acknowledged and agreed that the ADSs and H shares have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except
(1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (2) in compliance with any other applicable requirements of Japanese law. As part of the global offering, the underwriters may offer ADSs or H shares in Japan to a list of 49 offerees in accordance with the above provision.

   This prospectus has not been delivered for registration to the Registrar of Companies in Hong Kong and, accordingly, must not be issued, circulated or distributed in Hong Kong other than (1) to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, within the meaning of the Hong Kong Companies Ordinance or (2) in circumstances which do not constitute an offer to the public for the purposes of the ordinance. Unless permitted by the securities laws of Hong Kong, no person may issue or cause to be issued in Hong Kong this prospectus or any amendment or supplement hereto or other invitation, advertisement or document relating to the ADSs or H shares to anyone other than a person whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

   This prospectus has not been registered as a prospectus with the Registrar of Companies in Singapore and the ADSs and H shares will be offered in Singapore pursuant to an exemption invoked under Section 106C and Section 106D of the Companies Act, Chapter 50 of Singapore and the ADSs and H shares may not be offered or sold, nor may this prospectus or any other offering document or material relating to the ADSs or H shares be circulated or distributed, directly or indirectly, to the public or any member of the public in Singapore other than (1) to an institutional investor or other person specified in
Section 106C of the Singapore Companies Act, (2) to a sophisticated investor, and in accordance with the conditions, specified in Section 106D of the Singapore Companies Act or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Singapore Companies Act.

   Neither this prospectus nor any offering material relating to the ADSs or H shares has been or will be submitted to the "Commission des Operations de Bourse" for approval in France and the ADSs or H shares may not be offered or sold and this prospectus or any offering material will not be distributed or caused to be distributed, directly or indirectly, in France, except (1) with the prior authorization of the French Ministry for Economy and Finance in accordance with Articles 9 and 10 of the "Decret" of December 29, 1989 regulating financial relations between France and foreign countries and (2) to qualified investors or to a restricted group of investors, consisting of either a group of no more than 100 persons or a group of persons, other than qualified investors, having professional or family links with our management, all as defined in Articles 6 and 7 of Ordonnance N(degrees) 67-833 dated September 28, 1967 (as amended) and in Decret N(degrees) 98-880 dated October 1, 1998, in each case acting for their own account.

   The ADSs and H shares may not be offered, sold or delivered and this prospectus may not be distributed in Italy except to "Professional Investors" as defined by CONSOB, the local stock market regulator in Italy, in compliance with the terms and procedures provided by Legislative Decree no. 58 of February 24, 1998, or the Finance Law, or in any other circumstances where an express exemption to comply with the solicitation restrictions provided by the Finance Law or CONSOB Regulation no. 11971 of May 14, 1999, or the Issuers Regulations, applies, including those provided for under Article 100 of the Finance Law and Article 33 of the Issuers Regulations, and any such offer, sale or delivery of the ADSs or H shares or distribution of copies of this prospectus or any other document relating to the ADSs or H shares must be made
(1) by investment firms, banks or financial intermediaries authorized to carry out such activities in Italy in accordance with the Finance Law, Legislative Decree no. 385 of September 1, 1993, or the Banking Law, CONSOB Regulation no. 11522 of July 1, 1998 and any other applicable laws and regulations, (2) in compliance with Article 129 of the Banking Law, as supplemented by Bank of Italy's instructions, under which the issue or placement of securities in Italy is subject to a prior notification, unless an exemption, depending, among others on the amount of the issue or placement, applies; and (3) in compliance with any other applicable notification requirement or limitation which may, from time to time, be imposed by CONSOB or the Bank or Italy.

   Neither this prospectus nor any offering material relating to the ADSs or H shares has been or will be submitted to the "Commission Bancaire et Financiere/Commissie voor het Bank en Financiewezen" for approval in Belgium, and neither this prospectus nor any offering material relating to the ADSs or H shares may be distributed or caused to be distributed, directly or indirectly, in Belgium, except to (1) without restrictions, less than 51 potential investors, (2) "qualified investors," as defined by applicable Belgian securities regulations and acting for their own account; or (3) without restrictions, if the consideration to be paid by each investor amounts to at least Euro 250,000.

   No action has been or will be taken in any jurisdiction other than the United States that would permit a public offering of the ADSs or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the ADSs may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of that country or jurisdiction.

   The global coordinator has advised us that it does not expect sales to accounts over which it exercises discretionary authority to exceed 5% of the total number of ADSs offered by the underwriters.

   Prior to the global offering, there has been no public market for the ADSs or H shares. We have determined the initial public offering prices for the ADSs and H shares in consultation with the global coordinator. Among the factors considered in determining the initial public offering price, in addition to prevailing market conditions, were:

  . the demand for the ADSs and H shares in the global offering;

  . the desire to establish an orderly aftermarket in the ADSs and H shares;

  . our historical performance;

  . estimates of our business potential and earnings prospects;

  . an assessment of our management; and

  . the consideration of the above factors in relation to market valuation of companies in related businesses.

   We will apply to include ADSs for quotation on the Nasdaq National Market under the symbol "CNJT". Application has also been made for the H shares to be listed on the Growth Enterprise Market.

   For a discussion of factors which may affect the trading market for the H shares and ADSs, see "Risk Factors--Risks Relating to the Global Offering-- There has been no prior public market for our H shares or ADSs; the market price of our H shares and ADSs following the global offering may be volatile" and "Dilution".

   It is expected that delivery of the ADSs and H shares will be made against payment therefor on or about the date specified in the second to last paragraph of the cover page, which will be the fourth business day following the date of pricing of the H shares and ADSs. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade H shares or ADSs on the date of pricing or the succeeding business days will be required to specify alternate settlement arrangements to prevent a failed settlement because of the initial settlement procedures.

   Fidelity Capital Markets, a division of National Financial Services Corporation, is acting as an underwriter of this offering and will be facilitating electronic distribution through the Internet.

   We estimate that our total expenses for the global offering, excluding underwriting discounts and commissions, will be approximately US$ .

   We have agreed to indemnify the several underwriters against various liabilities, including liabilities under the Securities Act. In addition, we have agreed to reimburse some expenses of the underwriters incurred in connection with the global offering.

                                 LEGAL MATTERS

   The validity of the ADSs will be passed upon for us by Coudert Brothers, U.S. counsel for us. Venantius Tan, a partner in Coudert Brothers, is our joint company secretary. The validity of the H shares will be passed upon for us by Jingtian & Gongcheng, Beijing. The validity of the ADSs will be passed upon on behalf of the underwriters by Shearman & Sterling, U.S. counsel for the underwriters. The validity of the H shares will be passed upon on behalf of the underwriters by Simmons & Simmons, Hong Kong counsel for underwriters. Various matters relating to the laws of China have been passed upon for the underwriters by Jun He Law Offices, Beijing.

                                    EXPERTS

   The combined financial statements as of May 31, 2000 and December 31, 1999 and 1998 and for the five-month period ended May 31, 2000 and for each of the three years in the period ended December 31, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of that firm as experts in auditing and accounting.

   The statements included in this prospectus under the captions, "Risk Factors -- Risks Relating to Jitong -- We do not have the communications licenses and approvals that we need to operate, but instead rely on sublicenses from our parent. Because these are contractual rights and not directly granted by the Chinese government, they could be held invalid at a later date, thereby preventing us from operating," "Regulation," the last paragraph under "Business -- Licenses, Approvals and Agreements -- Licenses and Approvals" and the last two paragraphs under "Management -- Compensation of Directors, Supervisors and Executive Officers -- Pre-Global Offering Share Option Plan" have been reviewed and confirmed by Jingtian & Gongcheng, our Chinese counsel, as experts in those matters, and are included herein in reliance upon Jingtian's review and confirmation.

                      ENFORCEABILITY OF CIVIL LIABILITIES

   We are a joint stock limited company incorporated in the People's Republic of China. We have appointed CT Corporation System as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the securities laws of the United States or any State of the United States, or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York. However, all of our directors and officers and some of the experts named in this prospectus reside outside the United States (principally in China) and substantially all of our assets and their assets are located outside the United States. Therefore, you may not be able to effect service of process within the United States against them. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States or most other countries that are members of the Organization for Economic Cooperation and Development so that administrative actions brought by regulatory authorities such as the Securities and Exchange Commission, and other actions that result in foreign court judgments could (assuming the actions are not required by Chinese law and our articles of association to be arbitrated) only be enforced in China if the judgments or rulings do not violate the basic principles of the law of China or the sovereignty, security and public interest of the society of China, as determined by a People's Court of China, which has jurisdiction for recognition and enforcement of judgments. We have been advised by our Chinese counsel, Jingtian & Gongcheng, that there is doubt as to the enforceability in China of any actions to enforce judgments of United States courts arising out of or based on the ownership of the H shares or ADSs, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws.

   Although we have provided an undertaking to the Securities and Exchange Commission that we will propose to amend our articles of association to allow settlement of disputes by judicial proceedings when and if Chinese laws and regulations and the rules of the Growth Enterprise Market permit, our articles of association currently require that almost all disputes be referred to arbitration conducted in Beijing or Hong Kong. On June 21, 1999, an arrangement was made between Hong Kong and China for the summary mutual enforcement of each other's arbitration awards in a manner consistent with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards and pre-handover practice. This new arrangement was approved by the Supreme Court of China and the Hong Kong Legislative Council, and became effective on February 1, 2000. We are not aware of any action that has been brought in China by any shareholder of a Chinese joint stock limited company listed on any overseas stock exchange to enforce an arbitration award, either before or after July 1, 1997. No assurance can be given as to the outcome of any action brought in China to enforce an arbitral award granted to any of our shareholders.

                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the Securities and Exchange Commission in Washington, D.C. a registration statement on Form F-1 under the United States Securities Act of 1933, as amended, with respect to the securities offered hereby. This prospectus, which is a part of the registration statement, does not contain all the information set forth in the registration statement, parts of which (including the schedules and exhibits) are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. You should refer to the registration statement for further information.

   Upon declaration by the Securities and Exchange Commission of the effectiveness of the registration statement, we will become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 applicable to foreign private issuers. Under the Exchange Act, we will be required to file reports, including annual reports on Form 20-F, and other information with the Securities and Exchange Commission no later than six months after the close of our fiscal year, which is December 31, and we will submit other reports and information, including quarterly reports, under cover of Form 6-K with the Securities and Exchange Commission. Copies of the registration statement, its accompanying schedules and exhibits, as well as the reports and other information filed by us with the Securities and Exchange Commission may be inspected without charge and copied at prescribed rates by the public at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and will also be available for inspection and copying at the regional offices of the Securities and Exchange Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information regarding the Washington D.C. Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Application has been made for the ADSs to be quoted on the Nasdaq National Market under the symbol "CNJT".

   We will furnish The Bank of New York, as the depositary for the ADSs, the English version of our annual reports to shareholders. These annual reports will include a description of operations and audited consolidated financial statements prepared in conformity with international accounting standards, together with a reconciliation to US GAAP of certain items in the financial statements. We will also furnish the depositary with unaudited consolidated financial statements for the first six months of each fiscal year. When the depositary receives any reports from us, it will, at our request, promptly mail them to all registered holders of ADSs.

          ADDITIONAL INFORMATION DISCLOSED IN THE HONG KONG OFFERING

   In accordance with the Growth Enterprise Market listing rules, we have prepared the following two-year historical and 24-month prospective information and will be required in our semi-annual reports to compare our actual performance with the business objectives set out below. We do not otherwise intend to publish or update this information in future years.

ACTIVE BUSINESS PURSUITS

   The following is a statement of our active business pursuits for the two years ended December 31, 1999 and for the period from January 1, 2000 to the date of this prospectus.

For the year ended December 31, 1998

 Network

  . As of December 31, 1998, we established our Internet protocol-based network connecting 10 cities with bandwidth from 128Kbps to 2Mbps using leased lines between cities. The cities were Beijing, Shanghai, Wuhan, Guangzhou, Shenzhen, Dalian, Changchun, Shenyang, Qingdao and Chongqing.

  . We completed construction of the Beijing network control center and commenced centralized network management on the entire backbone network.

 Services

  . Commencement of Internet access and other Internet protocol-based data communications services, nationwide satellite communications services and value-added services including Internet global roaming service for Internet access.

  . As of December 31, 1998, we had over 11,490 dial-up Internet accounts and over 260 leased line customers. We had 18 customers subscribed to our web hosting services.

  . Commencement of research and development on the application of frame relay, virtual private network and Internet protocol telephony technologies on our network.

For the year ended December 31, 1999

 Network

  . As of December 31, 1999, the backbone network was upgraded to be a broadband network connecting five cities. The five cities were Beijing, Shanghai, Wuhan, Guangzhou and Shenzhen.

  . We employed network technologies including broadband Internet protocol and asynchronous transfer mode.

  . We expanded the Beijing network control center and constructed a backup network control center in Shanghai.

  . We started to construct regional networks around each of the five backbone network cities (Beijing, Shanghai, Wuhan, Guangzhou and Shenzhen) and, as of December 31, 1999, the regional networks connected 34 cities. The new cities included Tianjin, Hangzhou, Nanjing, Xiamen, Fuzhou, Chengdu, Kunming and Ningbo.

  . In addition to leased lines from China Telecom, we started to lease fiber optic lines from Heng Tong International Leasing Co., Ltd.

 Services

  . Commencement of Internet protocol telephony, frame relay data communications and virtual private network services and other existing data communications and value-added services.

  . As of December 31, 1999, we had 31,510 dial-up Internet accounts, 540 leased line customers, and 55 customers who subscribed to our web hosting services.

  . Continued research and development on the application of frame relay and Internet protocol telephony technologies on our network.

For the period from January 1, 2000 to the date of this prospectus

 Network

  . We explored the feasibility of expanding the capacity of the network connecting the five backbone network cities from a bandwidth of 155Mbps to 622Mbps.

  . We employed network technologies including broadband Internet protocol, asynchronous transfer mode and frame relay.

  . As of July 31, 2000, we had established hubs and nodes in over 60 cities in China. The new cities included Haikou, Zhengzhou, Foshan, Nanchang, Xian, Guilin, Shantou and Zhuhai.

  . We started to lease fiber optic lines from Zhong Tie Communications
    Center.

 Services

  . Mobile phone users may directly access our Internet protocol telephony service by dialing our connection number.

  . In addition to the existing services, we started to conduct on-line sale of Internet access cards and Internet protocol telephony cards.

  . As of the date of this prospectus, we had over 70,000 dial-up Internet accounts, over 780 leased line customers and over 410 customers subscribed to our co-location and web hosting services.

 Staff

  . The total number of employees as of May 31, 2000 was approximately 1,000.

  . As of the date of this prospectus, we employed approximately 325 sales personnel and 330 engineers and technicians in total.

BUSINESS OBJECTIVES

   We have assessed the Chinese telecommunications industry and the market potential and formulated the proposed strategies to achieve our business objectives on the basis of past industry trends, anticipated future growth as well as our past experience. We have made the following principal assumptions in making this assessment and formulation. These bases and assumptions are inherently subject to uncertainties and, in particular, the risk factors set out in the section headed "Risk Factors" in this prospectus. Many of these assumptions are untested and accordingly may be invalid. As such, our current targets may not be achieved within the scheduled time limit or at all. We strongly caution you to evaluate the forward-looking statements in this section in light of these risks. Forward-looking statements can be identified by the use of forward-looking terminology such as, but not limited to, "may," "will," "expect," "target," "anticipate," "estimate," "continue," "believe" or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other "forward-looking" information. When considering the forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus, including the assumptions identified below. The failure of the assumptions noted in this section, the risk factors identified elsewhere and other factors noted throughout this prospectus could cause our actual actions or results to differ materially from those contained in this section or any forward-looking statement.

   The principal assumptions are as follows:--

     (1) there will be no unanticipated or material changes in the existing political, legal and economic conditions in China or other countries in which we carry on or will carry on business;

     (2) there will be no changes in the bases or rates of taxation in China in which we operate or our subsidiaries are incorporated;

     (3) there will be no unanticipated or material changes in the regulatory environment in the Chinese telecommunications industry;

     (4) we will be able to fund our operation and expansion by raising additional funds after our cash and other available sources of funds (including the estimated net proceeds from the global offering) are exhausted, expected to occur by December 31, 2001;

     (5) there will be no material increase in the nature, level and degree of competition;

     (6) there will be no changes in the terms of the licenses and approvals we operate under;

     (7) there will be no unanticipated changes in the technology and/or telecommunication standards adopted by the telecommunications industry in China;

     (8) there will be no material change in the way tariff rates for our services are set;

     (9) there will be no changes in our senior management team or board of directors or those of our parent; and

     (10) there will be no disasters, natural, political or otherwise, which would disrupt our business or operations or cause substantial loss, damage or destruction to our property (both tangible and intangible) or facilities.

   Our objective is to build an efficient and versatile broadband platform with which to become the preferred provider of integrated communications services to corporate and institutional customers in China by implementing the strategies described under the heading "Business--Our Strategy" above. We believe that we are well-positioned to capitalize on the opportunities that arise from the convergence of voice and data networks and the increasing demand for voice and data communications services in China. As we operate in rapidly changing markets, we may need to amend our business plan in accordance with changes in our operating environment.

Scheduled business objectives for the period from the date of this prospectus to June 30, 2001

Network development

  . We intend to continue to expand our branch office network in China. As of July 31, 2000, we had established hubs and nodes in over 60 cities in China. We target to have established hubs or nodes in up to 100 cities and to be offering data communications and Internet protocol telephony service in these cities by the end of 2000. The new cities targeted will mainly include cities in the southern and eastern parts of China.

  . As our business operations grow, we intend to continue to expand the geographical coverage of our network and to increase the transmission capacity of our network. This network expansion plan will involve increasing the capacity of our synchronous digital hierarchy and dense wavelength division multiplexing backbone from 155Mbps to 622Mbps and the transmission capacity of our regional hubs.

  . As of the date of this prospectus we had international gateway capacity of 71Mbps in Beijing, Shanghai and Guangzhou. We plan to increase our international gateway capacity by 90Mbps from Shanghai and Guangzhou to the United States by the end of 2000.

  . In order for our customers to achieve more stable and reliable connections, we plan to build our own fiber loop network in Beijing. We plan to begin construction by the end of 2000.

  . We are testing wireless broadband access technology, commonly known as Local Multipoint Distribution Service, in Qingdao and Dalian. We aim to complete testing by the first quarter of 2001 and to launch this service by the first half of 2001.

  . To support the projected growth of our business, we plan to upgrade our network control center, management information and billing system.

Services development

  . Our service development strategy is to leverage on our network configuration and the combination of transmission technology, which includes Internet protocol, frame relay and asynchronous transfer mode. We plan to conduct testing on unified messaging services.

  . To complement the Internet protocol-based virtual private network services we currently offer to corporate customers, we are preparing to offer virtual private dial-up service. Virtual private dial-up network will allow employees of our corporate customers to dial a local access number while travelling within China to access the virtual private network of the respective corporate customer. We plan to launch virtual private dial-up network services in China by the first quarter of 2001.

  . We currently offer basic web hosting and co-location services. We plan to offer more advanced web hosting, on a sharing and dedicated basis, and server co-location services by establishing Internet data centers in Beijing, Shanghai and Guangzhou. The Internet data centers will each feature broadband access, back-up electricity generation, advanced security systems and a team of information technology personnel. For the first phase, we plan to establish an Internet data center of 2,000 square metres in Beijing by the first quarter of 2001.

  . With the Internet data centers in place, we plan to offer other value-added services such as web design.

Human resources development

  . We plan to strengthen our direct sales force by recruiting additional sales personnel with technical knowledge of the communications industry. We will continue to review the compensation scheme for our sales force in order to retain and attract quality sales personnel. We expect to increase the number of our sales and marketing personnel to approximately 630 by the end of 2000.

  . As our business continues to grow, we intend to continue to review our organization and management structure to ensure that it is set-up in an effective and efficient manner. In particular, we believe the quality of our middle management team is critical to the implementation of our business strategies. We plan to recruit more managerial staff to manage different segments of our business operations and our branch offices.

  . As we establish more branch offices throughout China, we plan to expand our accounting department by hiring more staff and to upgrade our accounting software. We also intend to continue to review and improve our financial reporting procedures to ensure reliable financial information is available for management in a timely manner.

Scheduled business objectives for the period from July 1, 2001 to December 31, 2001

Network development

  . We intend that our network coverage will include hubs or nodes in a total of 140 cities throughout China. The new cities will mainly include medium-sized cities in the southern and eastern parts of China.

  . We will continue to evaluate the level of economic development and the level of demand for our services in the cities in which we plan to establish a point of presence.

  . We will continue to evaluate the utilization rate of our network and consider gradually upgrading the transmission capacity of our backbone and regional hubs, beginning from Beijing, Shanghai and Guangzhou.

  . We will continue to monitor the utilization rate of our international gateway capacity and consider expanding accordingly. Subject to the level of lease costs, we may apply to the relevant authorities in China to establish our own international gateways.

  . We aim to complete construction of our own fiber loop network by the end of 2001.

Services development

  . We target to complete the testing of unified messaging and Internet protocol-based conference calling and to launch these services in major cities in China.

  . We will evaluate market response to our virtual private dial-up network service and consider introducing virtual private dial-up network services to other major cities throughout China.

  . We plan to establish an Internet data center in each of Shanghai and Guangzhou. It is currently intended that each Internet data center in Shanghai and Guangzhou will have a floor space of approximately 2,000 square meters. We also plan to establish an additional 12,000 square meters of floor space in Beijing to be used as an Internet data center.

  . We plan to begin feasibility studies of other value-added services through Internet data centers, in addition to basic services such as web hosting and co-location services.

Human resources development

  . We plan to continue to expand our sales and marketing team to focus on direct marketing to corporate and institutional customers.

   Scheduled business objectives for the period from January 1, 2002 to December 31, 2002

Network development

  . Subject to our evaluation of the target cities, we may continue to increase the number of network hubs and nodes so they achieve coverage of up to 180 cities throughout China. It is currently intended that new cities will mainly include northern coastal cities and selected cities in western China.

  . We will continue to monitor the transmission quality of our network and bandwidth demand and may consider upgrading the transmission capacity of our backbone network gradually to the range of 622Mbps to 2.5Gbps.

  . We will continue to evaluate the level of demand for our services and invest in upgrading the transmission capacity of our regional hubs accordingly.

  . We will continue to monitor the utilization rate of our international gateway capacity and consider expanding accordingly. Subject to the level of lease costs, we may apply to the relevant authorities in China to establish our own international gateways.

  . We plan to further upgrade our network control center to ensure the high quality of our services.

Services development

  . We will evaluate customers' responses to our unified messaging, Internet protocol-based conference calling services and consider offering these services to other parts of China.

  . We plan to continue to upgrade and expand our Internet data centers as we believe the demand for high quality data transmission, storage, applications and technical support in China will continue to grow rapidly.

  . We plan to establish additional floor space of 22,000 square meters, 5,000 square meters and 5,000 square meters in Beijing, Shanghai and Guangzhou respectively to be used as Internet data centers.

  . With the Internet data centers in place, we plan to offer value-added services such as web design, application systems and information technology services.

  . We target to provide wireless broadband access service by the end of 2002.

Human resources development

  . We plan to further increase the number of our sales and marketing personnel to up to a total of 1,000.

  . Based on our current expansion plan, we expect to increase the total number of staff to approximately 2,700 by the end of 2002.

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Jitong Network Communications Company Limited and its Predecessor, Jitong
 Communications Company Limited

Report of Independent Accountants.........................................   F-2

Combined Statements of Income for each of the three years ended December
 31, 1999 and five months ended May 31, 2000..............................   F-3

Combined Balance Sheets as of December 31, 1998 and 1999 and May 31,
 2000.....................................................................   F-4

Combined Statements of Cash Flows for each of the three years ended
 December 31, 1999 and the five months ended May 31, 2000.................   F-5

Combined Statements of Changes in Shareholders' Equity for each of the three years ended December 31, 1999 and the five months ended May 31,
 2000.....................................................................   F-7

Notes to Combined Financial Statements....................................   F-8

Unaudited Pro Forma Combined Financial Information

Introduction to Unaudited Pro Forma Combined Financial Information........  F-41

Unaudited Pro Forma Combined Statement of Income for the year ended
 December 31, 1999........................................................  F-45

Unaudited Pro Forma Combined Statement of Income for the five months ended
 May 31, 2000.............................................................  F-46

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Jitong Network Communications Company Limited:

   In our opinion, the accompanying combined balance sheets and the related combined statements of income, of cash flows and of changes in shareholders' equity (the "financial statements") present fairly, in all material respects, the combined financial position of Jitong Network Communications Company Limited at December 31, 1998 and 1999 and May 31, 2000, and the results of its operations and its cash flows for each of the three years ended December 31, 1999 and five months ended May 31, 2000 in conformity with International Accounting Standards. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with International Standards on Auditing and auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for the opinion expressed above.

   International Accounting Standards vary in certain significant respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of combined net income for the year ended December 31, 1999 and five months ended May 31, 2000 and the determination of combined shareholders' equity at December 31, 1999 and May 31, 2000 to the extent summarized in Note 33 to the combined financial statements.

PricewaterhouseCoopers

Hong Kong, August 22, 2000

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                         COMBINED STATEMENTS OF INCOME

                                           Year ended December 31,                      Five months ended May 31,
                               --------------------------------------------------  -------------------------------------
                                  1997         1998         1999         1999         1999         2000         2000
                         Note  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                 RMB'000      RMB'000      RMB'000      US$'000      RMB'000      RMB'000      US$'000
                                                                                   (Unaudited)
Operating revenue
 Data communication.....            13,360       44,961       89,133       10,768       32,463       46,424        5,609
 IP telephony service...               --           --       102,862       12,427          --       129,055       15,591
 Other operating
  revenue...............             4,928        4,211        2,397          290          489          932          113
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                    18,288       49,172      194,392       23,485       32,952      176,411       21,313
Operating expenses
 Transmission costs.....           (21,786)     (41,146)    (107,697)     (13,011)     (24,476)     (97,212)     (11,745)
 Employee compensation
  costs.................   5        (6,191)      (9,583)     (16,126)      (1,948)      (5,827)     (13,973)      (1,688)
 Depreciation and
  amortization..........           (13,125)     (19,672)     (38,792)      (4,687)     (12,858)     (29,832)      (3,604)
 Agency fee and
  commission............              (105)        (578)     (17,071)      (2,062)        (294)     (21,183)      (2,559)
 Cost of IP cards and
  dialers...............               --           --        (7,577)        (915)         --        (1,771)        (214)
 Other operating
  expenses..............           (25,810)     (26,564)     (54,234)      (6,553)     (14,829)     (53,622)      (6,478)
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                   (67,017)     (97,543)    (241,497)     (29,176)     (58,284)    (217,593)     (26,288)
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
Loss from operations....   7       (48,729)     (48,371)     (47,105)      (5,691)     (25,332)     (41,182)      (4,975)
Finance expenses, net...   8        (5,592)      (7,904)     (12,697)      (1,534)      (4,237)      (8,058)        (974)
Other
 income/(expenses)......               579         (563)        (618)         (75)        (652)        (539)         (65)
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
Operating loss..........           (53,742)     (56,838)     (60,420)      (7,300)     (30,221)     (49,779)      (6,014)
Taxation................ 9(c)          --           --        (2,958)        (357)         --           668           81
                               -----------  -----------  -----------  -----------  -----------  -----------  -----------
Loss for the year.......           (53,742)     (56,838)     (63,378)      (7,657)     (30,221)     (49,111)      (5,933)
                               ===========  ===========  ===========  ===========  ===========  ===========  ===========
Loss per share..........  10      RMB0.292     RMB0.309     RMB0.345     US$0.042     RMB0.164     RMB0.231     US$0.028
                               ===========  ===========  ===========  ===========  ===========  ===========  ===========
Number of shares........  10   183,874,200  183,874,200  183,874,200  183,874,200  183,874,200  212,731,074  212,731,074
                               ===========  ===========  ===========  ===========  ===========  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                            COMBINED BALANCE SHEETS

                                        At December 31,           At May 31,
                                   ---------------------------  ----------------
                                     1998      1999     1999     2000     2000
                              Note --------  --------  -------  -------  -------
                                   RMB'000   RMB'000   US$'000  RMB'000  US$'000
           ASSETS
Current assets
  Cash at bank and in hand..   14    67,402   257,127   31,064  203,337  24,566
  Accounts receivable, net
   of provision.............   15     4,015    20,998    2,537   16,711   2,019
  Other receivables,
   deposits and
   prepayments..............   16    49,562    75,313    9,099   44,547   5,382
                                   --------  --------  -------  -------  ------
    Total current assets....        120,979   353,438   42,700  264,595  31,967
Property, plant and
 equipment, less accumulated
 depreciation and
 amortization...............   17   155,125   396,031   47,845  524,695  63,389
Construction in progress....   18     4,903     3,080      372      --      --
Property use right..........   19    15,705    15,347    1,854      --      --
Other investment............   20    31,360    31,360    3,789      --      --
                                   --------  --------  -------  -------  ------
    Total assets............        328,072   799,256   96,560  789,290  95,356
                                   ========  ========  =======  =======  ======

 LIABILITIES AND SHAREHOLD-
            ERS'
           EQUITY
Current liabilities
  Accounts payable, other
   payables and accrued
   charges..................   21    36,602    92,442   11,168  118,761  14,348
  Receipts in advance.......            801    82,365    9,950   65,040   7,858
  Taxation..................           (146)    1,296      157    1,686     204
  Amount due to a related
   company..................   22    30,000    30,000    3,624      --      --
  Amount due to
   shareholders.............   23    20,000       --       --       --      --
  Current portion of long
   term loan due to a
   related company..........   25     4,967    67,005    8,095      --      --
  Current portion of long
   term borrowings..........   25     9,711    17,266    2,086   34,649   4,186
  Current portion of other
   long term liabilities....   26   116,464    35,396    4,276    2,286     276
                                   --------  --------  -------  -------  ------
    Total current
     liabilities............        218,399   325,770   39,356  222,422  26,872
Amount due to shareholders..   23    61,238       --       --       --      --
Amount due to JTC...........   24       --        --       --    57,436   6,939
Long term loan due to a
 related company............   25    67,005       --       --       --      --
Long term borrowings........   25    25,794   298,236   36,031  288,034  34,798
Other long term
 liabilities................   26    29,092    17,364    2,098   16,716   2,019
                                   --------  --------  -------  -------  ------
    Total liabilities.......        401,528   641,370   77,485  584,608  70,628
                                   --------  --------  -------  -------  ------
Shareholders'
 (deficit)/equity
  Share capital.............   27   183,874   183,874   22,214  248,378  30,007
  Additional paid-up
   capital..................   27   (61,194)  233,526   28,213      --      --
  Common reserves...........             33        33        4      --      --
  Public welfare fund.......             33        33        4      --      --
  Accumulated losses........       (196,202) (259,580) (31,360) (43,696) (5,279)
                                   --------  --------  -------  -------  ------
    Total shareholders'
     (deficit)/equity.......        (73,456)  157,886   19,075  204,682  24,728
                                   --------  --------  -------  -------  ------
    Total liabilities and
     shareholders'
     equity ................        328,072   799,256   96,560  789,290  95,356
                                   ========  ========  =======  =======  ======

   The accompanying notes are an integral part of these financial statements.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                     Five months ended May
                                   Year ended December 31,                    31,
                               -----------------------------------  --------------------------
                          Note  1997     1998      1999     1999     1999      2000     2000
                          ---- -------  -------  --------  -------  -------  --------  -------
                               RMB'000  RMB'000  RMB'000   US$'000  RMB'000  RMB'000   US$'000
Cash Flow from Operating
 Activities
Cash (used
 for)/generated from
 operations.............  (a)  (23,741)  (3,277)   53,481    6,461   15,703    14,146    1,709
Interest income.........         9,314    3,620     2,891      349      931     1,061      128
Interest expenses.......       (14,906) (11,524)  (15,588)  (1,883)  (5,168)   (9,119)  (1,101)
PRC income tax
 (paid)/refund..........           --       --     (2,961)    (358)     144     1,076      130
                               -------  -------  --------  -------  -------  --------  -------
 Net cash (used
  for)/provided by
  operating activities..       (29,333) (11,181)   37,823    4,569   11,610     7,164      866
                               -------  -------  --------  -------  -------  --------  -------
Investing Activities
Purchase of property,
 plant and equipment and
 addition to
 construction in
 progress...............       (48,496) (30,680) (160,885) (19,437) (42,180) (117,047) (14,141)
Transfer of Non-core
 Units to the immediate
 holding company........           --       --        --       --       --     (2,226)    (269)
                               -------  -------  --------  -------  -------  --------  -------
 Net cash used for
  investing activities..       (48,496) (30,680) (160,885) (19,437) (42,180) (119,273) (14,410)
                               -------  -------  --------  -------  -------  --------  -------
Financing Activities
Repayment of short term
 bank loans.............       (21,000)     --        --       --       --        --       --
Proceeds from long term
 borrowings.............           --    10,000   200,000   24,163      --        --       --
Proceeds from other long
 term liabilities.......        19,424   13,137     6,874      830      --        --       --
Repayment of long term
 borrowings.............       (23,021)  (9,703)  (11,678)  (1,411)     --     (6,185)    (747)
Repayment of other long
 term liabilities.......           --       --    (95,891) (11,585)     --        --       --
Proceeds from amount due
 to shareholders........           --    63,838       --       --    10,000       --       --
Contribution from
 shareholders...........        43,840      --    213,482   25,792      --        --       --
Proceed from issuance of
 shares.................           --       --        --       --       --     64,504    7,793
                               -------  -------  --------  -------  -------  --------  -------
 Net cash provided by
  financing activities..        19,243   77,272   312,787   37,789   10,000    58,319    7,046
                               -------  -------  --------  -------  -------  --------  -------
Increase/(Decrease) in
 cash and cash
 equivalents............       (58,586)  35,411   189,725   22,921  (20,570)  (53,790)  (6,498)
Cash and cash
 equivalents at the
 beginning of the year..        90,577   31,991    67,402    8,143   67,402   257,127   31,064
                               -------  -------  --------  -------  -------  --------  -------
Cash and cash
 equivalents at the end
 of the year............        31,991   67,402   257,127   31,064   46,832   203,337   24,566
                               =======  =======  ========  =======  =======  ========  =======

   The accompanying notes are an integral part of these financial statements.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                 COMBINED STATEMENTS OF CASH FLOWS (CONTINUED)

(a) Reconciliation of operating loss to cash flow from operating activities

                                                                   Five months ended May
                                  Year ended December 31,                   31,
                              ----------------------------------  -------------------------
                         Note  1997     1998     1999     1999     1999     2000     2000
                         ---- -------  -------  -------  -------  -------  -------  -------
                              RMB'000  RMB'000  RMB'000  US$'000  RMB'000  RMB'000  US$'000
Operating Loss..........      (53,742) (56,838) (60,420) (7,300)  (30,221) (49,779) (6,014)
Adjustments for
 Depreciation and
  amortization..........       13,125   19,672   38,792   4,687    12,858   29,832   3,604
 Net interest expenses..        5,592    7,904   12,697   1,534     4,237    8,058     974
 Loss on disposal of
  property, plant and
  equipment.............          --       169       48       6       --       --      --
 Provision for doubtful
  debts.................          --     1,205    3,280     396       --    13,671   1,652
Changes in working
 capital
 Accounts receivables
  and other receivables
  and prepayment........       11,318      678  (46,014) (5,559)   (8,704) (16,023) (1,936)
 Accounts payables,
  other payable and
  receipt in advance....          (34)  23,933  105,098  12,697    37,533   28,387   3,429
                              -------  -------  -------  ------   -------  -------  ------
 Cash (used for)/
  generated from
  operations............      (23,741)  (3,277)  53,481   6,461    15,703   14,146   1,709
                              =======  =======  =======  ======   =======  =======  ======

(b) Major non cash transactions

   During the year ended December 31, 1999, approximately RMB81,238,000 (1998:
RMB nil; 1997: RMB nil) amount due to shareholders was capitalized as capital contribution from shareholders.

   During the year ended December 31, 1999, additions to property, plant and equipment of RMB86,708,000 (1998: RMB nil; 1997: RMB nil) was paid by a banker of the Company directly to the vendor without passing through the Company. The Company recorded a loan payable to the banker of this amount.

   During the five months ended May 31, 2000, additions to property, plant and equipment of RMB1,379,000 (1999: RMB 47,401,000) was paid by a banker of the Company directly to the vendor without passing through the Company. The Company recorded a loan payable to the banker of this amount.

   On March 24, 2000, the Company underwent a Restructuring (Note 1). Following the Restructuring, certain assets, liabilities and interests relating to the non-core business and operations, including subsidiaries and investments in joint ventures conducting financing, property rental, engineering and advertising businesses (collectively the "Non-core Units") were retained by JTC at their net liability value at March 24, 2000. Details of the assets and liabilities retained by JTC have been disclosed in Note 4.

  The accompanying notes are an integral part of these financial statements.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                        CHANGES IN SHAREHOLDERS' EQUITY

                                          Additional
                                   Share   paid in      Common       Public    Accumulated
                          Note    capital  capital     reserves   welfare fund   losses     Total
                          ----    ------- ---------- ------------ ------------ ----------- -------
                                                                               (Note 12(a)
                                                     (Note 12(b)) (Note 12(c))   & (d))
                                  RMB'000  RMB'000     RMB'000      RMB'000      RMB'000   RMB'000
Balance at January
 1,1997.................          183,874  (105,034)      33           33        (85,622)   (6,716)
Loss for the year.......              --        --       --           --         (53,742)  (53,742)
Capital injection.......              --     43,840      --           --             --     43,840
                                  -------  --------      ---          ---       --------   -------
Balance at December 31,
 1997...................          183,874   (61,194)      33           33       (139,364)  (16,618)
                                  =======  ========      ===          ===       ========   =======
Balance at January
 1,1998.................          183,874   (61,194)      33           33       (139,364)  (16,618)
Loss for the year.......              --        --       --           --         (56,838)  (56,838)
Capital injection.......              --        --       --           --             --        --
                                  -------  --------      ---          ---       --------   -------
Balance at December 31,
 1998...................          183,874   (61,194)      33           33       (196,202)  (73,456)
                                  =======  ========      ===          ===       ========   =======
Balance at January
 1,1999.................          183,874   (61,194)      33           33       (196,202)  (73,456)
Loss for the year.......              --        --       --           --         (63,378)  (63,378)
Capital injection.......              --    294,720      --           --             --    294,720
                                  -------  --------      ---          ---       --------   -------
Balance at December 31,
 1999...................          183,874   233,526       33           33       (259,580)  157,886
                                  =======  ========      ===          ===       ========   =======
Balance at January 1,
 2000...................          183,874   233,526       33           33       (259,580)  157,886
Loss for the period.....              --        --       --           --         (49,111)  (49,111)
Revaluation of property,
 plant and equipment....   17(b)      --     31,403      --           --             --     31,403
Capitalization of
 losses.................              --   (264,929)     (33)         (33)       264,995       --
Issue of shares.........           64,504       --       --           --             --     64,504
                                  -------  --------      ---          ---       --------   -------
Balance at May 31,
 2000...................          248,378       --       --           --         (43,696)  204,682
                                  =======  ========      ===          ===       ========   =======



   The accompanying notes are an integral part of these financial statements.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                  NOTES TO THE COMBINED FINANCIAL STATEMENTS


1. RESTRUCTURING, ORGANISATION AND PRINCIPAL ACTIVITIES

   Jitong Network Communications Company Limited ("Jitong Network") was established in the People's Republic of China (the "PRC") on March 24, 2000, as a joint stock company with limited liability, specifically to acquire the operations and related assets and liabilities of the core telecommunication business units from Jitong Communications Company Limited, the company's predecessor ("JTC"), in anticipation of a listing on the Growth Enterprise Market of the Stock Exchange of Hong Kong Limited (the "GEM") and the National Market of National Automated Systems Dealership and Quotation (the "NASDAQ").

   JTC itself was established in January 1994, under the approval of the State Economic and Trade Commission of the PRC. Under the authority of the State Economic Information Joint Conference, JTC constructed, owns and operates the National Economic Information and Communication Network (the "Golden Bridge Network" or "ChinaGBNet" or "ChinaGBN"). The Golden Bridge Network is one of the five existing commercial network service providers in the PRC.

   JTC currently holds seven major types of licences and approvals from the relevant authorities: (i) IP telephony service licence; (ii) International gateway approvals; (iii) VSAT licence; (iv) VSAT frequency band approvals; (v) Domestic and international frame relay licences; (vi) Internet services licence; and (vii) Microwave approvals and radio station licences. These approvals and licences will expire within one year to five years. After the Restructuring, JTC has granted Jitong Network a perpetual, exclusive, royalty-free sub-licence to operate under the authority granted by the above licences and approvals (including any renewals, expansions, or replacements), with the exception of the international gateway approvals, the VSAT frequency band approvals and the microwave approvals and radio station licenses (collectively the "radio station licenses"), none of which can be sublicensed. However, the Ministry of Information Industry has approved the joint application from Jitong Network and JTC to amend all of JTC's radio station licenses so that Jitong Network will become the licensee. Jitong Network have also applied for separate radio station licenses to replace those held by JTC and to cover additional satellite and microwave stations. All of these new licenses, if and when approved, will be issued directly to Jitong Network. For the international gateway approvals, which cannot be transferred or sublicensed, JTC has agreed to lease international gateways on behalf of Jitong Network and at Jitong Network's instruction.

   JTC also owns certain intellectual properties, including the registered trademarks of Jitong, GBNet, the logo of "Jitong" as well as the registered rights to the domain names of www.jitong.com, www.gb.com.cn and www.chinagb.net. Pursuant to the Restructuring Agreement, JTC has granted Jitong Network the free and exclusive right to use these trademarks and domain name until such rights can be transferred.

   JTC employing the ChinaGBN, and operating through its National Network's Operation Control Center and forty-five separate business units (collectively the "Core Units"), carry out the following core activities in the PRC:--

  (i) the provision of Internet connection and data communication services;
      and

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


  (ii) the provision of domestic and international direct dialing services using Internet protocol ("IP") technology (the "IP telephony service").

   Jitong Network has taken over the above operations from JTC after the Restructuring.

   Pursuant to a restructuring agreement between JTC and Jitong Network effective as of March 24, 2000 (the "Restructuring"), Jitong Network acquired the operations and most assets and liabilities of the Core Units in exchange for the issue, fully paid, at par value, of 183,874,200 shares with a par value of RMB1 per share to JTC. The consideration was based on an independent appraisal of the underlying net assets of the Core Units. The following assets and liabilities of the Core Units (collectively the "excluded assets and liabilities") were excluded from the Restructuring transaction:--

  (i) an office premise located at 6th Floor, West Wing, Zhongding Mansion, A18 West Street of North Third Road, Hiadian District, Beijing which is currently used as an office of JTC (the "Office");

  (ii) an office premise located at 28th Floor Electric Science Mansion No. 27 Wanshou Road Beijing where the National Network's Operation Control Center of Jitong Network and JTC (the "Control Room") is located;

  (iii) certain loans obtained by JTC for the purpose of establishing and supporting the Core Units (the "Non-specific loans"). These non-specific loans are not secured by any of the operating assets held by Jitong Network pursuant to the Restructuring;

  (iv) the accrued interest payable on the balance of the Non-specific loans;
       and

  (v) amount payable to a satellite transmission provider for the satellite transmission capacity rented by JTC during the three years ended December 31, 1999 but not utilized.

   Concurrently, on the same day, another 64,503,600 new shares of par value RMB1 each were issued to five other shareholders, namely Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone, SDIC Electronics Company, Beijing Economic Development Investment Company, Tianjin Communication and Broadcasting Company and The Seventh Electronics Industry Research Institute of Ministry of Information Industry, at par for cash amounting to RMB64,503,600.

   Following the Restructuring, JTC retains certain assets, liabilities and interests relating to its remaining business and operations, including subsidiaries and investments in joint ventures conducting financing, property rental, engineering and advertising businesses (collectively the "Non-core Units"). These assets and liabilities, and related results of operations, are included in these combined financial statements for the three years ended December 31, 1999 and the period from January 1, 2000 to March 24, 2000.

2. BASIS OF PRESENTATION

   The Restructuring has been accounted for as a restructuring of business under common control in a manner similar to a pooling of interests on the basis that the ultimate holding company continues to control Jitong Network and JTC after the Restructuring, while it controlled JTC prior to the Restructuring. Accordingly, JTC is considered as the predecessor of Jitong Network and the

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

consolidated financial statements of JTC and its subsidiaries (hereinafter the "Company") for periods prior to March 24, 2000, the date of the Restructuring, are presented as the combined financial statements of Jitong Network.

   After the Restructuring and upon its formation, Jitong Network operates as a stand-alone entity. The combined results of the Company for the period from March 24, 2000 to May 31, 2000 do not contain the trading and financial positions of the operations retained by JTC. Net liabilities of RMB 59,173,000 were retained by JTC as the result of Restructuring. The Company recorded a payable to JTC of RMB 59,173,000 in respect of the retention of these net liabilities.

   All significant intercompany transactions and balances have been eliminated.

   The combined financial information as of and for the five months ended May 31, 1999 is unaudited, but reflects all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the unaudited combined financial information.

   In connection with the Restructuring, certain property, plant and equipment of the Company as at March 24, 2000 has been revalued to reflect its then current fair value. In consideration for the assets and liabilities taken over from the Predecessor amounting to RMB183,874,200 after giving effect to the revaluation of property, plant and equipment, the Company issued 183,874,200 domestic shares in form of State-owned shares, with a par value of RMB1.00 each, to JTC which became the Company's immediate holding company.

   The combined financial statements have been prepared in accordance with International Accounting Standards ("IAS"). The basis of accounting differs from generally accepted accounting principles in the United States of America ("USGAAP") (see Note 33).

   The financial information has been prepared in Renminbi ("RMB"), the national currency of the PRC. Solely for the convenience of the reader, the combined results, cash flows and financial positions for the year ended December 31, 1999 and five months ended May 31, 2000, have been translated into United States dollars at the noon buying rate in New York City on May 31, 2000 for capable transfers in Renminbi as certified for customs purposes by the Federal Reserve Bank of New York of US$1.00 = RMB8.2773. No representation is made that the Renminbi amounts could have been, or could be, converted into United States dollars at that rate or at any other certain rate on December 31, 1999, May 31, 2000, or at any other date.

   The preparation of financial statements in accordance with International Accounting Standards requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

   The principal accounting policies adopted in the preparation of the financial information set out in this report, which conform with International Accounting Standards ("IAS"), are as follows:

(a) Revenue recognition

   The Company generates its revenues from two primary sources namely data communications and IP telephony services. Revenues are recorded at invoiced value net of sales tax, discounts and returns,

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

if any, and are recognized when it is probable that the economic benefits will accrue to the Company and when the revenues can be measured reliably on the following bases:

  (i) IP telephony service income is recognized only as and when distant phone calls have been made by customers or when the prepaid credit stored in the IP phone cards expires.

  (ii) data communications network usage fees are based on the time customers use the Company's network and are recognized as revenue when the service is rendered;

  (iii) data communications monthly subscription fees comprise fixed charges and are recognized as revenue in the month during which the service is rendered;

  (iv) maintenance service income comprises fees for customer maintenance and is recognized when maintenance services are rendered.

(b) Consolidation

   Subsidiary undertakings, which are those companies in which the Company, directly or indirectly, has an interest of more than one half of the voting rights have been consolidated. Subsidiaries are consolidated from the date on which effective control is transferred to the Company and are no longer consolidated from the date of disposal. All intercompany transactions, balances and unrealized surpluses and deficits on transactions between companies have been eliminated.

(c) Foreign currencies

   Foreign currency transactions during the year are accounted for at the applicable rates of exchange ruling at the dates of the transactions as quoted by the Peoples' Bank of China. Monetary assets and liabilities denominated in foreign currencies are translated into Renminbi at the rates of exchange ruling at the balance sheet date as quoted by the People's Bank of China unless hedged by forward foreign exchange contracts, in which case the rates specified in such forward contracts are used. Gains and losses resulting from the settlement of such transactions and from translation of monetary assets and liabilities denominated in foreign currencies are recognized in the combined income statement. The Company did not enter into any hedge contracts during any of the years/ periods presented.

(d) Financial instruments

   Financial instruments carried on the balance sheet include cash and bank balances, investments, receivables, accounts payable, leases and borrowings. The particular recognition methods adopted are disclosed in the individual accounting policy statements associated with each item. During the relevant years/ periods, the Company did not use any derivative financial instruments.

(e) Research and development

   Research and development expenditure is recognized as expense as incurred.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


(f) Investments

   Investments in non-marketable equity securities are shown at cost and provision is only made where in the opinion of the Directors, there is a permanent diminution in value. Where there has been a permanent diminution in value of an investment, it is recognized as an expense in the period in which the diminution is identified.

   For the purpose of the reconciliation of the Company's financial statements to US GAAP, decreases which represent an other than temporary diminution in value are charged to the income statement.

(g) Property use right

   Property use right comprises the right to use a property for an agreed period. The right is recorded at cost less accumulated amortization. Cost represents the purchase price of the assets and other costs incurred to bring the assets into the existing use. Amortization is calculated to write off their costs on a straight-line basis over the lower of the useful life of the asset or the period of the right.

(h) Property, plant and equipment

  (i) Prior to March 24, 2000, property, plant and equipment were recorded at cost less accumulated depreciation and amortization. Cost represents the purchase price of the assets and other costs incurred to bring the asset into existing use.

    (1)Land use rights

       Land use rights are recorded at cost less subsequent accumulated amortization. Amortization is calculated to write off their cost on a straight-line basis over the unexpired periods of the rights. The principal annual rate used is 2%.

    (2)Other property, plant and equipment are recorded at cost less accumulated depreciation.

  (ii) Effective March 24, 2000 property, plant and equipment held at that date are stated at valuation. Depreciation and amortization is calculated to write off their cost or fair value on a straight-line basis over their expected useful lives to estimate residual values. The annual depreciation and amortization charges are calculated as follows:

                                                      Expected      Estimated
                                                     useful life  residual value
                                                    ------------- --------------
   Buildings....................................... over 40 years    3%
   Telecommunication equipment and software........ 5 to 7 years     Nil to 3%
   Motor vehicles.................................. 6 years          3%
   Office equipment................................ 3 to 10 years    3%
   Leasehold improvements.......................... 5 years          Nil

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

  (iii)Impairment of property, plant and equipment

     The carrying amounts of property, plant and equipment are reviewed regularly to assess whether their recoverable amounts have declined below their carrying amounts. When such a decline has occurred, their carrying amount is reduced to their recoverable amount by reference to discounted future cash flows or market value.

     For the purpose of the reconciliation of the Company's financial statements to US GAAP, a long lived asset is considered impaired where the estimated future non-discounted cash flows from use of the asset are less than the carrying amount, as required by SFAS 121. Where an asset is impaired it is written down to its fair value. Impairment charges are recorded in the income statement.

  (iv)Cost of maintaining property, plant and equipment

     Major costs incurred in maintaining property, plant and equipment to their normal working condition are charged to the profit and loss account as incurred. Improvements are capitalized and depreciated over their expected useful lives to the Company.

(i) Construction in progress

   Construction in progress is stated at cost. Cost comprises direct costs of construction as well as interest expense capitalized during the periods of construction and installation. Capitalization of these costs ceases and the construction in progress is transferred to property, plant and equipment when substantially all the activities necessary to prepare the assets for their intended use are completed. No depreciation is provided in respect of construction in progress until it is completed and ready for its intended use.

(j) Assets held under leases

  (i)Finance leases and hire purchase contracts

    Leases of property, plant and equipment where the Company assumes substantially all the benefits and risks of ownership are classified as finance leases or hire purchase contracts.

    Finance leases are capitalized at the estimated present value of the underlying lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a fixed interest charge on the finance balance outstanding. The corresponding rental obligations, net of finance charges, are included in other long-term payables. The interest element of the finance charge is charged to the income statement over the lease period using the interest method. The property, plant and equipment acquired under finance leasing contracts are depreciated over the useful life of the assets.

  (ii)Operating leases

    Leases of assets under which all the risks and benefits of ownership are effectively retained by the lessor are classified as operating leases. Payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


(k) Government grants

   Government grants received are netted against the corresponding items in the income statement, except for those amounts received for the purchase of property, plant and equipment, which are recorded as deferred income and amortized on a straight-line basis over the useful life of the related asset.

(l) Accounts receivable

   Accounts receivables are carried at anticipated realizable value. An estimate is made for doubtful receivables based on a review of all outstanding amounts at the year end. Bad debts are written off during the years/ periods in which they are identified.

(m) Cash and cash equivalents

   Cash and cash equivalents comprise cash in hand and deposits held at call with banks with maturities of three months or less from the time of purchase.

(n) Provisions

   Provisions are recognized when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of the obligation can be made.

(o) Pension obligations

   The Company is obligated to make contributions on behalf of its employees to defined contribution pension plans managed by the local municipal governments according to the relevant rules and regulations.

   Payments to the Company's defined contribution pension plans are charged to the income statement when incurred.

(p) Taxation

   The Company provides for current taxation on the basis of the results for the period as adjusted for items which are not assessable or deductible for income tax purposes. Taxation is determined in accordance with the relevant tax rules and regulations applicable in the jurisdictions where the Company operates.

   Deferred taxation is provided using the liability method. Under the liability method, deferred taxation is recognized for all temporary differences between the book and tax bases of assets and liabilities and on losses available for carry forward against taxable profits in future periods. A valuation allowance is provided against deferred tax assets which are not expected to be realized in the foreseeable future.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

(q) Borrowing costs

   Borrowing costs are expensed in the income statements in the period in which they are incurred, except to the extent that such costs are capitalized as being directly attributable to the acquisition or construction of an asset which necessarily takes a substantial period of time to get ready for its intended use.

(r) Receipts in advance

   Receipts in advance represents cash received from sales of IP phone cards in advance of services being rendered.

(s) Pre-operating and advertising expenses

   Pre-operating and advertising expenses are recognized as expense as and when incurred.

(t) New accounting developments

   The International Accounting Standard Committee (the "IASC") has recently issued IAS 22--Revised Business Combinations, IAS 36--Impairment of Assets, IAS 37--Provisions, Contingent Liabilities and Contingent Assets and IAS 38-- Intangible Assets which are effective for financial statements covering periods beginning on or after July 1, 1999, and IAS 39--Financial Instruments and IAS 40--Investment Property which are effective for financial statements covering periods beginning on or after January 1, 2001. The Company implemented IAS 22, IAS 36, IAS 37 and IAS 38 on January 1, 2000. The implementation of these standards had no impact on shareholders' equity at the implementation date. Management considered the Company's combined results and financial positions during the three years ended December 31, 1999 and the five months ended May 31, 2000 would not have been materially affected by the implementation of IAS 39 and IAS 40 as the Company does not have any financial instrument or investment property.

4. EFFECT OF THE RESTRUCTURING

   On March 24, 2000, the Company underwent a Restructuring (Note 1). Following the Restructuring, certain assets, liabilities and interests relating to the non-core business and operations, including subsidiaries and investments in joint ventures conducting financing, property rental, engineering and advertising businesses (collectively the "Non-core Units") were retained by JTC at their net liability value at March 24, 2000. The difference between the assets and liabilities of the Non-core Units and the excluded assets and liabilities retained by JTC has been satisfied by a liability due to JTC (see Note 24). No gain or loss on transfer has been recorded. The results of operations and assets and liabilities of the non-core units are included in the combined financial statements of the Company for the three years ended December 31, 1999 and the period from January 1, 2000 to March 24, 2000.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


   The assets and liabilities retained by JTC on March 24, 2000 are summarized below:

                                                               At March 24, 2000
                                                               -----------------
                                                                    RMB'000
   Cash and cash equivalents..................................        2,226
   Other current assets.......................................       37,301
   Properties, plant and equipment............................       34,921
   Property use right.........................................       15,257
   Investments................................................       31,360
                                                                   --------
   Total assets...............................................      121,065
   Total liabilities..........................................     (180,238)
                                                                   --------
   Net liability..............................................      (59,173)
                                                                   ========


5. EMPLOYEE COMPENSATION COSTS

                                                            Five months ended
                                   Year ended December 31,       May 31,
                                   ----------------------- -------------------
                                    1997    1998    1999      1999      2000
                                   ------- ------- ------- ----------- -------
                                   RMB'000 RMB'000 RMB'000   RMB'000   RMB'000
                                                           (Unaudited)
   Salaries and wages.............  5,414   8,296  13,971     4,733    11,257
   Staff welfare..................    224     609   1,344       756     1,972
   Pension costs--defined
    contribution plan (Note 6)....    553     678     811       338       744
                                    -----   -----  ------     -----    ------
                                    6,191   9,583  16,126     5,827    13,973
                                    =====   =====  ======     =====    ======

6. RETIREMENT BENEFITS

   The Company has participated in various defined contribution pension schemes arranged by municipal governments (the "schemes") whereby the Company is required to make monthly contributions to these plans at a rates of 10% to 25.5% (1999: 15% to 25%; 1998: 14% to 26%; 1997: 14% to 26%) of the aggregate payroll of the relevant branches or a fixed amount of contribution as defined by the relevant schemes subject to a cap. Employees contribute 3% to 8% (1999:
4% to 7%; 1998: 3% to 6%; 1997: 3% to 6%) of their aggregate payroll or a fixed amount of contribution as defined by the relevant schemes.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


7. LOSS FROM OPERATIONS

   The loss from operations is stated after charging the following:

                                                             Five months ended
                                 Year ended December 31,          May 31,
                                 -------------------------  -------------------
                                  1997     1998     1999       1999      2000
                                 -------  -------  -------  ----------- -------
                                 RMB'000  RMB'000  RMB'000    RMB'000   RMB'000
                                                            (Unaudited)
   Provision for and write-off
    of bad and doubtful debts
    (see Note 15)..............     --     1,205    3,280      1,205    13,671
   Depreciation and
    amortization in respect of:
   --owned assets..............  12,418   18,786   37,267     12,002    23,623
   --leased assets.............     707      707      707        295     5,927
                                 ------   ------   ------     ------    ------
                                 13,125   19,493   37,974     12,297    29,550
   Amortization of building use
    right......................     --       179      358        149        90
   Operating lease and service
    contract charges in respect
    of:
   --building..................   2,862    3,781    5,677      1,845     4,226
   --lines and
    interconnections...........   1,253    2,345   13,558      1,874    21,580
   --satellite transmission....  14,338   19,484   17,625      4,324     9,464
   --international gateway.....   6,195   19,317   48,143     12,345    31,792
   Research and development
    expenses...................     --       --       610        --        --
   Research and development
    expenses entitled to
    government grant:
   --Research and development
    expenses in relation to
    development of the
    ChinaGBN...................   5,924      125      731        --        --
   --Depreciation of property,
    plant and equipment
    purchased as funded by the
    government grant (Note
    26(d)).....................     --       --       460        192       192
   --Less: Government grant
    income recognized..........  (5,924)    (125)  (1,191)      (192)     (192)
                                 ------   ------   ------     ------    ------
                                    --       --       --         --        --

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


8. FINANCE EXPENSES

                                                            Five months ended
                                Year ended December 31,          May 31,
                                -------------------------  -------------------
                                 1997     1998     1999       1999      2000
                                -------  -------  -------  ----------- -------
                                RMB'000  RMB'000  RMB'000    RMB'000   RMB'000
                                                           (Unaudited)
Interest on bank loans.........  1,943      --     3,695        567     1,340
Interest on other loans (see
 Note 26(a) and 26(b))......... 11,794   10,649   12,655      4,382     6,290
Interest on finance lease
 obligations...................  1,169      875      526        219     1,515
Less: amounts capitalized as
    property, plant and
    equipment and construction
    in progress................    --       --    (1,288)       --        --
Interest income................ (9,314)  (3,620)  (2,891)      (931)   (1,087)
                                ------   ------   ------      -----    ------
Net interest expense...........  5,592    7,904   12,697      4,237     8,058
                                ======   ======   ======      =====    ======

9. TAXATION

(a) In accordance with the relevant income tax laws applicable to high-technology enterprises operating in the PRC, the applicable PRC income tax rate is 15%. Income tax in respect of the profits of the Company's head office was fully exempted for three years and halved for another three years thereafter commencing from the first year of operation, being the year ended December 31, 1994 ("tax preferential period"). 1999 was the last year of the tax preferential period. The tax rate for the head office and five other branches in the future will be 15%. All other branches and subsidiaries will be subject to a tax rate of 33%.

(b) All business units of the Company are separate independent entities for tax reporting and filing purposes. The applicable income tax rates of these branches range from 15% to 33%.

(c) Analysis of the income tax (charge)/credit to the income statements is as follows:

                                                           Five months ended
                                 Year ended December 31,        May 31,
                                 -----------------------  -------------------
                                  1997    1998    1999       1999      2000
                                 ------- ------- -------  ----------- -------
                                 RMB'000 RMB'000 RMB'000    RMB'000   RMB'000
                                                          (Unaudited)
   Current income tax
    (charge)/credit.............   --      --    (2,958)      --        668
   Deferred tax.................   --      --       --        --        --
                                   ---     ---   ------       ---       ---
                                   --      --    (2,958)      --        668
                                   ===     ===   ======       ===       ===

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


(d) The tax on the Company's operating loss differs from the theoretical amount that would arise using the basic tax rate in the PRC applicable to the Company as follows:

                                                                Five months ended
                                    Year ended December 31,          May 31,
                                    -------------------------  -------------------
                                     1997     1998     1999       1999      2000
                                    -------  -------  -------  ----------- -------
                                    RMB'000  RMB'000  RMB'000    RMB'000   RMB'000
                                                               (Unaudited)
   Operating loss.................  53,742   56,838    60,420    30,221    49,779
   Tax credit calculated at a tax
    rate of 33%...................  17,735   18,756    19,939     9,973    16,427
   Special deductions relating to
    high-technology enterprises
    operating in the PRC (Note 9
    (a) and (b))..................  (9,528)  (9,478)  (10,051)   (7,053)   (7,364)
   Expenses not deductible for tax
    purpose.......................     --       --     (1,618)      --        --
   Deferred tax benefit arising
    from tax losses not
    recognized....................  (8,207)  (9,278)  (11,228)   (2,920)   (8,395)
                                    ------   ------   -------    ------    ------
   Tax (charge)/credit............     --       --     (2,958)      --        668
                                    ======   ======   =======    ======    ======

(e) Deferred taxation

  At December 31, 1999, there was no material unprovided deferred tax liability.

  At May 31, 2000, the company has made full allowance against a potential deferred tax asset amounting to RMB 47,604,000 attributable to tax losses of approximately RMB 291 million, potentially available for carrying forward, due to the uncertainty of realizing this asset. Prior to the Restructuring, certain Core Units now comprising the Company had incurred tax losses. As a result of the Restructuring, the recoverability of these tax losses is uncertain pending regulatory approval of the ability of the Company to utilize such losses in future periods. If these tax losses are available for carry forward they have a life of five years and can be used against income in the entities with losses carried forward, taxable at rates of between 15% and 33%.

10. LOSS PER SHARE

   Basic net loss per share for the years ended December 31, 1997, 1998 and 1999 has been computed by dividing net loss by 183,874,200 shares issued by the Company to JTC and outstanding upon the establishment of the Company on March 24, 2000 as if such shares had been outstanding for all relevant periods.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

   On March 24, 2000, a further 64,503,600 shares were issued to five investors at par for cash (see Note 1). Basic net loss per share for the five months period ended May 31, 2000 has been computed by dividing net loss by weighted average number of 212,731,074 (1999: 183,874,200) shares issued by the Company to JTC and five other shareholders.

11. DIVIDENDS

   No dividend has been paid or declared by the Company since its incorporation.

12. RESTRICTIONS ON DISTRIBUTION OF PROFITS

(a) Pursuant to relevant PRC regulations and the articles of association of the Company, profit after taxation shall be appropriated in the following sequence:

    (i) to make up accumulated losses;

    (ii) transfer of 10% of the profit after tax to the statutory common reserve. When the balance of the statutory common reserve reaches 50% of the paid-up share capital, such transfer need not be made.

    (iii) transfer of 5% to 10% of the profit after tax to the statutory public welfare fund.

    (iv) transfer to the discretionary common reserve an amount approved by the shareholders in general meetings.

    (v) distribute dividends to shareholders.

  The amounts of transfers to the statutory common reserve and statutory public welfare fund shall be based on profit after tax in the statutory accounts prepared in accordance with PRC accounting standards.

(b) Statutory common reserve and discretionary common reserve

  According to relevant PRC regulations, statutory common reserve and discretionary common reserve can be used to make up losses or to increase share capital. Except for the reduction of losses incurred, any other usage should not result in the statutory surplus reserve falling below 25% of the registered capital.

(c)Statutory public welfare fund

  According to relevant PRC regulations, the use of the statutory public welfare fund is restricted to capital expenditure for employees' collective welfare facilities. Staff welfare facilities are owned by the Company. The statutory public welfare fund is not normally available for distribution to shareholders except in liquidation.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


(d)Profit distribution

  Pursuant to relevant PRC regulations and the articles of association of the Company, profit distributable to shareholders shall be the lower of the accumulated profit distributable to shareholders determined according to PRC accounting standards as stated in the statutory accounts and the accumulated profit distributable to shareholders adjusted according to International Accounting Standards. In the PRC statutory accounts as at December 31, 1998 and 1999 and the PRC management accounts for the five months ended May 31, 2000, no profit is available to be carried forward for distribution to shareholders.

13. RELATED PARTY TRANSACTIONS

   In the normal course of business, the Company had the following material transactions with its related parties:

                           Year ended December 31, Five months ended May 31,
                           ----------------------- ----------------------------
                            1997    1998    1999        1999          2000
                           ------- ------- ------- --------------  ------------
                           RMB'000 RMB'000 RMB'000    RMB'000       RMB'000
                                                    (Unaudited)
Interest expense payable
 to a related company
 (Note (b))..............   6,141   5,866   5,613        2,339         1,340
Interest expense payable
 to a previous joint
 venture partner (Note
 26(b))..................   3,283   3,283   3,283        1,368           --
Interest payment to a
 fellow subsidiary
 (Note (c))..............     --      --      --           --            185
Rental payment for office
 premises to immediate
 holding company
 (Note(d))...............     --      --      --           --            501

--------
(a) Pursuant to the Restructuring Agreement, JTC has granted the Company a perpetual, exclusive, royalty-free sub-licence to operate under the authority granted by the above licences and approvals (including any renewals, expansions, or replacements) as prescribed in Note 1 above, with the exception of the international gateways approvals, which cannot be sublicensed. JTC has agreed to lease the international gateways on behalf of the Company and at the Company's instruction. Since JTC itself was not required to pay any costs in respect of the licence, no expense is required to be recorded by the Company in respect of this arrangement with its controlling shareholder.

(b) A loan from a related company, a cooperative joint venture of JTC, Beijing Jitong Bell South Communications & Information Engineering Company Limited, was obtained in 1995 for development of the ChinaGBN network. The interest rate was fixed at 8% per annum with no fixed repayment terms. The loan and related interest payable were retained by JTC as part of the Restructuring at 24th March, 2000 (see also Note 25 and Note 26(a)).

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


(c) On February 25, 2000, the Company and a fellow subsidiary China Jitong Communications (HK) Limited ("JTHK") entered into a finance lease agreement under which JTHK financed the Company to settle certain liabilities arising from the purchase of telecommunication equipment located outside the PRC. The financing arrangement is for a period of 2 years. Annual repayment is RMB7,032,778 payable on a monthly basis. The amount disclosed represents the interest portion of the repayment during the five months ended May 31, 2000 (see also Note 21(a)).

(d) Pursuant to the Restructuring Agreement and as set out in Note 1 above, certain premises retained by JTC are currently occupied by the Company for use in its operations. The Company and JTC have entered into two operating lease agreements as follows:-

  (i) a tenancy agreement under which the Company leases from JTC, commencing from March 24, 2000, the Office for a period of 3 years. Annual rental is at RMB1,563,020 payable on a monthly basis;

  (ii) a tenancy agreement under which the Company leases from JTC, commencing from March 24, 2000, the Control Room for a period of 3 years. Annual rental is at RMB1,440,000 payable on a monthly basis;

(e) During the five months ended May 31, 2000, the Company has purchased certain telecommunication equipment from a fellow subsidiary Beijing Ji Kai Optical Telecommunication Network Company Limited ("BJK") amounting to RMB620,000.

14. CASH AND CASH EQUIVALENTS

                                                      At December 31, At May 31,
                                                      --------------- ----------
                                                       1998    1999      2000
                                                      ------- ------- ----------
                                                      RMB'000 RMB'000  RMB'000
   Cash at bank and in hand.......................... 67,402  257,127  203,337
                                                      ======  =======  =======

15. ACCOUNTS RECEIVABLE, LESS PROVISION FOR DOUBTFUL DEBTS

                                                  At December 31,   At May 31,
                                                  ----------------  ----------
                                                   1998     1999       2000
                                                  -------  -------  ----------
                                                  RMB'000  RMB'000   RMB'000
   Accounts receivable due from third parties....  5,220   25,203     34,587
   Less: Provision for doubtful debts............ (1,205)  (4,205)   (17,876)
                                                  ------   ------    -------
                                                   4,015   20,998     16,711
                                                  ======   ======    =======

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

   Movement of provision for doubtful debts

                                                      At December 31, At May 31,
                                                      --------------- ----------
                                                       1998    1999      2000
                                                      ------- ------- ----------
                                                      RMB'000 RMB'000  RMB'000
   At beginning of the year..........................    --    1,205     4,205
   Provision for the year/period (note (a))..........  1,205   3,280    13,671
   Written-off.......................................    --     (280)      --
                                                       -----   -----    ------
   At end of the year/period.........................  1,205   4,205    17,876
                                                       =====   =====    ======

--------
(a) In the course of developing and expanding the Company's IP telephony business, some sales and debt collecting agents have been appointed to assist the Company's debt collection procedures. These agents are entrusted to collect revenue from the customers on behalf of the Company and they were entitled to agency fees which are based on the size of their revenue collected.

    The Company has experienced delay in submission of revenue from certain sales and debt collecting agents during 1999 and the five months ended May 31, 2000. Specific provisions for doubtful debts have been made against those balances to the extent that the management is uncertain of their eventual recoverability.

16. OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

                                                     At December 31, At May 31,
                                                     --------------- ----------
                                                      1998    1999      2000
                                                     ------- ------- ----------
                                                     RMB'000 RMB'000  RMB'000
   Advances to suppliers............................    808  19,959    25,416
   Prepaid expenses.................................  4,144  14,624     2,076
   Other receivables................................ 44,610  40,730    17,055
                                                     ------  ------    ------
                                                     49,562  75,313    44,547
                                                     ======  ======    ======

   As part of the Restructuring, JTC retained part of the Company's other receivables amounting to RMB37,301,000 as at March 24, 2000.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


17. PROPERTY, PLANT AND EQUIPMENT

                                                          Furniture,
                                                Telecom-   fixtures           Leasehold
Year ended                   Land              munication and office  Motor   improve-
December 31, 1998         use rights Buildings equipment  equipment  vehicles   ments    Total
-----------------         ---------- --------- ---------- ---------- -------- --------- -------
                           RMB'000    RMB'000   RMB'000    RMB'000   RMB'000   RMB'000  RMB'000
Cost
At beginning of the
 year...................       --      41,578   104,196      7,085    3,148     8,295   164,302
Additions...............       --       3,065    21,031      2,238      --        897    27,231
Disposals...............       --         --       (147)       (24)     --        --       (171)
                            ------    -------   -------     ------    -----    ------   -------
  At end of the year....       --      44,643   125,080      9,299    3,148     9,192   191,362
                            ======    =======   =======     ======    =====    ======   =======
Accumulated depreciation
At beginning of the
 year...................       --         696    11,397      2,545    2,108       --     16,746
Charge for the year.....       --       1,132    14,308      2,483      515     1,055    19,493
Disposals...............       --         --        --          (2)     --        --         (2)
                            ------    -------   -------     ------    -----    ------   -------
  At end of the year....       --       1,828    25,705      5,026    2,623     1,055    36,237
                            ======    =======   =======     ======    =====    ======   =======
Net book value
  At end of the year....       --      42,815    99,375      4,273      525     8,137   155,125
                            ======    =======   =======     ======    =====    ======   =======

                                                          Furniture,
                                                Telecom-   fixtures           Leasehold
Year ended                   Land              munication and office  Motor   improve-
December 31, 1999         use rights Buildings equipment  equipment  vehicles   ments    Total
-----------------         ---------- --------- ---------- ---------- -------- --------- -------
                           RMB'000    RMB'000   RMB'000    RMB'000   RMB'000   RMB'000  RMB'000
Cost
At beginning of the
 year...................       --      44,643   125,080      9,299    3,148     9,192   191,362
Additions...............     7,399      1,562   263,928      3,007      606     2,886   279,388
Disposals...............       --         --        (55)       --       --        --        (55)
                            ------    -------   -------     ------    -----    ------   -------
  At end of the year....     7,399     46,205   388,953     12,306    3,754    12,078   470,695
                            ======    =======   =======     ======    =====    ======   =======
Accumulated depreciation
At beginning of the
 year...................       --       1,828    25,705      5,026    2,623     1,055    36,237
Charge for the year.....        74      1,153    32,285      2,775      323     1,824    38,434
Disposals...............       --         --         (7)       --       --        --         (7)
                            ------    -------   -------     ------    -----    ------   -------
  At end of the year....        74      2,981    57,983      7,801    2,946     2,879    74,664
                            ======    =======   =======     ======    =====    ======   =======
Net book value
  At end of the year....     7,325     43,224   330,970      4,505      808     9,199   396,031
                            ======    =======   =======     ======    =====    ======   =======

                                                          Furniture,
                                                Telecom-   fixtures           Leasehold
Five months ended            Land              munication and office  Motor   improve-
May 31, 2000              use rights Buildings equipment  equipment  vehicles   ments    Total
-----------------         ---------- --------- ---------- ---------- -------- --------- -------
                           RMB'000    RMB'000   RMB'000    RMB'000   RMB'000   RMB'000  RMB'000
Cost or valuation
At beginning of the
 period.................     7,399     46,205   388,953     12,306    3,754    12,078   470,695
Additions...............       --         356   149,428      3,089    1,675     7,376   161,924
Revaluation.............    14,874          3    14,554      1,639      333       --     31,403
Disposals...............       --     (34,010)   (6,934)    (1,209)     --        --    (42,153)
                            ------    -------   -------     ------    -----    ------   -------
  At end of the period..    22,273     12,554   546,001     15,825    5,762    19,454   621,869
                            ======    =======   =======     ======    =====    ======   =======
Accumulated depreciation
At beginning of the
 period.................        74      2,981    57,983      7,801    2,946     2,879    74,664
Charge for the period...       149        527    26,736        866      222     1,242    29,742
Disposals...............       --      (2,500)   (3,999)      (733)     --        --     (7,232)
                            ------    -------   -------     ------    -----    ------   -------
  At end of the period..       223      1,008    80,720      7,934    3,168     4,121    97,174
                            ======    =======   =======     ======    =====    ======   =======
Net book value
  At end of the period..    22,050     11,546   465,281      7,891    2,594    15,333   524,695
                            ======    =======   =======     ======    =====    ======   =======

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

--------
(a) The net book value of property, plant and equipment in May 31, 2000 includes an amount of RMB62,737,000 (1999: RMB25,354,000; 1998:
    RMB26,061,000) in respect of assets held under finance leases.

(b) As part of the Restructuring dated March 24, 2000 and as required by the relevant PRC regulations, a valuation of the contributed property, plant and equipment was carried out by Zhongfeng Assets Appraisal Office ("Zhongfeng"), a firm of independent valuers registered in the PRC. The valuation was performed in order to determine the deemed cost of such contributed net assets and establish amounts for share capital and capital reserve as of September 30, 1999. The valuers determined that the value of property, plant and equipment was RMB31,403,000 in excess of the carrying value.

    At May 31, 2000, in connection with the planned application for listing of the Company's shares on the Hong Kong Stock Exchange, the Company engaged Sallmanns (Far East) Limited ("Sallmanns"), independent valuers in Hong Kong, to value the Company's property, plant and equipment as of May 31, 2000. This valuation indicated that the excess of the value of the property, plant and equipment was not materially different from RMB31,403,000 determined by Zhengfeng. This revaluation surplus of RMB31,403,000 was recognised in the Company's combined financial statements as of March 24, 2000, the date of the Restructuring.

(c) The effect of the revaluation is to increase future annual depreciation and amortization of property, plant and equipment by RMB 2,454,000 for future years. Had the property, plant and equipment of the Company been stated at cost, the net book value of property, plant and equipment as of May 31, 2000 would have been RMB 493,701,000.

(d) Disposals for the five months ended May 31, 2000 includes property, plant and equipment of the non-core business retained by JTC upon the Restructuring.

18. CONSTRUCTION IN PROGRESS

Telecommunication equipment

                                                   At December 31,   At May 31,
                                                   ----------------  ----------
                                                    1998     1999       2000
                                                   -------  -------  ----------
                                                   RMB'000  RMB'000   RMB'000
   At beginning of the year.......................  1,454     4,903     3,080
   Interest capitalized for the year/period.......    --      1,288       --
   Additions......................................  7,099    85,444       --
   Transferred to property, plant and equipment... (3,650)  (88,555)   (3,080)
                                                   ------   -------    ------
   At end of the year.............................  4,903     3,080       --
                                                   ======   =======    ======

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


19. PROPERTY USE RIGHT

                                                      At December 31, At May 31,
                                                      --------------- ----------
                                                       1998    1999      2000
                                                      ------- ------- ----------
                                                      RMB'000 RMB'000  RMB'000
   Cost
   At beginning of the year/period...................    --   15,884    15,884
   Addition.......................................... 15,884     --        --
   Disposal..........................................    --      --    (15,884)
                                                      ------  ------   -------
   At end of the year................................ 15,884  15,884       --
                                                      ======  ======   =======
   Accumulated amortization
   At beginning of the year..........................    --      179       537
   Charge for the year/period........................    179     358        90
   Disposal..........................................    --      --       (627)
                                                      ------  ------   -------
   At end of the year................................    179     537       --
                                                      ======  ======   =======
   Net book value.................................... 15,705  15,347       --
                                                      ======  ======   =======

   Property use right represents the cost of acquiring the occupancy right for a half block of a commercial building in 1998 from a debtor of the Company
(the "Debtor").

   In 1994, the Company entered into a financing arrangement with the Debtor by which the Company advanced RMB20 million to the Debtor in anticipation of receiving interest and the balance of the principal in 1998 (the "Repayment").
The Debtor, after repaying RMB4 million in principal and interest of approximately RMB4 million, proved to be incapable of honoring the Repayment in 1998.

   Pursuant to a memorandum of understanding signed between the Company and the Debtor in 1998, the Debtor surrendered its occupancy right of half of a commercial building to the Company for 47 years in lieu of the Repayment (the
"building use right"). The valuation of the commercial building and the building use right was certified by an independent registered valuer in the PRC.

   The cost of the right is amortized based on the term of 47 years.

   This right was retained by JTC pursuant to the Restructuring and treated as a disposal in these financial statements.

20. INVESTMENTS

                                                      At December 31, At May 31,
                                                      --------------- ----------
                                                       1998    1999      2000
                                                      ------- ------- ----------
                                                      RMB'000 RMB'000  RMB'000
   Investments at cost............................... 31,360  31,360       --
                                                      ======  ======   =======

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


   These investments are in unquoted shares of a company incorporated and operating in the PRC and were retained by JTC as a result of the Restructuring and treated as a disposal in these financial statements.

21. ACCOUNTS PAYABLE, OTHER PAYABLES AND ACCRUED CHARGES

                                                    At December 31, At May 31,
                                                    --------------- ----------
                                                     1998    1999      2000
                                                    ------- ------- ----------
                                                    RMB'000 RMB'000  RMB'000
   Accounts payable and accruals...................  8,343  35,091    83,635
   Amount due to a global clearing house agent and
    previous joint venture partner (Note (a))......    --   14,350       --
   Deposits received...............................  3,233   4,523     3,600
   Capital contribution payable (Note (b))......... 15,745  15,745       --
   Retention payable on equipment purchased........    --   15,622    24,666
   Short term advances.............................  5,000     --        --
   Staff welfare payable...........................    466   1,929     3,527
   Others..........................................  3,815   5,182     3,333
                                                    ------  ------   -------
                                                    36,602  92,442   118,761
                                                    ======  ======   =======

--------
(a) In 1998, one of the global clearing house agents of the Company entered into a joint venture agreement (the "JVA") with the Company to develop IP telephony services in the PRC. Pursuant to the JVA, in 1999 the clearing house agent purchased IP telephony equipment for the operation of the IP telephony business.

    According to the prevailing PRC laws, the JVA is not executable because foreign investors are not allowed to control, invest, or operate telecommunication business in the PRC. In February 2000, the global clearing house agent decided to end the JVA and sold all the IP equipment to the Company. Due to the nature of the arrangement, the IP equipment has been treated as owned by the Company since 1999 and the amount paid in February 2000 recorded as a liability at 31 December 1999. The equipment has been depreciated from the date it was received by the Company (see also Note 13(b)).

(b) In 1994 and 1996, the Company had entered into two joint venture agreements with independent foreign investors to conduct engineering businesses in the PRC. The capital contributions payable by the Company to the joint ventures had been honored by the foreign investors on behalf of the Company. These joint ventures had been managed and controlled by the foreign investors. Following cessation of businesses of these two joint ventures, the Company may be required to pay the foreign investors for the capital contributions and full provisions were made accordingly in the years ended December 31, 1994 and 1996.

  As part of the Restructuring, JTC retained the full amount of the payable.

(c) As part of the Restructuring, JTC retained part of the Company's accounts payables, accruals and other payables amounting to RMB37,252,000, as at March 24, 2000.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


22. AMOUNT DUE TO A RELATED COMPANY

   The amount represents the unsettled balance due to a related company, a cooperative joint venture of JTC, Beijing Jitong Bell South Communications & Information Engineering Company Limited for purchase of a long term investment. It is interest free, unsecured and repayable within one year.

   As part of the Restructuring, JTC retained both the investment and the balance due to the related company.

23. AMOUNT DUE TO SHAREHOLDERS

   The balance included under current liabilities represented an interest free advance made from a shareholder to the Company for working capital which was subsequently capitalized in 1999.

   Pursuant to the rules and regulations applicable to enterprises operating in the PRC, capital contributions from shareholders are required to be independently verified. The amount due to shareholders as at December 31, 1998 included under long term liabilities represented un-verified capital contributions made from two shareholders to the Company which were subsequently verified and transferred to capital in 1999.

   The average balance outstanding during 2000 was nil (1999: RMB54,159,000; 1998: RMB40,619,000).

24. AMOUNT DUE TO JTC

   The balance represents additional working capital contributed by JTC to the Company, liabilities of the Company due to JTC arising from the transfer of the Non-core Units to JTC (see Note 4), and the assumption of the net loss incurred by the Company in the period from September 30, 1999, the date the Company's assets were valued for purposes of the Restructuring, to March 24, 2000.

   The balance is interest free, unsecured and is not repayable within one year.

25. BORROWINGS

  (a) Current portion of long term borrowings

                                                    At December 31, At May 31,
                                                    --------------- ----------
                                                     1998    1999      2000
                                                    ------- ------- ----------
                                                    RMB'000 RMB'000  RMB'000
   Bank loan.......................................    --    8,379    18,014
   Loan from a non-banking financial institution...  3,000   6,000       --
   Loan from a related company.....................  4,967  67,005       --
   Obligation under finance lease from a fellow
    subsidiary.....................................    --      --      6,546
   Obligation under finance leases from third
    parties........................................  6,711   2,887    10,089
                                                    ------  ------    ------
                                                    14,678  84,271    34,649
                                                    ======  ======    ======

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


  (b) Long term borrowings

                                                     At December 31, At May 31,
                                                     --------------- ----------
                                                      1998    1999      2000
                                                     ------- ------- ----------
                                                     RMB'000 RMB'000  RMB'000
   Bank loan.......................................      --   86,708   88,087
   Loan from non-banking financial institutions....   25,000 225,000  193,815
   Loan from a related company.....................   71,972  67,005      --
   Obligation under finance lease from a fellow
    subsidiary.....................................      --      --    11,700
   Obligation under finance lease from third
    parties........................................   10,505   3,794   29,081
                                                     ------- -------  -------
                                                     107,477 382,507  322,683
   Current portion of loan from a related company..    4,967  67,005      --
   Current portion of finance lease from a fellow
    subsidiary.....................................      --      --     6,546
   Current portion of other long term borrowings...    9,711  17,266   28,103
                                                     ------- -------  -------
                                                      92,799 298,236  288,034
                                                     ======= =======  =======

   The loan from a related company was received from a cooperative joint venture of the Company.

   As part of the Restructuring, Jitong retained RMB93,917,000 of the Company's borrowings, comprising a loan from a non-banking financial institution of RMB25,000,000, the loan from a related company of RMB67,005,000 and the obligation under finance lease of RMB1,912,000, as at March 24, 2000.

   At May 31, 2000, loan from a bank and a non-banking financial institution of RMB281,902,000 were guaranteed by the ultimate holding company (1999:
RMB286,708,000). Finance lease obligations are effectively secured as the rights to the leased assets revert to the lessor in the event of default.

   The carrying amounts and fair value of long-term borrowings are as follows:

                                             At December 31,
                                                   1999       At May 31, 2000
                                             ---------------- ----------------
                                             Carrying  Fair   Carrying  Fair
                                             amounts  values  amounts  values
                                             -------- ------- -------- -------
                                             RMB'000  RMB'000 RMB'000  RMB'000
   Bank loan................................  86,708   77,213  88,087   79,433
   Loan from a non-banking financial
    institution............................. 225,000  221,928 193,815  189,795
   Loan from a related company..............  67,005   67,005     --       --
   Other loans--secured.....................   3,794    3,794  40,781   40,781
                                             -------  ------- -------  -------
                                             382,507  369,940 322,683  310,009
                                             =======  ======= =======  =======

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

   The fair values are based on discounted cash flows using applicable discount rates based upon the borrowing rates that the directors expect would be available to the Company at the balance sheet date. The carrying amounts of current portion of the long term borrowings and finance lease contracts approximate their fair values.

   Details of loan balances are analyzed as follows:

                                                      At December 31, At May 31,
                                                      --------------- ----------
                                                       1998    1999      2000
                                                      ------- ------- ----------
                                                      RMB'000 RMB'000  RMB'000
   Renminbi denominated
    loans:
   Loan from non-banking     Fixed interest rate at       --  200,000  193,815
    financial institution    5.68% per annum as of
    for development of       December 31, 1999 with
    internet infrastructure  maturity through 2009
    and ChinaGBN network
   Loans from non-banking    Fixed interest rate at    25,000  25,000      --
    financial institution    6.00% to 7.20% per annum
    for development of       as of December 31, 1999
    internet infrastructure  with maturity through
    and ChinaGBN network     2002
   US dollar denominated
    loans:
   Bank loan for the         Fixed interest rate at       --   86,708   88,087
    purchase of IP           3.35% per annum as of
    telephony equipment      December 31, 1999 with
                             maturity through 2009
   Loan from a related       Fixed interest rate at    71,972  67,005      --
    company for development  8% per annum as of
    of ChinaGBN network      December 31, 1999 with
                             no fixed repayment terms
   Finance lease
    obligations............                            10,505   3,794   40,781
                                                      ------- -------  -------
   Total amount of long
    term borrowings........                           107,477 382,507  322,683
   Less: amount repayable
    within one year for
    loan from a related
    company................                             4,967  67,005      --
   amount repayable within
    one year for other
    loans..................                             9,711  17,266   34,649
                                                      ------- -------  -------
   Long term portion of
    long term borrowings...                            92,799 298,236  288,034
                                                      ======= =======  =======

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


   Long-term borrowings are repayable in the following periods:

                                                     At December 31, At May 31,
                                                     --------------- ----------
                                                      1998    1999      2000
                                                     ------- ------- ----------
                                                     RMB'000 RMB'000  RMB'000
   Bank loans
   --Within one year................................     --    8,379   18,014
   --In the second year.............................     --   12,367    9,110
   --In the third year..............................     --   10,000   10,000
   --In the fourth year.............................     --   10,000   10,000
   --In the fifth year..............................     --   12,142   14,285
   --Thereafter.....................................     --   33,820   26,678
                                                     ------- -------  -------
                                                         --   86,708   88,087
                                                     ======= =======  =======
   Other loans
   --Within one year................................  14,678  75,892   16,635
   --In the second year.............................  72,892   4,907   15,400
   --In the third year..............................   4,907  40,000   27,561
   --In the fourth year.............................  15,000  25,000   25,000
   --In the fifth year..............................     --   25,000   25,000
   --Thereafter.....................................     --  125,000  125,000
                                                     ------- -------  -------
                                                     107,477 295,799  234,596
                                                     ======= =======  =======

   Future minimum payments on finance lease are as follows:

                                                     At December 31, At May 31,
                                                     --------------- ----------
                                                      1998    1999      2000
                                                     ------- ------- ----------
                                                     RMB'000 RMB'000  RMB'000
   Within one year..................................   7,988   3,077   18,745
   In the second year...............................   2,679     952   16,497
   In the third year................................     598     --     9,163
   Thereafter.......................................     --      --       --
                                                     ------- -------  -------
   Minimum lease payments...........................  11,265   4,029   44,405
   Less: future finance charges on finance leases...     760     235    3,624
                                                     ------- -------  -------
                                                      10,505   3,794   40,781
                                                     ======= =======  =======

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


26. OTHER LONG TERM LIABILITIES

                                                      At December 31, At May 31,
                                                      --------------- ----------
                                                       1998    1999      2000
                                                      ------- ------- ----------
                                                      RMB'000 RMB'000  RMB'000
   Interest payable on loan from a related company
    for development of ChinaGBN network (Note(a))...   25,141 30,755       --
   Financing arrangement with previous joint venture
    partners (Note(b))..............................   92,998    --        --
   Amount due to a satellite transmission vendor
    (Note(c)).......................................   19,478 16,890    16,434
   Interest payable on loans from a non-banking
    financial institution...........................    1,095  2,355       --
   Deferred government grant (Note(d))..............    3,951  2,760     2,568
   Others...........................................    2,893    --        --
                                                      ------- ------    ------
                                                      145,556 52,760    19,002
   Less: amount repayable within one year...........  116,464 35,396     2,286
                                                      ------- ------    ------
                                                       29,092 17,364    16,716
                                                      ======= ======    ======

   The carrying amounts and fair value of long-term borrowings are as follows:

                                             At December 31,
                                                   1999       At May 31, 2000
                                             ---------------- ----------------
                                             Carrying  Fair   Carrying  Fair
                                             amounts  values  amounts  values
                                             -------- ------- -------- -------
                                             RMB'000  RMB'000 RMB'000  RMB'000
   Interest payable on loan from a related
    company.................................  30,755  30,755      --      --
   Amount due to a satellite transmission
    vendor..................................  16,890  13,084   16,434  12,307
   Interest payable on loans from a non-
    banking financial institution...........   2,355   2,355      --      --
   Deferred government grant................   2,760   2,406    2,568   2,113
                                              ------  ------   ------  ------
                                              52,760  48,600   19,002  14,420
                                              ======  ======   ======  ======

   The fair values are based on discounted cash flows using applicable discount rates based upon the borrowing rates that the directors expect would be available to the Company at the balance sheet date. The carrying amounts of current portion of the other long term liabilities approximate their fair values.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

   Other long term liabilities are repayable in the following periods:

                                                      At December 31, At May 31,
                                                      --------------- ----------
                                                       1998    1999      2000
                                                      ------- ------- ----------
                                                      RMB'000 RMB'000  RMB'000
   Within one year................................... 116,464 35,396     2,286
   In the second year................................  25,141  2,286     2,286
   In the third year.................................     --   2,286     2,286
   In the fourth year................................     --   2,286     2,286
   In the fifth year.................................     --   2,286     2,286
   Thereafter........................................   3,951  8,220     7,572
                                                      ------- ------    ------
                                                      145,556 52,760    19,002
                                                      ======= ======    ======

--------
(a) This represents the balance of unpaid interest on a loan from a joint venture partner of JTC. The payable is interest free and did not have any fixed term for repayment. This loan, and the unpaid interest thereon, was retained by JTC as part of the Restructuring.

(b) In 1996, JTC and two independent foreign investors had entered into a cooperative joint venture agreement (the "JVA") to develop the Internet business in the PRC based on the existing ChinaGBN. According to the JVA, the foreign investors had injected US$10,000,000, equivalent to RMB83,149,000 (the "Equity Principal"), into JTC in 1996.

    According to the prevailing PRC laws, the JVA is not executable because foreign investors are not allowed to control, invest, or operate telecommunications business in the PRC. In 1999, JTC and the two foreign investors revised the JVA and turned it into a financing arrangement. The total repayment amount was fixed at RMB96,281,000 (the "Repayment"). The difference between the Repayment and Equity Principal was treated as interest on financing and charged to the combined results since 1996 (see
    Note 13). The Repayment was fully settled in 1999.

(c) In 1999, JTC signed a debt repayment schedule ("Repayment Schedule") with its satellite channel vendor to repay the outstanding amount due by JTC to the satellite channel vendor as at March 31, 1999 through 120 monthly installments without interest. At the same time it entered into an agreement with this vendor to lease a satellite for a period of 120 months, the same as the interest free period. At December 31, 1998, the amount was treated as payable within one year because the Repayment Schedule had not been agreed.

(d) Pursuant to the approval from the Ministry of Electronics, a RMB10 million government cash grant had been received by the Company in 1997 for development of the ChinaGBN. The utilization of the fund is subject to specific rules. The Company was obliged to submit annual returns to the Ministry to confirm the utilization of the fund was for qualified expenditures. 1999 was the last year of the review because the fund has been fully utilized.

  The balance represents deferred income on the government grants which had been utilized to purchase certain telecommunication equipment. The amount will be amortized on a straight-line

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

    basis over the useful lives of the corresponding equipment and recognised in the income statement. The amounts amortized for five months ended May 31, 1999 and 2000 were RMB192,000 and RMB192,000, respectively (1999:
    RMB460,000 1998: NIL; 1997: NIL)

(e) As a result of the Restructuring, JTC retained RMB40,059,000 of the Company's other long term liabilities at March 24, 2000, of which RMB33,262,000 was the short term portion and RMB6,797,000 was the long term portion.

27. SHARE CAPITAL

   The Company has been incorporated on March 24, 2000 with a registered, issued and fully paid, share capital of RMB248,377,800 with a par value of RMB1.00 each. Among the shares issued, 183,874,200 shares were issued to JTC in exchange for the operations and most assets and liabilities of the Core Units in JTC. Concurrently, another 64,503,600 new shares of par value RMB1.00 each were issued to five other shareholders, namely Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone, SDIC Electronics Company, Beijing Economic Development Investment Company, Tianjin Communication and Broadcasting Company and The Seventh Electronics Industry Research Institute of Ministry of Information Industry, at par for cash amounting to RMB64,503,600 ("share issuance for cash")

   The share capital of the Company has been restated retroactively for the three years ended December 31, 1999 for the shares issued to JTC, predecessor of the Company, but it has not been restated for the share issuance for cash. The additional paid-up capital represents the difference between the issued share capital of the Company and the registered capital of JTC.

28. COMMITMENTS

   (a) Capital commitments

   Capital commitments outstanding at May 31, 2000 not provided for in the accounts were as follows:

                                                                          2000
                                                                         -------
                                                                         RMB'000
Commitments in respect of land and buildings
--authorized but not contracted for..................................... 136,475
--contracted but not provided for.......................................  32,027
                                                                         -------
                                                                         168,502
                                                                         =======

   (b) Financial commitment

   The Company has entered into an agreement with a fellow subsidiary, IRICO Display Device Company Limited, and another independent third party to invest in a new company with limited liability. The Company is obliged to invest RMB4 million for a 10% share of the registered capital, and corresponding equity interest, in the new company.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


   (c) Operating lease and other commitments

   As at May 31, 2000, the Company had commitments under non-cancelable operating leases and service contracts for lines and interconnections to make minimum payments as follows:

                                  Satellite International     Lines &
                         Building channels     gateway    interconnections  Total
                         -------- --------- ------------- ---------------- -------
                         RMB'000   RMB'000     RMB'000        RMB'000      RMB'000
Not later than one
 year...................  22,357    17,507      51,295         54,837      145,996
In the second year......  20,352    14,646      23,013         53,690      111,701
In the third year.......  15,375    14,646      14,223         53,545       97,789
In the fourth year......   8,786    14,646      11,105         52,703       87,240
In the fifth year.......   3,073    14,646       5,117         54,907       77,743
Thereafter..............   1,671    58,584       1,220        362,798      424,273
                          ------   -------     -------        -------      -------
                          71,614   134,675     105,973        632,480      944,742
                          ======   =======     =======        =======      =======

   The majority of the operating leases of the Company do not contain renewal options.

29. FINANCIAL INSTRUMENTS

   (a) Credit risks

   The carrying amounts of financial assets included in the combined balance sheets represent the Company's maximum exposure to credit risk in relation to these assets.

   The Company has no significant concentrations of credit risk. Cash is placed with state-owned banks.

   (b) Fair values

   The carrying amounts of the following financial assets and financial liabilities approximate their fair values: cash, accounts receivables and payables, other receivables and payables, and current portions of long term borrowings, other long term liabilities and lease obligations.

   The estimated fair values of long term borrowing and other long term liabilities are disclosed in Note 25(b) and Note 26 respectively.

30. CONCENTRATION OF RISK

   The Company conducts its principal operations in China and accordingly is subject to special considerations and significant risks not typically associated with investments in equity securities of the United States of America and Western European companies. These include risks associated with, among others, the political, economic and legal environment, influence of the Ministry of Information Industry over several aspects of the telecommunication operations, and competition in the industry.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)


31. CONTINGENT LIABILITIES

 Insurance

   Currently, the Company does not carry insurance coverage for its property, facilities and equipment in respect of its operation. In addition, the Company does not carry any third-party liability insurance against claims relating to personal injury, property damages or business interruption insurance since such insurance coverage is not customary in China. While the effect of under-insurance cannot be reasonably estimated at present, management believes it could have a material impact on the future operating results or financial position of the Company.

32. SEGMENT INFORMATION

   The Company is primarily engaged in data communications and IP telephony service businesses. The data communications segment is engaged in the provision of Internet connection and data transmission services; and the IP telephony service segment is engaged in the provision of domestic and international direct dialing services using IP technology. Administration and infrastructure expenses incurred to support these businesses are not allocated to either segment. Results of these segments comprise revenues less directly attributable expenses, which comprise mainly transmission costs, employee compensation costs, depreciation and amortization , agency fee and commission, and cost of IP cards and dialers.

   All assets and operations of the Company are located in the PRC, which is considered as one geographic location in an economic environment with similar risks and returns.

   The accounting policies of the operating segments are the same as those described in Section 3--Summary of Principal Accounting Policies. There are no significant intersegment sales and purchases.

   Operating segment information for the years ended December 31, 1997, 1998 and 1999 are presented as below:

                                        Data      IP telephony
Year ended December 31, 1997       communications   services   Others   Total
----------------------------       -------------- ------------ ------- -------
                                      RMB'000       RMB'000    RMB'000 RMB'000
Operating revenue.................     13,360         --        4,928   18,288
Segment results...................    (26,496)        --         (344) (26,840)
Unallocated expenses..............                                     (21,889)
                                                                       -------
Loss from operations..............                                     (48,729)
Finance expenses, net.............                                      (5,592)
Other income/ (expense)...........        619         --          (40)     579
                                                                       -------
Operating loss....................                                     (53,472)
Taxation..........................                                         --
                                                                       -------
Loss for the year.................                                     (53,472)
                                                                       =======
Depreciation and amortization *...     10,567         --        1,088   11,655

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

Year ended December 31,       Data      IP telephony
1998                     communications   services   Others    Total
-----------------------  -------------- ------------ -------  -------
                            RMB'000       RMB'000    RMB'000  RMB'000
Operating revenue.......     44,961           --      4,211    49,172
Segment results.........    (24,181)          --       (689)  (24,870)
Unallocated expenses....                                      (23,501)
                                                              -------
Loss from operations....                                      (48,371)
Finance expenses, net...                                       (7,904)
Other income/
 (expense)..............        208           --       (771)     (563)
                                                              -------
Operating loss..........                                      (56,838)
Taxation................                                          --
                                                              -------
Loss for the year.......                                      (56,838)
                                                              =======
Depreciation and
 amortization *.........     16,370           --      1,276    17,646
Year ended December 31,       Data      IP telephony
1999                     communications   services   Others    Total
-----------------------  -------------- ------------ -------  -------
                            RMB'000       RMB'000    RMB'000  RMB'000
Operating revenue.......     89,133       102,862     2,397   194,392
Segment results.........     (9,266)       17,686    (2,742)    5,678
Unallocated expenses....                                      (52,783)
                                                              -------
Loss from operations....                                      (47,105)
Finance expenses, net...                                      (12,697)
Other income/
 (expense)..............        833           --     (1,451)     (618)
                                                              -------
Operating loss..........                                      (60,420)
Taxation................                                       (2,958)
                                                              -------
Loss for the year.......                                      (63,378)
                                                              =======
Depreciation and
 amortization *.........     24,539         7,267     1,505    33,311
Five months ended May         Data      IP telephony
31, 1999                 communications   services   Others    Total
---------------------    -------------- ------------ -------  -------
                            RMB'000       RMB'000    RMB'000  RMB'000
Operating revenue.......     32,463           --        489    32,952
Segment results.........    (15,511)          --         13   (15,498)
Unallocated expenses....                                       (9,834)
                                                              -------
Loss from operations....                                      (25,332)
Finance expenses, net...                                       (4,237)
Other income/
 (expense)..............       (631)                    (21)     (652)
                                                              -------
Operating loss..........                                      (30,221)
Taxation................                                          --
                                                              -------
Loss for the year.......                                      (30,221)
                                                              =======
Depreciation and
 amortization *.........     10,440           --        774    11,214

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

                                        Data      IP telephony
Five months ended May 31, 2000     communications   services   Others   Total
------------------------------     -------------- ------------ ------- -------
                                      RMB'000       RMB'000    RMB'000 RMB'000
Operating revenue.................     46,424       129,055      932   176,411
Segment results...................    (24,341)       25,911      214     1,784
Unallocated expenses..............                                     (42,966)
                                                                       -------
Loss from operations..............                                     (41,182)
Finance expenses, net.............                                      (8,058)
Other income/ (expense)...........       (265)          --      (274)     (539)
                                                                       -------
Operating loss....................                                     (49,779)
Taxation..........................                                         668
                                                                       -------
Loss for the year.................                                     (49,111)
                                                                       =======
Depreciation and amortization *...     19,581         7,432      474    27,487

--------
 The Company's property, plant and equipment for the core business is used in the business of both Data communications and IP telephony services segments. These assets are not segregated in the financial information provided to the chief decision maker and, accordingly, no financial information is presented in respect of assets or capital expenditures of the Company's business segments.

* Certain depreciation and amortization charges on the property, plant and equipment used for support and administrative functions of the business have been included under the category of unallocated expenses, amounting to RMB1,470,000, RMB2,025,000, RMB5,481,000, RMB1,644,000 and RMB2,345,000 for
  the years ended December 31, 1997, 1998, 1999 and five months ended May 31, 1999 and 2000 respectively. Following the start of IP telephony services in June 1999, depreciation and amortization charges on the property, plant and equipment used directly for the core operation in each reporting branch have been allocated to the two segments based on the amount of cash sales recorded in that branch.

33. SIGNIFICANT DIFFERENCES BETWEEN IAS AND US GAAP

   The combined financial statements have been prepared in accordance with IAS, which differs in certain material respects from US GAAP. Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

   Effect on net loss of significant differences between IAS and US GAAP is as follows:

                                                               Five months ended
                                                                 May 31, 2000
                                                               -----------------
                                                                    RMB'000
Net loss under IAS............................................       49,111
US GAAP adjustments
  --reversal of depreciation on revaluation of property, plant
   and equipment..............................................         (409)
                                                                   --------
Net loss under US GAAP........................................       48,702
                                                                   ========
Basic and diluted net loss per share (Note 10)................     RMB0.229
                                                                   ========

   Effect on shareholders' equity of significant differences between IAS and US GAAP is as follows:

                                                                      At
                                                                 May 31, 2000
                                                               -----------------
                                                                    RMB'000
Shareholders' equity under IAS................................      204,682
US GAAP adjustments
  --reversal of revaluation surplus of property, plant and
   equipment..................................................      (30,994)
                                                                   --------
Shareholders' equity under US GAAP............................      173,688
                                                                   ========

   In preparing the summary of differences between IAS and US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the estimates of revenue and expenses. Accounting estimates have been employed in these financial statements to determine reported amounts, including realisability, useful lives of tangible and intangible assets, income taxes and other areas. Actual results could differ from those estimates.

   A summary of the principal differences and additional disclosures applicable to the Company is set out below:

Recognition of revenue

   The Company charges customers accessing its networks a one-time set-up fee which it recognizes in full as revenue when billed. For purposes of the reconciliation of the Company's financial statements to US GAAP the effect of deferring these revenues and recognizing the income over the estimated life of the customers is not material and no adjustment is made.

Revaluation of property, plant and equipment

   As described in Note 17(b), property, plant and equipment transferred to the Company by JTC as part of the Restructuring on March 24, 2000 was appraised as of September 30, 1999, as required by the relevant PRC regulations, by a firm of independent valuers registered in the PRC, Zhongfeng

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            NOTES TO THE COMBINED FINANCIAL STATEMENTS--(Continued)

Assets Appraisal Office. The property, plant and equipment was appraised as of May 31, 2000 by Sallmanns. This appraisal indicated the value of the Company's property, plant and equipment had not changed materially since September 30, 1999. Accordingly no adjustment was made to the valuation surplus at May 31, 2000. The revaluation surplus on the property, plant and equipment items transferred in excess of their prior carrying values has been reflected in the combined financial statements of the Company for the five months ended May 31, 2000 as the Restructuring took place on March 24, 2000. Depreciation charge on the revaluation surplus has been included in the combined financial statements of the Company.

   For the purpose of reconciling to the US GAAP financial data, the effect of the revaluation and the related depreciation charges are reversed. The company has made full allowance against a potential deferred tax asset of RMB4,649,000 attributable to the reversal of revaluation of property, plant and equipment of RMB31,403,000 due to the uncertainty of realizing this asset.

Recent US accounting pronouncements

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("FAS 133"), which establishes a new model for accounting for derivative and hedging activities and supersedes and amends a number of existing standards. FAS 133 as modified by FAS 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133" is effective for fiscal years beginning after June 15, 2000. Upon initial application, all derivatives are required to be recognised in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be reassessed and documented as required by the provisions of FAS 133. Management considered the Company's combined results and financial positions during the three years ended December 31, 1999 and the five months ended May 31, 2000 would not have been materially affected by the implementation of this standard as the Company has not entered into any derivative instruments.

34. IMMEDIATE HOLDING COMPANY AND ULTIMATE HOLDING COMPANY

   The directors of the Company consider Jitong Communications Company Limited and IRICO Group Company, established in the PRC, as being the Company's immediate and ultimate holding company respectively.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

Introduction to Unaudited Pro Forma Combined Financial Information

1. Jitong Network Communications Company Limited ("Jitong Network") was established in the People's Republic of China (the "PRC") on March 24, 2000, as a joint stock company with limited liability, specifically to acquire certain businesses and related assets and liabilities from Jitong Communications Company Limited ("JTC") in anticipation of a listing on the Growth Enterprise Market of the Stock Exchange of Hong Kong Limited (the "GEM") and the National Market of National Automated Systems Dealership and Quotation (the "NASDAQ").

2. Pursuant to a restructuring agreement between JTC and Jitong Network effective as of March 24, 2000 (the "Restructuring"), Jitong Network issued fully paid, at par value, 183,874,200 shares with a par value of RMB1 per share to JTC to acquire the operations and most assets and liabilities in relation to (i) the provision of Internet connection and data communication services (the "Data Communications"); and (ii) the provision of domestic and international direct dialing services using Internet protocol ("IP") technology (the "IP telephony service").

3. Concurrently, on the same day, a further 64,503,600 new shares of par value RMB1 each were issued to five other shareholders, including Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone, SDIC Electronics Company, Beijing Economic Development Investment Company, Tianjin Communication and Broadcasting Company and The Seventh Electronics Industry Research Institute of Ministry of Information Industry, at par for cash (the "share issuance for working capital").

4. The assets, liabilities and interests transferred by JTC to Jitong Network include (i) National Network's Operation Control Center, and (ii) forty-five separate business units (collectively the "Core Units"). JTC retains certain assets, liabilities and interests relating to its remaining business and operations, including subsidiaries and investments in joint ventures doing property rental, engineering and advertising businesses, which are not directly related to Jitong Network's operations (collectively the "Non-core Units").

5. Certain assets and liabilities of the Core Units are also retained by JTC (the "excluded net assets"). The major assets and liabilities currently held by the Core Units but retained by JTC include:-

  (i) office premises located at East Wing, 6th Floor, West Wing, Zhongding Mansion, A18 West Street of North Third Road, Haidian District, Beijing which is currently used as an office of JTC (the "Office");

  (ii) office premises located at 28th Floor Electric Science Mansion No. 27 Wanshou Road Beijing where the National Network's Operation Control Center of Jitong Network and JTC (the "Control Room") is located;

  (iii) the unutilized element of certain loans obtained by JTC for the purpose of establishing the Core Units (the "Non-specific loans"). Some of these loans have been used to support the businesses which are retained by JTC and not injected into Jitong Network, and they are not secured by any of the operating assets held by Jitong Network;

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            UNAUDITED PRO FORMA FINANCIAL INFORMATION--(Continued)


  (iv) the accrued interest payable on the balance of the Non-specific loans;
       and

  (v) accounts payable to a satellite transmission provider for the satellite transmission capacity rented by JTC during the three years ended December 31, 1999 but not utilized.

6. The property, plant and equipment, referred to in Note 5(i) and 5(ii) above, retained by JTC are currently occupied by Jitong Network for use in its operations. Accordingly, Jitong Network and JTC have entered into two operating lease agreements (the "post-restructuring operating lease agreements") as follows:-

  (i) a tenancy agreement under which Jitong Network leases from JTC commencing from March 24, 2000, the Office for a period of 3 years. Annual rental is at RMB 1,563,020 payable on a monthly basis;

  (ii) a tenancy agreement under which Jitong Network leases from JTC commencing from March 24, 2000 the Control Room for a period of 3 years. Annual rental is at RMB1,440,000 payable on a monthly basis;

  Jitong Network operates pursuant to certain sub-licences and agreements contained in the Restructuring Agreement with JTC and pursuant to the approval from the Ministry of Information Industry (the "MII"). These arrangements permit Jitong Network to continue the core operations acquired from JTC under JTC's communications licences and approvals from the MII. JTC currently holds, and Jitong Network operates under, seven major types of licences and approvals from the relevant authorities: (i) IP telephony service licence; (ii) International gateway approvals; (iii) VSAT licence;
  (iv) VSAT frequency band approvals; (v) Domestic and international frame relay licences; (vi) Internet services licence; and (vii) Microwave approvals and radio station licences. These approvals and licences will expire within one year to five years.

  Pursuant to the Restructuring Agreement, JTC has granted Jitong Network a perpetual, exclusive, royalty-free sub-licence to operate under the authority granted by the above licences and approvals (including any renewals, expansions, or replacements), with the exception of the international gateway approvals, the VSAT frequency band approvals and the microwave approvals and radio station licenses (collectively the "radio station licenses"), none of which can be sublicensed. However, the Ministry of Information Industry has approved the joint application from Jitong Network and JTC to amend all of JTC's radio station licenses so that Jitong Network will become the licensee. Jitong Network have also applied for separate radio station licenses to replace those held by JTC and to cover additional satellite and microwave stations. All of these new licenses, if and when approved, will be issued directly to Jitong Network. For the international gateway approvals, which cannot be transferred or sublicensed, JTC has agreed to lease international gateways on behalf of Jitong Network and at Jitong Network's instruction.

  JTC also owns certain intellectual properties, including the registered trademarks of Jitong, GBNet, the logo of "Jitong" as well as the registered rights to the domain names of www.jitong.com, www.gb.com.cn and www.chinagb.net. Pursuant to the Restructuring Agreement, JTC has granted Jitong Network the free and exclusive right to use these trademarks and domain name until such rights can be transferred.

7. After the Restructuring and upon the formation, Jitong Network operates as a stand-alone entity. The resulting changes are summarized in the notes to the unaudited pro forma financial information.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            UNAUDITED PRO FORMA FINANCIAL INFORMATION--(Continued)

8. The unaudited pro forma combined results are prepared based on the historical consolidated results of Jitong Network's predecessor, JTC (see the basis of presentation as described in section 2 to the combined financial statements) after giving effects to pro forma adjustments described in the accompanying notes thereto. The pro forma combined results for the year ended December 31, 1999 and five months ended May 31, 2000 presents adjustments as if the formation and the Restructuring had occurred at January 1, 1999 without taking into account the share issuance for working capital. The pro forma combined balance sheet as of December 31, 1999 presents adjustments as if the formation and the Restructuring had occurred on December 31, 1999 without taking into account the share issuance for working capital (see note 3 above).

   No unaudited pro forma combined balance sheet is prepared because the Company was incorporated on March 24, 2000. The combined balance sheet presented on F-4 only reflects the financial position of the Company.

9. The unaudited pro forma combined financial information does not purport to represent what the results of operations of Jitong Network would actually have been or would be if the events described above had in fact occurred on the dates assumed or to project the results of operation or financial position of Jitong Network for any future date or period. The unaudited pro forma combined financial information should be read in conjunction with the historical combined financial statements including the notes thereto, the management's discussion and analysis, and other financial information included elsewhere in this Prospectus.

Notes--Description of Pro Forma Adjustments

A description of the Pro Forma Adjustments is as follows:

(a) To adjust operating revenue as if the Restructuring had been effective on January 1, 1999 and the other operating revenue earned by the Non-core Units had not been included in the financial statements of the Company throughout the year ended December 31, 1999 and five months ended May 31, 2000.

(b) To give effect to the employee compensation costs estimated to be incurred by the Non-core Units of JTC. The costs are calculated based on the historical cost of employee compensation of employees of the head office of the Company. As specific identification was not practical, the costs have been attributed based on the ratio of number of employees staying in the Non-core Units versus the number of employees being transferred to the Company.

(c) To adjust depreciation and amortization charges as if the Restructuring had been effective on January 1, 1999 and the property plant and equipment together with the property use right retained by JTC and its subsidiaries had not been included in the financial statements of the Company throughout the year ended December 31, 1999 and five months ended May 31, 2000.

(d) To adjust operating expenses as if

  (1) the post-restructuring operating lease agreements on buildings with JTC had been in effect throughout the year ended December 31, 1999;
  (2) the Company had not incurred any expenses in relation to the Non-core Units throughout the year ended December 31, 1999 and five months ended May 31, 2000.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
          AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

            UNAUDITED PRO FORMA FINANCIAL INFORMATION--(Continued)


  The pro forma adjustments are to reflect

  (1) the rental expenses of the respective properties to Jitong Network by JTC for the year ended December 31, 1999 and five months ended May 31, 2000. The historical depreciation charges are included in the adjustment described in Note 5(h) above. The rental expenses are calculated in accordance with the new operating lease agreements entered into between Jitong Network and JTC effective from March 24, 2000.

  (2) Operating expenses incurred by the Non-core Units based on the historical financial data.

                                                                   Five months
                                                       Year ended     ended
                                                Lease December 31,   May 31,
                                                term      1999        2000
                                                ----- ------------ -----------
                                                        RMB'000      RMB'000
     Control Room..............................    3     1,440          360
     Office....................................    3     1,563          391
                                                         -----        -----
     Total adjustment to operating expenses....          3,003          751
     Less: Operating expenses incurred by the
      Non-core Units of JTC....................          2,377        1,542
                                                         -----        -----
     Net adjustment............................            626         (791)
                                                         =====        =====

(e) Reverse the interest expense related to the RMB68,917,000 borrowings assumed by JTC on March 31, 1999 as if the debt assumption took place on January 1, 1999. For the year ended December 31, 1999 and five months ended May 31, 2000, the reversals of interest expense were RMB8,739,000 and RMB4,023,000.

(f) Reverse the net other expenses arising from the operation of the Non-core Units of the Company.

(g) The Company has incurred tax losses and has not recognised deferred tax amounting to RMB47,604,000. The deferred tax benefit arising from these tax losses has been fully provided for in the combined financial statements. The net tax charge in respect of the pro forma adjustments to the combined results of Jitong Network has been offset by a reduction of the provision against the deferred tax asset.

(h) The pro forma basic net loss per share for the year ended December 31, 1999 has been computed by dividing pro forma net loss by 183,874,200 shares issued by the Company to JTC and outstanding upon the establishment of the Company on March 24, 2000 as if such shares had been outstanding for all relevant periods.

    On March 24, 2000, a further 64,503,600 shares were issued to five investors at par for cash (see Note 3 to the "Introduction to Unaudited Pro Forma Combined Financial Information"). Basic net loss per share for the five months period ended May 31, 2000 has been computed by dividing net loss by weighted average number of 212,731,074 (1999: 183,874,200) shares issued by the Company to JTC and five other shareholders.

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                                                    Pro-forma
                                      Statement                     Statement
                                      of income                     of income
                                       for the                       for the
                                      year ended                    year ended
                                       December    Pro Forma         December
                                       31, 1999   Adjustments Note   31, 1999
                                      ----------  ----------- ----  ----------
                                       RMB'000      RMB'000          RMB'000
Operating revenue
  Data communications................     89,133                        89,133
  IP telephony services..............    102,862                       102,862
  Other revenue......................      2,397    (2,397)    (a)         --
                                      ----------    ------          ----------
                                         194,392    (2,397)            191,995
Operating expenses
  Transmission costs.................   (107,697)      --             (107,697)
  Employee compensation costs........    (16,126)      395     (b)     (15,731)
  Depreciation and amortization......    (38,792)    2,367     (c)     (36,425)
  Agency fee and commission..........    (17,071)      --              (17,071)
  Cost of IP cards and dialers.......     (7,577)      --               (7,577)
  Other operating expenses...........    (54,234)     (626)    (d)     (54,860)
                                      ----------    ------          ----------
                                        (241,497)    2,136            (239,361)
                                      ----------    ------          ----------
Loss from operation..................    (47,105)     (261)            (47,366)
Finance expenses, net................    (12,697)    8,739     (e)      (3,958)
Other income/(expenses)..............       (618)    1,451     (f)         833
                                      ----------    ------          ----------
Operating loss.......................    (60,420)    9,929             (50,491)
Taxation ............................     (2,958)      --      (g)      (2,958)
                                      ----------    ------          ----------
Loss for the year....................    (63,378)    9,929             (53,449)
                                      ==========    ======          ==========
Basic and diluted loss per share.....   RMB0.345
                                      ==========
Pro forma basic and diluted loss per
 share...............................                          (h)    RMB0.291
                                                                    ==========

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED
           AND ITS PREDECESSOR, JITONG COMMUNICATIONS COMPANY LIMITED

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME

                                                                     Pro-forma
                                        Statement                    Statement
                                        of income                    of income
                                         for the                      for the
                                          year                         year
                                        ended May   Pro Forma        ended May
                                        31, 2000   Adjustments Note  31, 2000
                                        ---------  ----------- ----  ---------
                                         RMB'000     RMB'000          RMB'000
Operating revenue
  Data communications..................    46,424                       46,424
  IP telephony services................   129,055                      129,055
  Other revenue........................       932      (932)    (a)        --
                                        ---------     -----          ---------
                                          176,411      (932)           175,479
Operating expenses
  Transmission costs...................   (97,212)      --             (97,212)
  Employee compensation costs..........   (13,973)      299     (b)    (13,674)
  Depreciation and amortization........   (29,832)      583     (c)    (29,249)
  Agency fee and commission............   (21,183)      --             (21,183)
  Cost of IP cards and dialers.........    (1,771)      --              (1,771)
  Other operating expenses.............   (53,622)      791     (d)    (52,831)
                                        ---------     -----          ---------
                                         (217,593)    1,673           (215,920)
                                        ---------     -----          ---------
Loss from operation....................   (41,182)      741            (40,441)
Finance expenses, net..................    (8,058)    4,023     (e)     (4,035)
Other income/(expenses)................      (539)      274     (f)       (265)
                                        ---------     -----          ---------
Operating loss.........................   (49,779)    5,038            (44,741)
Taxation ..............................       668       --      (g)        668
                                        ---------     -----          ---------
Loss for the year......................   (49,111)    5,038            (44,073)
                                        =========     =====          =========
Basic and diluted loss per share.......  RMB0.231
                                        =========
Pro forma basic and diluted loss per
 share.................................                         (h)   RMB0.207
                                                                     =========

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
    16,198,750 American depositary shares representing 64,795,000 H shares


            [LOGO OF JITONG NETWORK COMMUNICATIONS COMPANY LIMITED]

                 JITONG NETWORK COMMUNICATIONS COMPANY LIMITED

                           ------------------------
                         PROSPECTUS November   , 2000
                           ------------------------



                   Dresdner Kleinwort Benson Lehman Brothers


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                PART II--INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The other expenses attributable to the global offering are as follows:

     SEC registration fee......................................... US$37,826.68
     NASD filing fee.............................................. US$   30,500
     Growth Enterprise Market listing fees........................ US$
     Blue Sky fees and expenses................................... US$
     Printing and engraving expenses.............................. US$
     Legal fees and expenses...................................... US$
     Accounting fees and expenses................................. US$
     Appraisal fees............................................... US$
     Miscellaneous................................................ US$
                                                                   ------------
       Total...................................................... US$
                                                                   ============

Item 14. Indemnification of Directors and Officers

   The articles of association of the registrant provide that a director, supervisor, general manager and any other senior officer of the registrant may be relieved of liability for specific breaches of his duty by the informed consent of shareholders in a general meeting. The articles of association also provide, however, that a controlling shareholder of the registrant shall not exercise its voting rights in a manner prejudicial to the interests of the shareholders generally or of some of the shareholders of the registrant (i) to relieve a director or supervisor of his duty to act honestly in the best interests of the registrant, (ii) to approve the expropriation by a director or supervisor, for his own benefit or for the benefit of another person, in any guise of the registrant's assets, including without limitation, opportunities which are advantageous to the registrant, or (iii) to approve the expropriation by a director or supervisor, for his own benefit or for the benefit of another person, of the individual rights of other shareholders, including without limitation, rights to distributions and voting rights.

   No contractual or other arrangements currently exist under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against liability which such person may incur in such person's capacity as such.

Item 15. Recent Sales of Unregistered Securities

   Except with respect to shares issued pursuant to the corporate reorganization described under "Our Corporate Structure" and options for 3,953,450 H shares granted under the pre-global offering share option plan described under "Management--Compensation of Directors, Supervisors and Executive Officers--Pre-Global Offering Share Option Plan", no securities of the registrant were issued or sold by the registrant within the past three years. All securities sold by the registrant during this period were sold outside the United States to foreign persons and were therefore not subject to
Section 5 of the Securities Act. There were no underwriters employed in connection with any of those transactions.

Item 16. Exhibits and Financial Statement Schedules

   (a) Exhibits

    1.1 Form of Underwriting Agreement.*

    2.1 Reorganization Agreement dated March 24, 2000 among the registrant,
        Jitong Communications Co., Ltd., Cai Zhu Industrial General Corporation of Zhuhai Special Economic Zone and certain other promoters.*

    2.2 Licensing Agreement dated March 24, 2000 between the registrant and
        Jitong Communications Co., Ltd.*

    2.3 Non-competition Agreement dated March 24, 2000 between the registrant and Jitong Communications Co., Ltd.*

    2.4 Trademark Transfer Agreement dated March 24, 2000 between the registrant and Jitong Communications Co., Ltd.*

    2.5 Trademark Licensing Agreement dated March 24, 2000 between the registrant and Jitong Communications Co., Ltd.*

    2.6 Operations Centre and Zhongding Building Lease Agreements dated March
        24, 2000 between the registrant and Jitong Communications Co., Ltd.*

    3.1 Articles of Association of the registrant.*

    4.1 Articles of Association of the registrant (filed as exhibit 3.1).*

    4.2 Form of H share certificate.*

    4.3 Form of Deposit Agreement.*

    5.1 Opinion of Jingtian & Gongcheng.*

   10.1 Form of Hong Kong Underwriting Agreement.*

   10.2 Employee Share Option Scheme of the registrant.*

   10.3 Pre-IPO Share Option Scheme of the registrant.*

   10.4 Full-time Transponder Service Agreement For Data Service Delivery (in
        English) dated June 26, 1995 between PanAmSat Corporation and Jitong
        Communications Co., Ltd. (assigned to the registrant as of March 24,
        2000).*

   10.5 Agreement of Relending for the Use of Israel Government Loans by Jitong
        Communications Co., Ltd. for the Construction of Golden Bridge First
        Phase Works dated July 27, 1998 between the Business Department of
        China Construction Bank and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

   10.6 AT&T Global Clearinghouse Service Agreement (in English) dated November
        6, 1998 between AT&T EasyLink Services Asia Pacific Ltd. and Jitong
        Communications Co., Ltd. (assigned to the registrant as of March 24,
        2000).*

   10.7 Agreement for the Lease of Xinnuo No.1 Satellite Transponder dated
        February 5, 1999 between Xinnuo Satellite Communications Co., Ltd. and
        Jitong Communications Co., Ltd. (assigned to the registrant as of March
        24, 2000).*

   10.8 First Amendment to Full-time Transponder Service Agreement For Data
        Service Delivery (in English) dated April 1, 1999 between PanAmSat
        International Systems, Inc. (successor in interest to PanAmSat
        Corporation) and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

   10.9 Agreement for the Lease of Railway Communication Fibers dated February
        25, 2000 between Zhongtie Communications Center and Jitong
        Communications Co., Ltd. (assigned to the registrant as of March 24,
        2000).*

   10.10 Contract for the Lease by Sections of Railway Communication Fibers
         (the Jing-Guang Line, Jing-Hu Line and Hu-Guang Line) dated February
         25, 2000 between Zhongtie Communications Center and Jitong
         Communications Co., Ltd. (assigned to the registrant as of March 24,
         2000).*

   10.11 Mandate of Lending (Relending) dated October 27, 1999 among SDIC
         Electronics Co., China International Trust and Investment Corporation and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

   10.12 Contract dated November 3, 1999 between Hengtong International Leasing
         Co., Ltd. and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

   21.1  Subsidiaries of the registrant.*

   23.1  Consent of Jingtian & Gongcheng (included in exhibit 5.1).

   23.2  Consent of auditors.*

   99.1  Form of Sponsor's Agreement.*

--------
* To be filed by amendment to this registration statement.

Item 17. Undertakings

   The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The registrant undertakes that, at such time, if any, as all applicable laws and regulations of the People's Republic of China and (unless the registrant's shares are no longer listed thereon) all applicable regulations of the Growth Enterprise Market of the Stock Exchange of Hong Kong Limited shall not prohibit, the registrant's board of directors shall propose an amendment to the registrant's articles of association to permit shareholders to adjudicate disputes arising between the registrant's shareholders, directors, supervisors or officers by means of judicial proceedings.

   The undersigned registrant hereby undertakes that:

     1. For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     2. For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Beijing, People's Republic of China, on November 3, 2000.

                                          Jitong Network Communications
                                           Company Limited

                                                      /s/ Qi Mingqiu
                                          By:__________________________________
                                            Qi Mingqiu
                                            Chairman of the Board

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Qi Mingqiu his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

            /s/ Qi Mingqiu             Chairman of the Board of    November 3, 2000
______________________________________  Directors
              Qi Mingqiu

            /s/ Chen Jihua             Chief Financial Officer     November 3, 2000
______________________________________
              Chen Jihua

           /s/ Wang Jianhui            Principal Accounting       September 20, 2000
______________________________________  Officer
             Wang Jianhui

           /s/ Xue Baoming             Director                    November 3, 2000
______________________________________
             Xue Baoming

              Signature                          Title                   Date
              ---------                          -----                   ----

           /s/ Liu Jinping             Director                    November 3, 2000
______________________________________
             Liu Jinping

                                       Director                    November 3, 2000
______________________________________
             Wang Xianlao

            /s/ Wu Weiren              Director                    November 3, 2000
______________________________________
              Wu Weiren

            /s/ Yu Weixing             Director                    November 3, 2000
______________________________________
              Yu Weixing

           /s/ Ning Xianfu             Director                    November 3, 2000
______________________________________
             Ning Xianfu

            /s/ Hu Qiheng              Independent Director        November 3, 2000
______________________________________
              Hu Qiheng

            /s/ Wang Tong              Independent Director        November 3, 2000
______________________________________
              Wang Tong

                           AUTHORIZED REPRESENTATIVE

   Pursuant to the requirements of the Securities Act, this registration statement has been signed below on November 3, 2000 by the undersigned as the duly authorized representative of Jitong Network Communications Company Limited in the United States.

                                          PUGLISI & ASSOCIATES

                                                   /s/ Donald J. Puglisi
                                          _____________________________________
                                          Donald J. Puglisi
                                          Managing Director

                                 EXHIBIT INDEX

                                                                           Page
 Exhibits                                                                  No.
 --------                                                                  ----
  1.1     Form of Underwriting Agreement.*

  2.1 Reorganization Agreement dated March 24, 2000 among the registrant, Jitong Communications Co., Ltd., Cai Zhu
          Industrial General Corporation of Zhuhai Special Economic Zone and certain other promoters.*

  2.2 Licensing Agreement dated March 24, 2000 between the registrant and Jitong Communications Co., Ltd.*

  2.3 Non-competition Agreement dated March 24, 2000 between the registrant and Jitong Communications Co., Ltd.*

  2.4 Trademark Transfer Agreement dated March 24, 2000 between the registrant and Jitong Communications Co., Ltd.*

  2.5 Trademark Licensing Agreement dated March 24, 2000 between the registrant and Jitong Communications Co., Ltd.*

  2.6 Operations Centre and Zhongding Building Lease Agreements dated March 24, 2000 between the registrant and Jitong
          Communications Co., Ltd.*

  3.1     Articles of Association of the registrant.*

  4.1     Articles of Association of the registrant (filed as exhibit
          3.1).*

  4.2     Form of H share certificate.*

  4.3     Form of Deposit Agreement.*

  5.1     Opinion of Jingtian & Gongcheng.*

 10.1     Form of Hong Kong Underwriting Agreement.*

 10.2     Employee Share Option Scheme of the registrant.*

 10.3     Pre-IPO Share Option Scheme of the registrant.*

 10.4     Full-time Transponder Service Agreement For Data Service
          Delivery (in English) dated  June 26, 1995 between PanAmSat
          Corporation and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

 10.5 Agreement of Relending for the Use of Israel Government Loans by Jitong Communications Co., Ltd. for the Construction of
          Golden Bridge First Phase Works dated July 27, 1998 between the Business Department of China Construction Bank and Jitong
          Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

 10.6     AT&T Global Clearinghouse Service Agreement (in English) dated
          November 6, 1998 between AT&T EasyLink Services Asia Pacific
          Ltd. and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

                                                                           Page
 Exhibits                                                                  No.
 --------                                                                  ----
 10.7     Agreement for the Lease of Xinnuo No.1 Satellite Transponder
          dated February 5, 1999 between Xinnuo Satellite Communications
          Co., Ltd. and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

 10.8     First Amendment to Full-time Transponder Service Agreement For
          Data Service Delivery (in English) dated April 1, 1999 between
          PanAmSat International Systems, Inc. (successor in interest to
          PanAmSat Corporation) and Jitong Communications Co., Ltd.
          (assigned to the registrant as of March 24, 2000).*

 10.9     Agreement for the Lease of Railway Communication Fibers dated
          February 25, 2000 between Zhongtie Communications Center and
          Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

 10.10    Contract for the Lease by Sections of Railway Communication
          Fibers (the Jing-Guang Line, Jing-Hu Line and Hu-Guang Line) dated February 25, 2000 between Zhongtie Communications Center and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

 10.11    Mandate of Lending (Relending) dated October 27, 1999 among
          SDIC Electronics Co., China International Trust and Investment
          Corporation and Jitong Communications Co., Ltd. (assigned to the registrant as of March 24, 2000).*

 10.12    Contract dated November 3, 1999 between Hengtong International
          Leasing Co., Ltd. and Jitong Communications Co., Ltd.
          (assigned to the registrant as of March 24, 2000).*

 21.1     Subsidiaries of the registrant.*

 23.1     Consent of Jingtian & Gongcheng (included in exhibit 5.1).

 23.3     Consent of auditors.*

 99.1     Form of Sponsor's Agreement.*

--------
* To be filed by amendment to this registration statement.